                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------


                           PLASTIC CONTAINERS, INC.,

                                  as Issuer,

                     CONTINENTAL PLASTIC CONTAINERS, INC.

                                      and

                    CONTINENTAL CARIBBEAN CONTAINERS, INC.,

                                as Guarantors,

                                      and

                   UNITED STATES TRUST COMPANY OF NEW YORK,

                                  as Trustee

                            _______________________

                                   INDENTURE

                         Dated as of December 17, 1996

                            _______________________

                                 $125,000,000

                  10% Senior Secured Notes due 2006, Series A

                                      and

                  10% Senior Secured Notes due 2006, Series B


--------------------------------------------------------------------------------

                       CROSS-REFERENCE TABLE

TIA Section                                   Indenture Section
-----------                                   -----------------

     310(a)(1).............................................7.10
        (a)(2).............................................7.10
        (a)(3).............................................7.12
        (a)(4).............................................N.A.
        (b)................................................7.8; 7.10; 13.2
        (c)................................................N.A.
     311(a)................................................7.11
        (b)................................................7.11
        (c)................................................N.A.
     312(a)................................................2.5
        (b)................................................13.3
        (c)................................................13.3
     313(a)................................................7.6
        (b)(1).............................................7.6
        (b)(2).............................................7.6
        (c)................................................7.6; 13.2
        (d)................................................7.6
     314(a)................................................4.8; 13.2
        (b)................................................11.2
        (c)(1).............................................13.4
        (c)(2).............................................13.4
        (c)(3).............................................N.A.
        (d)................................................11.4(c); 11.6
        (e)................................................13.5
        (f)................................................N.A.
     315(a)................................................7.1(b)
        (b)................................................7.5; 13.2
        (c)................................................7.1(a)
        (d)................................................7.1(c)
        (e)................................................6.11
     316(a) (last sentence)................................2.9
        (a)(1)(A)..........................................6.5
        (a)(1)(B)..........................................6.4
        (a)(2).............................................N.A.
        (b)................................................6.7
     317(a)(1).............................................6.8
        (a)(2).............................................6.9
        (b)................................................2.3; 2.4
     318(a)................................................13.1
____________________

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                         TABLE OF CONTENTS
                         -----------------
Section                                                             Page
-------                                                             ----
                             ARTICLE I

                          DEFINITIONS AND
                    INCORPORATION BY REFERENCE

1.1     Definitions...................................................1
1.2     Incorporation by Reference of Trust
          Indenture Act...............................................20
1.3     Rules of Construction.........................................20

                            ARTICLE II

                          THE SECURITIES

2.1     Form and Dating...............................................21
2.2     Execution and Authentication..................................25
2.3     Registrar and Paying Agent....................................26
2.4     Paying Agent To Hold Assets in Trust..........................26
2.5     Securityholder Lists..........................................27
2.6     Transfer and Exchange.........................................27
2.7     Replacement Securities........................................28
2.8     Outstanding Securities........................................28
2.9     Treasury Securities...........................................29
2.10    Temporary Securities..........................................29
2.11    Cancellation..................................................29
2.12    Defaulted Interest............................................30
2.13    CUSIP Number..................................................30
2.14    Deposit of Moneys.............................................30
2.15    Book-Entry Provisions for Global Security.....................30
2.16    Special Transfer Provisions...................................33

                            ARTICLE III

                            REDEMPTION

3.1     Notices to Trustee............................................39
3.2     Selection of Securities To Be
          Redeemed....................................................39
3.3     Notice of Redemption..........................................40
3.4     Effect of Notice of Redemption................................41
3.5     Deposit of Redemption Price...................................41
3.6     Securities Redeemed in Part...................................41

                            ARTICLE IV

                             COVENANTS

Section                                                             Page
-------                                                             ----

4.1     Payment of Securities.........................................42
4.2     Maintenance of Office or Agency...............................42
4.3     Corporate Existence...........................................43
4.4     Payment of Taxes and Other Claims.............................43
4.5     Maintenance of Properties; Insurance;
          Books and Records; Compliance with Law......................43
4.6     Guarantees....................................................44
4.7     Compliance Certificates.......................................44
4.8     Reports.......................................................45
4.9     Further Assurance to the Trustee..............................46
4.10    Limitation on Additional Company
          Indebtedness................................................46
4.11    Limitation on Additional Subsidiary
          Indebtedness................................................47
4.12    Limitation on Sale-Leaseback Transactions.....................48
4.13    Limitation on Liens...........................................49
4.14    Limitation on Restricted Payments.............................50
4.15    Disposition of Proceeds of Asset
          Sales.......................................................52
4.16    Limitation on Transactions with Affiliates....................56
4.17    Change of Control.............................................57
4.18    Limitation on Dividends and Other Payment
          Restrictions Affecting Subsidiaries.........................60
4.19    Limitation on Issuance of Preferred Stock by
          Subsidiaries................................................60
4.20    Impairment of Security Interest...............................61
4.21    Conflicting Agreements........................................61
4.22    Amendment to Security Documents...............................61
4.23    Special Covenants of Each Guarantor...........................61
4.24    Real Property.................................................62
4.25    Waiver of Stay, Extension or Usury Laws.......................62
4.26    Limitation on Investments, Loans and
          Advances....................................................62
4.27    Ownership of Stock of Wholly-Owned
          Subsidiaries................................................63

                             ARTICLE V

                       SUCCESSOR CORPORATION

5.1     When Company May Merge, Etc...................................63
5.2     Successor Entity Substituted..................................66

                            ARTICLE VI

                       DEFAULT AND REMEDIES

6.1     Events of Default.............................................66
6.2     Acceleration..................................................68

Section                                                             Page
-------                                                             ----

6.3     Other Remedies................................................69
6.4     Waiver of Past Default........................................69
6.5     Control by Majority...........................................70
6.6     Limitation on Suits...........................................70
6.7     Rights of Holders To Receive Payment..........................71
6.8     Collection Suit by Trustee....................................71
6.9     Trustee May File Proofs of Claim..............................71
6.10    Priorities....................................................72
6.11    Undertaking for Costs.........................................72

                            ARTICLE VII

                              TRUSTEE

7.1     Duties of Trustee.............................................73
7.2     Rights of Trustee.............................................76
7.3     Individual Rights of Trustee..................................77
7.4     Trustee's Disclaimer..........................................77
7.5     Notice of Defaults............................................78
7.6     Reports by Trustee to Holders.................................78
7.7     Compensation and Indemnity....................................78
7.8     Replacement of Trustee........................................79
7.9     Successor Trustee by Merger, Etc..............................81
7.10    Eligibility; Disqualification.................................81
7.11    Preferential Collection of Claims Against
          Company.....................................................81
7.12    Co-Trustee....................................................81

                           ARTICLE VIII

                DISCHARGE OF INDENTURE; DEFEASANCE

8.1     Termination of Company's Obligations..........................83
8.2     Legal Defeasance and Covenant Defeasance......................84
8.3     Application of Trust Money....................................89
8.4     Repayment to Company or Guarantors............................89
8.5     Reinstatement.................................................89

                            ARTICLE IX

                AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1     Without Consent of Holders....................................90
9.2     With Consent of Holders.......................................91
9.3     Compliance with Trust Indenture Act...........................92
9.4     Revocation and Effect of Consents.............................92
9.5     Notation on or Exchange of Securities.........................94
9.6     Trustee To Sign Amendments, Etc...............................94

Section                                                             Page
-------                                                             ----

                             ARTICLE X

                      GUARANTEE ARRANGEMENTS

10.1    Guarantee.....................................................94
10.2    Execution and Delivery of Guarantee...........................96
10.3    Additional Guarantors.........................................96

                            ARTICLE XI

                        SECURITY DOCUMENTS

11.1    Collateral and Security Documents.............................97
11.2    Recording, Etc................................................97
11.3    Disposition of Collateral Without Release.....................99
11.4    Release of Collateral.........................................102
11.5    Substitute Collateral.........................................108
11.6    Eminent Domain and Other Governmental
          Takings.....................................................109
11.7    Trust Indenture Act Requirements..............................111
11.8    Suits To Protect the Collateral...............................112
11.9    Purchaser Protected...........................................113
11.10   Powers Exercisable by Receiver or Trustee.....................113
11.11   Disposition of Obligations Received...........................113
11.12   Determinations Relating to Collateral.........................114
11.13   Renewal and Refunding.........................................114
11.14   Release upon Termination of the Company's
          and the Guarantor's Obligations.............................114
11.15   Trustee's Duties in Respect of Collateral.....................115

                            ARTICLE XII

                    APPLICATION OF TRUST MONEYS

12.1    "Trust Moneys" Defined........................................115
12.2    Retirement of Securities......................................116
12.3    Withdrawals of Insurance Proceeds and
          Condemnation Awards.........................................119
12.4    Withdrawal of Trust Moneys for Reinvestment...................123
12.5    Powers Exercisable Notwithstanding Event
          of Default..................................................127
12.6    Powers Exercisable by Trustee or Receiver.....................127
12.7    Disposition of Securities Retired.............................127
12.8    Investment of Trust Moneys....................................128

                           ARTICLE XIII

                           MISCELLANEOUS

Section                                                             Page
-------                                                             ----

13.1    Trust Indenture Act Controls..................................128
13.2    Notices.......................................................128
13.3    Communications by Holders with Other
          Holders.....................................................129
13.4    Certificate and Opinion of Counsel as to
          Conditions Precedent........................................130
13.5    Statements Required in Certificate and
          Opinion of Counsel..........................................130
13.6    Rules by Trustee, Paying Agent, Registrar.....................130
13.7    Legal Holidays................................................131
13.8    Governing Law.................................................131
13.9    No Recourse Against Others....................................131
13.10   Successors....................................................131
13.11   Duplicate Originals...........................................131
13.12   Separability..................................................131
13.13   Table of Contents, Headings, Etc..............................132

SIGNATURES............................................................132

EXHIBIT A   -  Form of Initial Security
EXHIBIT B   -  Form of Exchange Security
EXHIBIT C   -  Form of certification to be given by the holders of beneficial interest in a temporary Regulation S global security to Euroclear or Cedel
EXHIBIT D   -  Form of certification to be given by Euroclear operator or Cedel
EXHIBIT E   -  Form of certification to be given by transferee of beneficial interest in a temporary Regulation S global security
EXHIBIT F   -  Form of certification for transfer or exchange of restricted global security to temporary Regulation S global security
EXHIBIT G   -  Form of certification for transfer or exchange of restricted global security to permanent Regulation S global security
EXHIBIT H   -  Form of certification for transfer or exchange of temporary
               Regulation S global security or permanent Regulation S global security to restricted global security
EXHIBIT I   -  Form of certification for transfer or exchange of non-global restricted security to restricted global security
EXHIBIT J   -  Form of certification for transfer or exchange of non-global restricted security to permanent Regulation S global security or temporary Regulation S global security
EXHIBIT K-1 -  Form of certification for transfer or exchange of non-global permanent Regulation S security to restricted global security

EXHIBIT K-2 -  Form of certification for transfer or exchange of non-global permanent Regulation S security to permanent Regulation S global security
EXHIBIT L   -  Form of Transferee Letter of Representation
EXHIBIT M   -  Form of Legend for Book-Entry Securities
EXHIBIT N   -  Form of Mortgage
EXHIBIT O   -  Form of Pledge and Security Agreement
EXHIBIT P   -  Form of Stock Pledge Agreement
EXHIBIT Q   -  Form of Notice of Security Interest
EXHIBIT R   -  Mortgage Note Pledge Agreement
EXHIBIT S   -  Deed of Constitution of Mortgage
EXHIBIT T   -  Mortgage Note
EXHIBIT U   -  Personal Property Mortgage Note Pledge Agreement
EXHIBIT V   -  Personal Property Mortgage and Affidavit
EXHIBIT W   -  Personal Property Mortgage Note (included in Exhibit V)
EXHIBIT X   -  Previously Leased/Financed Equipment

Schedule A  -  List of Mortgaged Real Properties

          INDENTURE dated as of December 17, 1996, among PLASTIC CONTAINERS, INC., a Delaware corporation, as Issuer (the "Company"), CONTINENTAL PLASTIC CONTAINERS, INC. a Delaware corporation, as Guarantor ("CPC" or a "Guarantor"), CONTINENTAL CARIBBEAN CONTAINERS, INC., a Delaware corporation, as Guarantor ("Caribbean" or a "Guarantor"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee (the "Trustee").

          The Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of the 10% Senior Secured Notes due 2006, Series A, of the Company (the "Initial Securities") and the 10% Senior Secured Notes due 2006, Series B, of the Company (the "Exchange Securities" and, together with the Initial Securities, the "Securities") to be issued as provided for in this Indenture and the related Guarantees (as hereinafter defined) of CPC and Caribbean.

          The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities, without distinction as to Series:

                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE
                  ------------------------------------------

          SECTION 1.1  Definitions.
                       -----------

          "1996 Sale/Leaseback" means the Sale/Leaseback having substantially the same terms described in the Offering Memorandum under "The Refinancing--The Sale/Leaseback" between General Electric Capital Corporation and certain other financial institutions as lessors, CPC as lessee and the Company as guarantor, as the same may be amended or restated and any Sale/Leaseback Transaction used to refinance or replace the 1996 Sale/Leaseback in an amount not to exceed the purchase price at the time of the termination thereof.

          "Account" has the meaning assigned to that term in the Revolving Credit Facility as in effect on the Issue Date.

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with an Asset Acquisition by such Person, including, without limitation, Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or such acquisition.

          "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliate Transaction" has the meaning provided in Section 4.16.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Agent Members" has the meaning provided in Section 2.15.

          "Appraiser" means a Person who, in the course of its business, appraises property and, where Real Property is involved, who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable Real Property is situated, and who may be employed by the Company or a Guarantor.

          "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, by the Company or any of its Subsidiaries in any other Person, in either case, pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

          "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition to any Person other than the Company or a Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or asset of the Company or any Subsidiary of the Company, in each case, other than Inventory in the ordinary course of business and other than such isolated transactions which do not exceed $250,000 individually. For the purposes of this definition, the term "Asset Sale" shall not include sales of (i) receivables not a part of a sale of the business from which they arose or any disposition of properties and assets of the Company or any Subsidiary that is governed under and complies with
Section 5.1 hereof or (ii) the assets securing the Previously Leased/Financed Equipment so long as such assets do not constitute Collateral.

          "Asset Sale Offer" has the meaning provided in Section
4.15(a)(ii).

          "Asset Sale Payment Date" means, with respect to any Available Amount from an Asset Sale, the earliest of (x) the 270th day following receipt of such Available Amount if no written commitments to apply such Available Amount to a use other than an Asset Sale Offer have been made or (y) the 360th day following receipt of such Available Amount or (z) such earlier date on which an Asset Sale Offer shall expire.

          "Available Amount" has the meaning provided in Section 4.15(a)(ii).

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Company or a Guarantor, as appropriate, or any committee of such Board of Directors authorized to act for it hereunder.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, as appropriate, to have been duly adopted by the Board of Directors of the Company, or a Guarantor, as appropriate, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, whether outstanding on the date on which the Securities are originally issued or issued after such date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

          "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash Equivalents" means, at any time (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Service, Inc.; and (iv) repurchase obligations for a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above.

          "CEDEL" means Cedel Bank, Societe Anonyme (or any successor securities clearing agency).

          "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than an Affiliate of the Company, (ii) the merger or consolidation of the Company with or into another corporation with the effect that the then existing shareholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of Directors of the Company, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by the Board of Directors of the Company as constituted at the beginning of such period or
(iv) a Person or Group of Persons (other than Continental Can or any of its Affiliates) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company or Continental Can representing 50% or more of the combined voting power of the then outstanding securities of the Company or Continental Can ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors.

          "Change of Control Date" has the meaning provided in Section 4.17.

          "Change of Control Offer" has the meaning provided in Section 4.17.

          "Change of Control Payment Date" has the meaning provided in Section 4.17.

          "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to the Security Documents.

          "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding on the date on which the Securities are originally issued or issued after such date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of: (i) all income taxes of such Person paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) all interest expense of such Person paid or accrued in accordance with GAAP (net of any interest income) for such period (including amortization of original issue discount and the interest portion of deferred payment obligations); (iii) depreciation; (iv) amortization, including, without limitation, amortization of capitalized debt issuance costs; and (v) any other non-cash charges to the extent deducted from Consolidated Net Income (including the non-cash portion of any rental expense and non-cash expenses recognized in accordance with Financial Accounting Standards Bulletin Number 106) except for non-cash charges which require an accrual of or a reserve for any future period, and decreased by the amount of any non-cash items increasing Consolidated Net Income for such period.

          "Consolidated Financial Statements" means the consolidated financial statements of the Company as contained in the Offering Memorandum.

          "Consolidated Interest Coverage Ratio" means, with respect to any Person, the ratio of (i) Consolidated Cash Flow of such Person for the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to (ii) all cash and non-cash interest expense (including capitalized interest) of such Person and its Subsidiaries determined in accordance with GAAP (net of any interest income to the extent received in cash by such Person and its Subsidiaries and exclusive of deferred financing fees of such Person and its Subsidiaries) and the product of (x) the amount of all dividends declared, paid, or accrued on Capital Stock (other than Common Stock) of such Person during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between 1 and 0) of such Person during such period (as reflected in the audited consolidated financial statements of such person for the most recently completed fiscal year). For purposes of this definition, if the Transaction Date occurs prior to the date on which the Company's consolidated financial statements for the four full fiscal quarters subsequent to the date on which the Securities are originally issued are first available, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Securities outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any of its Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period; provided that if such Person or any of its Subsidiaries directly or indirectly
--------
guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Acquisitions, as if such Asset Sale or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "Consolidated Interest Coverage Ratio," (1) subject to clause (3) below, interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate per annum equal
                                                                --- -----
to the rate of interest on such Indebtedness in effect on the Transaction Date;
(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate based upon a factor of a prime or similar rate shall be deemed to have been in effect; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the
                             --- -----
operation of such agreements.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (which, in the case of the Company, shall include any cash interest payment received by the Company in respect of the Continental Can Note); provided, however, that (i)
                                                     --------  -------
the Net Income of any Person (the "Other Person") in which the Person in question or any of its Subsidiaries has a joint interest with a third party (which interest does not cause the income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid, in cash, to the Person in question or the Subsidiary, (ii) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (iii) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of the acquisition of such Person shall be excluded, and (iv) any net gain or loss resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person at any date of determination, the consolidated equity of the common stockholders of such Person and its Subsidiaries at such date, as determined on a consolidated basis in accordance with GAAP.

          "Continental Can" means Continental Can Company, Inc., a Delaware corporation.

          "Continental Can Note" means the note having substantially the terms set forth in the Offering Memorandum under the section "The Refinancing--The Continental Can Loan", evidencing Indebtedness of Continental Can to the Company.

          "Custodian" has the meaning provided in Section 6.1(b).

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depository" means The Depository Trust Company, its nominees and successors.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date of the Securities.

          "Equipment" shall have the meaning assigned to such term in the Pledge and Security Agreement.

          "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

          "Event of Default" has the meaning provided in Section 6.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Securities to exchange all the Initial Securities held by such Holder for the Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

          "Exchange Securities" has the meaning provided in the preamble to this Indenture.

          "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arms' length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee except (i) any determination of Fair Market Value made with respect to any parcel of Real Property shall be made by an Appraiser and (ii) any determination of Fair Market Value of any asset or assets which would reasonably be expected to have a Fair Market Value of $5 million or more made with respect to Section 4.16, shall be made by an Independent Financial Advisor or Independent Appraiser.

          "Financial Advisor" means an investment banking firm of national reputation which (except as otherwise expressly provided in this Indenture) may be employed by the Company.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of this Indenture.

          "Global Security" means, as the context may require, any or all of the Temporary Regulation S Global Security, the Permanent Regulation S Global Security and the Restricted Global Security.

          "Guarantee" means the guarantee of each Guarantor set forth in
Article X.

          "Guarantor" means each of CPC and Caribbean and their respective successors.

          "Holder" or "Securityholder" means each Person in whose name a Security is registered on the Registrar's books.

          "incur" means, with respect to any Indebtedness, to directly or indirectly, create, incur, assume, issue, guarantee or otherwise become liable for or with respect to such Indebtedness, and the terms "incurred," "incurrence" and "incurring" have meanings correlative to the foregoing.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

          "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

          "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company, or in any Guarantor or in any Affiliate of the Company or any Guarantor, and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or Person performing similar functions to any of the foregoing for the Company or any Guarantor. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, Inc. and Societe Generale Securities Corporation.

          "Initial Securities" has the meaning provided in the preamble to this Indenture.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as the term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(viii) and (ix) or which would have accrued but for any such event.

          "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

          "Interest Rate," when used with respect to any Security, means the rate per annum specified in such Security as the rate of interest accruing on
     --- -----
the principal amount of such Security.

          "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Inventory" has the meaning assigned to that term in the Revolving Credit Facility as in effect on the date of issuance of the Securities.

          "Investments" has the meaning provided in Section 4.26.

          "Issue Date" means the date the Securities are initially issued.

          "Legal Holiday" means any day other than a Business Day.

          "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Person.

          "Liquidated Damages" means all liquidated damages owing pursuant to the Registration Rights Agreement.

          "Maturity Date," when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

          "Merrywood Agreement" means the Stock Purchase Agreement dated as of October 22, 1996 by and among the Company, Continental Can, Merrywood, Inc. and Plaza Limited.

          "Mortgage" means (i) in the case of CPC, a mortgage instrument (or deed of trust) and assignment of leases and rents, substantially in the form of Exhibit N hereto (including such changes to such form as may be necessary or desirable to conform such form to local laws or customs applicable to property in the jurisdiction where such instrument is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, hereof and of any other Security Document and (ii) in the case of Caribbean, (x) a Mortgage Note Pledge Agreement substantially in the form of Exhibit U hereto, (y) a Deed of Constitution of Mortgage substantially in the form of Exhibit S hereto and (z) a Mortgage Note substantially in the form of Exhibit T hereto, in each case including such changes to such forms as may be necessary or desirable to conform such form to local laws or customs applicable to property in the jurisdiction where such instrument is to be recorded, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Mortgaged Property" means any Real Property that is subject to a Mortgage.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the Company or any of its Subsidiaries) net of (i) brokerage commissions and other reasonable fees and expenses (including reasonable fees and expenses of counsel and investment bankers) related to such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the current assets subject to such Asset Sale (including retirements of Indebtedness under the Revolving Credit Facility) to the extent required pursuant to the terms of such Indebtedness; and (iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

          "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares, and less all expenses incurred
         ---
by the Company in connection therewith).

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Notice of Security Interest" means a Notice of Security Interest relating to intellectual property, substantially in the form of Exhibit Q hereto, as such may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

          "Offering Memorandum" means the offering memorandum of the Company, dated December 11, 1996 pursuant to which the Company offered the Securities.

          "Officer" means the Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company or a Guarantor, as the case may be.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company or a Guarantor, as the case may be.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee, which may include counsel to the Company or a Guarantor.

          "Paying Agent" has the meaning provided in Section 2.3.

          "Permanent Regulation S Global Security" has the meaning set forth in
Section 2.1.

          "Permitted Investments" means (i) obligations of the U.S. government due within one year; (ii) certificates of deposit or Eurodollar deposits due within one year with a commercial bank having capital funds of at least $500,000,000 or more; and (iii) A-1, P-1 commercial paper.

          "Permitted Liens" means, with respect to any Person, any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is adequately bonded, any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) taxes not yet delinquent or which are being contested in good faith; (c) security for payment of workers' compensation or other insurance; (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases; (e) deposits to secure public or statutory obligations, or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business; (f) Liens imposed by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (g) security for surety or appeal bonds; and (h) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries.

          "Permitted Related Acquisition" has the meaning provided in Section 4.15(a)(ii).

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Security" has the meaning provided in Section 2.1.

          "Pledge and Security Agreement" means (i) in the case of the Company, CPC and Caribbean, a Pledge and Security Agreement, substantially in the form attached hereto as Exhibit O, as such may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof and
(ii) in the case of Caribbean, a Personal Property Mortgage Note Pledge Agreement, substantially in the form attached hereto as Exhibit U, a Personal Property Mortgage and Affidavit, substantially in the form attached hereto as
Exhibit V, and a Personal Property Mortgage Note, substantially in the form attached hereto as Exhibit W, in each case as such may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

          "Previously Leased/Financed Equipment" means the equipment and machinery listed on Exhibit X hereto representing certain equipment and machinery currently the subject of certain operating and capital leases and any additions or accessories thereto.

          "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

          "Prior Liens" has the meaning set forth in the Security Documents.

          "Prohibited Investments" has the meaning provided in Section 4.26.

          "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

          "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

          "Redemption Date" means, with respect to any Security, the Maturity Date of such Security or the date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

          "Registrar" has the meaning provided in Section 2.3.

          "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date between the Company, the Guarantors and the Initial Purchasers.

          "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Release Notice" has the meaning provided in Section 11.4.

          "Restricted Global Security" has the meaning set forth in Section 2.1.

          "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Securities (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) and (iv) the making of any Prohibited Investment or guarantee of any Prohibited Investment in any Person.

          "Restricted Period" has the meaning set forth in Section 2.1.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request
                          --------
and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Revolving Credit Facility" means the credit agreement entered into between the Company and The CIT Group/Business Credit, Inc. as lender, providing for working capital and other financing, as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof by the Company or CPC by the same or any other lender or group of lenders.

          "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

          "SEC" means the Securities and Exchange Commission.

          "Security Documents" means, collectively, (i) the Stock Pledge Agreement, (ii) the Pledge and Security Agreements, (iii) the Mortgages and (iv) the Notice of Security Interest.

          "Security Interests" means the Lien on the Collateral created by the Security Documents in favor of the Trustee for the benefit of the Holders of Securities.

          "Securities" means the Initial Securities and the Exchange Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Stock Pledge Agreement" means the Stock Pledge Agreement substantially in the form attached hereto as Exhibit P, as such may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

          "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person.

          "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Survey" means a survey of any parcel of real property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such property of located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery),
(iii) certified by the surveyor (in a manner reasonably acceptable to the title company providing title insurance) and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

               "Temporary Regulation S Global Security" has the meaning set forth in Section 2.1.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Transaction Documents" means, collectively, (i) the Securities, (ii) this Indenture, (iii) the Guarantees and (iv) the Security Documents.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor, and shall in addition include any Person designated or constituted as a co-trustee or separate trustee pursuant to
Section 7.12 for the limited purposes of such designation or constitution.

          "Trust Moneys" has the meaning provided in Section 12.1.

          "Trust Officer" means an officer or assistant officer of the Trustee assigned to the Corporate Trustee Administration Division, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

          "U.S. Government Obligations" has the meaning provided in Section 8.1(b).

          "Wholly-Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly-Owned Subsidiary of the Company.

          "Working Capital Proceeds" has the meaning provided in Section 4.15(a)(i).

                    SECTION 1.2  Incorporation by Reference
                                 of Trust Indenture Act.
                                 --------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               (a) "Commission" means the SEC;

               (b) "indenture securities" means the Securities;

               (c) "indenture security holder" means a Securityholder;

               (d) "indenture to be qualified" means this Indenture;

               (e) "indenture trustee" or "institutional trustee" means the Trustee; and

               (f) "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

               SECTION 1.3  Rules of Construction.
                            ---------------------

               Unless the context otherwise requires:

               (a) a term has the meaning assigned to it;

               (b) "or" is exclusive;

               (c) words in the singular include the plural, and words in the plural include the singular;

          (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

          (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company .

                                    ARTICLE

                                 THE SECURITIES
                                 --------------

               SECTION 2.1   Form and Dating.
                             ---------------

          The Securities and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A or
                                                                ---------
Exhibit B annexed hereto, as the case may be, which are hereby incorporated in
---------
and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule, usage or agreement to which the Company is subject. The Company and the Trustee shall approve the form of the Securities and any notating legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

          Securities offered and sold in reliance on Rule 144A or to Institutional Accredited Investors shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A (collectively, and together with their Successor Securities, the "Restricted Global Security"), with such applicable legends as are provided for in Exhibit A or Exhibit M, registered in the name of the
                    ---------    ---------
Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and the Guarantors and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Securities offered and sold in their initial distribution in reliance on Regulation S may be initially issued in the form of temporary Global Securities in fully registered form without interest coupons, substantially in the form set forth in Exhibit A, with such applicable legends as are provided for in Exhibit A or Exhibit M. Such temporary Global Securities shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and the Subsidiary Guarantors and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Securities shall be credited
         --------
to or through accounts maintained at the Depository by or on behalf of Euroclear or CEDEL. Until such time as the Restricted Period (as defined below) shall have expired, such temporary Global Securities, together with their Successor Securities which are Global Securities other than the Restricted Global Security, shall be referred to herein as a "Temporary Regulation S Global Security." After such time as the Restricted Period shall have expired and the certifications referred to below in the next succeeding paragraph shall have been provided, interests in such Temporary Regulation S Global Securities shall be exchanged for interests in like Global Securities, referred to herein collectively as the "Permanent Regulation S Global Security," substantially in the form of Security set forth in Exhibit A, with such applicable legends as are provided for in Exhibit A or Exhibit M. Such Permanent Regulation S Global Securities shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and the Subsidiary Guarantors and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. As used herein, the term "Restricted Period" means the period of 40 days commencing on the day after the later of (a) the day on which the Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the Issue Date.

          Interests in a Temporary Regulation S Global Security may be exchanged for interests in a Permanent Regulation S Global Security only after (a) the expiration of the Restricted Period,

(b) delivery by a beneficial owner of an interest therein to Euroclear or CEDEL of a written certification (an "Owner Securities Certification") substantially in the form of Exhibit C hereto, and (c) upon delivery by Euroclear or CEDEL to the Trustee of a written certification (a "Depository Securities Certification") substantially in the form attached hereto as Exhibit D. Upon satisfaction of such conditions, the Trustee will exchange the portion of the Temporary Regulation S Global Security covered by such certification for interests in a Permanent Regulation S Global Security. The delivery by such Holder of a beneficial interest in such Temporary Regulation S Global Security of such certification shall constitute an irrevocable instruction by such holder to Euroclear or CEDEL, as the case may be, to exchange such Holder's beneficial interest in the Temporary Regulation S Global Security for a beneficial interest in the Permanent Regulation S Global Security upon the expiration of the Restricted Period in accordance with the next succeeding paragraph.

          Upon:

          (i)  the expiration of the Restricted Period;

          (ii) receipt by Euroclear or CEDEL, as the case may be, of Owner Securities Certifications described in the preceding paragraph;

          (iii)  receipt by the Depository of:

          (1) written instructions given in accordance with the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable and as in effect from time to time (the "Applicable Procedures"), from an Agent Member directing the Depository to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Permanent Regulation S Global Security in a principal amount equal to that of the beneficial interest in a corresponding Temporary Regulation S Global Security for which the necessary certifications have been delivered; and

          (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member, and the Euroclear or CEDEL account for which such Agent Member's account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest; and

          (iv) receipt by the Trustee of notification from the Depository of the transactions described in (iii) above and from Euroclear or CEDEL, as the case may be, of Depository Securities Certifications, the Trustee, as Registrar, shall instruct the Depository to reduce the principal amount of such Temporary Regulation S Global Security and to increase the principal amount of such Permanent Regulation S Global Security, by the principal amount of the beneficial interest in such Temporary Regulation S Global Security to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Permanent Regulation S Global Security having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Security was reduced upon such transfer.

          Securities offered and sold in reliance on Regulation S, and Securities offered and sold in reliance on Rule 144A or to Institutional Accredited Investors may be originally issued at the request of the Holders thereof in the form of permanent certificated Securities in registered form, in substantially the form set forth in Exhibit A (the "Physical Securities") with appropriate legends. Beneficial owners of Physical Securities may request registration of such Physical Securities in their names or the names of their nominees.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          If the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that shall represent and shall be in minimum denominations of $1,000.

          Exchange Notes may be issued only in exchange for a like principal amount of Initial Notes pursuant to an Exchange Offer.

          The principal of and interest on Book-Entry Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The principal of and interest on Securities in certificated form shall be payable at the office of the Paying Agent.

               SECTION 2.2  Execution and Authentication.
                            ----------------------------

          Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Securities for original issue in an aggregate principal amount not to exceed $125,000,000, and (ii) Exchange Securities from time to time for issue only in exchange for a like principal amount of Original Securities, in each case upon receipt of an Officers' Certificate signed by two Officers directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein and in the Security Documents have been complied with.

          The Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated and the aggregate principal amount of Securities outstanding on the date of authentication, whether the Securities are to be Original Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000, except as provided in Section 2.7.

          The Trustee shall not be required to authenticate Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture in a manner which is not reasonably acceptable to the Trustee.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

               SECTION 2.3  Registrar and Paying Agent.
                            --------------------------

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, City of New York, State of New York) where Securities may be presented or surrendered for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.7.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days' notice to the Company.

               SECTION 2.4  Paying Agent To Hold Assets in Trust.
                            ------------------------------------

          Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all assets held by the Paying Agent for the payment of principal of or interest on the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to distribute all assets held by it to the Trustee and account for any assets distributed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i), (ii) or
(iii), upon written request to the Paying Agent, require such Paying Agent to distribute forthwith all assets so held by it to the Trustee and to account for any assets distributed. Upon making such distribution, the Paying Agent shall have no further liability for such assets delivered to the Trustee.

               SECTION 2.5  Securityholder Lists.
                            --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

               SECTION 2.6  Transfer and Exchange.
                            ---------------------

          Subject to the provisions of Sections 2.15 and 2.16, when Physical Securities are presented to the Registrar or a co-registrar with a request from the Holder of such Securities to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Security presented or surrendered for registration of
--------
transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.10, 3.6, 4.15, 4.17 or 9.5 (in which events the Company will be responsible for the payment of such taxes). The Trustee shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

               SECTION 2.7  Replacement Securities.
                            ----------------------

          If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security and the Trustee may charge the Company for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company.

               SECTION 2.8  Outstanding Securities.
                            ----------------------

          The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections
8.1 and 8.2, on or after the date on which the conditions set forth in Section
8.1 or 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

          If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

               SECTION 2.9  Treasury Securities.
                            -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that the Trustee actually knows are so owned shall be so disregarded.

               SECTION 2.10  Temporary Securities.
                             --------------------

          Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

               SECTION 2.11  Cancellation.
                             ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of cancelled Securities unless the Company directs the Trustee to return such Securities to the Company, and, if so disposed, shall deliver a certificate of disposition thereof to the Company. The

Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

               SECTION 2.12  Defaulted Interest.
                             ------------------

          If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder of such series a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

               SECTION 2.13  CUSIP Number.
                             ------------

          The Company in issuing the Securities may use a "CUSIP" number or numbers, and if so, such CUSIP number or numbers shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any
                                                    --------  -------
such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number or numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number or numbers.

               SECTION 2.14  Deposit of Moneys.
                             -----------------

          On each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

               SECTION 2.15  Book-Entry Provisions
                             for Global Security.
                             ---------------------

          (a) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the

Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security. With respect to any Global Security deposited with the Trustee as custodian for the Depository for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or CEDEL, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear", and the "Management Regulations" and "Instructions to Participants" of CEDEL, respectively, shall be applicable to such Global Security.

          (b) Transfers of a Global Security shall be limited to transfers in whole or in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

          (c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article II. If any Global Security is to be exchanged for other Securities or cancelled in part, or if a Physical Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, such Global Security shall be so surrendered for exchange or cancellation as provided in this Article II or, if the Trustee is acting as custodian for the Depository or its nominee (or is party to a similar arrangement) with respect to such Global Security, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Agent Member's account as necessary to reflect any transfer or exchange of a beneficial interest). Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article II, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph or in paragraph (b) above, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article II if such order, direction or request is given or made in accordance with the Applicable Procedures.

          (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (d) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A.

          (f) If an Initial Security is a Restricted Security and a Physical Security, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Security for a Book-Entry Security by instructing the Trustee (by completing the Transferee Certificate in the form of Exhibit I or J hereto) to arrange for such an Initial Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository.

          (g) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Securities.

               SECTION 2.16   Special Transfer Provisions.
                              ---------------------------

          (a) Transfers of Physical Securities to Non-QIB Institutional
              ---------------------------------------------------------
              Accredited Investors and Non-U.S. Persons.  The following
              -----------------------------------------
provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

        (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the private placement legend substantially in the form of Exhibit A hereto ("Private Placement Legend"), if (x) the requested transfer is after December 17, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit L hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

       (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

          (b) Transfers of Physical Securities to QIBs.  The following
              ----------------------------------------
provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

        (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

        (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

        (c) Certain Transfers and Exchanges.
            -------------------------------

        (i) Temporary Regulation S Global Security.  If the holder of a
            --------------------------------------
    beneficial interest in a Temporary Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Temporary Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (i). Upon delivery (a) by a beneficial owner of an interest in a Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of an Owner Securities

    Certification, (b) by the transferee of such beneficial interest in the Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of a written certification (a "Transferee Securities Certification") substantially in the form of Exhibit E hereto and (c) by Euroclear or CEDEL, as the case may be, to the Trustee, as Security Registrar, of a Depository Securities Certification, the Trustee may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Temporary Regulation S Global Security from the beneficial owner providing the Owner Securities Certification to the Person providing the Transferee Securities Certification.

        (ii) Restricted Global Security to Temporary Regulation S Global
             -----------------------------------------------------------
    Security or Permanent Regulation S Global Security.  If the holder of a
    --------------------------------------------------
    beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this clause (ii) and clause (vii) below. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth (i) in Exhibit F for holders taking delivery in the form of a beneficial interest in the Temporary Regulation S Global Security or
    (ii) in Exhibit G for holders taking delivery in the form of a beneficial interest in the Permanent Regulation S Global Security signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Registrar, shall, subject to clause (vii) below, reduce the principal amount of the Restricted Global Security, and increase the principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, by such specified principal amount.

        (iii)   Temporary Regulation S Global Security or Permanent Regulation S
                ----------------------------------------------------------------
    Global Security to Restricted Global Security. If the holder of a beneficial
    ---------------------------------------------
    interest in the Temporary Regulation S Global Security or Permanent Regulation S Global Security at any time, wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause
    (iii) and clause (vii) below; provided that with respect to any transfer of
                                  --------
    a beneficial interest in a Temporary Regulation S Global Security, the transferor and Euroclear or CEDEL, as the case may be, must have previously delivered an Owner Securities Certification and a Depository Securities Certification respectively, with respect to such beneficial interest. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit H signed by or on behalf of the holder of such beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, the Trustee, as Registrar, shall, subject to clause (vii) below, reduce the principal amount of such Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, and increase the principal amount of the Restricted Global Security by such specified principal amount.

        (iv) Non-Global Restricted Security to Global Security.  If the holder
             -------------------------------------------------
    of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (iv) and clause
    (vii) below. Upon receipt by the Trustee, as Registrar, of (A) such Security and written instructions given by or on behalf of such Holder as provided in Section 2.15 directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in a specified principal amount equal to the principal amount of the Restricted Security (or portion thereof) to be so transferred, and (B) an appropriately completed certificate substantially in the form set forth in Exhibit I hereto, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or Exhibit J hereto, if the specified account is to be credited with a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to clause (vii) below, cancel such Restricted Security (and issue a new Security in respect of any untransferred portion thereof as provided in Section 2.15 and increase the principal amount of the Restricted Global Security, Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, by the specified principal amount.

        (v) Non-Global Permanent Regulation S Security to Restricted Global
            ---------------------------------------------------------------
    Security or Permanent Regulation S Global.  If the Holder of a Permanent
    -----------------------------------------
    Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, such transfer may be effected only in accordance with this clause
    (v) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Security and instructions given by or on behalf of such Holder as provided in Section 2.15 directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, in a principal amount equal to the principal amount of the Security (or portion thereof) to be so transferred,
    (B) (i) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Restricted Global Security, a certificate in substantially the form set forth in Exhibit K-1, signed by or on behalf of such Holder, and (ii) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Permanent Regulation S Global Security, a certificate in substantially the form set forth in Exhibit K-2, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to clause (vii) below, cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 2.15 and increase the principal amount of the Restricted Global Security, or the Permanent Regulation S Global Security, as the case may be, by the specified principal amount.

        (vi) Other Exchange.  Securities that are not Global Securities may be
             --------------
    exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (v) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A, Regulation S, or another exemption from the Securities Act) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

        (vii) Interests in Temporary Regulation S Global Security to Be Held
              --------------------------------------------------------------
    Through Euroclear or CEDEL.  Until the later of the expiration of the
    --------------------------
    Restricted Period and the provision of the Owner Securities Certification and the Depository Securities Certification, beneficial interests in any Temporary Regulation S Global Security may be held only in or through accounts maintained at the Depository by Euroclear or CEDEL (or by Agent Members acting for the account thereof).

          (d) Private Placement Legend.  Upon the transfer, exchange or
              ------------------------
replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e) General.  By its acceptance of any Security bearing the Private
              -------
Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

        The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE III

                                  REDEMPTION
                                  ----------

        SECTION 3.1 Notices to Trustee.
                    ------------------

        If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify each Guarantor, the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed.

        The Company shall give each notice provided for in this Section 3.1 at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

        SECTION 3.2  Selection of Securities
                     To Be Redeemed.
                     -----------------------

        If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of

Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

        SECTION 3.3  Notice of Redemption.
                     --------------------

        At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed and the Trustee and any Paying Agent.

        The notice shall identify the Securities to be redeemed and shall state:

        (a) the Redemption Date;

        (b) the redemption price and the amount of accrued interest, if any, to be paid;

        (c) the name and address of the Paying Agent;

        (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

        (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities of such series is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

        (f) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

        (g) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption; and

        (h) the CUSIP number or numbers, if any, pursuant to Section 2.13.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

        SECTION 3.4  Effect of Notice of Redemption.
                     ------------------------------

        Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

        SECTION 3.5  Deposit of Redemption Price.
                     ---------------------------

        At least one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date.

        If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company or any Guarantor to deposit sufficient funds with the Paying Agent, interest will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities.

        SECTION 3.6  Securities Redeemed in Part.
                     ---------------------------

        Upon surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security (accompanied by a notation of Guarantee duly endorsed by the Guarantors) equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV

                                   COVENANTS
                                   ---------

        SECTION 4.1 Payment of Securities.
                    ---------------------

        The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

        An installment of principal or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date immediately available funds designated for and sufficient to pay such installment.

        The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at a rate equal to 11% per
                                                                             ---
annum.
-----

        SECTION 4.2  Maintenance of Office or Agency.
                     -------------------------------

        The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency, where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

        The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner
--------  -------
relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby initially designates the corporate trust office of the Trustee set forth in Section 13.2 as an agency of the Company in accordance with Section 2.3.

        SECTION 4.3  Corporate Existence.
                     -------------------

        Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that
                                                        --------  -------
subject to Article XI and the terms of any Security Document, the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and the loss thereof is not adverse in any material respect to the Holders.

        SECTION 4.4  Payment of Taxes and Other Claims.
                     ---------------------------------

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided,
                                                                --------
however, that, subject to the terms of the applicable Security Documents, the
-------
Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made.

        SECTION 4.5  Maintenance of Properties; Insurance;
                     Books and Records; Compliance with Law.
                     --------------------------------------

       (a) Subject to, and in compliance with, the provisions of Sections 11.3 and 11.4 and to the provisions of the applicable Security Documents, the Company shall, and shall cause each of its Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

          The Company and each of its Subsidiaries shall maintain insurance subject to the provisions of the applicable Security Documents in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

          The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

          The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

        SECTION 4.6  Guarantees.
                     ----------

        The Company shall at all times ensure that each Guarantee shall remain in full force and effect and shall not be subordinated in right of payment to any Indebtedness of the Guarantors.

        SECTION 4.7  Compliance Certificates.
                     -----------------------

        (a) The Company and each Guarantor shall deliver to the Trustee, within 45 days after the end of each of the first three quarters of the Company's fiscal year, and within 90 days after the end of such fiscal year, Officers' Certificates of the Company and each Guarantor stating (i) that a review of the activities of the Company or such Guarantor, as the case may be, during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of each Officer signing such certificate, the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto).

          (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.8 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company and each Guarantor shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

        SECTION 4.8  Reports.
                     -------

          (a) Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the Holders of securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries, and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and
(ii) all reports that would be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

          (b) For so long as any of the Securities remain outstanding, the Company shall furnish to the Holders and beneficial Holders of Securities and to prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) and to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.

        SECTION 4.9  Further Assurance to the Trustee.
                     --------------------------------

        The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture and the Security Documents.

        SECTION 4.10  Limitation on Additional Company
                      Indebtedness.
                      --------------------------------

        The Company shall not incur any Indebtedness (including any Acquired Indebtedness), except for the following (each of which shall be given independent effect):

        (i)   Indebtedness under the Securities and this Indenture;

        (ii) Indebtedness which, when aggregated with any Indebtedness of CPC or Caribbean incurred pursuant to paragraph (vii) of Section 4.11, does not exceed the greater of (a) Indebtedness outstanding from time to time pursuant to the commitments, advance rates and definitions of "Eligible Receivables" and "Eligible Inventory" in effect from time to time under the Revolving Credit Facility and (b) $25,000,000;

        (iii) Indebtedness of the Company outstanding on the date on which the Securities are originally issued and included in the Consolidated Financial Statements;

        (iv) Indebtedness if, immediately after giving pro forma effect to the incurrence thereof, the Consolidated Interest Coverage Ratio of the Company would be greater than or equal to 2.25:1.00 on or prior to December 31, 1999 and 2.50:1.00 thereafter;

        (v) Indebtedness incurred in connection with or arising out of Capitalized Lease Obligations or secured by Liens permitted under paragraph
    (iii) of Section 4.13 in an aggregate amount at any time outstanding which, when aggregated with any Indebtedness incurred pursuant to paragraph (iv) of
    Section 4.11 does not exceed $10,000,000; provided that such Indebtedness
                                              --------
    arising out of Capitalized Lease Obligations is incurred in accordance with paragraph (vi) of Section 4.13;

        (vi) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company (which Indebtedness (A) bears interest at fluctuating interest rates and (B) is otherwise permitted to be incurred under this Section 4.10) to the extent the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

        (vii) Indebtedness arising under any appeal and reimbursement obligation entered into with respect to any judgment;

        (viii) Indebtedness in the nature of or in connection with (i) any Sale-Leaseback Transaction permitted under Section 4.12 below, (ii) a guarantee of the 1996 Sale/Leaseback, or (iii) a refinancing or replacement of the 1996 Sale/Leaseback, so long as any such Indebtedness incurred pursuant to clause (i) or (iii) is incurred pursuant to the Consolidated Interest Coverage Ratio test set forth in paragraph (iv) of this Section 4.10;

        (ix) any replacements, renewals, refinancings and extensions of the Indebtedness incurred under clauses (i) through (iv) above; provided
                                                                --------
    that any such replacement, renewal, refinancing and extension (A) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended, and (B) shall not exceed the principal amount (plus accrued interest) of the Indebtedness being replaced, renewed, refinanced or extended; and

        (x) Indebtedness under any guarantees by the Company of any obligations of CPC or Caribbean outstanding from time to time under the Revolving Credit Facility.

        SECTION 4.11  Limitation on Additional Subsidiary
                      Indebtedness.
                      -----------------------------------

          The Company shall not cause or permit any Subsidiary to incur any Indebtedness (including any Acquired Indebtedness), except for the following (each of which shall be given independent effect):

          (i)  Indebtedness under the Guarantees;

          (ii) Indebtedness issued to and held by the Company or a Wholly-Owned Subsidiary of the Company;

         (iii) Indebtedness of Subsidiaries outstanding on the date on which the Securities are originally issued and included in the Consolidated Financial Statements;

          (iv) Indebtedness incurred in connection with or arising out of Capitalized Lease Obligations or secured by Liens permitted under paragraph
    (iii) of Section 4.13 in an aggregate amount at any time outstanding which, when aggregated with any Indebtedness incurred pursuant to Section 4.10(v), does not exceed $10,000,000; provided that such Indebtedness arising out of
                                 --------
    Capitalized Lease Obligations is incurred in accordance with paragraph (vi) of Section 4.13;

          (v) Indebtedness in the nature of or in connection with any Sale-Leaseback Transaction permitted under Section 4.12 or in connection with a refinancing or replacement of the 1996 Sale/Leaseback, so long as any such Indebtedness is incurred pursuant to the Consolidated Interest Coverage Ratio test set forth in paragraph (iv) of Section 4.10 above;

          (vi) Indebtedness under any guarantees by CPC and Caribbean of the obligations outstanding from time to time under the Revolving Credit Facility; and

          (vii) Indebtedness which, when aggregated with any Indebtedness of the Company incurred pursuant to paragraph (ii) of Section 4.10, does not exceed the greater of (a) Indebtedness outstanding from time to time pursuant to the commitments, advance rates and definitions of "Eligible Receivables" and "Eligible Inventory" in effect from time to time under the Revolving Credit Facility and (b) $25,000,000.

                 SECTION 4.12  Limitation on Sale-Leaseback
                               Transactions.
                               ----------------------------

        (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction other than the 1996
Sale/Leaseback.

        (b) Notwithstanding paragraph (a), the Company and its Subsidiaries may enter into Sale-Leaseback Transactions if (i) after giving effect to any such Sale-Leaseback Transaction, the Company is in compliance with paragraph (iv) of
Section 4.10 or the applicable Company Subsidiary is in compliance with paragraph (v) of Section 4.11 and, (ii) the net proceeds of such Sale-Leaseback Transaction are at least equal to the Fair Market Value of such property (determined by the Company's Board of Directors), and the Company or such Subsidiary applies the Net Cash Proceeds of the sale as provided in Section 4.15.

          SECTION 4.13 Limitation on Liens.
                       -------------------

          The Company shall not, and shall not permit, cause or suffer any Subsidiary of the Company to, create, incur, assume or suffer to exist any Lien of any kind upon any property or assets now owned or hereafter acquired by the Company, except for the following:

          (i) Liens existing as of the Issue Date and disclosed in the Security Documents on such date and Liens created by the Securities, this Indenture and the Security Documents;

         (ii) Permitted Liens on property and assets not constituting Collateral and certain Liens on the Collateral to the extent permitted by the Security Documents;

        (iii) Liens to secure the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Securities are originally issued; provided that (a) the aggregate principal amount of Indebtedness secured by
    --------
    such Liens shall not exceed the lesser of cost or Fair Market Value of the assets or property so acquired or constructed and shall not, in any event, exceed $15,000,000, provided, however, that for the purpose of calculating
                        --------  -------
    the amount of permitted under this clause (a), Indebtedness incurred to refinance or replace the 1996 Sale/Leaseback and secured by such Liens shall not be included, (b) the Indebtedness secured by such Liens shall have otherwise been permitted to be incurred under this Indenture and (c) such Liens shall not encumber any other assets or property of the Company or any of its Subsidiaries and shall attach to such assets or property within 60 days of the construction or acquisition of such assets or property;

        (iv) Liens on the assets or property of a Subsidiary of the Company existing at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary of the Company; provided that such
                                                          --------
    Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the property or assets so acquired);

        (v) Liens on the Inventory and Accounts of the Company, CPC and Caribbean securing the obligations under the Revolving Credit Facility;

       (vi) any Lien pursuant to Capitalized Lease Obligations not to exceed $10,000,000 in the aggregate, provided such Liens do not extend to or cover
                                  --------
    any property or assets of the Company or any of its Subsidiaries (other than the property or assets subject to such Capitalized Lease Obligations);

      (vii) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties;

     (viii) Liens securing (a) Indebtedness which is incurred to replace or refinance the 1996 Sale/Leaseback or (b) Indebtedness which has been secured by a Lien permitted under this Indenture and is permitted to be refinanced under this Indenture; provided that none of such Liens extend to or cover
                          --------
    any property or assets of the Company or any of its Subsidiaries not securing the 1996 Sale/Leaseback or Indebtedness so replaced or refinanced, as the case may be;

       (ix) Liens securing the 1996 Sale/Leaseback and Previously Leased/Financed Equipment, including Liens on the Previously Leased/Financed Equipment which may in the future secure the 1996 Sale/Leaseback; and

        (x) in addition to Liens permitted under clauses (i)-(viii) above, Liens securing an aggregate of $5,000,000 of Indebtedness or other obligations.

             SECTION 4.14  Limitation on Restricted Payments.
                           ---------------------------------

          (a) Subject to Section 4.14(b), the Company shall not, and shall not cause, suffer or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

         (ii) the Company is able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in paragraph (iv) of Section 4.10; and

        (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the date on which the Securities are originally issued does not exceed the sum of (a) 75% of the Consolidated Net Income of the Company (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) from January 1, 1997, (b) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Stock) of the Company, or any Indebtedness or other securities of the Company convertible into or exercisable for Capital Stock (other than Disqualified Stock) of the Company which has been so converted or exercised, as the case may be, plus (c) solely to the extent such Restricted Payment is made to provide Continental Can with the funds necessary to purchase shares of the Company pursuant to the Merrywood Agreement, $7,500,000, provided
                                                                    --------
    that at the time of such Restricted Payment made pursuant to this clause (c), the Consolidated Interest Coverage Ratio computed on a pro forma basis is greater than 2.75:1.00. For purposes of determining under clause
    (b) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

        (b)  The provisions of Section 4.14(a) shall not prohibit:

        (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

        (ii) the retirement of any shares of Capital Stock of the Company in exchange for, or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Stock); and

       (iii) the redemption or retirement of subordinated Indebtedness of the Company in exchange for, by conversion into or out of the Net Proceeds of, a substantially concurrent (x) sale or issuance of Capital Stock of the Company or (y) incurrence of subordinated Indebtedness of the Company that is contractually subordinated in right of payment to the Securities and that is permitted to be incurred under Section 4.10;

          In determining the amount of Restricted Payments permissible under clause (ii) of paragraph (a) above, the amounts expended pursuant to clauses
    (i) through (iii) of paragraph (b) above shall be included as Restricted Payments.

          SECTION 4.15  Disposition of Proceeds of Asset Sales.
                        --------------------------------------

     (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless (i) such Asset Sale is for Fair Market Value, (ii) the proceeds therefrom consist of at least 85% in cash and/or Cash Equivalents,
(iii) if such Asset Sale involves Collateral it shall be made in compliance with the provisions of Article XI, and (iv) the Company shall commit to apply the Net Cash Proceeds of such Asset Sale within 270 days of receipt thereof, and shall apply such Net Cash Proceeds within 360 days of receipt thereof, as follows:

          (i) first, to the extent such Net Cash Proceeds are received from an Asset Sale involving the sale, transfer or disposition of Inventory or Accounts ("Working Capital Proceeds"), to satisfy all mandatory repayment obligations arising by reason of such Asset Sale;

         (ii) second, any Working Capital Proceeds remaining after application pursuant to the preceding paragraph (i), together with any Net Cash Proceeds received from an Asset Sale not involving the sale, transfer or disposition of Inventory or Accounts (the "Available Amount"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders of Securities, up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to the Available Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, provided, however, that the Company will not be required to
                 --------  -------
    apply pursuant to this paragraph (ii) Net Cash Proceeds
    received from any Asset Sale if, and only to the extent that, such Net Cash Proceeds are committed in writing to be applied to acquire property or assets in lines of business related to the Company's and its Subsidiaries' business at such time (a "Permitted Related Acquisition") within 270 days of such Asset Sale, and are so applied within 360 days of such Asset Sale, and the property and assets so acquired are made subject to the Lien of the Indenture and the applicable Security Documents pursuant to Article XI; and, provided, further, that the Company may defer the Asset Sale Offer until
    --------  -------
    there is an aggregate unutilized Available Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Available Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

          Notwithstanding the foregoing, the sale or other disposition of assets subject to the 1996 Sale/Leaseback (including any Previously Leased/Financed Equipment which becomes subject to the 1996 Sale/Leaseback) in connection with a refinancing or replacement thereof shall not be deemed to be an Asset Sale so long as such sale or disposition is committed to in writing within 270 days of the termination of the 1996 Sale/Leaseback as originally executed and such proceeds are so applied within 360 days of the date of such termination.

          (b) Whenever Net Cash Proceeds in excess of $1,000,000 from any Asset Sale are received by the Company and such Net Cash Proceeds may, through the passage of time or otherwise, be required to be applied to the purchase of Securities pursuant to this Section 4.15, the Company shall deposit such Net Cash Proceeds with the Trustee as Trust Moneys subject to disposition as provided in this Section 4.15 or as provided in Section 11.4 or Article XII, and such Net Cash Proceeds shall be set aside by the Trustee pending application to either the purchase of Securities or its other permitted applications. Such Net Cash Proceeds shall be invested by the Trustee in Permitted Investments pursuant to the direction of the Company which shall specify the Permitted Investment in which such Net Cash Proceeds shall be invested and the maturity date of such investment; provided, however, that in no event shall the Company specify a
            -------- --------
maturity date later than the Asset Sale Payment Date. The Company or its relevant Subsidiary, as applicable, shall be entitled to any interest or dividends accrued, earned or paid on such Permitted Investments.

        (c) The Company shall provide the Trustee with notice of the Asset Sale Offer at least 30 days before any notice of any Asset Sale Offer is mailed to Holders of the Securities (unless shorter notice is acceptable to the Trustee). Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Securities not less than 30 days nor more than 60 days before the Asset Sale Payment Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Payment Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

        (i)  that the Asset Sale Offer is being made pursuant to this Section
    4.15;

       (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Asset Sale Payment Date;

      (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

       (iv) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

        (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

        (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number

    (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

       (vii) that if Securities in a principal amount in excess of the Available Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered
                                   --- ----
    (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

       (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

         (ix) the instructions that Holders must follow in order to tender their Securities.

          On or before the Asset Sale Payment Date, the Company shall (i) accept for payment, on a pro rata basis among the Securities (subject to adjustment as
                  --- ----
contemplated by clause (vii) above), Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) cause the Trustee to liquidate the necessary amount of Permitted Investments and to deposit with the Paying Agent on the Asset Sale Payment Date money, in immediately available funds, in an amount sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. To the extent an Asset Sale Offer is not fully subscribed to by the Holders, the Company may retain (free and clear of the Lien of this Indenture and the Security Documents) any unutilized portion of the Available Amount. The Paying Agent shall promptly deliver to the Company the balance of any such Trust Moneys held by the Paying Agent after payment to the holders of Securities as aforesaid. Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any loss incurred as a result of the liquidation of any Permitted Investments absent its gross negligence or willful misconduct.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

          (d) No transaction or action otherwise permitted under this Section
4.15 shall occur until the Trustee shall have received an Officers' Certificate and an Opinion of Counsel as to (i) the Company's compliance with this Section
4.15 and with the Security Documents and (ii) the fulfillment of all conditions precedent to such transaction or action.

          SECTION 4.16  Limitation on Transactions with
                        Affiliates.
                        -------------------------------

          The Company shall not, and shall not permit, cause or suffer any of its Subsidiaries to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their respective Affiliates (each an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliated Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $500,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that the Board of Directors of the Company has determined that such transaction complies with the provisions of this Section 4.16. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $5,000,000, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee. Notwithstanding the foregoing, the restrictions set forth in this Section 4.16 shall not apply to (i) transactions between the

Company and any of its Wholly-Owned Subsidiaries or among Wholly-Owned Subsidiaries of the Company, (ii) Restricted Payments permitted under this Indenture and (iii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries (including the reimbursement of Continental Can for a pro rata portion of the salaries and fringe benefit
                      --- ----
expenses of Messrs. Bainton and Yazgi and other officers of Continental Can based on the actual time devoted by them to Company matters) and bonuses and legal fees.

          SECTION 4.17  Change of Control.
                        -----------------

          In the event of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the holders of Securities in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

          Notice of a Change of Control Offer shall be mailed by the Company not less than 30 days nor more than 45 days before the Change of Control Payment Date to the holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that a Change of Control Offer is being made pursuant to this
    Section 4.17 and that all Securities will be accepted for payment;

          (b) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

          (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the

    Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Persons acquiring control and such Persons' business plans going forward).

          On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

          SECTION 4.18  Limitation on Dividends and Other
                        Payment Restrictions Affecting
                        Subsidiaries.
                        ---------------------------------

          The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist, or enter into any agreement with any Person that would cause, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to
(a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make any loans or advances to the Company or any Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) restrictions imposed by applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iii) the Securities, this Indenture and the Security Documents, (iv) any restrictions existing under or contemplated by agreements in effect on the Issue Date, including, without limitation, restrictions under the Revolving Credit Facility and the 1996 Sale/Leaseback as both are in effect on such date, (v) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date on which the Securities are originally issued, in existence at the time such Person becomes a Subsidiary of the Company (but not created in contemplation of such Person becoming a Subsidiary) and (vi) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause
(i) through (v) above, provided that the terms and conditions of any such
                       --------
restrictions under this clause (vi) are not materially less favorable to the Holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness being refinanced. Nothing contained in this Section 4.18 shall prevent the Company or any of its Subsidiaries from entering into any agreement (x) permitted under Section 4.13 or (y) restricting the sale or other disposition of assets or property securing Indebtedness evidenced by such agreement provided that the Company complies with Section 4.15.

          SECTION 4.19  Limitation on Issuance of Preferred
                        Stock by Subsidiaries.
                        -----------------------------------

          The Company shall not cause or permit any Subsidiary of the Company to issue any Capital Stock other than Common Stock or to have outstanding at any time any shares of Capital Stock other than Common Stock, except issuances of Capital Stock to the Company, provided, however, that the Company is at all
                              --------  -------
times the sole beneficial and record owner of such Capital Stock.

          SECTION 4.20  Impairment of Security Interest.
                        -------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, take or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest in favor of the Trustee on behalf of the Holders of the Securities, with respect to the Collateral, and the Company shall not grant to any Person (other than the Trustee on behalf of the Holders of the Securities) any interest whatsoever in the Collateral, except, in either case, as expressly permitted by this Indenture and the Security Documents.

          SECTION 4.21  Conflicting Agreements.
                        ----------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly (i) prohibits the Company from making any payments on or in respect of the Securities in accordance with the terms thereof and of this Indenture, as in effect from time to time, or (ii) requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the Indebtedness represented by the Securities, except as expressly permitted by this Indenture or the Security Documents (other than the Revolving Credit Facility or 1996 Sale/Leaseback which may provide for repayment of obligations owing thereunder to the extent of any unutilized portion of any Available Amount in the event of an Asset Sale Offer that is not fully subscribed to by the Securityholders as provided in Section 4.15).

          SECTION  4.22 Amendment to Security Documents.
                        -------------------------------

          The Company shall not, and shall not permit any Subsidiary of the Company to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, any of the Security Documents in any way which would be adverse to the Holders of the Securities or which would constitute a Default under this Indenture or a default under any Security Document.

          SECTION  4.23 Special Covenants of Each Guarantor.
                        -----------------------------------

          Each Guarantor shall comply with each of the covenants contained in this Indenture that impose restrictions or obligations on such Guarantor (by virtue of being a Guarantor or otherwise) notwithstanding that the text of such covenant is worded as a restriction on or obligation of the Company with respect to such Guarantor.

          SECTION 4.24  Real Property.
                        -------------

          Prior to the authentication and delivery of any Securities pursuant to
Section 2.2, the Company, CPC or Caribbean, as applicable, will execute and deliver to the Trustee a Mortgage, as required or allowed by the law of the applicable jurisdiction, with respect to each Real Property listed on Schedule A attached hereto and incorporated herein by reference. The Trustee shall not have any responsibility to determine the sufficiency for the purposes of this Indenture of any Mortgage so executed and delivered.

          SECTION 4.25  Waiver of Stay, Extension
                        or Usury Laws.
                        -------------------------

          Each of the Company and each Guarantor covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) each of the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.26  Limitation on Investments,
                        Loans and Advances.
                        --------------------------

          The Company shall not make and shall not permit any of its Subsidiaries to make any capital contributions, advances or loans to, or investments or purchases of Capital Stock in, any Person (collectively, "Investments"), except: (i) Investments by the Company in or to any Wholly-Owned Subsidiary and Investments in or to the Company or a Wholly-Owned Subsidiary by any Subsidiary; (ii) Investments represented by accounts receivable created or acquired in the ordinary course of business; (iii) advances to employees in the ordinary course of business; (iv) Investments under or pursuant to Interest Rate Protection Agreements; (v) Investments, not exceeding $5,000,000 in the aggregate, in joint ventures, partnerships or Persons that are not Wholly-Owned Subsidiaries, provided that such Investments are made solely for the purpose of
              --------
acquiring businesses related to the Company's business; (vi) Restricted Payments permitted by Section 4.14 above; and (vii) Permitted Investments. Investments other than those permitted by the foregoing provisions are referred to herein as "Prohibited Investments."

          SECTION 4.27  Ownership of Stock of
                        Wholly-Owned Subsidiaries.
                        -------------------------

          The Company shall at all times maintain, or cause each Subsidiary to maintain, ownership of 100% of each class of voting securities of, and all other equity securities in, each Subsidiary of the Company existing on the date on which the Securities are originally issued, except any Subsidiary that shall be disposed of in its entirety or consolidated or merged with or into the Company or another Subsidiary, in each case in accordance with Section 4.15 and Section 5.1.

                                   ARTICLE V

                             SUCCESSOR CORPORATION
                             ---------------------

          SECTION 5.1  When Company May Merge, Etc.
                       ---------------------------

          Neither the Company nor any Guarantor shall consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets, in a single transaction or through a series of transactions, as an entirety, to any Person or group of affiliated Persons, unless:

     (a) the Company or such Guarantor, as the case may be, shall be the continuing Person, or the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

     (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, in the case of a transaction involving the Company, all of the obligations of the Company under the Securities, this Indenture and the

Security Documents, or, in the case of a transaction involving a Guarantor, all of the obligations of such Guarantor under the Securities, such Guarantor's Guarantee, this Indenture and the Security Documents;

     (c) immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

     (d) the Company or the surviving entity (if the transaction or series of transactions involves the Company) shall, immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

     (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the surviving entity (if the transaction or series of transactions involves the Company) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in paragraph (iv) of Section 4.10;

     (f) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Section 5.1, and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied; and

     (g) the Guarantors shall, by supplemental indenture, confirm that their Guarantee shall apply to the surviving entity's obligations under the Securities and this Indenture, as modified by such supplemental indenture, and confirm the due and punctual performance of the Guarantee and every covenant in this Indenture on the part of the Guarantors to be performed or observed; and

     (h) neither the Company nor any Subsidiary would thereupon become obligated with respect to any Indebtedness, nor any of its property subject to any Lien, unless the Company or such Subsidiary could incur such Indebtedness or create such Lien under this Indenture.

          SECTION 5.2  Successor Entity Substituted.
                       ----------------------------

          Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the surviving entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein.

                                  ARTICLE VI

                             DEFAULT AND REMEDIES
                             --------------------

          SECTION 6.1  Events of Default.
                       -----------------

          (a)  An "Event of Default" occurs if:

          (i) the Company defaults in the payment of interest on, or Liquidated Damages (if any) with respect to, the Securities when the same becomes due and payable and any such Default continues for a period of 30 days; or

         (ii) the Company defaults in the payment of the principal of (or premium, if any, on) the Securities when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer); or

        (iii) the Company or any Guarantor defaults in the performance of or compliance with, or breaches, any term, covenant, condition, or provision of the Security Documents, which default or breach shall continue unremedied for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

         (iv) the Company or any Guarantor defaults in the performance of, or breaches, any covenant of this Indenture (other than defaults specified in clause (i) or (ii) above), and such default or breach continues for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

        (v) the Company or any Subsidiary fails (a) to make any payment when due with respect to any other Indebtedness in an aggregate principal amount of $2,500,000 or more; or (b) to perform any term, covenant, condition or provision of one or more classes of Indebtedness in an aggregate principal amount of $2,500,000 or more, which failure, in the case of this clause (b), results in an acceleration of the maturity thereof; or

        (vi) one or more judgments, orders or decrees for the payment of money in excess of $2,500,000, either individually or in an aggregate amount, shall be entered against the Company or any of its Subsidiaries or any of their respective properties and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

        (vii) (A) either of the Guarantees shall cease to be in full force and effect or any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Trustee in any material respect the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral to the extent provided for herein or in such Security Documents) in favor of the Trustee for the benefit of the Holders subject to no other Liens (in each case, except as permitted hereby and by the Security Documents); or

        (B) any provision of Article X shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations thereunder; or

        (viii) the Company, CPC or Caribbean pursuant to or within the meaning of any Bankruptcy Law:

                (A) commences a voluntary case or proceeding,

                (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                (D) makes a general assignment for the benefit of its creditors or

                (E) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

         (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Company, CPC or Caribbean in an involuntary case or proceeding,

                (B) appoints a Custodian of the Company, CPC or Caribbean for all or substantially all of its properties, or

                (C) orders the liquidation of the Company, CPC or Caribbean,

and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and
--------  -------
dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

     (b) For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

     (c) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a trust officer at the corporate trust office of the Trustee by the Company or any other Person.

     SECTION 6.2  Acceleration.
                  ------------

          If an Event of Default (other than an Event of Default specified in
Section 6.1(a)(viii) or (ix) with respect to the Company, CPC or Caribbean) occurs and is continuing, the Holders of at least 25% in principal amount of the outstanding Securities may, by written notice to the Company and the Trustee, and the Trustee upon the request of the Holders of not less than 25% in principal amount of the outstanding Securities shall declare the principal of and accrued interest on all the Securities to be due and payable immediately. Upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 6.1(a)(viii) or (ix) with respect to the Company, CPC or Caribbean occurs and is continuing, then the principal of and accrued interest on all the Securities shall ipso
                                                                       ----
facto become and be immediately due and payable without any declaration or other
-----
act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of outstanding Securities may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than the non-payment of principal of and accrued interest on the Securities that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. No such rescission shall affect any subsequent default or impair any right consequent thereto.

          SECTION 6.3  Other Remedies.
                       --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Security Documents.

          All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          Each Holder, by accepting a Security, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with
Section 6.10.

          SECTION 6.4  Waiver of Past Default.
                       ----------------------

          Subject to Sections 6.7 and 9.2, the Holders of, in the aggregate, at least a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default specified in Section 6.1(a)(i) or (ii) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and ceases.

          SECTION 6.5  Control by Majority.
                       -------------------

          The Holders of at least a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow
                       --------  -------
any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or
(iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the
                                                    --------  -------
Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          SECTION 6.6  Limitation on Suits.
                       -------------------

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, provision of indemnity; and

          (e) during such 15-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

          The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of or accrued interest on such Security on or after the respective due dates set forth in such Security.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

          SECTION 6.7  Rights of Holders To Receive Payment.
                       ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

          SECTION 6.8  Collection Suit by Trustee.
                       --------------------------

          If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, the Guarantors or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.9  Trustee May File Proofs of Claim.
                       --------------------------------

          The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, the Subsidiaries of the Company or any Guarantor (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          SECTION 6.10  Priorities.
                        ----------

          If the Trustee collects any money pursuant to this Article VI or pursuant to any of the Security Documents, it shall pay out such money in the following order:

        First: to the Trustee for amounts due under Section 7.7 and for amounts due under any of the Security Documents;

        Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

        Third: to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

        Fourth: to the Company or, to the extent the Trustee collects any amount pursuant to Article X from any Guarantor, to such Guarantor.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

          SECTION 6.11  Undertaking for Costs.
                        ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                  ARTICLE VII

                                    TRUSTEE
                                    -------

          SECTION 7.1  Duties of Trustee.
                       -----------------

          (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default actually known to the Trustee:

          (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

         (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)  This paragraph does not limit the effect of paragraph (b) of this
    Section 7.1.

         (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

        (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Except as otherwise provided for in Section 7.1(g) below, money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Notwithstanding anything herein to the contrary, all Net Cash Proceeds delivered to the Trustee shall be invested on behalf of the Company in one or more Permitted Investments pursuant to the written directions of the Company delivered to the Trustee. Such written directions shall specify the Permitted Investment into which the Net Cash Proceeds shall be invested and the maturity of such Permitted Investments, all subject to the requirements of this Indenture.

          (h) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.

          SECTION 7.2  Rights of Trustee.
                       -----------------

          Subject to Section 7.1:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or any Guarantor, personally or by agent or attorney.

          (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Subject to Section 9.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under any of the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of any of the Security Documents, in each case which will have an adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification will have an adverse effect on the interests of any Holder.

          (g) Subject to clause (a) of Section 7.1 hereof, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          SECTION 7.3  Individual Rights of Trustee.
                       ----------------------------

          The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor or their respective Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

          SECTION 7.4  Trustee's Disclaimer.
                       --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, the Guarantees or the Security Documents or the Collateral covered thereby, or of any insurance thereon, and it shall not be accountable for the Company's use of the proceeds from the issuance of the Securities, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture, the Guarantee, the Security Documents or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.5  Notice of Defaults.
                       ------------------

          If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 45 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Securityholders if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

          SECTION 7.6  Reports by Trustee to Holders.
                       -----------------------------

          To the extent required by TIA Section 313(a), within 10 days after May 15 of each year commencing with 1997 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder the Company's brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange, and the Trustee shall comply with TIA Section 313(d).

          SECTION 7.7  Compensation and Indemnity.
                       --------------------------

          The Company and the Guarantors shall pay to the Trustee, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services rendered hereunder or under the Security Documents. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including fees and expenses of counsel) incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

          The Company and the Guarantors shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture or the Security Documents and their respective duties hereunder or thereunder. Each of the Trustee, the Paying Agent and the Registrar shall notify the Company and the Guarantors promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company and the Guarantors shall not relieve the Company or any Guarantor of its obligations hereunder. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct, negligence or bad faith.

          To secure the Company's and the Guarantors' payment obligations in this Section 7.7, each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities.

          When any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii) or (ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.8  Replacement of Trustee.
                       ----------------------

          The Trustee may resign at any time by so notifying the Company and the Guarantors in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b)  the Trustee is adjudged a bankrupt or an insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company and the Guarantors shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as collateral agent or mortgagee under each of the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of a successor collateral agent or mortgagee under each of the Security Documents and such successor shall assume all of the obligations of the Trustee pursuant to the Security Documents.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9  Successor Trustee by Merger, Etc.
                       --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee (and successor collateral agent or mortgagee, as applicable, under each of the Security Documents) provided such corporation shall be otherwise qualified and eligible under this Article VII.

          SECTION 7.10 Eligibility; Disqualification.
                       -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of
        --------  -------
TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Securities.

          SECTION 7.11  Preferential Collection of
                        Claims Against Company.
                        --------------------------

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company and each Guarantor, as obligors on the Securities.

          SECTION 7.12  Co-Trustee.
                        ----------

          (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel satisfactory to it, that it is necessary or prudent in the interest of the Holders, or 25% of the Holders of the outstanding Securities shall in writing so request the Trustee and the Company, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee and the Company shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Trustee and the Company, either to act as co-trustee or co-trustees (each, a "co-trustee") of all or any of the Collateral, jointly with the Trustee, or to act as separate trustee or trustees of any such property. If the Company shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Trustee to do so, or if a notice of acceleration is in effect, the Trustee may act under the foregoing provisions of this Section without the concurrence of the Company. The Company hereby appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies.

        (b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 7.8, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

        (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

        (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

       (iii) the Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within

     10 days after it receives a written request from the Trustee to do so, or if a notice of acceleration is in effect, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Company and the Trustee, or by the trustee alone pursuant to this Section.

                                 ARTICLE VIII

                      DISCHARGE OF INDENTURE; DEFEASANCE
                      ----------------------------------

          SECTION 8.1  Termination of Company's Obligations.
                       ------------------------------------

          The Company may terminate its obligations under the Securities and this Indenture, and the obligations of the Guarantors shall terminate, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) pursuant to Article III, the Company shall have (i) given notice to the Trustee of the redemption of all of the Securities and (ii) either
    (x) mailed to Holders notice(s) of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice(s) or (y) deposited with the Trustee such notice(s) of redemption, together with irrevocable instructions to the Trustee to mail such notice(s) to Holders in accordance with Section 3.3;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the

    United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities to maturity or redemption, as the case may be, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's and the Guarantors' obligation under the Securities and this Indenture have been complied with.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 7.8, 8.4 and 8.5 and the Guarantors'
obligations under Section 10.1 in respect thereof shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.4 and 8.5 and the Guarantors' obligations under Section 10.1 in respect thereof shall survive.

          After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Securities and this Indenture except for those surviving obligations specified above.

          SECTION 8.2  Legal Defeasance and Covenant
                       Defeasance.
                       ----------------------------

          (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph
(c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.6, 2.7 and 4.2, and, with respect to the Trustee, under Section 7.7 and the Guarantor's obligations under Section 10.1 in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section
8.2. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V and in Sections
4.5 and 4.7 through 4.27 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

          (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this
    Section 8.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of and interest on the outstanding Securities on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee
                                      --------  -------
    (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

         (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(a)(viii) and (ix) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

        (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (vi) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any
    --------  -------
    case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

          SECTION 8.3  Application of Trust Money.
                       --------------------------

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

          SECTION 8.4  Repayment to Company or Guarantors.
                       ----------------------------------

          Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by the Guarantors, to the Guarantors, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.2(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company or the Guarantors, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; provided,
                                                                       --------
however, that the Trustee and the Paying Agent before being required to make any
-------
payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or the Guarantors, as the case may be, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          SECTION 8.5  Reinstatement.
                       -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the
                                --------  -------
Guarantors have made
any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS
                      -----------------------------------

          SECTION 9.1  Without Consent of Holders.
                       --------------------------

          The Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture, the Securities or any Security Document without notice to or consent of any
Securityholder:

          (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (c) to comply with any requirements of the SEC under the TIA;

          to evidence the succession in accordance with Article V hereof of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Securities;

          (d) to mortgage, pledge or grant a security interest in favor of the Trustee as additional security for the payment and performance of their obligations under this Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to any Security Document or otherwise;

          (e) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.12; or

          (g) to make any change that does not adversely affect the rights of any Holder.

          SECTION 9.2  With Consent of Holders.
                       -----------------------

          Subject to Section 6.7 and the provisions of this Section 9.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or any of the Security Documents with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount of the outstanding Securities affected may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

          (a) reduce the amount of Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or the Security Documents;

          (b) reduce the rate of, change the method of calculation of, or extend the time for, payment of interest on any Security;

          (c) reduce the principal amount outstanding of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

          (d) waive a default in the payment of the principal of, interest on, Liquidated Damages with respect to, or redemption payment or an offer to purchase required hereunder with respect to, any Security;

          (e) make any Security payable in money other than that stated in the Security;

          (f) affect the ranking or security of the Securities;

          (g) release any Guarantor from any of its obligations under its Guarantee or this Indenture (other than as a result of a merger of one of the Guarantors with or into the other Guarantor or the Company or with another Wholly-Owned Subsidiary of the Company that assumes all of such Guarantor's obligations under the Guarantee, this Indenture and the Security Documents);

          (h) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities; or

          (i)  modify this Section 9.2 or Section 6.4.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          SECTION 9.3  Compliance with Trust Indenture Act.
                       -----------------------------------

          Every amendment to or supplement of this Indenture, the Security Documents or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4  Revocation and Effect of Consents.
                       ---------------------------------

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under
Section 316(b) of the TIA.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(a) through (i) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          SECTION 9.5  Notation on or Exchange of Securities.
                       -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 9.6  Trustee To Sign Amendments, Etc.
                       -------------------------------

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it in its sole discretion and to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. The Company may not sign an amendment until its Board of Directors approves it.

                                   ARTICLE X

                             GUARANTEE ARRANGEMENTS
                             ----------------------

          SECTION 10.1  Guarantee.
                        ---------

          Each Guarantor hereby jointly and severally unconditionally guarantees (such guarantees collectively referred to as the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities, the Security Documents or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of and any interest on the Securities will be duly and punctually paid in full when due, whether at stated maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture, the Security Documents or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company. This Guarantee is intended to be superior to or pari passu in right of payment with all
                                 ---- -----
Indebtedness of the Guarantors. Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, the Security Documents or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any releases of Collateral, any release of any other Guarantor, any delays in obtaining or realizing upon or failure to obtain or realize upon Collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, the Security Documents and this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Securityholders or the Trustee, as the case may be, in respect of any obligations guaranteed hereby. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (x) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

          SECTION 10.2  Execution and Delivery of Guarantee.
                        -----------------------------------

          To further evidence the Guarantee set forth in Section 10.1, each Guarantor hereby agrees that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of two Officers of each Guarantor.

          Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

          SECTION 10.3  Additional Guarantors.
                        ---------------------

          Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

                                  ARTICLE XI

                               SECURITY DOCUMENTS
                               ------------------

          SECTION 11.1  Collateral and Security Documents.
                        ---------------------------------

          (a) In order to secure the due and punctual payment of the Securities, the Company, the Guarantors and the Trustee have entered into the Security Documents to create the Security Interests and for related matters. The Trustee, the Company and the Guarantors hereby agree that the Trustee holds the Collateral in trust for the benefit of the Holders pursuant to the terms of the Security Documents.

          (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

          SECTION 11.2  Recording, Etc.
                        --------------

          (a) The Company will, and will cause CPC and Caribbean to, take or cause to be taken all action required or desirable to maintain, preserve and protect the Security Interests in the Collateral granted by the Security Documents, including, but not limited to, causing all financing statements, Mortgages, other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, and all mortgages securing purchase money obligations delivered to the Trustee or to the trustee, mortgagee or other holder of a Permitted Lien under
Section 11.4 to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral.

          The Company or the relevant Guarantor will from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance.

Without limiting the generality of the foregoing covenant, in the event at any time the Trustee shall determine that additional mortgage recording, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Real Property in an amount at least equal to the Fair Market Value from time to time of such Real Property, the Company or the relevant Guarantor shall pay such taxes promptly upon demand by the Trustee. Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee upon receipt of written notice that such taxes are due and owing.

          (b) The Company, CPC and Caribbean shall furnish to the Trustee:

          (i) at the time of execution and delivery of this Indenture, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such Counsel, this Indenture and the grant of a Security Interest in the Collateral intended to be made by each Security Document and all other instruments of further assurance or assignment have been properly recorded, registered and filed to the extent necessary to perfect the Security Interests created by each such Security Document and reciting the details of such action, and stating that as to the Security Interests created pursuant to each such Security Document, such recordings, registerings and filings are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Security Interests;

         (ii) at the time of execution and delivery of this Indenture, with respect to each Mortgage, a policy of title insurance (or a commitment to issue such a policy) which may be issued pursuant to an endorsement to any existing policy or commitment insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein, subordinate only to those Liens specified in the Mortgage as "Permitted Liens," in an amount not less than the Fair Market Value of such real property and fixtures, which policy (or commitment) shall
    (a) be issued by Chicago Title Insurance Company (b) have been supplemented by the following endorsements, to the extent available at commercially reasonable rates: contiguity, first loss, last dollar, usury, doing business and so-called comprehensive coverage over covenants and restrictions and (c) contain only such exceptions to title as shall be Prior Liens (as defined in the Mortgages);

        (iii) within 30 days after January 1 in each year beginning with January 1, 1998, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Security Interests of each of the Security Documents and reciting with respect to such Security Interests the details of such action or referencing to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under each of the Security Documents with respect to the Security Interests, or (b) to the effect that, in the opinion of such Counsel, no such action is necessary to maintain such Security Interests;

       (iv) within 90 days after the Issue Date, with respect to each Mortgaged Property located in California and Pennsylvania, a survey certified to the Trustee and the title insurance company issuing the title commitments referred to in clause (iv) above in such form as shall be required by the title insurance company to issue a comprehensive endorsement in customary form.

          SECTION 11.3  Disposition of Collateral Without
                        Release.
                        ---------------------------------

          (a) Notwithstanding the provisions of Section 11.4, so long as no Event of Default shall have occurred and be continuing, the Company and the Guarantors may, without any release or consent by the Trustee:

          (i) sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the Lien of the Security Documents, which may have become worn out or obsolete, not exceeding in value in any one calendar year the lesser of $25,000 or one percent of the principal amount of the Securities at the time outstanding;

          (ii) grant rights-of-way and easements over or in respect of any Real Property; provided, however, that such grant will not, in the reasonable
              --------  -------
    opinion of the Board of Directors of the Company or the relevant Guarantor, impair the usefulness of such property in the conduct of the Company's or the relevant Guarantor's business, as applicable, and will not be prejudicial to the interests of the Holders;

         (iii) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, however, that no change in the location of any such
                   --------  -------
    Collateral subject to the Lien of any of the Security Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of any of the Security Documents on such property, including all necessary financing statements and continuation statements, has not been recorded, registered or filed in the manner required by law to preserve the Lien of any of the Security Documents on such property, (2) does not comply with the terms of this Indenture and the Security Documents or (3) otherwise impairs the Lien of the Security Documents;

          (iv) demolish, dismantle, tear down or scrap any Collateral, or abandon any thereof other than land or interests in land (other than leases), if in the good faith opinion of the Board of Directors of the Company or the relevant Guarantor (as evidenced by a Board Resolution if it involves Collateral having a Fair Market Value in excess of the lesser of $100,000 or 1% of the aggregate principal amount of the outstanding Securities), such demolition, dismantling, tearing down, scrapping or abandonment is in the best interests of the Company or the relevant Guarantor, and the Fair Market Value and utility of the Collateral as an entirety, and the security for the Securities, will not thereby be impaired;

          (v) grant a non-exclusive license of any Patent, Trademark or Copyright (each as defined in the relevant Security Document);

         (vi) abandon any Patent, Trademark or Copyright where subsequent applications relating to such Patent, Trademark or Copyright have been filed with respect to similar subject matter or where the Company or the relevant Guarantor, in its reasonable business judgment, concludes that such abandonment is in the best interest of the Company or the relevant Guarantor;

        (vii) grant leases in respect of any Real Property in the event that the Company or the relevant Guarantor determines that such Real Property is no longer useful in the conduct of the Company's or the relevant Guarantor's business; provided, however, that any such lease shall by its terms be
              --------  -------
    subject and subordinate to the Lien of the Mortgage affecting such Real Property;

       (viii) abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien of the Security Documents; provided, however, that any altered or
                               --------  -------
    substituted leases, contracts or rights-of-way shall forthwith be made subject to the Lien of the Security Documents to the same extent as those previously existing; and provided, further, that if the Company or the
                             -------- --------
    relevant Guarantor shall receive-any money or property in excess of its expenses in connection with such termination, cancellation, release, alteration or substitution, to the extent it exceeds $250,000 (in which case all of the money so received and not just the portion in excess of $250,000 shall be subject to this clause), forthwith upon its receipt by the Company or the relevant Guarantor, shall be deposited with the Trustee (unless otherwise required by a Prior Lien permitted under the applicable Security Documents) as Trust Moneys subject to disposition as provided in Article Twelve hereof or otherwise subjected to the Lien of the Security Documents; or

         (ix) surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating; provided, however, that after the surrender or
                      --------  -------
    modification of any such franchise, license or permit, the Company or the applicable Guarantor shall still, in the reasonable opinion of the Board of Directors of the Company or the relevant Guarantor, be entitled, under some other or without any franchise, license or permit, to conduct its business in the territory in which it is then operating; and provided, further, that
                                                        -------- --------
    if the Company or the relevant Guarantor shall be entitled to receive any money or property in excess of its expenses in connection with such surrender or modification, to the extent it exceeds $250,000 (in which case all of the money so received and not just the portion in excess of $250,000 shall be subject to this clause), forthwith upon its receipt by the Company or the relevant Guarantor, shall be deposited with the Trustee (unless otherwise required by a Prior Lien permitted under the applicable Security Documents) as Trust Moneys subject to disposition as provided in Article Twelve hereof or otherwise subjected to the Lien of the Security Documents.

          (b) In the event that the Company or the relevant Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this
Section 11.3 may be sold, exchanged or otherwise disposed of by the Company or the relevant Guarantor without any release or consent of the Trustee, and the Company or the relevant Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Trustee shall promptly execute such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company or the relevant Guarantor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 11.3 may be sold, exchanged or otherwise disposed of or dealt with by the Company or the relevant Guarantor without any release or consent of the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Company or the relevant Guarantor in conformity with a designated subsection of Section 11.3(a) and that the execution of such written disclaimer, release or quitclaim is appropriate under this Section 11.3.

          Any disposition of Collateral made in strict compliance with the provisions of this Section 11.3 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

          SECTION 11.4  Release of Collateral.
                        ---------------------

          In addition to its rights under Sections 11.3 and 11.5, the Company or the relevant Guarantor shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any of the Collateral (other than Trust Moneys, which are subject to release from the Lien of the Security Documents as provided under Article XII), upon compliance with the requirements and conditions of this Section 11.4, and the Trustee shall promptly release the same from the Lien of any of the Security Documents upon receipt by the Trustee (other than in the case of Section 11.4(d) below) of a Release Notice requesting such release and describing the property to be so released, together with delivery of the following, among other matters:

          (a) If the property to be released has a book value of at least $5,000,000, a Board Resolution of the Company or the relevant Guarantor, as the case may be, requesting such release and authorizing an application to the Trustee therefor.

          (b) An Officers' Certificate of the Company or the relevant Guarantor, as the case may be, dated not more than 30 days prior to the date of the application for such release, and signed also, in the case of the following clauses (ii) and (iv) by an Independent Appraiser or, if such property consists of securities, by a Financial Advisor, in each case stating in substance as follows:

              (i) that, in the opinion of the signers, the security afforded by the Security Documents will not be impaired by such release in contravention of the provisions of this Indenture, and that either (A) the Collateral to be released is not being replaced by comparable property, has a book value of less than $250,000, and is not necessary for the efficient operation of the Company's and its remaining Subsidiaries' remaining property or in the conduct of the business of the Company and its Subsidiaries as conducted immediately prior thereto, or (B) the Collateral to be released is being released in connection with an Asset Sale of such Collateral and the net proceeds (as defined in Section 11.4(d)) from such Asset Sale are being delivered to the Trustee (if required by Section 4.15) in accordance with, and to the extent required by, the provisions of Section 11.4(d);

             (ii) that the Company or the relevant Guarantor has either disposed of or will dispose of the Collateral so to be released in compliance with all applicable terms of this Indenture and for a consideration representing, in the opinion of the signers, its fair value, which consideration may, subject to any other provision of this Indenture, consist of any one or more of the following: (A) cash or Cash Equivalents, (B) obligations secured by a purchase money Lien upon the property so to be released and (C) any other property or assets that, in each case, upon acquisition thereof by the Company or the relevant Guarantor, would be subject to the Lien of the Security

        Documents (except as provided in Section 11.4(d)) and subject to no Lien other than certain Liens which, under the applicable provisions of the Security Documents relating thereto, are permitted to be superior to the Lien of the Trustee for the benefit of the Holders herein and therein, all of such consideration to be briefly described in the certificate;

          (iii) that no Event of Default has occurred and is continuing;

          (iv) the fair value, in the opinion of the signers, of the property to be released at the date of such application for release; provided, however, that it shall not be necessary under this clause
        --------  -------
          (iv) to state the fair value of any property whose fair value is certified in a certificate of an Independent Appraiser or Independent Financial Advisor under Section 11.4(c); and

           (v) that all conditions precedent herein provided for relating to the release of the Collateral in question have been complied with.

    (c) If (i) the fair value of the property to be released and of all other property released from the Lien of the Security Documents since the commencement of the then current calendar year, as shown by certificates required by Section 11.4(b), is 10% or more of the aggregate principal amount of the Securities outstanding on the date of the application, and (ii) the fair value of the Collateral to be so released, as shown by the certificate filed pursuant to paragraph (b) of this Section 11.4, is at least $25,000 and at least 1% of the aggregate principal amount of the Securities outstanding on the date of the application, a certificate of an Independent Appraiser, or if such property consists of securities, a certificate of an Independent Financial Advisor, stating:

        (1) the then fair value, in the opinion of the signer, of the property to be released; and

        (2) that such release, in the opinion of the signer, will not impair the Security Interests under any of the Security Documents in contravention of its terms.

    (d) The net proceeds (excluding any Net Cash Proceeds from any Asset Sale which are not required, or cannot possibly be required, through the passage of time or otherwise, to be used to purchase or redeem Securities under Section 4.15) or, if the Collateral so to be released is subject to a Lien permitted by the Security Documents to be prior to the Security Interests, a certificate of the trustee, mortgagee or other holder of such prior Lien permitted by the Security Documents that it has received such net proceeds (except to the extent that the assignment thereof would violate the terms thereof or any agreement relating thereto) and has been irrevocably authorized by the Company or the relevant Guarantor to pay over to the Trustee any balance of such net proceeds remaining after the discharge of such Indebtedness secured by such prior Lien permitted by the Security Documents; and, if any property other than cash, Cash Equivalents or obligations is included in such net proceeds, such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel to be given pursuant to
    Section 11.4(e), to subject to the Lien of the Security Documents all the right, title and interest of the Company or the relevant Guarantor in and to such property.

        For the purposes of this Section 11.4(d), "net proceeds" means any cash, Cash Equivalents, obligations or other property received on the sale, transfer, exchange or other disposition of Collateral to be released, less a proportionate share of (i) brokerage commissions and other reasonable fees and expenses related to such transaction and (ii) any provision for any Federal, state or local taxes payable as a result of such sale, transfer, exchange or other disposition.

        (e) One or more Opinions of Counsel which, when considered collectively, shall be substantially to the effect (i) that any obligation included in the consideration for any property so to be released and to be received by the Trustee pursuant to Section 11.4(d) is a valid and binding obligation enforceable in accordance with its terms, subject to such customary exceptions regarding equitable principles, creditors' rights generally and bankruptcy as shall be reasonably acceptable to the Trustee in its sole judgment, and is effectively pledged under the Security Documents,
    (ii) that any Lien granted by a purchaser to secure a purchase money obligation is a fully perfected first priority Lien to the extent obtainable by filing and such instrument granting such Lien is enforceable in accordance with its terms, (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the Lien of the applicable Security Documents all the right, title and interest of the Company or the relevant Guarantor in and to any property, other than cash, Cash Equivalents and obligations, that is included in the consideration for the Collateral so to be released and is to be received by the Trustee pursuant to Section 11.4(d), subject to no Lien other than Liens of the type permitted by the applicable Security Documents, or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Company or the relevant Guarantor has corporate power to own all property included in the consideration for such release, (v) in case any part of the money or obligations referred to in Section 11.4(d) has been deposited with a trustee or other holder of a Lien permitted by the Security Documents to be prior to the Security Interests, that the Collateral to be released, or a specified portion thereof, is or immediately before such release was subject to such prior Lien permitted by the Security Documents and that such deposit is required by such prior Lien permitted by the Security Documents and (vi) that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with.

        (f) If the Collateral to be released is only a portion of a discrete parcel of Real Property, evidence that a title insurance company shall have committed to issue an endorsement to the title insurance policy relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to those Liens permitted by the applicable Mortgage.

        (g) If the Collateral to be released is Mortgaged Property having a fair value in excess of $250,000, the Company or the relevant Guarantor shall have delivered to the Trustee a Survey depicting the Real Property to be released.

          In connection with any release, the Company or the relevant Guarantor shall (i) execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, including, without limitation, amendments to the Security Documents and (ii) deliver to the Trustee such evidence of the satisfaction of the applicable provisions of this Indenture and the Security Documents as the Trustee may reasonably require.

          The Company or the relevant Guarantor shall exercise their rights under this Section 11.4 by delivery to the Trustee of a notice (each, a "Release Notice"), which shall (i) refer to this Section 11.4,
(ii) contain all the resolutions, certificates, opinions, title insurance endorsements, Surveys and such other documents and statements as are required pursuant to this Section 11.4 (including, without limitation, the Officers' Certificate required pursuant to Section 11.4(b)), (iii) describe with particularity the items of property proposed to be covered by the release and
(iv) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee and in form for execution by the Trustee. Upon such compliance, the Company or the relevant Guarantor shall direct the Trustee to execute, acknowledge (if applicable) and deliver to the Company or the relevant Guarantor such counterpart within 10 Business Days after receipt by the Trustee of a Release Notice and the satisfaction of the requirements of this
Section 11.4.

          Notwithstanding the foregoing provisions of this Section 11.4, the Company or the Guarantors may obtain a release of Available Amounts required to purchase Securities pursuant to an Asset Sale Offer on an Asset Sale Payment Date by directing the Trustee in writing to cause to be applied such Available Amounts to such purchase in accordance with Section 4.15 and Article XII.

          In case an Event of Default shall have occurred and be continuing, the Company or the Guarantors, while in possession of the Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under any Security Document or with the trustee, mortgagee or other holder of a prior Lien permitted by the Security Documents), may do any of the things enumerated in this Section 11.4 only if the Trustee, in its discretion, or the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under this Section 11.4 shall omit the statement to the effect that no Event of Default has occurred and is continuing. This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.1(a)(i) or (ii).

          All cash or Cash Equivalents received by the Trustee pursuant to this
Section 11.4 shall be held by the Trustee for the benefit of the Holders, as Trust Moneys subject to application as provided in this Section 11.4 (in the case of any Net Cash Proceeds from Asset Sales) or in Article XII. All purchase money and other obligations received by the Trustee pursuant to this Section 11.4 shall be held by the Trustee for the benefit of the Holders, as Collateral.

          Any releases of Collateral made in strict compliance with the provisions of this Section 11.4 shall be deemed not to impair the Security Interests, in contravention of the provisions of this Indenture.

          SECTION 11.5  Substitute Collateral.
                        ---------------------

          The Company or any Guarantor may, at its option, obtain a release of any of the Collateral constituting Equipment by subjecting other Equipment used or to be used in the business of the Company or the relevant Guarantor to the Lien of any Security Document or a similar instrument in place of and in exchange for any of the Collateral to be released, if such substitute Equipment has a fair value equal to or greater than the Collateral to be released ("Substitute Collateral"), upon presentation to the Trustee of the following documents:

          (a) an application of the Company or the relevant Guarantor requesting such substitution of Substitute Collateral and describing the property to be so released and the property to be substituted therefor;

          (b) the resolutions, certificates, opinions and other statements required by the provisions of Section 11.4 (other than Section 11.4(b)(1)), as applicable, in respect of any of the Collateral to be released;

          (c) an Officers' Certificate, also signed by an Independent Appraiser, stating in substance the Fair Market Value, in the opinion of the signers, of the Substitute Collateral and the Collateral to be released;

          (d) an instrument or instruments in recordable form sufficient for the Lien of the Security Documents to cover the Substitute Collateral;

          (e) an Opinion of Counsel stating that the Lien of the Security Documents constitutes a valid and perfected Lien on such Substitute Collateral and an Opinion of Counsel in the jurisdiction in which the Substitute Collateral is located substantially in the form of the local counsel opinions delivered on the Closing Date and otherwise in form and substance satisfactory to the Trustee with respect to the documents executed and delivered by the Company or the relevant Guarantor and the Substitute Collateral encumbered thereby;

          (f) an Officers' Certificate of the Company or the relevant Guarantor stating that (i) any specific exceptions to such Lien are Liens of the character which were permitted to be Prior Liens under the Security Documents with respect to the Collateral being replaced by such Substitute Collateral and (ii) the Fair Market Value of all Collateral released pursuant to this Section 11.5 during the then current calendar year does not exceed in the aggregate $10,000,000; and

          (g) evidence of payment or a closing statement indicating payments to be made by the Company or the relevant Guarantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Substitute Collateral to the Lien of any applicable Security Document and to perfect such Liens.

          SECTION 11.6  Eminent Domain and Other Governmental
                        Takings.
                        -------------------------------------

          Should any of the Collateral be taken by eminent domain or be sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee of the following:

          (a) an Officers' Certificate stating that such property has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a state, municipality or other governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;

          (b) the award for such property or the proceeds of such sale, to be held as Trust Moneys subject to the disposition thereof pursuant to Article XII; provided, however, that, in lieu of all or any part of such award or
         --------  -------
    proceeds,the Company shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a Lien on all or any part of the property to be released which is permitted by the Security Documents to be prior to the Security Interests, stating that such award or proceeds, or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such prior Lien permitted by the Security Documents, in which case the balance of the award, if any, shall be delivered to the Collateral Agent; and

          (c)  an Opinion of Counsel substantially to the effect:

               (1) that such property has been taken by eminent domain, or has been sold pursuant to the exercise of a right vested in the United States of America or a state, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

               (2) in the case of any taking by eminent domain, that the award for the property so taken has become final or that the Board of Directors of the Company has determined that an appeal from such award is not advisable in the interests of the Company or the relevant Guarantor or the Holders of the Securities;

               (3) in the case of any such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company or the relevant Guarantor is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

               (4) in case, pursuant to Section 11.7(b), the award for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Lien which is permitted by the Security Documents to be prior to the Security Interests, that the property to be released, or a specified portion thereof, is or immediately before such taking or purchase was subject to such prior Lien permitted by the Security Documents, and that such deposit is required by such prior Lien permitted by the Security Documents; and

               (5) that the instrument or the instruments and the award or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and any of the applicable Security Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

          In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Company.

          All cash or Cash Equivalents received by the Trustee pursuant to this
Section 11.6 shall be held by the Trustee as Trust Moneys under Article XII subject to application as therein provided. All purchase money and other obligations received by the Trustee pursuant to this Section 11.6 shall be held by the Trustee as Collateral subject to application as provided in Section 11.11.

          SECTION 11.7  Trust Indenture Act Requirements.
                        --------------------------------

          The release of any Collateral, whether pursuant to Article XI or XII, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Company, the Guarantors and each obligor on the Securities shall cause Trust Indenture Act (S) 314(d) relating to the release of property or securities from the Liens hereof and of the Security Documents to be complied with. Any certificate or opinion required by Trust Indenture Act (S) 314(d) may be made by an officer of the Company, except in cases in which Trust Indenture Act (S) 314(d) requires that such certificate of opinion be made by an independent person.

          SECTION 11.8  Suits To Protect the Collateral.
                        -------------------------------

          Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders or the Trustee).

          SECTION 11.9  Purchaser Protected.
                        -------------------

          In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XI to be sold be under obligation to ascertain or inquire into the authority of the Company or the relevant Guarantor to make any such sale or other transfer.

          SECTION 11.10  Powers Exercisable by Receiver or
                         Trustee.
                         ---------------------------------

          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company or the relevant Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or the relevant Guarantor or of any officer or officers thereof required by the provisions of this Article XI.

          SECTION 11.11  Disposition of Obligations Received.
                         -----------------------------------

          All purchase money or other obligations received by the Trustee under this Article XI shall be held by the Trustee, as a part of the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company or the obligor thereof to the Trustee of the entire unpaid principal amount of any such obligation, to the extent not constituting Net Cash Proceeds from an Asset Sale which may possibly be required, through the passage of time or otherwise, to be used to purchase Securities pursuant to Section 4.15, the Trustee shall promptly release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or Cash Equivalents received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as Trust Moneys under Article XII subject to application as therein provided. Unless and until the Securities are accelerated, pursuant to Section 6.2, all interest and other income on any such obligations, when received by the Trustee, shall be paid to the Company from time to time in accordance with Section 12.7. If the

Securities have been accelerated pursuant to Section 6.2, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee, as the case may be, in accordance with Section 6.10.

          SECTION 11.12  Determinations Relating to Collateral.
                         -------------------------------------

          In the event (i) the Trustee shall receive any written request from the Company or a Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or the Guarantor's obligations with respect thereto or (ii) there shall be due to or from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) the Trustee shall become aware of any nonperformance by the Company or any Guarantor of any covenant or any breach of any representation or warranty of the Company or any Guarantor set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section
7.7 hereof). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.5.

          SECTION 11.13  Renewal and Refunding.
                         ---------------------

          Nothing in this Article XI shall prevent (a) the renewal or extension, without impairment of the Security Interests, at the same or at a lower or higher rate of interest, of any of the obligations or Indebtedness of any corporation included in the Collateral or (b) the issue in substitution for any such obligations or Indebtedness of other obligations or Indebtedness of such corporation for equivalent amounts and of substantially equal or superior rank as to security, if any; provided, however, that every such obligation or
                        --------  -------
Indebtedness as so renewed or extended shall continue to be subject to the Lien of the Security Documents and every substituted obligation of Indebtedness and the evidence thereof shall be deposited and pledged with the Trustee.

          SECTION 11.14  Release upon Termination of the
                         Company's and the Guarantor's
                         Obligations.
                         -------------------------------

          In the event that each of the Company and the Guarantors deliver an Officers' Certificate certifying that all of their respective obligations under the Indenture have been satisfied and discharged by complying with the provisions of Article VIII, the Trustee shall not be deemed to hold the Security Interests for the benefit of the Holders.

          SECTION 11.15  Trustee's Duties in
                         Respect of Collateral.
                         ---------------------

          The Trustee, acting in its capacity as collateral agent or mortgagee under each of the Security Documents, shall have only such duties with respect to the Collateral as are set forth in the Security Documents.

                                  ARTICLE XII

                          APPLICATION OF TRUST MONEYS
                          ---------------------------

          SECTION 12.1  "Trust Moneys" Defined.
                         ---------------------

          All cash or Cash Equivalents received by the Trustee:

          (a) upon the release of property from the Lien of any of the Security Documents, including, without limitation, all moneys received in respect of the principal of all purchase money, governmental and other obligations; or

          (b) as compensation for, or proceeds of the sale of, all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of; or

          (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); or

          (d) pursuant to the Mortgages; or

          (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or

          (f) for application under this Article XII as elsewhere provided in this Indenture or any Security Document, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"; provided,
                                                               --------
however, that Trust Moneys shall not include any property deposited with the
-------
Trustee pursuant to Section 4.17 or Articles III or VIII or delivered to or received by the Trustee pursuant to Section 6.10 hereof), shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Sections 12.2 through 12.5, inclusive.

          SECTION 12.2  Retirement of Securities.
                        ------------------------

          The Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Securities, on any Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to an offer to purchase under Section 4.15, or a Change of Control Offer under Section 4.17, as the Company or the relevant Guarantor shall request in writing, upon receipt by the Trustee of the following:

          (a) Board Resolutions of the Company or the relevant Guarantor directing the application pursuant to this Section 12.2 of a specified amount of Trust Moneys and, in case any such moneys are to be applied to payment, designating the Securities so to be paid and, in case any such moneys are to be applied to the purchase of Securities, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Securities to be purchased and any other provisions of this Indenture governing such purchase;

          (b) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

        (c) an Officers' Certificate, dated not more than five Business Days prior to the date of the relevant application stating

             (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby; and

             (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

        (d) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

          Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Securities so paid or purchased, using the cash deposited pursuant to paragraph (b) of this
Section 12.2, to the extent necessary, to pay any accrued interest required in connection with such purchase.

          A Board Resolution expressed to be irrevocable directing the application of Trust Moneys under this Section 12.2 to the payment of the principal of particular Securities shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Moneys and any cash deposited with the Trustee pursuant to paragraph (b) of this Section 12.2 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

          The Company or the relevant Guarantor shall have the right, at any time and from time to time to obtain a release of Trust Moneys constituting Net Cash Proceeds from an Asset Sale that were subject to an Asset Sale Offer and not used to purchase Securities thereunder because it was not fully subscribed by the Holders upon receipt by the Trustee of an Officers' Certificate stating
(i) that an Asset Sale Offer was made in accordance with Section 12.2 hereof,
(ii) the amount of Net Cash Proceeds of such Asset Sale remaining after the completion of such Asset Sale Offer

(iii) that no Default or Event of Default exists and (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with. Upon compliance with the foregoing, the Trustee shall release such Trust Moneys to the Company or the relevant Guarantor.

          SECTION 12.3  Withdrawals of Insurance Proceeds
                        and Condemnation Awards.
                        ---------------------------------

          To the extent that any Trust Moneys consist of either (a) the proceeds of insurance upon any part of the Collateral or (b) any award for or the proceeds of any of the Collateral being taken by eminent domain or sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company or the relevant Guarantor and shall be paid by the Trustee upon a request by the Company or the relevant Guarantor by the proper officer or officers of the Company to reimburse the Company or the relevant Guarantor for expenditures made, or to pay costs incurred, by the Company or the relevant Guarantor to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

          (a) an Officers' Certificate of the Company or the relevant Guarantor, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys and signed also in the case of the following clauses (i), (iv) and (vi), by an Appraiser or Financial Advisor, setting forth:

              (i) that expenditures have been made, or costs incurred, by the Company or the relevant Guarantor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company or the relevant Guarantor at the date of the acquisition thereof by the Company or the relevant Guarantor, except that it shall not be necessary under this clause (i) to state the fair value of any such repairs, rebuildings or replacements that are separately described pursuant to clause (vi) of this paragraph (a) and whose fair value is stated in the Independent Appraiser's or Independent Financial Advisor's certificate under paragraph (b) of this Section 12.3;

             (ii) that no part of such expenditures in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 12.3;

            (iii) that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under the relevant Mortgage or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Trustee under Section 11.6, as the case may be;

             (iv) that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Company or the relevant Guarantor, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborers' materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

              (v) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or the relevant Guarantor's business;

             (vi) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company or the relevant Guarantor, has been used or operated by others than the Company or the relevant Guarantor in a business similar to that in which such property has been or is to be used or operated by the Company or the relevant Guarantor, and whether the fair value to the Company or the relevant Guarantor, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $25,000, and 1% of the aggregate principal amount of the outstanding Securities; and, if all of such facts are present, such part of said repairs, rebuildings or replacements shall be separately described, and it shall be stated that an Independent Appraiser's or Independent Financial Advisor's certificate as to the fair value to the Company or the relevant Guarantor of such separately described repairs, rebuildings or replacements will be furnished under paragraph (b) of this Section 12.3;

           (vii) that no Default or Event of Default shall have occurred and be continuing; and

          (viii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

        (b) In case any part of such repairs, rebuildings or replacements is separately described pursuant to the foregoing clause (vi) of paragraph (a) of this Section 12.3, a certificate of an Independent Appraiser or Independent Financial Advisor stating the fair value to the Company or the relevant Guarantor, in such Independent Appraiser's or Independent Financial Advisor's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by the Company or the relevant Guarantor.

        (c) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

             (1) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

             (2) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected first priority mortgage Lien on such repairs, rebuildings or replacements in an aggregate amount equal to the fair value of such repairs, rebuildings or replacements, together with such endorsements and other opinions as are contemplated by Section 11.2(b)(ii), or with respect to any such repairs, rebuildings or replacements that are encompassed within or are erected upon Mortgaged Property an endorsement to the title insurance policy issued pursuant to Section 11.2(b)(ii) regarding the affected Mortgaged Property confirming that such repairs, rebuildings or replacements are encumbered by the first priority Lien of the applicable Mortgage;

             (3) in the event such repairs, rebuildings or replacements have a fair value in excess of $250,000, a Survey with respect thereto; and

             (4) evidence of payment or a closing statement indicating payments to be made by the Company or the relevant Guarantor of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Security Document to perfect such Lien; and

             (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

             (1) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such repairs, rebuildings or replacements; and

             (2) evidence of payment or a closing statement indicating payments to be made by the Company or the relevant Guarantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Security Document.

        (d)  An Opinion of Counsel substantially stating:

             (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture or any other Security Document, and that, upon the basis of such request of the Company and the accompanying documents specified in this Section 12.3, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this
        Section 12.3;

             (ii) that the Company or the relevant Guarantor has acquired title to said repairs, rebuildings and replacements at least the equivalent to its title to the property destroyed, damaged or taken, and that the same and every part thereof are free and clear of all Liens prior to the Lien of any of the Security Documents, except Liens of the type permitted under the applicable Security Document to which the property so destroyed, damaged or taken shall have been subject at the time of such destruction, damage or taking; and

             (iii) that all of the Company's or the relevant Guarantor's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of any of the Security Documents.

          Upon compliance with the foregoing provisions of this Section 12.3, the Trustee shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph
(a) of this Section 12.3, or the fair value to the Company or the relevant Guarantor of such repairs, rebuildings and replacements stated in such Officers' Certificate (and in such Independent Appraiser's or Independent Financial Advisor's certificate, if required by paragraph (b) of this Section 12.3), whichever is less; provided, however, that notwithstanding the above, so long as
                   --------  -------
no Default or Event of Default shall have occurred and be continuing, in the event that any insurance proceeds or award for such property or proceeds of such sale does not exceed the lesser of $25,000 or 1% of the principal amount of the outstanding Securities, and, in the good faith estimate of the Company or the relevant Guarantor, such destruction or damage resulting in such insurance proceeds or such taking or sale resulting in such award does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate of the Company or the relevant Guarantor to such effect, the Trustee shall release to the Company or the relevant Guarantor such insurance proceeds or award for such property or proceeds of such sale, free of the Lien hereof and of the applicable Security Documents; the Company or the relevant Guarantor shall take all steps necessary to notify the condemning authority of such assignment.

          SECTION 12.4  Withdrawal of Trust Moneys
                        for Reinvestment.
                        --------------------------

          To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to Section 4.15 and the Company or any Guarantor, as applicable, intends to reinvest such Net Cash Proceeds in a manner that would constitute a Permitted Related Acquisition, such Trust Moneys may be withdrawn by the Company or any Guarantor, as applicable, and shall be paid by the Trustee upon a written request by the Company by the proper officer or officers of the Company or any Guarantor, as applicable, to reimburse the Company or any Guarantor, as applicable, for expenditures made or to pay costs incurred by the Company or any Guarantor, as applicable, in connection with such Permitted Related Acquisition, upon receipt by the Trustee of the following:

          (a) An Officers' Certificate of the Company, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, stating in substance as follows:

               (i) that the Trust Moneys to be released constitute Net Cash Proceeds from an Asset Sale;

              (ii) setting forth with particularity the investment to be made with such Trust Moneys;

             (iii) that the release of the Trust Moneys complies with all applicable terms of this Indenture;

              (iv) that there is no Default or Event of Default (both before and after giving effect to the Permitted Related Acquisition) continuing; and

               (v) that all conditions precedent herein provided for relating to the release of the Trust Moneys in question have been provided.

          (b) If the Permitted Related Acquisition to be made is an investment in Real Property, the Company shall also deliver to the Trustee:

                (i) an instrument or instruments in recordable form sufficient for the Lien of any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

                 (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a valid and perfected mortgage Lien on such Real Property (subject to no Prior Liens other than Prior Liens of the type which were permitted with respect to the Collateral which was the subject of the Asset Sale) in an aggregate amount equal to the Fair Market Value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Liens of the type which were permitted with respect to the Collateral which was the subject of the Asset Sale, together with such endorsements and other opinions as are contemplated by Section 11.2(b)(ii); and

                (iii) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Guarantor of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Security Document and to perfect such Lien.

            (c) If the Permitted Related Acquisition is a personal property interest, the Company or the appropriate Guarantor shall deliver to the Trustee and the Collateral Agent:

                (i) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such personal property interest; and

                (ii) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Guarantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Permitted Related Acquisition to the Lien of any Security Document and to perfect such Lien.

            (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that allQS conditions precedent herein relating to such application of Trust Moneys have been complied with.

          SECTION 12.5  Powers Exercisable Notwithstanding
                        Event of Default.
                        ----------------------------------

          In case an Event of Default shall have occurred and shall be continuing, the Company or the relevant Guarantor, while in possession of the Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Lien permitted by the Security Documents to be prior to the Security Interests), may do any of the things enumerated in Sections 12.2 and
12.3 if the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section 12.5 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.1(a)(i) or
(ii).

          SECTION 12.6  Powers Exercisable by Trustee or
                        Receiver.
                        --------------------------------

          In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Lien permitted by the Security Documents to be prior to the Security Interests) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article XII conferred upon the Company or the relevant Guarantor with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article XII. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.

          SECTION 12.7  Disposition of Securities
                        Retired.
                        -------------------------

          All Securities received by the Trustee and for whose purchase Trust Moneys are applied under this Article XII, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction unless the Trustee shall be otherwise directed by the Company or the relevant Guarantor. Upon destruction of any Securities, the Trustee shall issue a certificate of destruction to the Company.

          SECTION 12.8  Investment of Trust Moneys.
                        --------------------------

          All or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Securities) shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents or, with respect to Net Cash Proceeds from Asset Sales, in any Permitted Investments pursuant to the direction of the Company which shall specify the Permitted Investment in which such Net Cash Proceeds shall be invested and the maturity date of such investment, as provided in Section 4.15. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents or Permitted Investments (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents and Permitted Investments shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents or Permitted Investments.

          The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 12.8.

                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

          SECTION 13.1  Trust Indenture Act Controls.
                        ----------------------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.2  Notices.
                        -------

          Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first-class mail addressed as follows:

          (a)     if to the Company or the Guarantors:

                  PLASTIC CONTAINERS, INC.
                  301 Merritt 7 Corporate Park
                  P.O. Box 5410
                  Norwalk, Connecticut  06856
                  Attention:  Secretary

                  Continental Can Company, Inc.
                  One Aerial Way
                  Syosset, New York  11791
                  Attention:  General Counsel

          (b)     if to the Trustee:

                  UNITED STATES TRUST COMPANY
                   OF NEW YORK
                  Corporate Trust Division
                  114 West 47th Street
                  New York, New York  10036-16
                  Re:  Plastic Containers, Inc.
                  Attention:  Corporate Trust Department

          The Company, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA
Section 314(a) and TIA Section 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.3  Communications by Holders with Other
                        Holders.
                        ------------------------------------

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the

Registrar and any other Person shall have the protection of TIA Section 312(c).

          SECTION 13.4  Certificate and Opinion of Counsel
                        as to Conditions Precedent.
                        ----------------------------------

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee at the request of the Trustee
(a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

          SECTION 13.5  Statements Required in Certificate
                        and Opinion of Counsel.
                        ----------------------------------

          Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the Person making such certificate has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

          SECTION 13.6  Rules by Trustee, Paying Agent,
                        Registrar.
                        -------------------------------

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 13.7  Legal Holidays.
                        --------------

          If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.8  Governing Law.
                        -------------

          The internal laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflict of laws.

          SECTION 13.9  No Recourse Against Others.
                        --------------------------

          A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

          SECTION 13.10  Successors.
                         ----------

          All agreements of the Company and each Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 13.11  Duplicate Originals.
                         -------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 13.12  Separability.
                         ------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

          SECTION 13.13  Table of Contents, Headings, Etc.
                         --------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                    PLASTIC CONTAINERS, INC.


                    By /s/
                      -----------------------------
                      Title:



                    UNITED STATES TRUST COMPANY
                    OF NEW YORK, as Trustee


                    By /s/
                      -----------------------------
                      Title:



                    GUARANTORS:

                    CONTINENTAL PLASTIC
                    CONTAINERS, INC.


                    By /s/
                      -----------------------------
                      Title:



                    CONTINENTAL CARIBBEAN
                    CONTAINERS, INC.


                    By /s/
                      -----------------------------
                      Title:

                                                                       Exhibit A
                                                                       ---------

                            [FORM OF SERIES A NOTE]

[If a restricted security, then insert -- THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
(c) OUTSIDE THE UNITED STATES TO A FOREIGN PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c) OR (d), BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OR ANY NOTE ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]

          Each Temporary Regulation S Global Security shall bear the following legend on the face thereof:

THIS SECURITY IS A TEMPORARY REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN
SECTION 2.16 OF THE INDENTURE, INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL SECURITY OR IN A PERMANENT REGULATION S GLOBAL SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE OWNER SECURITIES CERTIFICATION AND THE DEPOSITORY SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN PROVIDED IN

ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U. S. PERSONS.

          Each Permanent Regulation S Security shall bear the following legend on the face thereof:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES AT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

                                                        CUSIP NO.:  727547AB7

                           PLASTIC CONTAINERS, INC.


No.                                                                  $

                   10% SENIOR SECURED NOTE DUE 2006, SERIES A


          PLASTIC CONTAINERS, INC., a Delaware corporation (the "Company", which term includes any successor entity) for value received promises to pay to
or registered assigns the principal sum of                Dollars on December
15, 2006.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

          To the extent set forth in the Collateral Documents, payment hereof is secured, on an equal and ratable basis with all other Securities, by a valid, perfected security interest in the Collateral (as defined in the Indenture) with the priority contemplated in Section 11.01(a) of the Indenture, the terms of which security interest are more fully set forth in the Collateral Documents.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                              PLASTIC CONTAINERS, INC.


                         By:  _______________________________
                              Chairman of the Board and
                                Chief Executive Officer


                         By:  ______________________________
                              Vice President, Secretary
                                and Treasurer

Certificate of Authentication

          This is one of the 10% Senior Secured Notes due 2006, Series A referred to in the within-mentioned Indenture.

                              UNITED STATES TRUST COMPANY
                                OF NEW YORK, as Trustee


                              By:___________________________
                                     Authorized Officer

Dated:  _____________________

                             (REVERSE OF SECURITY)

                            PLASTIC CONTAINERS, INC.

                   10% SENIOR SECURED NOTE DUE 2006, SERIES A


          1. Interest.  PLASTIC CONTAINERS, INC., a Delaware corporation (the
             --------
"Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 10% per annum. Interest on the Senior Secured Notes
                             --- -----
will accrue from and including the most recent date or which interest has been paid or, if no interest has been paid, from and including December 17, 1996. Interest shall be payable in arrears on June 15 and December 15 of each year, commencing June 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 11% per annum.
            --- -----

          2. Method of Payment.  The Company will pay interest on the Senior
             -----------------
Secured Notes (except defaulted interest) to the Persons who are registered Holders of Senior Secured Notes at the close of business on the June 1 or December 1 next preceding the interest payment date. Holders must surrender Senior Secured Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar.  Initially, United States Trust
             --------------------------
Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. Neither the Company nor any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

          4. Indenture.  The Company issued the Senior Secured Notes under an
             ---------
Indenture dated as of December 17, 1996 (the "Indenture") among the Company, Continental Plastic Containers, Inc. ("CPC"), Continental Caribbean Containers, Inc. ("Caribbean") and the Trustee. This Senior Secured Note is one of an issue of Senior Secured Notes of the Company issued, or to be issued, under the Indenture. The terms of the Senior Secured Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. This Senior Secured Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10% Senior Secured Notes due 2006, Series A (the "Initial Securities"). The Senior Secured Notes are secured obligations of the Company limited in aggregate principal amount to $125,000,000. The Senior Secured Notes include the Initial Securities and the Exchange Securities, as defined below, issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture limits, among other things, the incurrence of Indebtedness by the Company and its Subsidiaries; Sale-Leaseback Transactions by the Company and its Subsidiaries; the creation of Liens by the Company and its Subsidiaries; purchases, redemptions, and other acquisitions or retirements of Capital Stock of the Company and its Subsidiaries; transactions by the Company and its Subsidiaries with their respective Affiliates; and the ability of the Company or any of its Subsidiaries to merge with or into another entity. The Indenture also requires each Guarantor to comply with each of the covenants that impose restrictions on such Guarantor. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee quarterly on compliance with the limitations contained in the Indenture.

          5. Optional Redemption.  The Company, at its option, may redeem all or
             -------------------
any of the Senior Secured Notes, in whole or in part, at any time on or after December 15, 2001 at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning December 15 of the years indicated below:

          Year                           Percentage
          ----                           ----------

          2001.........................    105.000%
          2002.........................    103.333%
          2003.........................    101.667%
          2004 and thereafter..........    100.000%

          In addition, on or prior to December 15, 1999, the Company may, at its option, following a Public Equity Offering (as defined below) which yields gross proceeds (before discounts, commissions and expenses) of $15,000,000 or more in aggregate, redeem up to $40,000,000 of the principal amount of Senior Secured Notes originally issued from the holders of Senior Secured Notes, on a pro rata basis (or as nearly pro rata as practicable), at a redemption price equal to 109% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least $85,000,000 aggregate principal amount of Senior Secured Notes would remain outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the net proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering.

          As used in the preceding paragraph, a "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act or an underwritten offering of Capital Stock (other than Disqualified Stock) of the Company made on a primary basis by the Company pursuant to Rule 144A under the Securities Act.

          6. Notice of Redemption.  Notice of redemption will be mailed at
             --------------------
least 30 days but not more than 60 days before the redemption date to each Holder of Senior Secured Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Senior Secured Notes or portions thereof called for redemption.

          7. Offers To Purchase.  Sections 4.15 and 4.17 of the Indenture
             ------------------
provide that after an Asset Sale or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Senior Secured Notes in accordance with the procedures set forth in the Indenture.

          8. Security Documents.  In order to secure the due and punctual
             ------------------
payment of the principal of and interest on the Senior Secured Notes and all other amounts payable by the Company under the Indenture and the Senior Secured Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Senior Secured Notes and the Indenture, each of the Company, CPC and Caribbean has granted security interests in and Liens on the Collateral owned by it to the Trustee for the benefit of the Holders of Senior Secured Notes pursuant to the Indenture and the Security Documents. The Senior Secured Notes will be secured by Liens on and security interests in the Collateral that are subject only to certain permitted encumbrances.

          Each Holder, by accepting a Senior Secured Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

          The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

          9. Denominations, Transfer, Exchange.  The Senior Secured Notes are in
             ---------------------------------
registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Senior Secured Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Senior Secured Notes or portion of a Senior Secured Note selected for redemption, or transfer or exchange any Senior Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed.

         10.  Persons Deemed Owners.  The registered Holder of a Senior Secured
              ---------------------
Note may be treated as the owner of it for all purposes. With respect to Global Securities, the Depository may grant proxies and otherwise authorize Holders of Book-Entry Securities to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder of a Security is entitled to give or take under this Indenture.

         11. Unclaimed Money.  If money for the payment of principal or interest
             ---------------
remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

         12. Amendment, Supplement, Waiver.  The Company and the Guarantors and
             -----------------------------
the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Senior Secured Notes, amend, waive or supplement the Indenture, the Security Documents or the Senior Secured Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, making any change that does not adversely affect the rights of any Holder or mortgaging, pledging or granting a security interest in favor of the Trustee as additional security for the payment and performance of the obligations under the Indenture, in any property or assets, including any which is required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to any Security Document or otherwise. Other amendments and modifications of the Indenture, the Senior Secured Notes or the Security Documents may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Senior Secured Notes, subject to certain exceptions requiring the consent of the Holders of the particular Senior Secured Notes to be affected.

         13. Successor Corporation.  When a successor corporation assumes all
             ---------------------
the obligations of its predecessor under the Senior Secured Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will be released from those obligations.

         14. Defaults and Remedies.  Events of Default are set forth in the
             ---------------------
Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or
(ix) of the Indenture (with respect to the Company, CPC or Caribbean)) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Secured Notes may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Secured Notes shall, declare the principal of and interest on all of the Senior Secured Notes to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture (with respect to the Company, CPC or Caribbean) occurs and is continuing, the principal of and interest on all of the Senior Secured Notes shall ipso facto
                                                                   ---- -----
become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Senior Secured Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Secured Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Secured Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         15. Trustee Dealings with Company.  The Trustee, in its individual or
             -----------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         16. No Recourse Against Others.  A director, officer, employee or
             --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Secured Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Secured Notes.

         17. Discharge.  The Company's obligations pursuant to the Indenture
             ---------
will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Senior Secured Notes or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of and interest on the Senior Secured Notes to maturity or redemption, as the case may be.

         18. Authentication.  This Senior Secured Note shall not be valid until
             --------------
the Trustee signs the certificate of authentication on the other side of this Senior Secured Note.

         19. Abbreviations.  Customary abbreviations may be used in the name of
             -------------
a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20. Governing Law.  The laws of the State of New York shall govern this
             -------------
Senior Secured Note and the Indenture.

         21. Registration Rights.  Pursuant to the Registration Rights Agreement
             -------------------
among the Company and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Company's 10% Senior Secured Notes due 2006, Series B (the "Exchange Securities"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities. The Holders of the Initial Securities shall be entitled to receive Liquidated Damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

              PLASTIC CONTAINERS, INC.
              301 Merritt Corporate Park 7
              Norwalk, Connecticut  06856
              Attention:  Secretary

          The form of reverse of a Temporary Regulation S Global Security shall include the language:

          This Temporary Regulation S Global Security is one of a duly authorized issue of Securities of the Company designated as its Senior Secured Notes due 2006 (the "Securities"), issued under an Indenture,
dated as of December    , 1996 (herein called the "Indenture"), among the
Company, the Guarantors and United States Trust Company of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). The Securities are limited in aggregate principal amount to $115,000,000. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          Until this Temporary Regulation S Global Security is exchanged for a Permanent Regulation S Global Security, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Temporary Regulation S Global Security shall in all other respects be entitled to the same benefits as other Securities under the Indenture.

          This Temporary Regulation S Global Security is exchangeable in whole or in part for one or more Permanent Regulation S Global Securities or Restricted Global Securities only (i) on or after the expiration of the Restricted Period and (ii) upon presentation of certificates (accompanied by an opinion of Counsel, if applicable) required by Article III of the Indenture. Upon exchange of this Temporary Regulation S Global Security for one or more Permanent Regulation S Global Securities or Restricted Global Securities, the Trustee shall cancel this Temporary Regulation S Global Security.

          This Temporary Regulation S Global Security shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Temporary Regulation S Global Security shall be governed by and construed in accordance with the laws of the State of New York.

                                   GUARANTEE


          Each Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of and interest on the Senior Secured Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Guarantors to the Holders of Senior Secured Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                         Guarantors:

                         CONTINENTAL PLASTIC CONTAINERS, INC.
                         CONTINENTAL CARIBBEAN CONTAINERS, INC.


                         By:
                            -------------------------------
                            President of each of the
                             foregoing corporations


                         By:
                            -------------------------------
                            Secretary of each of the
                                foregoing corporations

                                ASSIGNMENT FORM


If you the Holder want to assign this Senior Secured Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Senior Secured Note to


--------------------------------------------------------------------------------


(Insert assignee's social security or tax ID number) ____________


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Senior Secured Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:  _________________ Your signature:
                                           ------------------------
                                            (Sign exactly as your
                                            name appears on the other
                                              side of this Senior
                                                 Secured Note)

Signature Guarantee:
                      --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Senior Secured Note purchased by the Company pursuant to Section 4.15 or 4.17 of the Indenture, check the Box: [ ]

          If you wish to have a portion of this Senior Secured Note purchased by the Company pursuant to Section 4.15 or 4.17 of the Indenture, state the amount:


                                 $_____________


Date:  ________________   Your Signature:  _____________________
                                           (Sign exactly as your
                                           name appears on the
                                           other side of this
                                           Senior Secured Note)

Signature Guarantee:  _____________________

                                                                       Exhibit B
                                                                       ---------



                                                                      CUSIP No.:


                            PLASTIC CONTAINERS, INC.

                   10% SENIOR SECURED NOTE DUE 2006, SERIES B


No.                                                             $

          PLASTIC CONTAINERS, INC., a Delaware corporation (the "Company," which term includes any successor entity) for value received promises to pay to
or registered assigns, the principal sum of         Dollars, on December 15,
2006.

          Interest Payment Dates:  June 15 and December 15.

          Record Dates:  June 1 and December 1.

          To the extent set forth in the Collateral Documents, payment hereof is secured, on an equal and ratable basis with all other Securities, by a valid, perfected security interest in the Collateral (as defined in the Indenture) with the priority contemplated in Section 11.01(a) of the Indenture, the terms of which security interest are more fully set forth in the Collateral Documents.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                              PLASTIC CONTAINERS, INC.


                              By:
                                 -----------------------------
                                 Chairman of the Board and
                                   Chief Executive Officer


                              By:
                                 -----------------------------
                                 Vice President, Secretary
                                   and Treasurer

Certificate of Authentication

          This is one of the 10% Senior Secured Notes due 2006, Series B referred to in the within-mentioned Indenture.

                              UNITED STATES TRUST COMPANY
                                   OF NEW YORK
                                as Trustee


Dated:                        By:
                                 --------------------------------
                                     Authorized Officer

                             (REVERSE OF SECURITY)

                            PLASTIC CONTAINERS, INC.

                   10% SENIOR SECURED NOTE DUE 2006, SERIES B


          1. Interest.  PLASTIC CONTAINERS, INC., a Delaware corporation (the
             --------
"Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 10% per annum. Interest on the Senior Secured Notes
                             --- -----
will accrue from and including the most recent date or which interest has been paid or, if no interest has been paid, from and including December 17, 1996. Interest shall be payable in arrears on June 15 and December 15 of each year, commencing June 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 11% per annum.
            --- -----

          2. Method of Payment.  The Company will pay interest on the Senior
             -----------------
Secured Notes (except defaulted interest) to the Persons who are registered Holders of Senior Secured Notes at the close of business on the June 1 or December 1 next preceding the interest payment date. Holders must surrender Senior Secured Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar.  Initially, United States Trust
             --------------------------
Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. Neither the Company nor any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

          4. Indenture.  The Company issued the Senior Secured Notes under an
             ---------
Indenture dated as of December 17, 1996 (the "Indenture") among the Company, Continental Plastic Containers, Inc. ("CPC"), Continental Caribbean Containers, Inc. ("Caribbean") and the Trustee. This Senior Secured Note is one of an issue of Senior Secured Notes of the Company issued, or to be issued, under the Indenture. The terms of the Senior Secured Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. This Senior Secured Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 10% Senior Secured Notes due 2006, Series B. The Senior Secured Notes are secured obligations of the Company limited in aggregate principal amount to $125,000,000. The Indenture limits, among other things, the incurrence of Indebtedness by the Company and its Subsidiaries; Sale-Leaseback Transactions by the Company and its Subsidiaries; the creation of Liens by the Company and its Subsidiaries; purchases, redemptions, and other acquisitions or retirements of Capital Stock of the Company and its Subsidiaries; transactions by the Company and its Subsidiaries with their respective Affiliates; and the ability of the Company or any of its Subsidiaries to merge with or into another entity. The Indenture also requires each Guarantor to comply with each of the covenants that impose restrictions on such Guarantor. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee quarterly on compliance with the limitations contained in the Indenture.

          5. Optional Redemption.  The Company, at its option, may redeem all or
             -------------------
any of the Senior Secured Notes, in whole or in part, at any time on or after December 15, 2001 at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning December 15 of the years indicated below:

          Year                           Percentage
          ----                           ----------

          2001.........................    105.000%
          2002.........................    103.333%
          2003.........................    101.667%
          2004 and thereafter..........    100.000%

          In addition, on or prior to December 15, 1999, the Company may, at its option, following a Public Equity Offering (as defined below) which yields gross proceeds (before discounts, commissions and expenses) of $15,000,000 or more in aggregate, redeem up to $40,000,000 of the principal amount of Senior Secured Notes originally issued from the holders of Senior Secured Notes, on a pro rata basis (or as nearly pro rata as practicable), at a redemption price equal to 109% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least $85,000,000 aggregate principal amount of Senior Secured Notes would remain outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the net proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering.

          As used in the preceding paragraph, a "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act or an underwritten offering of Capital Stock (other than Disqualified Stock) of the Company made on a primary basis by the Company pursuant to Rule 144A under the Securities Act.

          6. Notice of Redemption.  Notice of redemption will be mailed at
             --------------------
least 30 days but not more than 60 days before the redemption date to each Holder of Senior Secured Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Senior Secured Notes or portions thereof called for redemption.

          7. Offers To Purchase.  Sections 4.15 and 4.17 of the Indenture
             ------------------
provide that after an Asset Sale or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Senior Secured Notes in accordance with the procedures set forth in the Indenture.

          8. Security Documents.  In order to secure the due and punctual
             ------------------
payment of the principal of and interest on the Senior Secured Notes and all other amounts payable by the Company under the Indenture and the Senior Secured Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Senior Secured Notes and the Indenture, each of the Company, CPC and Caribbean has granted security interests in and Liens on the Collateral owned by it to the Trustee for the benefit of the Holders of Senior Secured Notes pursuant to the Indenture and the Security Documents. The Senior Secured Notes will be secured by Liens on and security interests in the Collateral that are subject only to certain permitted encumbrances.

          Each Holder, by accepting a Senior Secured Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

          The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

          9. Denominations, Transfer, Exchange.  The Senior Secured Notes are in
             ---------------------------------
registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Senior Secured Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Senior Secured Notes or portion of a Senior Secured Note selected for redemption, or transfer or exchange any Senior Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed.

         10.  Persons Deemed Owners.  The registered Holder of a Senior Secured
              ---------------------
Note may be treated as the owner of it for all purposes. With respect to Global Securities, the Depository may grant proxies and otherwise authorize Holders of Book-Entry Securities to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder of a Security is entitled to give or take under this Indenture.

          11. Unclaimed Money.  If money for the payment of principal or
              ---------------
interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

          12. Amendment, Supplement, Waiver.  The Company and the Guarantors
              -----------------------------
and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Senior Secured Notes, amend, waive or supplement the Indenture, the Security Documents or the Senior Secured Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, making any change that does not adversely affect the rights of any Holder or mortgaging, pledging or granting a security interest in favor of the Trustee as additional security for the payment and performance of the obligations under the Indenture, in any property or assets, including any which is required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to any Security Document or otherwise. Other amendments and modifications of the Indenture, the Senior Secured Notes or the Security Documents may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Senior Secured Notes, subject to certain exceptions requiring the consent of the Holders of the particular Senior Secured Notes to be affected.

          13. Successor Corporation.  When a successor corporation assumes all
              ---------------------
the obligations of its predecessor under the Senior Secured Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will be released from those obligations.

          14. Defaults and Remedies.  Events of Default are set forth in the
              ---------------------
Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or
(ix) of the Indenture (with respect to the Company, CPC or Caribbean)) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Secured Notes may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Secured Notes shall, declare the principal of and interest on all of the Senior Secured Notes to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture (with respect to the Company, CPC or Caribbean) occurs and is continuing, the principal of and interest on all of the Senior Secured Notes shall ipso facto
                                                                   ---- -----
become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Senior Secured Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Secured Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Secured Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          15. Trustee Dealings with Company.  The Trustee, in its individual or
              -----------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          16. No Recourse Against Others.  A director, officer, employee or
              --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Secured Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Secured Notes.

          17. Discharge.  The Company's obligations pursuant to the Indenture
              ---------
will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Senior Secured Notes or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of and interest on the Senior Secured Notes to maturity or redemption, as the case may be.

          18. Authentication.  This Senior Secured Note shall not be valid
              --------------
until the Trustee signs the certificate of authentication on the other side of this Senior Secured Note.

          19. Abbreviations.  Customary abbreviations may be used in the name
              -------------
of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          20. Governing Law.  The laws of the State of New York shall govern
              -------------
this Senior Secured Note and the Indenture.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               PLASTIC CONTAINERS, INC.
               301 Merritt 7 Corporate Park
               Norwalk, Connecticut  06856
               Attention:  Secretary

                                   GUARANTEE


          Each Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of and interest on the Senior Secured Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Guarantors to the Holders of Senior Secured Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                         Guarantors:

                         CONTINENTAL PLASTIC CONTAINERS, INC.
                         CONTINENTAL CARIBBEAN CONTAINERS, INC.


                         By:
                            ------------------------------------
                            President of each of the
                             foregoing corporations


                         By:
                            ------------------------------------
                            Secretary of each of the foregoing
                             corporations

                                ASSIGNMENT FORM


If you the Holder want to assign this Senior Secured Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Senior Secured Note to


--------------------------------------------------------------------------------


(Insert assignee's social security or tax ID number) ____________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Senior Secured Note on the books of the Company. The agent may substitute another to act for him.





Date:  ________________   Your Signature:   _____________________
                                            (Sign exactly as your
                                           name appears on the other
                                            side of this Senior
                                               Secured Note)

Signature Guarantee:
                      --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Senior Secured Note purchased by the Company pursuant to Section 4.15 or 4.17 of the Indenture, check the Box: [ ]

          If you wish to have a portion of this Senior Secured Note purchased by the Company pursuant to Section 4.15 or 4.17 of the Indenture, state the amount:


                                 $_____________


Date:  ________________   Your Signature:     _____________________
                                              (Sign exactly as your
                                              name appears on the
                                              other side of this
                                              Senior Secured Note)

Signature Guarantee:  _____________________

                                                                       Exhibit C
                                                                       ---------

                [FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF
                       BENEFICIAL INTEREST IN A TEMPORARY
                          REGULATION S GLOBAL SECURITY
                             TO EUROCLEAR OR CEDEL]

                         OWNER SECURITIES CERTIFICATION

                            PLASTIC CONTAINERS, INC.

                       10% Senior Secured Notes due 2006

          Reference is hereby made to the Indenture, dated as of December 17, 1996 (the "Indenture"), among Plastic Containers, Inc., as Issuer, Continental Plastic Containers, Inc. and Continental Caribbean Containers, Inc., as Guarantors, and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This is to certify that, as of the date hereof, $______ of the above-captioned Securities (the "Securities") are beneficially owned by non-U.S. person(s). As used in this the term "U.S. person" has the meaning given to it paragraph, by Regulation S under the Securities Act of 1933, as amended.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.


                Dated:                    ,
                      --------------------  ----

                By:
                    --------------------------------------------
                    As, or as agent for, the beneficial owner(s)
                    of the Securities to which this certificate
                    relates.

                                                                       Exhibit D
                                                                       ---------



                       [FORM OF CERTIFICATION TO BE GIVEN
                          BY THE EUROCLEAR OPERATOR OR
                                     CEDEL]

                      DEPOSITORY SECURITIES CERTIFICATION

                            PLASTIC CONTAINERS, INC.

                       10% Senior Secured Notes due 2006
                              CUSIP No. 727547AB7


          Reference is hereby made to the Indenture, dated as of December 17, 1996 (the Indenture"), among Plastic Containers, Inc., as Issuer, Continental Plastic Containers, Inc. and Continental Caribbean Containers, Inc., as Guarantors, and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This is to certify that, with respect to U.S.$__________ principal amount of the above-captioned Securities (the "Securities"), except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Securities (our "Member Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Indenture./1/

          We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Regulation S Global Security (as defined in the Indenture) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

----------
/1/ Unless Morgan Guaranty Trust Company of New York, London Branch is otherwise informed by the Agent, the long form certificate set out in the Operating Procedures will be deemed to meet the requirements of this sentence.

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                              Dated:______________, _____

                                         Yours faithfully,


                              [MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK, as operator of the
                              Euroclear System]

                              or

                              [CEDEL BANK, SOCIETE ANONYME]


                              By
                                ---------------------------

                                                                       Exhibit E
                                                                       ---------


                     [FORM OF CERTIFICATION TO BE GIVEN BY
                     TRANSFEREE OF BENEFICIAL INTEREST IN A
                    TEMPORARY REGULATION S GLOBAL SECURITY]

                      TRANSFEREE SECURITIES CERTIFICATION

                            PLASTIC CONTAINERS, INC.

                       10% Senior Secured Notes due 2006
                              CUSIP No. 727547AB7


Reference is hereby made to the Indenture, dated as of December 17, 1996 (the Indenture"), among Plastic Containers, Inc., as Issuer, Continental Plastic Containers, Inc. and Continental Caribbean Containers, Inc., as Guarantors, and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

For purposes of acquiring a beneficial interest in the Temporary Regulation S Global Security, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.


                Dated:                    ,
                      --------------------  ----

                    By:
                        -----------------------------------------
                        As, or as agent for, the beneficial
                        owner(s) of the Securities to which this
                        certificate relates.

                                                                       Exhibit F
                                                                       ---------

                     FORM OF CERTIFICATION FOR TRANSFER OR
                     EXCHANGE OF RESTRICTED GLOBAL SECURITY
                   TO TEMPORARY REGULATION S GLOBAL SECURITY
                      (Exchanges or transfers pursuant to
                       Section 2.16(ii) of the Indenture)


United States Trust Company
 of New York
Corporate Trust Division
114 West 47th Street
New York, New York 10036-13

Attention:  Global Trust Services
            International Corporate
            Trust Administration

            Re: Plastic Containers Inc. 10%
                Senior Secured Notes due
                2006 (the "Securities")
                -------------------------------


          Reference is hereby made to the Indenture, dated as of December 17, 1996 (the Indenture"), among Plastic Containers, Inc., as Issuer, Continental Plastic Containers, Inc. and Continental Caribbean Containers, Inc., as Guarantors, and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S.$__________ aggregate principal amount of Securities which are Held in the form of the Restricted Global Security (CUSIP No.727547AB7) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Temporary Regulation S Global Security (CUSIP No._____) to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

        (1) the offer of the Securities was not made to a person in the United States;

        [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States]/1/

        [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;]/1/

        (3) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or 904(b) of Regulation S, as applicable;

        (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

        (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                [Insert Name of Transferor)

                By:
                   -------------------------------
                    Name:
                    Title:


Dated:
      -----------

cc:  Plastic Containers, Inc.

----------
/1/ Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                                                       Exhibit G
                                                                       ---------

               FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                         RESTRICTED GLOBAL SECURITY TO
                     PERMANENT REGULATION S GLOBAL SECURITY
                      (Exchanges or transfers pursuant to
                       Section 2.16(ii) of the Indenture)


United States Trust Company of New York,
 as Trustee
Corporate Trust Division
114 West 47th Street
New York, New York  10036-16

Attention:  Global Trust Services
            International Corporate
            Trust Administration

            Re: Plastic Containers, Inc.
                10% Senior Secured Notes
                due 2006 (the "Securities")
                ---------------------------


          Reference is hereby made to the Indenture, dated as of December 17, 1996 (the "Indenture"), among Plastic Containers, Inc., as Issuer, Continental Plastic Containers, Inc. and Continental Caribbean Containers, Inc., as Guarantors, and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S.$____________ aggregate principal amount of Securities which are held in the form of the Restricted Global Security (CUSIP No. 727547AB7) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Permanent Regulation S Global Security (CUSIP No. __________).

          In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and,

         (1) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

              (A) the offer of the Securities was not made to a person in the United States;

              [(B) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]/1/

              [(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;]/1/

              (C) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or 904(b) of Regulation S, as applicable; and

              (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (2) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                [Insert Name of Transferor]


                By:
                   ----------------------------
                    Name:
                    Title:

Dated:
      -----------------------

cc:  Plastic Containers, Inc.

----------
/1/ Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.

                                                                       Exhibit H
                                                                       ---------

               FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                     TEMPORARY REGULATION S GLOBAL SECURITY
                  OR PERMANENT REGULATION S GLOBAL SECURITY TO
                           RESTRICTED GLOBAL SECURITY
                      (Exchanges or transfers pursuant to
                      Section 2.16(iii) of the Indenture)


United States Trust Company of New York,
 as Trustee
Corporate Trust Division
114 West 47th Street
New York, New York  10036-16

Attention:  Global Trust Services
            International Corporate
            Trust Administration

            Re: Plastic Containers, Inc.
                10% Senior Secured Notes
                due 2006 (the "Securities")
                ---------------------------

          Reference is hereby made to the Indenture, dated as of December 17, 1996 (the "Indenture"), among Plastic Containers, Inc., as Issuer, Continental Plastic Containers, Inc. and Continental Caribbean Containers, Inc., as Guarantors, and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S.$____________ principal amount of Securities which are evidenced by an aggregate [Temporary Regulation S Global Security (CUSIP No. __________)] [Permanent Regulation S Global Security (CUSIP No. __________)] and held with the Depository through [Euroclear] [Cedel] (Common Code __________) in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in Securities to a person that will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by a Restricted Global Security of the same series and of like tenor as the Securities (CUSIP No. 727547AB7).

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                [Insert Name of Transferor]


                              By:
                                 ------------------------------
                                  Name:
                                  Title:

Dated:
      -----------------------
cc:  Plastic Containers, Inc.

                                                                       Exhibit I
                                                                       ---------

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO
                           RESTRICTED GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                       Section 2.16(iv) of the Indenture)

United States Trust Company of New York
 as Trustee
Corporate Trust Division
114 West 47th Street
New York, New York  10036-16

Attention:  Global Trust Services
            International Corporate
            Trust Administration

            Re: Plastic Containers, Inc.
                10% Senior Secured Notes
                due 2006 (the "Securities")
                ---------------------------


          Reference is hereby made to the Indenture, dated as of December 17, 1996 (the "Indenture"), among Plastic Containers, Inc., as Issuer, Continental Plastic Containers, Inc. and Continental Caribbean Containers, Inc., as Guarantors, and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $_____________ principal amount of Restricted Securities held in definitive form (CUSIP No. 727547AB7) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchanged or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A or another exemption under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby further certify that:

        (1) if the transfer has been effected pursuant to Rule 144A:

                (A) the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion;

                (B) such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A; and

                (C) the Securities have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States; or

        (2) if the transfer has been effected pursuant to another exemption under the Act:

            (A) the Securities were transferred to a person that the Transferor reasonably believes is an Institutional Accredited Investor; and

            (B) the Securities have been transferred pursuant to an exemption from the Securities Act and made in accordance with any applicable securities laws of any state of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                                Dated:               ,
                                      --------------   ------
                                [Insert Name of Transferor]

                                By:
                                   --------------------------
                                   Name:
                                   Title:
cc:  Plastic Containers, Inc.

                                                                       Exhibit J
                                                                       ---------

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO
                     PERMANENT REGULATION S GLOBAL SECURITY
                   OR TEMPORARY REGULATION S GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                       Section 2.16(iv) of the Indenture)

United States Trust Company of New York
 as Trustee
Corporate Trust Division
114 West 47th Street
New York, New York  10036-16

Attention:  Global Trust Services
            International Corporate
            Trust Administration

            Re: Plastic Containers, Inc.
                10% Senior Secured Notes
                due 2006 (the "Securities")
                ---------------------------

          Reference is hereby made to the Indenture, dated as of December 17, 1996 (the "Indenture"), among Plastic Containers, Inc., as Issuer, Continental Plastic Containers, Inc. and Continental Caribbean Containers Inc., as Guarantors, and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $___ principal amount of Restricted Securities held in definitive form (CUSIP No. 727547AB7) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), and accordingly the Transferor does hereby further certify that:

                (A) the offer of the Securities was not made to a person in the United States;

                (B)    either:

                           (i) at the time the buy order was originated, the
                     transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                       (ii) the transaction was executed in, on or through the
                  facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act; and

                (E) if such transfer is to occur during the Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [CEDEL].

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                            Dated:               ,
                                  --------------   ------
                            [Insert Name of Transferor]

                            By:
                               --------------------------
                               Name:
                               Title:

cc:  Plastic Containers, Inc.

                                                                     Exhibit K-1
                                                                     -----------

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
                     SECURITY TO RESTRICTED GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                       Section 2.16(v) of the Indenture)

United States Trust Company of New York
 as Trustee
Corporate Trust Division
114 West 47th Street
New York, New York  10036-16

Attention:  Global Trust Services
            International Corporate
            Trust Administration

            Re: Plastic Containers, Inc.
                10% Senior Secured Notes
                due 2006 (the "Securities")
                ---------------------------


          Reference is hereby made to the Indenture, dated as of December 17, 1996 (the "Indenture"), among Plastic Containers, Inc., as Issuer, Continental Plastic Containers, Inc. and Continental Caribbean Containers Inc., as Guarantors, and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $___ principal amount of Restricted Securities held in definitive form (CUSIP No. 727547AB7) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States. In

                                     K-1-1
connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                Dated:              ,
                      --------------  -------
                [Insert Name of Transferor]

                By:
                   --------------------------
                   Name:
                   Title:

cc:  Plastic Containers, Inc.

                                     K-1-2

                                                                     Exhibit K-2
                                                                     -----------

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
               SECURITY TO PERMANENT REGULATION S GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                       Section 2.16(v) of the Indenture)

United States Trust Company of New York
 as Trustee
Corporate Trust Division
114 West 47th Street
New York, New York  10036-16

Attention:  Global Trust Services
            International Corporate
            Trust Administration

            Re: Plastic Containers, Inc.
                10% Senior Secured Notes
                due 2006 (the "Securities")
                ---------------------------


          Reference is hereby made to the Indenture, dated as of December 17, 1996 (the "Indenture"), among Plastic Containers, Inc., as Issuer, Continental Plastic Containers, Inc. and Continental Caribbean Containers Inc., as Guarantors, and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $___ principal amount of Restricted Securities held in definitive form (CUSIP No. 727547AB7) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

     (1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

         (A) the offer of the Securities was not made to a person in the United States;

         (B)      either;

                                     K-2-1

               (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

              (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

          (C) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or 904 (b) of Regulation S, as applicable;

          (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act; and

          (E) if such transfer is to occur during the Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [CEDEL]; or

     (2)  if the transfer has been effected pursuant to Rule 144:

          (A) more than two years has elapsed since the date of the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

          (B) the Securities have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers.

                         Dated:              ,
                               --------------  -------
                         [Insert Name of Transferor]

                         By:
                            --------------------------
                              Name:
                              Title:

cc:  Plastic Containers, Inc.

                                     K-2-2

                                                                       Exhibit L
                                                                       ---------

                      Transferee Letter of Representation
                      -----------------------------------

                                                               ___________, ____


United States Trust Company
 of New York
114 West 47th Street
New York, New York 10036-16
Attention:  Corporate Trust Division

          Re:  Plastic Containers Inc. 10%
               Senior Secured Notes due 2006
               ------------------------------


Ladies and Gentlemen:

          In connection with our proposed purchase of 10% Senior Secured Notes due 2006 (the "Notes") of Plastic Containers Inc. (the "Company"), we confirm that:

          1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $500,000, (f) in an offshore transaction pursuant to Regulation S of the Securities Act or (g) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

          2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          3. We are acquiring at least $500,000 principal amount of the Notes and we are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                        Very truly yours,



                   ----------------------------
                        (Name of Purchaser)


                By:
                   ----------------------------

                Date:
                     --------------------------


          Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

                Name:
                     ------------------------------

                Address:
                        ---------------------------

                Taxpayer ID Number:
                                   ----------------

                                                                       EXHIBIT M
                                                                       ---------



                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT N
                                                                       ---------


                         MORTGAGE, SECURITY AGREEMENT
                      AND ASSIGNMENT OF LEASES AND RENTS

                                    Between

                     CONTINENTAL PLASTIC CONTAINERS, INC.,
                                 as Mortgagor


                                      And


                    UNITED STATES TRUST COMPANY OF NEW YORK
                     as Collateral Agent for the Holders,
                                 as Mortgagee



                           Dated:  December 17, 1996



          This instrument was prepared by, and after recording return to, John Schuster, Esq., Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005.

                          MORTGAGE, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS


          THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS ("Mortgage") made as of December 17, 1996 between CONTINENTAL PLASTIC
  --------
CONTAINERS, INC., having an address at 301 Merritt 7 Corporate Park, Norwalk, Connecticut 06856 ("Mortgagor"), and UNITED STATES TRUST COMPANY OF NEW YORK,
                    ---------
having an address at 114 West 47th Street, New York, New York 10036, as collateral agent and as trustee for the Holders (as defined in the Indenture) under the Indenture (as hereinafter defined) (together with any successors in such capacity, "Mortgagee").
                ---------


                               R E C I T A L S :
                               - - - - - - - -

          A.  Plastic Containers, Inc. (the "Company") , a Delaware corporation,
                                             -------
Continental Caribbean Containers, Inc., a Delaware corporation, Mortgagor and Mortgagee have entered into a certain indenture (as amended from time to time, the "Indenture"; capitalized terms used herein and not defined shall have the
     ---------
meanings assigned to such terms in the Indenture), dated as of the date hereof, pursuant to which the Company has issued 10% Senior Secured Notes due 2006 (the "Series A Notes") in the aggregate principal amount of $125,000,000 and pursuant
 --------------
to which the Company may issue 10% Series B Senior Secured Notes due 2006 (the

"Series B Notes"; together with the Series A Notes, the "Securities").
---------------                                          ----------

          B. This Mortgage is given by Mortgagor to secure the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a), and any successor provision thereto), of (i) all obligations, indebtedness and liabilities of the Company pursuant to the terms of the Indenture, the Securities and the Security Documents, including, without limitation, the obligations of the Company to pay principal of, premium, if any, and interest on the Securities when due and payable, and all other amounts due and to become due under or in connection with the Indenture, the Securities and the Security Documents, (ii) all obligations of Mortgagor pursuant to the terms of the Indenture, the Security Documents and its Guarantee and (iii) without duplication of the amounts described in clause (ii), all obligations, indebtedness and liabilities of Mortgagor pursuant to the terms of this Mortgage, in each case, whether now existing or hereafter arising and whether in the regular course of business or otherwise (collectively, the "Secured
                                                                -------
Obligations").
-----------

                              A G R E E M E N T :
                              - - - - - - - - -

          NOW, THEREFORE, in consideration of the premises set forth herein and the further sum of One Dollar ($1.00) to Mortgagee in hand well and truly paid by Mortgagor at and before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, Mortgagor intending to be legally bound has granted, bargained and sold, mortgaged, conveyed, alined, released, confirmed, assigned, transferred and set over, and by these presents does grant, bargain and sell, mortgage, convey, alien, release, confirm, assign, transfer and set over unto Mortgagee, its successors and assigns, for the use and benefit of Mortgagee in its capacity as Collateral Agent under the Indenture, all that certain plot, piece, or parcel of land more particularly described in Schedule A annexed
                                                        ----------
hereto and by this reference made a part hereof;

          TOGETHER with (1) all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and also in and to
(i) any land lying within the right-of-way of any streets, open or proposed, adjoining the same, (ii) any easements, rights-of-way and rights used in connection therewith or as a means of access thereto and (iii) any and all sidewalks, alleys, strips and gores of land adjacent thereto or used in connection therewith (all of the foregoing being hereinafter collectively called the "Premises");
     --------

          (2) all buildings, structures and other improvements (collectively, the "Improvements") now or hereafter erected on the Premises and owned by
     ------------
Mortgagor;

          (3) all machinery, apparatus, equipment, fittings, fixtures and other articles of personal property, including all goods and all goods which become fixtures (collectively, the "Equipment"), which may now or hereafter be owned by
                             ---------
Mortgagor and which are located on, attached to or used in connection with the Premises and the Improvements and all replacements thereof, additions thereto and substitutions therefor (the Premises, the Improvements and the Equipment, collectively, the "Property");
                   --------

          TOGETHER with all Mortgagor's books and records or other materials used or useful in the business of the Mortgagor and now or hereafter located on or in the Property and all replacements thereof, additions thereto and substitutions therefor;

          TOGETHER with the tenements, hereditaments, appurtenances and all the estates and rights of Mortgagor in and to the Property;

          TOGETHER with the reversions, remainders, easements, rents, issues, profits and other benefits derived from any of the foregoing arising or issuing from the Property;

          TOGETHER with any and all awards, damages, payments and other compensation and any and all claims therefor and rights thereto which may result from any taking or injury by virtue of the exercise of the power of eminent domain of or to, or any damage, injury or destruction in any manner caused to, the Property, and any buildings, structures and improvements thereon, or any part thereof, or from any change of grade or vacation of any street abutting thereon, all of which awards, damages, payments, compensation, claims and rights are hereby assigned, transferred and set over to Mortgagee to the fullest extent that Mortgagor may under the law so do. Mortgagee is hereby irrevocably appointed attorney-in-fact for Mortgagor to settle for, collect and receive any such awards, damages, payments and compensation from the authorities making the same, to appear in and prosecute any proceeding therefor, and to give receipts and acquittances therefor;

          TOGETHER with all right, title and interest of Mortgagor in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter obtained by Mortgagor with regard to any of the foregoing;

          TOGETHER with any other interest Mortgagor may hereafter acquire in any real property situated at the Premises;

          TOGETHER with the cash and noncash proceeds of all of the foregoing;

          ALL of which property and rights hereinabove described or mentioned being hereinafter collectively called the "Mortgaged Property".
                                           ------------------

          TO HAVE AND TO HOLD unto Mortgagee, its successors and assigns, forever;

          PROVIDED, HOWEVER, that if Secured Obligations secured hereby shall be paid or performed, as applicable, in full according to the terms and provisions hereof and of the Transaction Documents, then this Mortgage and the estate hereby created shall cease, terminate and become void.

          Notwithstanding the foregoing, the Mortgaged Property shall not include (i) Accounts or Inventory (each as defined in the Uniform Commercial Code as from time to time in effect in the State of New York), (ii) any Documents of Title (as defined in that certain financing agreement, as in effect on the date hereof, executed in connection with the Revolving Credit Facility), (iii) any 1996 Leaseback Equipment (as defined in the Pledge and Security Agreement) or (iv) any Previously Leased/Financed Equipment (as defined in the Pledge and Security Agreement).

          Mortgagor covenants, promises and agrees with Mortgagee as follows:


                                   ARTICLE I.

                 COVENANTS AS TO PAYMENT, PERFORMANCE AND TITLE

          SECTION 1.01. Mortgagor shall pay to Mortgagee all sums now or hereafter due Mortgagee under the terms hereof and of the Transaction Documents, including the entire unpaid principal indebtedness under the Securities and all fees, expenses and other amounts payable in connection therewith, together with all interest thereon, and shall pay and perform all other Secured Obligations, punctually as and when the same shall become due by the terms thereof and hereof or otherwise become due and payable. Mortgagor will fully and faithfully observe and perform all of the terms, provisions, conditions, covenants and agreements on the part of Mortgagor to be observed and performed under the Transaction Documents.

          SECTION 1.02. Mortgagor warrants to Mortgagee that: (i) it has and will have title to the Mortgaged Property subject only to those Liens existing as of the date hereof identified as exceptions to title insurance coverage on Schedule B-2 (other than the so-called "standard exceptions" and any other exception which the title insurance company has affirmatively insured Mortgagee against loss thereof) to the ALTA title insurance policy dated the date hereof issued to Mortgagee by Chicago Title Insurance Company insuring the Lien of this Mortgage (the "Prior Liens") and Permitted Liens (as hereinafter defined); (ii) it has full power and lawful authority to encumber the Mortgaged Property in the manner and form herein set forth; (iii) subject to Permitted Liens, it owns and will own all fixtures and articles of personal property now or hereafter affixed and/or used in connection with the Premises, including any substitutions or replacements thereof, free and clear of Liens and claims other than Permitted Liens; (iv) this Mortgage is and will remain a valid and enforceable first Lien on the Mortgaged Property subject only to Prior Liens; and (v) it will preserve such title it has as of the date hereof, and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the Lien (subject to Prior Liens) hereof against the claims of all persons and parties whomsoever, by, through, or under Mortgagor.

          As used herein, Permitted Liens shall mean those Liens constituting Permitted Liens, as defined in the Indenture, under clauses (f) and (h) thereof.


                                  ARTICLE II.

                COVENANTS AS TO TAXES, IMPOSITIONS, LIENS, ETC.

          SECTION 2.01. Mortgagor shall pay and discharge, when the same shall become due and payable, all taxes of every kind and nature, water rates, sewer rents and assessments, levies, permits, inspection and license fees and all other charges imposed upon or assessed against the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof, and Mortgagor shall exhibit to Mortgagee within five (5) days after written request by Mortgagee, validated receipts showing the payment of such taxes, assessments, water rates, sewer rents, levies, fees and other charges which may be or become a lien on the Mortgaged Property. Should Mortgagor default in the payment of any of the foregoing taxes, assessments, water rates, sewer rents or other charges, Mortgagee may, but shall not be obligated to, pay the same or any part thereof and Mortgagor shall, on demand, reimburse Mortgagee for all amounts so paid. Notwithstanding the foregoing, if by law, any such payment described above may at the option of Mortgagor be paid in installments (whether or not interest accrues thereon), Mortgagor shall have the option to pay the same in installments as they become due and before any fine, penalty, further interest or cost may be added thereto.


                                  ARTICLE III.

                                   INSURANCE

          SECTION 3.01. Mortgagor will keep the Premises insured for the benefit of Mortgagee, with such coverage in such amounts and forms, and with such companies as is customarily maintained by companies similarly situated and each insurance policy shall provide that all losses payable thereunder shall be payable to Mortgagee, as sole loss payee or shall name Mortgagee as an additional insured or both as applicable. Mortgagor shall from time to time obtain such additional coverage or increase the amounts of coverage or modify the forms thereof as Mortgagee shall request from time to time.

          SECTION 3.02. Mortgagor shall carry primary policies of insurance and Mortgagor shall not carry separate or additional insurance concurrent in form or contributing, in the event of loss, with that required hereunder unless endorsed in favor of Mortgagee as loss payee or additional insured, as applicable, and otherwise acceptable to Mortgagee in all respects. Nothing contained herein shall prohibit Mortgagor from holding or obtaining an owner's policy of title insurance covering the Premises.

          SECTION 3.03. In the event of foreclosure of this Mortgage, transfer of title to the Premises by deed in lieu of foreclosure or other transfer of title or assignment of the Premises in extinguishment, in whole or in part, of the Secured Obligations, all right, title and interest of Mortgagor in and to all policies of insurance required under the Indenture or this Article III or otherwise then in force with respect to the Premises and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Premises.

          SECTION 3.04. Mortgagor covenants that it has delivered to Mortgagee, and shall, from time to time (but not less than once annually), deliver to Mortgagee, the policies of insurance or certificates in respect thereof to enable Mortgagee to confirm that the insurance required under the terms of this Mortgage is in place and in full force and effect.


                                  ARTICLE IV.

                        REPAIRS, MAINTENANCE AND REMOVAL

          SECTION 4.01. Except as otherwise permitted under the Indenture, Mortgagor will not cause or permit any building, structure or improvement or other property now or hereafter covered by the Lien of this Mortgage and comprising part of the Mortgaged Property to be removed, or demolished or structurally changed or altered, in whole or in part, without the prior written consent of Mortgagee, which consent shall be granted in accordance with the terms of the Indenture. Mortgagor shall have the right to remove items of Equipment from the Mortgaged Property in accordance with Section 5(o) of the Pledge and Security Agreement. Mortgagor will not abandon or cause or permit any waste to the Mortgaged Property and will at all times maintain, except as otherwise permitted under the Indenture, the same in good repair and condition, and will comply with all laws, statutes and ordinances relating to the maintenance or use of the Mortgaged Property and with all requirements, orders and notices of violation thereof issued by any governmental authority.

          SECTION 4.02. Mortgagor will permit Mortgagee and Mortgagee's representatives to enter the Mortgaged Property at reasonable times and upon reasonable prior notice to inspect the same.


                                   ARTICLE V.

                     COMPLIANCE WITH LAWS, ORDINANCES, ETC.

          SECTION 5.01. Subject to the provisions of Section 5.03 hereof, throughout the term of this Mortgage, Mortgagor shall, at its sole cost and expense, promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Mortgaged Property or any part thereof or to the use or manner of use of the Mortgaged Property whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over the streets adjacent to the Mortgaged Property, or onto or over property contiguous or adjacent thereto.

          SECTION 5.02. Subject to the provisions of Section 5.03 hereof, Mortgagor will promptly perform and observe, or cause to be performed or observed, all of the terms, covenants and conditions of all instruments of record affecting the Mortgaged Property, noncompliance with which may affect the Lien and security of this Mortgage, or which may impose any duty or obligation upon Mortgagor or any lessee or other occupant of the Mortgaged Property or any part thereof, and Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of or constituting any portion of the Mortgaged Property.

          SECTION 5.03. Notwithstanding anything to the contrary contained in Sections 5.01 and 5.02 hereof, Mortgagor may, at its own expense, contest by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, the validity or application of any requirements set forth in Sections 5.01 and 5.02 hereof, provided that (i) if any penalty or fine has been assessed and remains unpaid, such proceedings shall suspend the payment thereof from Mortgagor and the Mortgaged Property, (ii) neither the Mortgaged Property nor any part thereof nor any interest therein will be in danger of being forfeited, foreclosed upon or terminated, and (iii) Mortgagor shall have furnished such security as may be reasonably requested by Mortgagee.

          SECTION 5.04. Mortgagor shall not, without the prior written consent of Mortgagee which consent shall not be unreasonably withheld or unduly delayed,
(i) initiate or support any zoning reclassification of the Premises or the Improvements or seek any variance under existing zoning ordinances applicable to the Land or the Improvements that will have a material adverse effect on the value, suitability or use of the Mortgaged Property, (ii) use or permit the use of the Mortgaged Property in a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances, (iii) permit or suffer the Mortgaged Property to be used by the public or any person in such manner as might make possible a claim of adverse possession or of any implied dedication or easement, or (iv) permit any modification, amendment or supplement to any of the Prior Liens or Permitted Liens which might adversely affect the Lien of this Mortgage or the use or value of the Mortgaged Property.

          SECTION 5.05. Unless contested in accordance with the provisions of this Section, Mortgagor shall pay timely all lawful claims and demands of mechanic's, materialmen, laborers, and all other claims, judgments, demands or amounts of any nature (other than such matters as are addressed in Sections 5.01 and 5.02) which, if unpaid, might result in or permit the creation of a Lien on the Mortgaged Property or which might result in the forfeiture of the Mortgaged Property. Mortgagor may, in good faith and at its own expense, contest the amount or applicability of any of the obligations described in this Section by appropriate legal proceedings, the prosecution of which operates to prevent the collection thereof and the sale or forfeiture of the Mortgaged Property to satisfy the same; provided, however, that in connection with such contest, Mortgagor shall have made provision for the payment of such contested amount on Mortgagor's books if and to the extent required by GAAP.

                                 ARTICLE VI.

                             DAMAGE OR DESTRUCTION

          SECTION 6.01. In case of casualty to the Mortgaged Property resulting in damage or destruction, Mortgagor shall promptly give written notice thereof to Mortgagee and of the filing of any proof of loss under any insurance policy and take such steps as shall be necessary to preserve any undamaged portion of the Mortgaged Property.

          SECTION 6.02. In the event that any portion of the Mortgaged Property is so damaged or destroyed, and such damage or destruction is covered, in whole or in part, by insurance described in Article III hereof, then, (i) Mortgagee may, but shall not be obligated to, make proof of loss if not made promptly by Mortgagor and is hereby authorized and empowered by Mortgagor to settle, adjust or compromise any claims for damage or destruction thereunder, (ii) each insurance company is hereby authorized and directed, at the instruction of Mortgagee, to make payment therefor in any amount directly to Mortgagee, and
(iii) such insurance proceeds shall be deemed Trust Moneys subject to retention and disbursement by Mortgagee in accordance with the applicable provisions of the Indenture. Mortgagor expressly assumes all risk of loss, including a decrease in the use, enjoyment or value of the Mortgaged Property from any casualty whatsoever, whether or not insurable or insured against.


                                  ARTICLE VII.

                                  CONDEMNATION

          SECTION 7.01. Mortgagor shall give Mortgagee immediate notice of any actual or threatened commencement of condemnation proceedings or the exercise of the right of eminent domain. In the event that the Mortgaged Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (hereinafter called, collectively, "condemnation
                                                            ------------
proceedings"), Mortgagee may on behalf of Mortgagor (but shall not be obligated
-----------
to) (i) participate in any such condemnation proceedings and Mortgagor shall from time to time execute and deliver to Mortgagee all instruments requested by Mortgagee or as may be required to permit such participation and (ii) adjust, contest, accept, reject or compromise any proposed award and collect and receive the proceeds thereof and endorse drafts, and Mortgagee is hereby irrevocably appointed attorney-in-fact of Mortgagor for such purposes. The decision of Mortgagee with regard to the adjustment, contest, acceptance, rejection or compromise of any proposed award issued in connection with any condemnation proceedings shall be binding upon Mortgagor.

          SECTION 7.02. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation, and all judgments, decrees and awards for injury or damage to the Mortgaged Property, are hereby assigned and shall be paid to Mortgagee, and shall be deemed Trust Moneys subject to retention and distribution by Mortgagee in accordance with the applicable provisions of the Indenture. Mortgagor agrees to execute and deliver such further assignments thereof as Mortgagee may request and authorizes Mortgagee to collect and receive the same, to give receipts therefor, and to appeal from any such judgment, decree or award. Mortgagee shall in no event be liable or responsible for failure to collect, or exercise diligence in the collection of, any of the same.

          SECTION 7.03. Notwithstanding any condemnation, taking or other proceeding referred to in this Article VII causing injury to, or other decrease in, the value of the Mortgaged Property, or any interest therein, Mortgagor shall continue to pay and perform the Secured Obligations as provided herein. Any reduction in the Secured Obligations resulting from any application of any proceeds of condemnation awards or proceeds of sale in lieu of condemnation to the Secured Obligations shall be deemed to take effect only on the date of receipt by Mortgagee of such proceeds, judgments, decrees or awards and application against the Secured Obligations, provided that if prior to the receipt by Mortgagee of such proceeds, judgments, degrees or awards the Mortgaged Property shall have been sold on foreclosure of this Mortgage or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys' fees and disbursements incurred by Mortgagee payable in accordance with the provisions of this Mortgage in connection with the collection thereof.


                                 ARTICLE VIII.

                                    NOTICES

          SECTION 8.01. All notices, demands, requests and consents required under this Mortgage shall be given and shall be effective as set forth in
Section 13.2 of the Indenture and, if to Mortgagor, shall be addressed to it at its address set forth in the Indenture and, if to Mortgagee, shall be addressed to it at 114

West 47th Street, New York, New York 10036, Attention: Corporate Trust
Department.


                                  ARTICLE IX.

                               GENERAL COVENANTS

          SECTION 9.01. Mortgagor warrants that this Mortgage is a valid first priority Lien on the Mortgaged Property subject only to Prior Liens, and that there are no offsets, counterclaims or defenses to the Secured Obligations secured hereby, or to any part thereof, or the interest thereon, either at law or in equity.

          SECTION 9.02. Without limiting any other provision of the Transaction Documents, Mortgagor shall promptly pay upon request all expenses and costs incurred by Mortgagee, including reasonable attorneys' fees, together with interest thereon at the rate provided in the Indenture from the date of the payment thereof by Mortgagee, in connection with any action, proceeding, litigation or claim instituted or asserted by or against Mortgagee or in which Mortgagee becomes engaged, including, without limitation, bankruptcy, reorganization, arrangements, receivership or similar proceedings, wherein it becomes necessary in the reasonable opinion of Mortgagee to protect Mortgagee's interest in the Mortgaged Property or the security afforded hereby, or to defend or uphold the Lien of this Mortgage, or the validity or effectiveness of any assignment of any claim, award, payment, property damage insurance policy or any other right or property conveyed, encumbered or assigned by Mortgagor to Mortgagee hereunder, or the priority of any of the same, and all such expenses and costs, and said interest thereon, shall be secured in all respects hereby as if part of the indebtedness evidenced by the Securities; provided, however, that
                                                         --------  -------
in any action to foreclose this Mortgage or to recover or collect the sums due hereunder the provisions of law and of this Mortgage relative to the recovery of costs, disbursements, commissions, allowances and attorneys' fees shall prevail unaffected by this Section 9.02.

          SECTION 9.03. In the event of the passage after the date of this Mortgage of any laws of the state in which the Mortgaged Property is located, deducting from the value of the Mortgaged Property for the purpose of taxation any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Mortgagee, then and in such event, Mortgagor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Mortgagor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Secured Obligations wholly or partially usurious under any of the terms or provisions of the Transaction Documents, including this Mortgage, or otherwise, Mortgagee may, at Mortgagee's option, pay that amount or portion of such taxes as renders the Secured Obligations secured hereby unlawful or usurious, in which event Mortgagor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said taxes.

          SECTION 9.04. Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Mortgagor" shall mean the party executing this instrument, its heirs, personal representatives, successors and assigns or any subsequent owner or owners of the Mortgaged Property; the word "Mortgagee" shall mean the party to whom this Mortgage is given or any subsequent holder or holders of this Mortgage; and whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the others.

          SECTION 9.05. This Mortgage cannot be amended except by an agreement in writing, entered into in accordance with the terms of the Indenture and signed by the party against whom enforcement of the amendment is sought.

          SECTION 9.06. The captions to the Articles of this Mortgage are for convenience and reference only and in no way define, limit or describe the scope or intent of this Mortgage nor in any way affect this Mortgage.

          SECTION 9.07. This Mortgage shall be construed and enforced in accordance with the laws of the state in which the Mortgaged Property is located.

          SECTION 9.08. Mortgagor shall, promptly upon reasonable request of Mortgagee, do all acts and things, including but not limited to the execution of any further assurances and the recording of any additional documentation, deemed necessary by Mortgagee, to establish, confirm, maintain and continue the Lien created and intended to be created hereby, and all other rights and benefits conferred or intended to be conferred on Mortgagee hereby, and Mortgagor shall pay all costs incurred by Mortgagee in connection therewith, including all filing and recording costs, cost of searches and reasonable counsel fees incurred by Mortgagee.

          SECTION 9.09. Mortgagor agrees to indemnify, pay and hold harmless Mortgagee and each of the Holders and the officers, directors, employees, agents and affiliates of Mortgagee and each of the Holders (collectively, the "Indemnitees") from and against any and all liabilities,
                     -----------
obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Mortgage, the Securities, the Indenture, its Guarantee or any other Security Document (including, without limitation, any misrepresentation by Mortgagor in this Mortgage, the Securities, the Indenture, its Guarantee or any other Security Document) (the "indemnified liabilities"); provided, that Mortgagor shall have
                -----------------------    --------
no obligation to an Indemnitee hereunder with respect to an indemnified liability if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such indemnified liability arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Mortgagor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The obligations of Mortgagor contained in this
Section 9.09 shall survive the termination of this Mortgage and the discharge of Mortgagor's other obligations under this Mortgage, the Indenture, the Securities, its Guarantee and the other Security Documents. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property.

          SECTION 9.10. This Mortgage and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          SECTION 9.11. All obligations of Mortgagor hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Mortgagor;

          (ii) any lack of validity or enforceability of any of the Transaction Documents, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents, or any other agreement or instrument relating thereto;

          (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Mortgage, except as specifically set forth in a waiver granted pursuant to the provisions of this Mortgage; or

          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Mortgagor.


                                   ARTICLE X.

                               SECURITY AGREEMENT

          SECTION 10.01.  Security Interest.  This Mortgage shall be a security
                          -----------------
agreement between Mortgagor, as a debtor, and Mortgagee, as the secured party, covering the Mortgaged Property constituting personal property or fixtures governed by the Pennsylvania Uniform Commercial Code (hereinafter called the "Uniform Commercial Code"), and Mortgagor grants to Mortgagee a security interest in such portion of the Mortgaged Property. In addition to Mortgagee's other rights hereunder, Mortgagee shall have all rights of a secured party under the Uniform Commercial Code. Mortgagor shall execute and deliver to Mortgagee all financing statements that may be required by Mortgagee to establish and maintain the validity and priority of Mortgagee's security interest and Mortgagor shall bear all costs thereof, including all Uniform Commercial Code searches reasonably required by Mortgagee. If Mortgagee should dispose of any of the Mortgaged Property pursuant to the Uniform Commercial Code, then ten (10) days' written notice by Mortgagee to Mortgagor shall be deemed to be reasonable notice; provided, however, Mortgagee may dispose of such
        --------  -------
property in accordance with the foreclosure procedures of this Mortgage in lieu of proceeding under the Uniform Commercial Code.

          SECTION 10.02.  Notice of Changes.  Mortgagor shall give advance
                          -----------------
notice in writing to Mortgagee of any proposed change in Mortgagor's name, identity, or structure and will execute and deliver to Mortgagee, prior to or concurrently with the occurrence of any such change, all additional financing statements that Mortgagee may require to establish and maintain the validity and priority of Mortgagee's security interest with respect to any of the Mortgaged Property described or referred to herein.

          SECTION 10.03.  Fixtures.  Some of the items of the Mortgaged Property
                          --------
described herein are goods that are, or are to become, fixtures related to the Premises, and it is intended that, as to those goods, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated. Information concerning the security interest created by this instrument may be obtained from Mortgagee, as secured party, at the address of Mortgagee stated above. The mailing address of the Mortgagor, as debtor, is as stated above.


                                  ARTICLE XI.

                                   REMEDIES

          SECTION 11.01. If any Event of Default shall occur and be continuing, then in addition to all other rights and remedies which Mortgagee may have under the Transaction Documents, at law or in equity or otherwise, Mortgagee may forthwith, and without further delay, undertake any one or more of the following in accordance with the terms of, and at the times, if any, specified in the
Indenture:

          (1) Foreclosure. Institute an action of mortgage foreclosure, or take such other action as the law may allow, at law or in equity, for the enforcement thereof and realization on the mortgage security or any other security which is herein or elsewhere provided for, and proceed thereon to final judgment and execution thereon for the entire unpaid balance of the principal indebtedness, with interest and premiums, if any, of the Securities and all other outstanding Secured Obligations and together with all other sums secured by this Mortgage, all costs of suit, interest as specified in the Indenture on any judgment obtained by Mortgagee from and after the date of any Sheriff's Sale of the Mortgaged Property (which may be sold in one parcel or in such parcels, manner or order as Mortgagee shall elect) until actual payment is made by the Sheriff of the full amount due Mortgagee, and an attorney's commission for collection, which shall be one per cent of the total of the foregoing sums, without further stay, any law, usage or custom to the contrary notwithstanding.

          (2) Entry. Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Mortgaged Property, and each and every part thereof, and may exclude Mortgagor, its agents and servants wholly therefrom without liability for trespass, damages or otherwise and Mortgagor agrees to surrender possession to Mortgagee on demand after the happening of any Event of Default; and having and holding the same, may use, operate, manage and control the Mortgaged Property and likewise, from time to time, at the expense of the Mortgagor, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as it may deem advisable; and Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof. For such purposes Mortgagor hereby authorizes any attorney of any court of record to appear for Mortgagor to sign an agreement for entering an action of ejectment for possession of the Mortgaged Property, and to confess judgment therein against Mortgagor in favor of Mortgagee, whereupon a writ may forthwith issue for the immediate possession of the Mortgaged Property, without any prior writ or proceeding whatsoever; and for so doing this Mortgage or a copy hereof verified by affidavit shall be a sufficient warrant.

          (3) Receivership. Have a receiver appointed to enter into possession of the Mortgaged Property, collect the earnings, revenues, rents, issues, profits and income therefrom and apply the same as the court may direct. Mortgagee shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Mortgagor or any other person who may be legally or equitably liable to pay moneys secured hereby and Mortgagor and each such person shall be deemed to have waived such proof and to have consented to the appointment of such receiver. Should Mortgagee or any receiver collect earnings, revenues, rents, issues, profits or income from the Mortgaged Property, the moneys so collected shall not be substituted for payment of the debt nor can they be used to cure the default, without the prior written consent of Mortgagee.

          SECTION 11.02. Mortgagor hereby waives and releases (a) all errors, defects and imperfections in any proceedings instituted by Mortgagee under this Mortgage, (b) all benefit that might accrue to Mortgagor by virtue of any present or future laws exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, (c) all benefits that might accrue to Mortgagor from requiring valuation or appraisement of any part of the Mortgaged Property levied or sold on execution of any judgment recovered for the Secured Obligations secured hereby and (d) all notices not herein elsewhere specifically required, of Mortgagor's default or of Mortgagee's exercise, or election to exercise, any option under this Mortgage. Mortgagor further agrees to waive the issuance and service of process and enter its voluntary appearance in any action, suit or proceeding brought in connection with any Event of Default and if required by Mortgagee, to consent to the appointment of a receiver or receivers of the Mortgaged Property and of all the earnings, revenues, rents, issues, profits and income thereof.

          Mortgagor will not at any time insist upon, or plead, or in any manner whatever, claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold, or any part thereof, and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

          SECTION 11.03. No failure by Mortgagee to insist upon the strict performance of any covenant, agreement, provision, term or condition of this Mortgage or any of the Transaction Documents or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of such covenant, agreement, provision, term or condition. No covenant, agreement, provision, term or condition of this Mortgage to be performed or complied with by Mortgagor, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Mortgagee. No waiver of any breach shall affect or alter this Mortgage, but each and every covenant, agreement, provision, term and condition of this Mortgage shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

          SECTION 11.04. Each right and remedy of Mortgagee provided for in this Mortgage shall be in addition to every other right or remedy provided for in this Mortgage, in the Transaction Documents or now or hereafter existing at law, or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Mortgagee of any one or more of the rights or remedies provided for in this Mortgage or now or hereafter existing at law, or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Mortgagee of any or all other rights or remedies provided for in this Mortgage or now or hereafter existing at law, in equity or by statute or otherwise.

          SECTION 11.05. No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the Lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

          SECTION 11.06. In the event any provision of this Mortgage conflicts with any provision in the Indenture, the Indenture shall control.

          SECTION 11.07. Notwithstanding anything in this Mortgage to the contrary, Mortgagee shall exercise any remedy provided for in this Mortgage in accordance with instructions from the Trustee under the Indenture delivered at the direction of Holders of at least a majority in principal amount of the outstanding Securities or refrain from exercising any remedy provided for in this Mortgage either in the absence of instructions from the Trustee under the Indenture or in accordance with instructions from Trustee under the

Indenture delivered at the direction of Holders of at least a majority in principal amount of the outstanding Securities.


                                  ARTICLE XII.

                         ASSIGNMENT OF LEASES AND RENTS

          SECTION 12.01. Mortgagor hereby absolutely sells, assigns, transfers and sets over to Mortgagee all Mortgagor's right, title and interest in, to and under any leases (the "Leases") now or hereafter in effect for all or any part
                       ------
of the Mortgaged Property and the rents therefrom (the "Rents").  Mortgagor
                                                        -----
irrevocably appoints Mortgagee as its true and lawful attorney-in-fact, at the option of Mortgagee at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Mortgagor or Mortgagee, for all Rents and apply the Rents to the Secured Obligations; provided, however, that consent is hereby given to
                     --------  -------
Mortgagor, so long as no Event of Default has occurred and is continuing, to collect, receive, take, use and enjoy (subject to all the other provisions of this Mortgage) the Rents, as they become due and payable, but not in advance thereof. The Rents are hereby assigned absolutely by Mortgagor to Mortgagee, subject only to the rights of Mortgagor to collect and enjoy the Rents as aforesaid. Mortgagor agrees that Mortgagor will immediately upon request from Mortgagee, execute, acknowledge and deliver specific and separate assignments of the Leases and the Rents.

          SECTION 12.02. Mortgagee's rights to collect the Rents upon the occurrence and during the continuance of an Event of Default pursuant to this
Article XII is in no manner conditional upon Mortgagee first taking possession of the Mortgaged Property. Should Mortgagee enter and take possession of the Mortgaged Property or collect the Rents, such act shall not cure or waive any Default or Event of Default or notice thereof hereunder or invalidate any act done pursuant to such notice. Nothing contained herein, nor any collection of Rents by Mortgagee or a receiver, shall be construed to make Mortgagee a "mortgagee-in-possession" so long as Mortgagee has not itself entered into actual possession of the Mortgaged Property.

          SECTION 12.03. Nothing herein shall be construed to impose any liability or obligation on Mortgagee under or with respect to any Lease. Mortgagor shall indemnify and hold Mortgagee and each Holder harmless from and against any and all liabilities, losses and damages (including, without limitation, reasonable attorneys' fees and disbursements) incurred under any Lease or by reason of any provision of this Article XII.


                                 ARTICLE XIII.

                              HAZARDOUS MATERIALS

          SECTION 13.01. Mortgagor represents that (i) it has obtained all material permits, licenses and other authorizations which are required with respect to the ownership and operation of its business and the Mortgaged Property under any and all Environmental Laws (as hereinafter defined); (ii) it is in material compliance with all terms and conditions of such permits, licenses and authorizations, and is also in material compliance with Environmental Laws applicable to the Mortgaged Property, including, without limitation, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws; (iii) there is no material civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to its knowledge, threatened against it or the Mortgaged Property under the Environmental Laws which could result in a material fine, penalty or other cost or expense (iv) to its best knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans with respect to its operations at the Mortgaged Property which may materially interfere with or prevent material compliance with the Environmental Laws, or which may give rise to any common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment at or from the Mortgaged Property, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste ("Hazardous Material") which, individually or in the aggregate, could reasonably
--------------------
be expected to result in a material fine, penalty or other cost or expense.

          Mortgagor shall (i) take all actions necessary to keep its operations at the Mortgaged Property in compliance with any and all present and future Environmental Laws; provided, however, Mortgagor at its expense may, after prior
                    --------  -------
notice to Mortgagee,
contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such Environmental Law, (ii) take necessary removal or other response or corrective action as required by law with respect to any Hazardous Material present on the Mortgaged Property and keep the Mortgaged Property free of any lien imposed pursuant to any Environmental Law and (iii) not release, store, treat, handle or dispose of any Hazardous Materials on the Mortgaged Property in violation of any Environmental Law. Subject to the proviso in the
                                                                -------
preceding sentence, in the event Mortgagor fails to comply with the covenants in the preceding sentence, Mortgagee may, in addition to any other remedies set forth herein, take any necessary removal or other response or corrective action with respect to any Hazardous Materials at the Premises at Mortgagor's sole cost and expense. Any costs or expenses incurred by Mortgagee for such purpose shall be immediately due and payable by Mortgagor and shall bear interest at the highest rate then payable pursuant to the Indenture. Mortgagor shall provide to Mortgagee and its agents and employees access to the Mortgaged Property and hereby specifically grants to Mortgagee a license for such purpose. Mortgagor shall indemnify and hold Mortgagee (and each Holder) harmless from and against all loss, cost, damage (including, without limitation, consequential damages) or expense (including, without limitation, reasonable attorneys' fees) that Mortgagee (or such Holder) may sustain by reason of the assertion against Mortgagee (or such Holder) by any party of any claim relating to such Hazardous Material including, without limitation, any necessary removal or other response or corrective action with respect to such Hazardous Material. The foregoing indemnification shall survive repayment of all amounts due under the Securities, the Indenture, the Guarantees and the Security Documents and any release or assignment of this Mortgage.

          For purposes of this Section 13.01, "Environmental Laws" shall mean
                                               ------------------
any and all Federal, state, local and foreign laws, rules or regulations, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including, without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                                 ARTICLE XIV.

                    MORTGAGEE'S RIGHT TO SEVER INDEBTEDNESS

          SECTION 14.01. Mortgagor acknowledges that (a) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of Mortgagor and its affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (b) the number of such jurisdictions
                             ----------
and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific amount and to execute in respect of such item a separate indenture and (c) Mortgagor intends that Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that Mortgagee would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate indenture, mortgage or security document. In furtherance of such intent, Mortgagor agrees that Mortgagee may at any time by notice (an "Allocation Notice") to Mortgagor allocate a portion (the "Allocated
            -----------------                                         ---------
Indebtedness") of the Secured Obligations to the Mortgaged Property and sever
------------
from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate obligation of Mortgagor unrelated to the other transactions contemplated by any of the Documents or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to Mortgagor and shall not be available hereunder to satisfy any Secured Obligations of Mortgagor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien of this Mortgage or in connection with any power of sale foreclosure or other remedy exercised under this Mortgage commenced after the giving by Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding.

          SECTION 14.02. Mortgagor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien of this Mortgage or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of the Secured

Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because Mortgagee elected to proceed with a power of sale foreclosure or such other remedy or because of the failure by Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that Mortgagee is not entitled to a deficiency judgment, Mortgagor shall not (a) introduce in any other jurisdiction such judgment as a defense to enforcement against Mortgagor of any remedy in any of the Documents or (b) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

          SECTION 14.03. In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Article XIV, including, without limitation, any amendment to this Mortgage, any substitute security or affidavit or certificate of any kind, Mortgagee may execute, deliver or record such instrument as the attorney-in-fact of Mortgagor. Such power of attorney is coupled with an interest and is irrevocable. Mortgagee shall give reasonable notice, but no later than 3 days prior to filing any such document, to Mortgagor that the provisions of this Section 14.03 are necessary to achieve the purpose of this Article XIV.

          IN WITNESS WHEREOF, Mortgagor, intending to be legally bound hereby, has caused this Mortgage to be duly executed, on the day and year first above written.


                         CONTINENTAL PLASTIC CONTAINERS, INC.

Witness:

________________         By:

                         Its: ________________________________

                         The address of the Mortgagee under
                         this Mortgage is 114 West 47th
                         Street, New York, New York  10036,
                         Attention:  Corporate Trust Department


                         --------------------------------------
                         On behalf of Mortgagee

STATE OF NEW YORK )
                  :  ss:
COUNTY OF NEW YORK)


          On this ____ day of December, 1996, before me, _____________________
the undersigned officer, personally appeared __________________________, who acknowledged himself to be the ___________________ of Continental Plastic Containers, Inc., a Delaware corporation, and that he, as such ____________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as _______________.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           ------------------------------------
                                           Notary Public

                                           ------------------------------------
                                           (Print Name of Notary)

My commission expires on __________.

                                   Schedule A
                                   ----------

                             [Property description]

                                                                     EXHIBIT O-1
                                                                     -----------
                         PLEDGE AND SECURITY AGREEMENT


     PLEDGE AND SECURITY AGREEMENT ("Security Agreement") dated as of December 17, 1996, made by PLASTIC CONTAINERS, INC., a Delaware corporation ("Grantor"), in favor of UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation having an office at 114 West 47th Street, New York, New York 10036, as collateral agent (together with any successors in such capacity the "Collateral Agent") and as trustee for the Holders (as defined in the Indenture) under the Indenture (as hereinafter defined).


                               R E C I T A L S :
                               - - - - - - - -

     A. Grantor, Continental Caribbean Containers, Inc., a Delaware corporation, Continental Plastic Containers, Inc., a Delaware corporation and Collateral Agent have entered into a certain indenture (as amended from time to time, the "Indenture"; capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture), dated as of the date hereof, pursuant to which Grantor has issued 10% Senior Secured Notes due 2006 (the "Series A Notes") in the aggregate principal amount of $125,000,000 and pursuant to which Grantor may issue 10% Series B Senior Secured Notes due 2006 (the "Series B Notes"; together with the Series A Notes, the "Securities").

     B. This Security Agreement is given by Grantor to secure the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a) and any successor provision thereto) of
(i) all obligations, indebtedness and liabilities of Grantor pursuant to the terms of the Indenture, the Securities and the Security Documents, including, without limitation, the obligations of Grantor to pay principal of, premium, if any, and interest on the Securities when due and payable, and all other amounts due and to become due under or in connection with the Indenture, the Securities and the Security Documents and (ii) without duplication of the amounts described in clause (i), all obligations, indebtedness and liabilities of Grantor pursuant to the terms of this Security Agreement, in each case, whether now existing or hereafter arising and whether in the regular course of business or otherwise (collectively, the "Secured Obligations").

                                     O-1-1

                                 A G R E E M E N T :
                                 - - - - - - - - -

          NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees with Collateral Agent as follows:

          Section 1.  Defined Terms.  The following terms which are defined in
                      -------------
the Code are used herein as so defined: Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments and Proceeds. The following terms shall have the following meanings:

          "1996 Leaseback Equipment" shall mean the equipment listed on Schedule
           ------------------------                                     --------
     I hereto and any additions and accessions thereto.
     -

          "Code" shall mean the Uniform Commercial Code as from time to time in
           ----
     effect in the State of New York.

          "Collateral" shall have the meaning assigned to it in Section 2 of
           ----------
     this Security Agreement.

          "Contracts" shall mean all contracts between Grantor and any third
           ---------
     party including, without limitation, all customer contracts now existing or hereafter entered into as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of Grantor to perform and to exercise all remedies thereunder.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Copyrights" shall mean copyrights, owned by or assigned to Grantor,
           ----------
     including, without limitation, the copyrights listed on Schedule II hereto,
                                                             -----------
     together with any and all (a) renewals and extensions thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements

                                     O-1-2
     thereof, and (c) rights to sue for past, present and future infringements thereof.

          "GECC" shall mean General Electric Capital Corporation.
           ----

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through ownership of capital interests or otherwise) by any of the foregoing.

          "Intellectual Property" shall mean Patents, Trademarks and Copyrights.
           ---------------------

          "Patents" shall mean (a) all letters patent of the United States or
           -------
     any other country, and all applications for letters patent of the United States or any other country, including, without limitation, any referred to in Schedule III hereto, (b) all reissues, continuations, continuations-in-
        ------------
     part or extensions thereof and any other rights of any kind related to such letters patent or applications and (c) any written agreement granting any right to sell, distribute, manufacture or otherwise use any invention covered by a Patent owned by a Person other than Grantor, including, without limitation, any referred to in Schedule III hereto.
                                            ------------

          "Permitted Liens" shall mean (i) those Liens constituting Permitted
           ---------------
     Liens, as defined in the Indenture under clauses (b), (f) and (h) thereof and (ii) the non-exclusive royalty free license in respect of certain Intellectual Property granted to GECC in connection with the 1996 Sale/Leaseback.

          "Person" means and includes an individual, a partnership, a firm, a
           ------
     joint venture, a corporation, a trust, an unincorporated organization or other association or entity and a Governmental Authority.

          "Previously Leased/Financed Equipment" shall mean the equipment listed
           ------------------------------------
     on Schedule IV hereto.
        -----------

          "Prior Liens" shall mean those Liens listed on Schedule V hereto.
           -----------                                   ----------

          "Requirement of Law" shall mean as to any Person, the certificate of
           ------------------
     incorporation and by-laws or other

                                     O-1-3
     organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Security Agreement" shall mean this Security Agreement, as amended,
           ------------------
     supplemented or otherwise modified from time to time.

          "Trademarks" shall mean (a) all trademarks, trade names, corporate
           ----------
     names, company names, business names, fictitious business names, trade styles, service marks, logos, other sources of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any referred to in Schedule VI hereto, (b)
                                                       -----------
     all renewals thereof, (c) all goodwill of the business of Grantor symbolized by and associated with such Trademarks and (d) any written agreement granting any right to use any Trademark of a Person other than Grantor, including, without limitation, any referred to in Schedule VI
                                                                -----------
     hereto.

          "Transaction Documents" shall mean, collectively, the Securities, the
           ---------------------
     Indenture, the Guarantees and the Security Documents.

          Section 2.  Grant of Security Interest.  As collateral security for
                      --------------------------
the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Grantor hereby grants to Collateral Agent a first priority security interest in all of the following property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):
                                      ----------

             (i)  all Chattel Paper;
            (ii)  all Contracts;
           (iii)  all Copyrights;

                                     O-1-4

            (iv)  all Documents;
             (v)  all Equipment;
            (vi)  all General Intangibles;
           (vii)  all Instruments;
          (viii)  all Patents;
            (ix)  all Trademarks; and
             (x)  all Proceeds and products of any and all of the foregoing.

          Notwithstanding the foregoing, the Collateral shall not include (i) any Inventory or Accounts (each as defined in the Code), (ii) any Documents of Title (as defined in that certain financing agreement, as in effect on the date hereof, executed in connection with the Revolving Credit Facility), (iii) any 1996 Leaseback Equipment or (iv) any Previously Leased/Financed Equipment.

          Section 3.  Rights of Collateral Agent; Limitations on Collateral
                      -----------------------------------------------------
Agent's Obligations.
-------------------

          (a) Grantor Remains Liable under Contracts.  Anything herein to the
              --------------------------------------
contrary notwithstanding, Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Collateral Agent shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by Collateral Agent of any payment relating to such Contract pursuant hereto, nor shall Collateral Agent be obligated in any manner to perform any of the obligations of Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Notice to Contracting Parties.  Upon the request of Collateral
              -----------------------------
Agent at any time after the occurrence and during the continuance of a Default or Event of Default, Grantor shall notify parties to the Contracts that the Contracts have been assigned to Collateral Agent and that payments in respect thereof shall be made directly to Collateral Agent. During the continuance of a Default or Event of Default, Collateral Agent may in its own name or in the name of others communicate with parties to the Contracts to verify

                                     O-1-5
with them to its satisfaction the existence, amount and terms of any Contracts.

          (c) First Priority.  Grantor and Collateral Agent intend the security
              --------------
interests granted pursuant to Section 2 of this Security Agreement to constitute first priority perfected Liens until the Secured Obligations are paid in full (including payment of principal of, premium, if any, and accrued but unpaid interest on, the Securities).

          (d) No Release.  Nothing set forth in this Security Agreement shall
              ----------
relieve Grantor from the performance of any term, covenant, condition or agreement on Grantor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on Collateral Agent or any Holder to perform or observe any such term, covenant, condition or agreement on Grantor's part to be so performed or observed or impose any liability on Collateral Agent or any Holder for any act or omission on the part of the Grantor relating thereto or for any breach of any representation or warranty on the part of Grantor contained in any Security Document or in respect of the Collateral or made in connection therewith.

          Section 4.  Representations and Warranties.  Grantor hereby
                      ------------------------------
represents and warrants that:

          (a) Title; No Other Liens.  Except for the Lien granted to Collateral
              ---------------------
     Agent pursuant to this Security Agreement, Grantor is, and as to the Collateral acquired by it from time to time after the date hereof Grantor will be, except as otherwise permitted by the Indenture or this Security Agreement, the sole owner of each item of Collateral subject to no other Liens (other than Prior Liens and Permitted Liens), claims or rights of others. No security agreement, financing statement or other public notice with respect to all or any material part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of Collateral Agent pursuant to this Security Agreement and in connection with Prior Liens. As of the date hereof, no Collateral is evidenced by Instruments required to be delivered to Collateral Agent which have not been delivered to Collateral Agent.

          (b) Perfection of Liens.  Financing statements on form UCC-1 have been
              -------------------
     prepared and delivered to the Collateral Agent herewith. When this Security Agreement is duly executed and

                                     O-1-6
     delivered and (i) such financing statements have been filed in the jurisdictions indicated thereon, and (ii) the Notice of Security Interest is filed and accepted in the United States Patent and Trademark Office, then all filings shall have been made to create, preserve, protect and perfect the security interest granted by Grantor to Collateral Agent hereby in respect of such of the Collateral in which a security interest can be perfected by the filing of a financing statement or the filing of a security agreement with the United States Patent and Trademark Office. When such filings are duly made the security interests granted to Collateral Agent pursuant to this Security Agreement in and to such Collateral will constitute perfected Liens and security interests therein and subject to no liens other than Prior Liens. This Security Agreement is enforceable as such against all creditors of and purchasers from Grantor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.

          (c) Contracts.  Except as set forth in Schedule VII hereto, no consent
              ---------                          ------------
     of any party (other than Grantor) to any material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the material Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither Grantor nor (to the best of Grantor's knowledge) any other party to any material Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. Grantor has fully performed its obligations in all material respects under each material Contract. The right, title and interest of Grantor in, to and under each material Contract are not subject to any defense, offset, counterclaim or claim, nor have any of the foregoing been asserted or alleged against Grantor as to any material Contract. No amount payable to Grantor under or in connection with any Contract is evidenced by any promissory note, other Instrument or Chattel Paper which has not been delivered to Collateral Agent, other than

                                     O-1-7
     in connection with the sale of Inventory in the ordinary course of business.

          (d) Equipment.  The Equipment is kept at the locations listed on
              ---------
     Schedule VIII hereto.
     -------------

          (e) Chief Executive Office.  Grantor's chief executive office and
              ----------------------
     chief place of business is located at One Aerial Way, Syosset, New York 11791.

          (f) Farm Products.  None of the Collateral constitutes, or is the
              -------------
     Proceeds of, Farm Products.

          (g) Patents, Trademarks and Copyrights.  Schedule III hereto includes
              ----------------------------------   ------------
     all Patents owned by Grantor in its own name as of the date hereof.
     Schedule VI hereto includes all Trademarks owned by Grantor in its own name
     -----------
     as of the date hereof.  Schedule II hereto includes all Copyrights owned by
                             -----------
     Grantor in its own name as of the date hereof. Each Patent and Trademark is valid, subsisting, unexpired and has not been abandoned. Except as set forth in such Schedules, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent, Trademark, or Copyright. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Trademark or Copyright, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent, Trademark or Copyright.

          (h) Valid and Binding Obligation.  Grantor has full corporate power,
              ----------------------------
     authority and legal right to pledge and grant a security interest in the Collateral pursuant to this Security Agreement, and this Security Agreement constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

          (i) Consents and Approvals.  Except as set forth in Schedule IX hereto
              ----------------------                          -----------
     and other consents which have been obtained as of the date hereof, no consent of any other Person (including, without limitation, stockholders or creditors of Grantor) and no consent, approval, authorization of, or

                                     O-1-8
     registration or declaration or filing with, any Governmental Authority or regulatory body is required to be obtained, effected or given in connection with either (i) the pledge of, and grant of a security interest in, the Collateral by Grantor pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement or any of the other Security Documents by Grantor or (ii) for the exercise by Collateral Agent of the rights provided for in this Security Agreement or any of the other Security Documents or the remedies in respect of the Collateral pursuant to this Security Agreement or any of the other Security Documents.

          Section 5.  Covenants.  Grantor covenants and agrees with Collateral
                      ---------
Agent that until the Secured Obligations are paid in full (including payment of the principal of, premium, if any, and accrued but unpaid interest on, the Securities):

          (a) Further Documentation; Pledge of Instruments.  At any time and
              --------------------------------------------
     from time to time, upon the written request of Collateral Agent, and at the sole expense Grantor, Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and filings in the United States Patent and Trademark Office and the United States Copyright Office. Grantor hereby authorizes Collateral Agent to file any such financing or continuation statements and to make such filings in the United States Patent and Trademark Office and the United States Copyright Office without the signature of Grantor to the extent permitted by applicable law. Notwithstanding the foregoing, the Collateral Agent's right to obtain further instruments and documents from the Grantor shall not release the Grantor from its obligations under Section 4(b) to make filings of financing and continuation statements under the Uniform Commercial Code in appropriate jurisdictions. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to Collateral Agent, duly endorsed in a manner satisfactory to Collateral Agent, to be held as Collateral pursuant to this Agreement.


                                     O-1-9

          (b) Indemnification.  Grantor agrees to indemnify, pay and hold
              ---------------
     harmless Collateral Agent and each of the Holders and the officers, directors, employees, agents and affiliates of Collateral Agent and each of the Holders (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, the settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of any of the Transaction Documents (including, without limitation, any misrepresentation by Grantor in any of the Transaction Documents) (the "Indemnified Liabilities"); provided, that Grantor shall
                                                 --------
     have no obligation to an Indemnitee hereunder with respect to an Indemnified Liability if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liability arose from the negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Grantor shall contribute the maximum portion which it is permitted to pay and satisfy under the applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The obligations of Grantor contained in this Section 5 shall survive the termination of this Security Agreement and the discharge of Grantor's other obligations under the Transaction Documents. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral.

          (c) Maintenance of Records.  Grantor will keep and maintain at its own
              ----------------------
     cost and expense satisfactory and complete records in respect of the Collateral. Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For Collateral Agent's further security, Collateral Agent is hereby granted a security interest in all of Grantor's books and records pertaining to the Collateral, and Grantor shall permit access to any such books and records to

                                    O-1-10

     Collateral Agent or to its representatives during normal business hours at the reasonable request of Collateral Agent and shall upon Collateral Agent's request after the occurrence and during the continuation of any Default or Event of Default turn over any such books and records to Collateral Agent.

          (d) Right of Inspection.  Collateral Agent shall at all times have
              -------------------
     full and free access during normal business hours to all the books, correspondence and records of Grantor, and Collateral Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Collateral Agent, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Collateral Agent and its representatives shall at all times also have the right to enter into and upon any premises where any of the Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (e) Compliance with Laws, etc.  Grantor will comply in all material
              -------------------------
     respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Grantor's business; provided, however,
                                                             --------  -------
     that Grantor may contest any Requirement of Law in any reasonable manner which shall not adversely affect Collateral Agent's rights or the priority of its Liens on the Collateral.

          (f) Compliance with Terms of Contracts, etc.   Grantor will perform
              ---------------------------------------
     and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

          (g) Payment of Obligations.  Grantor will pay promptly when due all
              ----------------------
     taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on Grantor's books in accordance with GAAP.

                                    O-1-11

          (h) Limitation on Liens on Collateral.  Grantor will not create, incur
              ---------------------------------
     or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby, Prior Liens, Permitted Liens and other Liens permitted under Section 4.13 of the Indenture, and will defend the right, title and interest of Collateral Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever. Grantor will take no action which would or, in the reasonable judgment of Collateral Agent would, adversely affect the existence, enforceability, priority or perfection of the Liens on and security interests in any of the Collateral granted hereunder. To the extent any security interest granted hereunder in any property constituting a part of the Collateral either (i) does not constitute a perfected first priority Lien on the date hereof (but is intended to constitute a perfected first priority Lien pursuant to the terms hereof) or (ii) ceases without consent of Collateral Agent to constitute a perfected first priority Lien after the date hereof, Grantor shall make all filings (including financing statements or continuation statements and filings in the United States Patent and Trademark Office and the United States Copyright Office) and record such instruments as may be reasonably requested by Collateral Agent to restore the priority and perfection of such Lien. The right of the Collateral Agent to require any such filing shall not be deemed to impose upon the Collateral Agent any duty or obligation to ascertain whether any circumstances exist which require such filings or recordations.

          (i) Limitations on Dispositions of Collateral.  Grantor will not sell,
              -----------------------------------------
     transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except in accordance with the terms of the Indenture.

          (j) Limitations on Modifications, Waivers, Extensions of Contracts.
              --------------------------------------------------------------
     Grantor will not (i) amend, modify, terminate or waive any provision of any material Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral or impair Grantor's ability to conduct its business, (ii) fail to exercise promptly and diligently each and every material right which it may have under each material Contract (other than any right of termination) or (iii) fail to deliver to Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any material Contract.

                                    O-1-12

          (k) Maintenance of Equipment.  Except as otherwise provided in the
              ------------------------
     Indenture, Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

          (l) Maintenance of Insurance.  Grantor will maintain, with financially
              ------------------------
     sound and reputable companies, insurance policies (i) insuring the Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring Grantor and Collateral Agent against liability for personal injury and property damage relating to such Equipment, such policies to be in such form and amounts and having such coverage as is customary for companies engaged in the same or similar businesses, with losses payable to Grantor and Collateral Agent as their respective interests may appear. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days after receipt by Collateral Agent of written notice thereof, (ii) name Collateral Agent as an additional insured or loss payee, as applicable and (iii) be reasonably satisfactory in all other respects to Collateral Agent. The Company shall deliver to Collateral Agent a report of a reputable insurance broker with respect to such insurance at least once in each calendar year and such supplemental reports with respect thereto as Collateral Agent may from time to time reasonably request.

          (m) Further Identification of Collateral.  Grantor will furnish to
              ------------------------------------
     Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

          (n) Notices.  Grantor will advise Collateral Agent promptly, in
              -------
     reasonable detail, at its address set forth above, (i) of any Lien (other than Liens created or permitted hereby) on, or material claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                                    O-1-13

          (o) Changes in Locations, Name, etc.  Without collateral Agent's prior
              -------------------------------
     written consent, Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(e) or remove its books and records from such location, (ii) permit any of the Equipment to be kept at a location other than those listed on Schedule
                                                                       --------
     VIII hereto or (iii) change its name, identity or corporate structure to
     ----
     such an extent that any financing statement filed by or on behalf of Collateral Agent in connection with this Security Agreement would become reasonably misleading. Collateral Agent's consent to any of the foregoing will not be unreasonably withheld so long as Grantor shall (x) provide Collateral Agent with 45 days prior written notice of its intention to take any of the actions specified in clauses (i) - (iii) above, (y) take all actions necessary to maintain the perfection of the security interest in the Collateral intended to be created hereby and (z) in the event that Grantor proposes to move any Equipment to a location at which any entity has obtained a mortgage lien on the real property in connection with the 1996 Leaseback Transaction, obtain and deliver to the Collateral Agent an access agreement substantially in the form of Schedule X hereto, duly
                                                   ----------
     executed by the holder of such mortgage lien and Grantor.

          (p) Patents, Trademarks and Copyrights.
              ----------------------------------

                  (i) Grantor (either itself or through licensees) will, except with respect to any Trademark that Grantor shall reasonably determine is of immaterial economic value to it or which Grantor abandons in accordance with Section (p)(ii) below, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such trademark, (iii) employ such Trademark with the appropriate notice of registration,
          (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Collateral Agent shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                                    O-1-14

                  (ii) Grantor will not, except with respect to any Patent or Copyright that Grantor shall reasonably determine is of immaterial economic value to it, do any act, or omit to do any act, whereby any Patent or copyright may become abandoned or dedicated. Notwithstanding the foregoing, Grantor, in its good faith business judgment, may abandon any Patent, Trademark or Copyright, or application for registration thereof, which is not necessary for the operation of Grantor's business, upon thirty (30) days' prior written notice to Collateral Agent.

                  (iii) Grantor will notify Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Trademark or Copyright may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding Grantor's ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.

                  (iv) Whenever Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or for the registration of any Copyright in the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, Grantor shall report such filing to Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of Collateral Agent, Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as Collateral Agent may request to evidence Collateral Agent's security interest in any Patent, Trademark or Copyright and the goodwill and general intangibles of Grantor relating thereto or represented thereby, and Grantor hereby constitutes and appoints Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full.

                                    O-1-15

                  (v) Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents, Trademarks and Copyrights (other than any Patent, Trademark or Copyright which is abandoned by Pledgor in accordance with Section (p)(ii) above), including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (vi) In the event that any Patent, Trademark or Copyright included in the Collateral is infringed, misappropriated or diluted by a third party, Grantor shall promptly notify Collateral Agent after it learns thereof and shall, unless Grantor shall reasonably determine that such Patent, Trademark or Copyright is not of material economic value to Grantor, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.

          (q) If at any time the Indebtedness of the Grantor in respect of any Previously Leased/Financed Equipment is repaid in full and the Grantor is not then required to grant to GECC a security interest in such Previously Leased/Financed Equipment, Grantor shall grant to the Collateral Agent a security interest in such Previously Leased/Financed Equipment and shall take all actions necessary to perfect such security interest, including, without limitation, the filing of financing statements in the appropriate jurisdictions.

          Section 6.  Collateral Agent's Appointment as Attorney-in-Fact.
                      --------------------------------------------------

          (a) Powers.  Grantor hereby irrevocably constitutes and appoints
              ------
Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Collateral Agent's discretion, for the purpose of carrying


                                    O-1-16
out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Grantor hereby gives Collateral Agent the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

             (i) upon the occurrence and during the continuance of any Event of Default, in the name of Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Instrument, General Intangible or Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any Instrument, General Intangible or Contract whenever payable;

             (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

             (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Collateral Agent or as Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any Proceeds thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Collateral Agent may deem appropriate; (G) to assign any Patent, Trademark (along with

                                    O-1-17
     the goodwill of the business to which any such Trademark pertains) or Copyright, throughout the world for such term or terms, on such conditions, and in such manner, as Collateral Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantor's expense, at any time, or from time to time, all acts and things which Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

          Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) Other Powers.  Grantor also authorizes Collateral Agent, at any
              ------------
time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) No Duty on Collateral Agent's Part.  The powers conferred on
              ----------------------------------
Collateral Agent hereunder are solely to protect Collateral Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for its own negligence or willful misconduct.

          Section 7.  Performance by Collateral Agent of Grantor's Obligations.
                      --------------------------------------------------------
If Grantor fails to perform or comply with any of its agreements contained herein and Collateral Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the rate payable under the Indenture, shall be payable by Grantor to Collateral Agent on demand and shall constitute Secured Obligations.

                                    O-1-18

          Section 8.  Remedies, Rights Upon Default.  (a)  Upon the occurrence
                      -----------------------------
and during the continuance of an Event of Default:

             (i) all payments received by Grantor under or in connection with any of the Collateral shall be held by Grantor in trust for Collateral Agent for the benefit of the Holders, shall be segregated from other funds of Grantor and shall forthwith upon receipt by Grantor be paid over to Collateral Agent as Collateral, in the same form as received by Grantor (duly endorsed by Grantor to Collateral Agent, if required);

             (ii) any and all such payments so received by Collateral Agent (whether from Grantor or otherwise) shall be held by Collateral Agent as Trust Moneys and applied by it in such manner and only at such times as provided in the Indenture;

             (iii) Collateral Agent shall have the right to seize and take possession of any Collateral and the books and records pertaining to the Collateral (including, without limitation, customer lists, correspondence with present or future or prospective suppliers or customers, advertising or marketing materials, credit files, computer tapes, programs, printouts, and all other computer materials, records and electronic data processing software pertaining to the Collateral) and may enter the premises where they, or any of them, are located for the purpose of effecting such removal; Grantor shall have a reasonable time to make copies of such books and records before their removal by Collateral Agent; Collateral Agent shall not be liable to Grantor for any damage suffered by Grantor by reason of such entry or seizure unless it results from Collateral Agent's negligence, bad faith or willful misconduct, and Grantor hereby agrees to indemnify and hold harmless Collateral Agent from and against any and all claims, expenses or liabilities that it may incur to any Person (other than to Grantor in connection with any liability of Collateral Agent to Grantor resulting from Collateral Agent's negligence, bad faith or willful misconduct) by reason of such entry or seizure;

             (iv) Collateral Agent may hire and maintain at Grantor's premises a custodian or independent contractor selected by Collateral Agent who shall have full authority to do all lawful acts necessary to protect Collateral Agent's interest and to report to Collateral Agent thereon. Grantor hereby agrees to cooperate with any such Person and to do whatever Collateral Agent may reasonably request to preserve the Collateral.


                                    O-1-19

          (b) Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, and in accordance with Section 9 hereof, Collateral Agent may exercise, in addition to all other rights and remedies granted in this Security Agreement, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party on default under the Code (or such other comparable statute) in the applicable jurisdiction. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Collateral Agent may, without demand or performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person, all and each of which demands, advertisements and/or notices are (to the extent permitted by applicable law) hereby expressly waived, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Collateral Agent and any Holder shall have the right on any such public sale or sales and, to the extent permitted by law, on any such private sale or sales to purchase the whole or any part of said Collateral so sold and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price of all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations owed to Collateral Agent or such Holder, as the case may be, as a credit on account of the purchase price of any Collateral payable by Collateral Agent or such Holder, as the case may be, at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, except for any right or redemption as may be available by applicable law. Grantor further agrees, at Collateral Agent's request, to assemble Collateral and make it available to Collateral Agent at places that Collateral Agent reasonably selects, whether at Grantor's premises or elsewhere. The proceeds of any such collection, recovery, receipt, appropriation, realization or sale shall constitute Trust Moneys and shall be applied by Collateral Agent in accordance with the Indenture in the manner provided in the Indenture.

                                    O-1-20

          (c) To the extent permitted by applicable law, Grantor waives all claims, damages and demands against Collateral Agent or any Holder arising out of the repossession, retention or sale of the Collateral unless resulting from Collateral Agent's or such Holder's negligence, bad faith or willful misconduct. Grantor agrees that Collateral Agent need not give more than 10 days' notice (which notice shall be deemed given when mailed) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. No notification need be given to Grantor if it has signed, after default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral applied to the Secured Obligations pursuant to the Indenture are insufficient to indefeasibly pay in full in cash all Secured Obligations and amounts to which Collateral Agent and the Holders are entitled, Grantor also being liable for the reasonable fees of any attorneys employed by Collateral Agent or any Holder to collect such deficiency.

          (d) To the extent that it may lawfully do so, Grantor agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Collateral or any part thereof shall be sold, now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance or enforcement of this Security Agreement or the Secured Obligations and hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power granting or delegated to Collateral Agent or any Holder in this Security Agreement or any other Security Document, but will suffer and permit the execution of every such power as though no such laws were in force.

          Section 9.  Decisions Relating to Exercise of Remedies.
                      ------------------------------------------
Notwithstanding anything in this Agreement to the contrary, Collateral Agent shall exercise any remedy provided for in Section 8 in accordance with the terms of, and at the times, if any, specified in the Indenture and in accordance with instructions from the Trustee delivered at the direction of the Holders of at least

                                    O-1-21
a majority in principal amount of the outstanding Securities or refrain from exercising any remedy provided for in Section 8 either in the absence of instructions from the Trustee or in accordance with instructions from the Trustee delivered at the direction of the Holders of at least a majority in principal amount of the outstanding Securities.

        Section 10.  Limitation on Collateral Agent's Duties in Respect of
                     -----------------------------------------------------
Collateral.  Collateral Agent's sole duty with respect to the custody,
----------
safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Collateral Agent deals with similar property for its own account. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise.

          Section 11.  Expenses.  Grantor agrees to pay, without duplication, to
                       --------
Collateral Agent, from time to time upon demand, all reasonable fees, costs and expenses of Collateral Agent (including, without limitation, the reasonable expenses, fees and disbursements of its counsel, experts and agents) incurred by Collateral Agent or arising in connection with (a) the preparation, execution, delivery, administration, modification, amendment or termination of this Security Agreement or the enforcement of any of the provisions hereof, (b) the custody or preservation and protection of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the preservation, protection, defense, exercise or enforcement of any of the rights of Collateral Agent hereunder and in and to the Collateral or (d) the failure by Grantor to perform
or observe any of the provisions hereof.   When Collateral Agent incurs expenses
or renders services after an Event of Default specified in Sections 6.1(a)(viii) or (ix) of the Indenture occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          Section 12.  Obligations Absolute.  All obligations of Grantor
                       --------------------
hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Grantor;

                                    O-1-22

          (ii) any lack of validity or enforceability of any Transaction Document or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Transaction Document or any other agreement or instrument relating thereto;

          (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of any Transaction Document except as specifically set forth in a waiver granted pursuant to the provisions of this Security Agreement; or

          (vi) any other circumstances except payment which might otherwise constitute a defense available to, or a discharge of, Grantor.

          Section 13.  Continuing Security Interest; Transfer of Secured
                       -------------------------------------------------
Obligations.  This Security Agreement shall create a continuing security
-----------
interest in the Collateral and shall (a) remain in full force and effect until all Secured Obligations are paid in full in cash (at which time Collateral Agent will, at Grantor's expense, take all acts necessary or appropriate to return all Collateral to Grantor and extinguish the security interests granted hereunder, including, without limitation, the execution and filing of any necessary Uniform Commercial Code termination statements and any necessary filings with the United States Patent and Trademark Office and the United States Copyright Office), (b) be binding upon Grantor, and its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent, and each of the Holders and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (c), Collateral Agent and any Holder may assign or otherwise transfer any indebtedness held by it secured by this Security Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in

                                    O-1-23
respect thereof granted to such party herein or otherwise. Neither this Security Agreement nor any interest herein or in the Collateral, or any part thereof, except as otherwise permitted herein, may be assigned by Grantor; provided,
                                                                  --------
however, that this Security Agreement may be assumed by any other
-------
Person pursuant to and in compliance with Article V of the Indenture if such Person executes and delivers an amendment hereto whereby it expressly assumes all obligations of Grantor hereunder as if it were an original party hereto and if all covenants herein with respect to any change in name or location or otherwise has been complied with in connection therewith. This Security Agreement shall be deemed to be automatically assigned by Collateral Agent to any Person who succeeds to Collateral Agent in its capacity as Trustee under the Indenture in accordance with the Indenture, and its assignee shall have all rights and powers of, and shall act as, Collateral Agent.

          Section 14.  Execution in Counterparts.  This Security Agreement and
                       -------------------------
any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          Section 15.  Powers Coupled with an Interest.  All authorizations and
                       -------------------------------
agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

          Section 16.  Severability.  Any provision of this Security Agreement
                       ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 17.  Paragraph Headings.  The paragraph headings used in this
                       ------------------
Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          Section 18.  No Waiver; Cumulative Remedies.  Collateral Agent shall
                       ------------------------------
not by any act (except pursuant to the execution of a written instrument pursuant to Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and

                                    O-1-24
conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise or any other right, power or privilege. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 19.  Waivers and Amendments; Successors and Assigns; Governing
                       ---------------------------------------------------------
Law.  None of the terms or provisions of this Security Agreement may be waived,
---
amended, supplemented or otherwise modified except by a written instrument executed by Grantor and Collateral Agent in accordance with the Indenture. This Security Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of Collateral Agent and its successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.


                                    O-1-25

          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.


                              PLASTIC CONTAINERS, INC.,
                               as Grantor


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:


                              UNITED STATES TRUST COMPANY
                               OF NEW YORK, as Collateral Agent


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                                    O-1-26

                     Schedule I - 1996 Leaseback Equipment
                     -------------------------------------

                                    O-1-27

                            Schedule II - Copyrights
                            ------------------------

                                    O-1-28

                             Schedule III - Patents
                             ----------------------

                                    O-1-29

               Schedule IV - Previously Leased/Financed Equipment
               --------------------------------------------------


                                    O-1-30

                            Schedule V - Prior Liens
                            ------------------------

                                    O-1-31

                            Schedule VI - Trademarks
                            ------------------------

                                    O-1-32

                            Schedule VII - Contracts
                            ------------------------

                                    O-1-33

                     Schedule VIII - Location of Equipment
                     -------------------------------------

                                    O-1-34

                      Schedule IX - Consents and Approvals
                      ------------------------------------

                                    O-1-35

                         Schedule X - Access Agreement
                         -----------------------------

                                    O-1-36

                                                                     EXHIBIT O-2
                                                                     -----------
                         PLEDGE AND SECURITY AGREEMENT


     PLEDGE AND SECURITY AGREEMENT ("Security Agreement") dated as of December 17, 1996, made by CONTINENTAL PLASTIC CONTAINERS, INC., a Delaware corporation ("Grantor"), in favor of UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation having an office at 114 West 47th Street, New York, New York 10036, as collateral agent (together with any successors in such capacity the "Collateral Agent") and as trustee for the Holders (as defined in the Indenture) under the Indenture (as hereinafter defined).


                               R E C I T A L S :
                               - - - - - - - -

     A. Grantor, Continental Caribbean Containers, Inc., a Delaware corporation, Plastic Containers, Inc., a Delaware corporation ("PCI"), and Collateral Agent have entered into a certain indenture (as amended from time to time, the "Indenture"; capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture), dated as of the date hereof, pursuant to which PCI has issued 10% Senior Secured Notes due 2006 (the "Series A Notes") in the aggregate principal amount of $125,000,000 and pursuant to which PCI may issue 10% Series B Senior Secured Notes due 2006 (the "Series B Notes"; together with the Series A Notes, the "Securities"), which Securities have been guaranteed by Grantor (the "Guaranty").

     B. This Security Agreement is given by Grantor to secure all of its obligations (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) and any successor provision thereto) under (i) the Guaranty and (ii) all obligations, indebtedness and liabilities of Grantor pursuant to the terms of this Security Agreement, in each case, whether now existing or hereafter arising and whether in the regular course of business or otherwise (collectively, the "Secured Obligations").


                              A G R E E M E N T :
                              - - - - - - - - -

     NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees with Collateral Agent as follows:

     Section 1.  Defined Terms.  The following terms which are defined in the
                 -------------
Code are used herein as so defined:  Chattel Paper,

                                     O-2-1

Documents, Equipment, Farm Products, General Intangibles, Instruments and Proceeds. The following terms shall have the following meanings:

          "1996 Leaseback Equipment" shall mean the equipment listed on Schedule
           ------------------------                                     --------
     I hereto and any additions and accessions thereto.
     -

          "Code" shall mean the Uniform Commercial Code as from time to time in
           ----
     effect in the State of New York.

          "Collateral" shall have the meaning assigned to it in Section 2 of
           ----------
     this Security Agreement.

          "Contracts" shall mean all contracts between Grantor and any third
           ---------
     party including, without limitation, all customer contracts now existing or hereafter entered into as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of Grantor to perform and to exercise all remedies thereunder.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Copyrights" shall mean copyrights, owned by or assigned to Grantor,
           ----------
     including, without limitation, the copyrights listed on Schedule II hereto,
                                                             -----------
     together with any and all (a) renewals and extensions thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, and (c) rights to sue for past, present and future infringements thereof.

          "GECC" shall mean General Electric Capital Corporation.
           ----

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any

                                     O-2-2
     government, and any corporation or other entity owned or controlled (through ownership of capital interests or otherwise) by any of the foregoing.

          "Intellectual Property" shall mean Patents, Trademarks and Copyrights.
           ---------------------

          "Patents" shall mean (a) all letters patent of the United States or
           -------
     any other country, and all applications for letters patent of the United States or any other country, including, without limitation, any referred to in Schedule III hereto, (b) all reissues, continuations, continuations-in-
        ------------
     part or extensions thereof and any other rights of any kind related to such letters patent or applications and (c) any written agreement granting any right to sell, distribute, manufacture or otherwise use any invention covered by a Patent owned by a Person other than Grantor, including, without limitation, any referred to in Schedule III hereto.
                                            ------------

          "Permitted Liens" shall mean (i) those Liens constituting Permitted
           ---------------
     Liens, as defined in the Indenture under clauses (b), (f) and (h) thereof and (ii) the non-exclusive royalty free license in respect of certain Intellectual Property granted to GECC in connection with the 1996 Sale/Leaseback.

          "Person" means and includes an individual, a partnership, a firm, a
           ------
     joint venture, a corporation, a trust, an unincorporated organization or other association or entity and a Governmental Authority.

          "Previously Leased/Financed Equipment" shall mean the equipment listed
           ------------------------------------
     on Schedule IV hereto.
        -----------

          "Prior Liens" shall mean those Liens listed on Schedule V hereto.
           -----------                                   ----------

          "Requirement of Law" shall mean as to any Person, the certificate of
           ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                                     O-2-3

          "Security Agreement" shall mean this Security Agreement, as amended,
           ------------------
     supplemented or otherwise modified from time to time.

          "Trademarks" shall mean (a) all trademarks, trade names, corporate
           ----------
     names, company names, business names, fictitious business names, trade styles, service marks, logos, other sources of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any referred to in Schedule VI hereto, (b)
                                                       -----------
     all renewals thereof, (c) all goodwill of the business of Grantor symbolized by and associated with such Trademarks and (d) any written agreement granting any right to use any Trademark of a Person other than Grantor, including, without limitation, any referred to in Schedule VI
                                                                -----------
     hereto.

          "Transaction Documents" shall mean, collectively, the Securities, the
           ---------------------
     Indenture, the Guarantees and the Security Documents.

          Section 2.  Grant of Security Interest.  As collateral security for
                      --------------------------
the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Grantor hereby grants to Collateral Agent a first priority security interest in all of the following property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):
                                      ----------

          (i)  all Chattel Paper;
         (ii)  all Contracts;
        (iii)  all Copyrights;
         (iv)  all Documents;
          (v)  all Equipment;
         (vi)  all General Intangibles;
        (vii)  all Instruments;
       (viii)  all Patents;
         (ix)  all Trademarks; and

                                     O-2-4

          (x)  all Proceeds and products of any and all of the foregoing.

          Notwithstanding the foregoing, the Collateral shall not include (i) any Inventory or Accounts (each as defined in the Code), (ii) any Documents of Title (as defined in that certain financing agreement, as in effect on the date hereof, executed in connection with the Revolving Credit Facility), (iii) any 1996 Leaseback Equipment or (iv) any Previously Leased/Financed Equipment.

          Section 3.  Rights of Collateral Agent; Limitations on Collateral
                      -----------------------------------------------------
Agent's Obligations.
-------------------

          (a) Grantor Remains Liable under Contracts.  Anything herein to the
              --------------------------------------
contrary notwithstanding, Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Collateral Agent shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by Collateral Agent of any payment relating to such Contract pursuant hereto, nor shall Collateral Agent be obligated in any manner to perform any of the obligations of Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Notice to Contracting Parties.  Upon the request of Collateral
              -----------------------------
Agent at any time after the occurrence and during the continuance of a Default or Event of Default, Grantor shall notify parties to the Contracts that the Contracts have been assigned to Collateral Agent and that payments in respect thereof shall be made directly to Collateral Agent. During the continuance of a Default or Event of Default, Collateral Agent may in its own name or in the name of others communicate with parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Contracts.

          (c) First Priority.  Grantor and Collateral Agent intend the security
              --------------
interests granted pursuant to Section 2 of this Security Agreement to constitute first priority perfected Liens until the Secured Obligations are paid in full (including payment

                                     O-2-5
of principal of, premium, if any, and accrued but unpaid interest on, the Securities).

          (d) No Release.  Nothing set forth in this Security Agreement shall
              ----------
relieve Grantor from the performance of any term, covenant, condition or agreement on Grantor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on Collateral Agent or any Holder to perform or observe any such term, covenant, condition or agreement on Grantor's part to be so performed or observed or impose any liability on Collateral Agent or any Holder for any act or omission on the part of the Grantor relating thereto or for any breach of any representation or warranty on the part of Grantor contained in any Security Document or in respect of the Collateral or made in connection therewith.

          Section 4.  Representations and Warranties.  Grantor hereby represents
                      ------------------------------
and warrants that:

          (a) Title; No Other Liens.  Except for the Lien granted to Collateral
              ---------------------
     Agent pursuant to this Security Agreement, Grantor is, and as to the Collateral acquired by it from time to time after the date hereof Grantor will be, except as otherwise permitted by the Indenture or this Security Agreement, the sole owner of each item of Collateral subject to no other Liens (other than Prior Liens and Permitted Liens), claims or rights of others. No security agreement, financing statement or other public notice with respect to all or any material part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of Collateral Agent pursuant to this Security Agreement and in connection with Prior Liens. As of the date hereof, no Collateral is evidenced by Instruments required to be delivered to Collateral Agent which have not been delivered to Collateral Agent.

          (b) Perfected First Priority Liens.  Financing statements on form UCC-
              ------------------------------
     1 have been prepared and delivered to the Collateral Agent herewith. When this Security Agreement is duly executed and delivered and (i) such financing statements have been filed in the jurisdictions indicated thereon, and (ii) the Notice of Security Interest is filed and accepted in the United States Patent and Trademark Office, then all filings shall have been made to create, preserve, protect and perfect the security interest granted by Grantor to Collateral Agent hereby in respect of such of the

                                     O-2-6

     Collateral in which a security interest can be perfected by the filing of a financing statement or the filing of a security agreement with the United States Patent and Trademark Office. When such filings are duly made the security interests granted to Collateral Agent pursuant to this Security Agreement in and to such Collateral will constitute perfected Liens and security interests therein and subject to no liens other than Prior Liens. This Security Agreement is enforceable as such against all creditors of and purchasers from Grantor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.

          (c) Contracts.  Except as set forth in Schedule VII hereto, no consent
              ---------                          ------------
     of any party (other than Grantor) to any material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the material Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither Grantor nor (to the best of Grantor's knowledge) any other party to any material Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. Grantor has fully performed its obligations in all material respects under each material Contract. The right, title and interest of Grantor in, to and under each material Contract are not subject to any defense, offset, counterclaim or claim, nor have any of the foregoing been asserted or alleged against Grantor as to any material Contract. No amount payable to Grantor under or in connection with any Contract is evidenced by any promissory note, other Instrument or Chattel Paper which has not been delivered to Collateral Agent, other than in connection with the sale of Inventory in the ordinary course of business.

          (d) Equipment.  The Equipment is kept at the locations listed on
              ---------
     Schedule VIII hereto.
     -------------

                                     O-2-7

          (e) Chief Executive Office.  Grantor's chief executive office and
              ----------------------
     chief place of business is located at 301 Merritt 7 Corporate Park, Norwalk, Connecticut 06856.

          (f) Farm Products.  None of the Collateral constitutes, or is the
              -------------
     Proceeds of, Farm Products.

          (g) Patents, Trademarks and Copyrights.  Schedule III hereto includes
              ----------------------------------   ------------
     all Patents owned by Grantor in its own name as of the date hereof.

     Schedule VI hereto includes all Trademarks owned by Grantor in its own name
     -----------
     as of the date hereof. Schedule II hereto includes all Copyrights owned by
                            -----------
     Grantor in its own name as of the date hereof. Each Patent and Trademark is valid, subsisting, unexpired and has not been abandoned. Except as set forth in such Schedules, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent, Trademark, or Copyright. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Trademark or Copyright, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent, Trademark or Copyright.

          (h) Valid and Binding Obligation.  Grantor has full corporate power,
              ----------------------------
     authority and legal right to pledge and grant a security interest in the Collateral pursuant to this Security Agreement, and this Security Agreement constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

          (i) Consents and Approvals.  Except as set forth in Schedule IX hereto
              ----------------------                          -----------
     and other consents which have been obtained as of the date hereof, no consent of any other Person (including, without limitation, stockholders or creditors of Grantor) and no consent, approval, authorization of, or registration or declaration or filing with, any Governmental Authority or regulatory body is required to be obtained, effected or given in connection with either (i) the pledge of, and grant of a security interest in, the Collateral by Grantor pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement or any of

                                     O-2-8
     the other Security Documents by Grantor or (ii) for the exercise by Collateral Agent of the rights provided for in this Security Agreement or any of the other Security Documents or the remedies in respect of the Collateral pursuant to this Security Agreement or any of the other Security Documents.

          Section 5.  Covenants.  Grantor covenants and agrees with Collateral
                      ---------
Agent that until the Secured Obligations are paid in full (including payment of the principal of, premium, if any, and accrued but unpaid interest on, the Securities):

          (a) Further Documentation; Pledge of Instruments.  At any time and
              --------------------------------------------
     from time to time, upon the written request of Collateral Agent, and at the sole expense Grantor, Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and filings in the United States Patent and Trademark Office and the United States Copyright Office. Grantor hereby authorizes Collateral Agent to file any such financing or continuation statements and to make such filings in the United States Patent and Trademark Office and the United States Copyright Office without the signature of Grantor to the extent permitted by applicable law. Notwithstanding the foregoing, the Collateral Agent's right to obtain further instruments and documents from the Grantor shall not release the Grantor from its obligations under Section 4(b) to make filings of financing and continuation statements under the Uniform Commercial Code in appropriate jurisdictions. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to Collateral Agent, duly endorsed in a manner satisfactory to Collateral Agent, to be held as Collateral pursuant to this Agreement.

          (b) Indemnification.  Grantor agrees to indemnify, pay and hold
              ---------------
     harmless Collateral Agent and each of the Holders and the officers, directors, employees, agents and affiliates of Collateral Agent and each of the Holders (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments,

                                     O-2-9
     suits, claims, costs (including, without limitation, the settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of any of the Transaction Documents (including, without limitation, any misrepresentation by Grantor in any of the Transaction Documents) (the "Indemnified Liabilities"); provided, that Grantor shall
                                                 --------
     have no obligation to an Indemnitee hereunder with respect to an Indemnified Liability if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liability arose from the negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Grantor shall contribute the maximum portion which it is permitted to pay and satisfy under the applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The obligations of Grantor contained in this Section 5 shall survive the termination of this Security Agreement and the discharge of Grantor's other obligations under the Transaction Documents. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral.

          (c) Maintenance of Records.  Grantor will keep and maintain at its own
              ----------------------
     cost and expense satisfactory and complete records in respect of the Collateral. Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For Collateral Agent's further security, Collateral Agent is hereby granted a security interest in all of Grantor's books and records pertaining to the Collateral, and Grantor shall permit access to any such books and records to Collateral Agent or to its representatives during normal business hours at the reasonable request of Collateral Agent and shall upon Collateral Agent's request after the occurrence and during the continuation of any Default or Event of Default turn over any such books and records to Collateral Agent.

                                     O-2-10

          (d) Right of Inspection.  Collateral Agent shall at all times have
              -------------------
     full and free access during normal business hours to all the books, correspondence and records of Grantor, and Collateral Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Collateral Agent, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Collateral Agent and its representatives shall at all times also have the right to enter into and upon any premises where any of the Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (e) Compliance with Laws, etc.  Grantor will comply in all material
              -------------------------
     respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Grantor's business; provided, however,
                                                             --------  -------
     that Grantor may contest any Requirement of Law in any reasonable manner which shall not adversely affect Collateral Agent's rights or the priority of its Liens on the Collateral.

          (f) Compliance with Terms of Contracts, etc.   Grantor will perform
              ---------------------------------------
     and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

          (g) Payment of Obligations.  Grantor will pay promptly when due all
              ----------------------
     taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on Grantor's books in accordance with GAAP.

          (h) Limitation on Liens on Collateral.  Grantor will not create, incur
              ---------------------------------
     or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby, Prior Liens, Permitted Liens and other Liens permitted under Section 4.13 of the Indenture, and will defend the right, title and interest of Collateral Agent

                                    O-2-11
     in and to any of the Collateral against the claims and demands of all Persons whomsoever. Grantor will take no action which would or, in the reasonable judgment of Collateral Agent would, adversely affect the existence, enforceability, priority or perfection of the Liens on and security interests in any of the Collateral granted hereunder. To the extent any security interest granted hereunder in any property constituting a part of the Collateral either (i) does not constitute a perfected first priority Lien on the date hereof (but is intended to constitute a perfected first priority Lien pursuant to the terms hereof) or (ii) ceases without consent of Collateral Agent to constitute a perfected first priority Lien after the date hereof, Grantor shall make all filings (including financing statements or continuation statements and filings in the United States Patent and Trademark Office and the United States Copyright Office) and record such instruments as may be reasonably requested by Collateral Agent to restore the priority and perfection of such Lien. The right of the Collateral Agent to require any such filing shall not be deemed to impose upon the Collateral Agent any duty or obligation to ascertain whether any circumstances exist which require such filings or recordations.

          (i) Limitations on Dispositions of Collateral.  Grantor will not sell,
              -----------------------------------------
     transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except in accordance with the terms of the Indenture.

          (j) Limitations on Modifications, Waivers, Extensions of Contracts.
              --------------------------------------------------------------
     Grantor will not (i) amend, modify, terminate or waive any provision of any material Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral or impair Grantor's ability to conduct its business, (ii) fail to exercise promptly and diligently each and every material right which it may have under each material Contract (other than any right of termination) or (iii) fail to deliver to Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any material Contract.

          (k) Maintenance of Equipment.  Except as otherwise provided in the
              ------------------------
     Indenture, Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                                     O-2-12

          (l) Maintenance of Insurance.  Grantor will maintain, with financially
              ------------------------
     sound and reputable companies, insurance policies (i) insuring the Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring Grantor and Collateral Agent against liability for personal injury and property damage relating to such Equipment, such policies to be in such form and amounts and having such coverage as is customary for companies engaged in the same or similar businesses, with losses payable to Grantor and Collateral Agent as their respective interests may appear. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days after receipt by Collateral Agent of written notice thereof, (ii) name Collateral Agent as an additional insured or loss payee, as applicable and (iii) be reasonably satisfactory in all other respects to Collateral Agent. The Company shall deliver to Collateral Agent a report of a reputable insurance broker with respect to such insurance at least once in each calendar year and such supplemental reports with respect thereto as Collateral Agent may from time to time reasonably request.

          (m) Further Identification of Collateral.  Grantor will furnish to
              ------------------------------------
     Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

          (n) Notices.  Grantor will advise Collateral Agent promptly, in
              -------
     reasonable detail, at its address set forth above, (i) of any Lien (other than Liens created or permitted hereby) on, or material claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

          (o) Changes in Locations, Name, etc.  Without collateral Agent's prior
              -------------------------------
     written consent, Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(e) or remove its books and records from such location, (ii) permit any of the Equipment to be kept at a location other than those listed on Schedule
                                                                       --------
     VIII hereto or (iii) change its name, identity or corporate
     ----

                                     O-2-13
     structure to such an extent that any financing statement filed by or on behalf of Collateral Agent in connection with this Security Agreement would become reasonably misleading. Collateral Agent's consent to any of the foregoing will not be unreasonably withheld so long as Grantor shall (x) provide Collateral Agent with 45 days prior written notice of its intention to take any of the actions specified in clauses (i) - (iii) above, (y) take all actions necessary to maintain the perfection of the security interest in the Collateral intended to be created hereby and (z) in the event that Grantor proposes to move any Equipment to a location at which any entity has obtained a mortgage lien on the real property in connection with the 1996 Leaseback Transaction, obtain and deliver to the Collateral Agent an access agreement substantially in the form of Schedule X hereto, duly
                                                   ----------
     executed by the holder of such mortgage lien and Grantor.

             (p)  Patents, Trademarks and Copyrights.
                  ----------------------------------

                  (i) Grantor (either itself or through licensees) will, except with respect to any Trademark that Grantor shall reasonably determine is of immaterial economic value to it or which Grantor abandons in accordance with Section (p)(ii) below, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such trademark, (iii) employ such Trademark with the appropriate notice of registration,
          (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Collateral Agent shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                  (ii) Grantor will not, except with respect to any Patent or Copyright that Grantor shall reasonably determine is of immaterial economic value to it, do any act, or omit to do any act, whereby any Patent or copyright may become abandoned or dedicated. Notwithstanding the foregoing, Grantor, in its good faith business judgment, may abandon any Patent, Trademark or

                                     O-2-14

          Copyright, or application for registration thereof, which is not necessary for the operation of Grantor's business, upon thirty (30) days' prior written notice to Collateral Agent.

                  (iii) Grantor will notify Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Trademark or Copyright may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding Grantor's ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.

                  (iv) Whenever Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or for the registration of any Copyright in the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, Grantor shall report such filing to Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of Collateral Agent, Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as Collateral Agent may request to evidence Collateral Agent's security interest in any Patent, Trademark or Copyright and the goodwill and general intangibles of Grantor relating thereto or represented thereby, and Grantor hereby constitutes and appoints Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full.

                  (v) Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to

                                     O-2-15
          obtain the relevant registration) and to maintain each registration of the Patents, Trademarks and Copyrights (other than any Patent, Trademark or Copyright which is abandoned by Grantor in accordance with Section (p)(ii) above), including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (vi) In the event that any Patent, Trademark or Copyright included in the Collateral is infringed, misappropriated or diluted by a third party, Grantor shall promptly notify Collateral Agent after it learns thereof and shall, unless Grantor shall reasonably determine that such Patent, Trademark or Copyright is not of material economic value to Grantor, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.

          (q) If at any time the Indebtedness of the Grantor in respect of any Previously Leased/Financed Equipment is repaid in full and the Grantor is not then required to grant to GECC a security interest in such Previously Leased/Financed Equipment, Grantor shall grant to the Collateral Agent a security interest in such Previously Leased/Financed Equipment and shall take all actions necessary to perfect such security interest, including, without limitation, the filing of financing statements in the appropriate jurisdictions.

          Section 6.  Collateral Agent's Appointment as Attorney-in-Fact.
                      --------------------------------------------------

          (a) Powers.  Grantor hereby irrevocably constitutes and appoints
              ------
Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Collateral Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Grantor hereby gives Collateral Agent


                                     O-2-16
the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

             (i) upon the occurrence and during the continuance of any Event of Default, in the name of Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Instrument, General Intangible or Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any Instrument, General Intangible or Contract whenever payable;

             (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

             (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Collateral Agent or as Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any Proceeds thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Collateral Agent may deem appropriate; (G) to assign any Patent, Trademark (along with the goodwill of the business to which any such Trademark pertains) or Copyright, throughout the world for such term or terms, on such conditions, and in such manner, as Collateral Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement


                                     O-2-17
     with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantor's expense, at any time, or from time to time, all acts and things which Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

          Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) Other Powers.  Grantor also authorizes Collateral Agent, at any
              ------------
time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) No Duty on Collateral Agent's Part.  The powers conferred on
              ----------------------------------
Collateral Agent hereunder are solely to protect Collateral Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for its own negligence or willful misconduct.

          Section 7.  Performance by Collateral Agent of Grantor's Obligations.
                      --------------------------------------------------------
If Grantor fails to perform or comply with any of its agreements contained herein and Collateral Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the rate payable under the Indenture, shall be payable by Grantor to Collateral Agent on demand and shall constitute Secured Obligations.

          Section 8.  Remedies, Rights Upon Default.  (a)  Upon the
                      -----------------------------
occurrence and during the continuance of an Event of Default:

             (i) all payments received by Grantor under or in connection with any of the Collateral shall be held by Grantor


                                     O-2-18
     in trust for Collateral Agent for the benefit of the Holders, shall be segregated from other funds of Grantor and shall forthwith upon receipt by Grantor be paid over to Collateral Agent as Collateral, in the same form as received by Grantor (duly endorsed by Grantor to Collateral Agent, if required);

             (ii) any and all such payments so received by Collateral Agent (whether from Grantor or otherwise) shall be held by Collateral Agent as Trust Moneys and applied by it in such manner and only at such times as provided in the Indenture;

             (iii) Collateral Agent shall have the right to seize and take possession of any Collateral and the books and records pertaining to the Collateral (including, without limitation, customer lists, correspondence with present or future or prospective suppliers or customers, advertising or marketing materials, credit files, computer tapes, programs, printouts, and all other computer materials, records and electronic data processing software pertaining to the Collateral) and may enter the premises where they, or any of them, are located for the purpose of effecting such removal; Grantor shall have a reasonable time to make copies of such books and records before their removal by Collateral Agent; Collateral Agent shall not be liable to Grantor for any damage suffered by Grantor by reason of such entry or seizure unless it results from Collateral Agent's negligence, bad faith or willful misconduct, and Grantor hereby agrees to indemnify and hold harmless Collateral Agent from and against any and all claims, expenses or liabilities that it may incur to any Person (other than to Grantor in connection with any liability of Collateral Agent to Grantor resulting from Collateral Agent's negligence, bad faith or willful misconduct) by reason of such entry or seizure;

             (iv) Collateral Agent may hire and maintain at Grantor's premises a custodian or independent contractor selected by Collateral Agent who shall have full authority to do all lawful acts necessary to protect Collateral Agent's interest and to report to Collateral Agent thereon. Grantor hereby agrees to cooperate with any such Person and to do whatever Collateral Agent may reasonably request to preserve the Collateral.

             (b) Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, and in accordance with Section 9 hereof, Collateral Agent may exercise, in addition to all other rights and remedies granted in this Security

                                     O-2-19

Agreement, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party on default under the Code (or such other comparable statute) in the applicable jurisdiction. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Collateral Agent may, without demand or performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person, all and each of which demands, advertisements and/or notices are (to the extent permitted by applicable law) hereby expressly waived, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Collateral Agent and any Holder shall have the right on any such public sale or sales and, to the extent permitted by law, on any such private sale or sales to purchase the whole or any part of said Collateral so sold and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price of all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations owed to Collateral Agent or such Holder, as the case may be, as a credit on account of the purchase price of any Collateral payable by Collateral Agent or such Holder, as the case may be, at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, except for any right or redemption as may be available by applicable law. Grantor further agrees, at Collateral Agent's request, to assemble Collateral and make it available to Collateral Agent at places that Collateral Agent reasonably selects, whether at Grantor's premises or elsewhere. The proceeds of any such collection, recovery, receipt, appropriation, realization or sale shall constitute Trust Moneys and shall be applied by Collateral Agent in accordance with the Indenture in the manner provided in the Indenture.

          (c) To the extent permitted by applicable law, Grantor waives all claims, damages and demands against Collateral Agent or any Holder arising out of the repossession, retention or sale of the Collateral unless resulting from Collateral Agent's or such

                                    O-2-20

Holder's negligence, bad faith or willful misconduct. Grantor agrees that Collateral Agent need not give more than 10 days' notice (which notice shall be deemed given when mailed) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. No notification need be given to Grantor if it has signed, after default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral applied to the Secured Obligations pursuant to the Indenture are insufficient to indefeasibly pay in full in cash all Secured Obligations and amounts to which Collateral Agent and the Holders are entitled, Grantor also being liable for the reasonable fees of any attorneys employed by Collateral Agent or any Holder to collect such deficiency.

          (d) To the extent that it may lawfully do so, Grantor agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Collateral or any part thereof shall be sold, now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance or enforcement of this Security Agreement or the Secured Obligations and hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power granting or delegated to Collateral Agent or any Holder in this Security Agreement or any other Security Document, but will suffer and permit the execution of every such power as though no such laws were in force.

          Section 9.  Decisions Relating to Exercise of Remedies.
                      ------------------------------------------
Notwithstanding anything in this Agreement to the contrary, Collateral Agent shall exercise any remedy provided for in Section 8 in accordance with the terms of, and at the times, if any, specified in the Indenture and in accordance with instructions from the Trustee delivered at the direction of the Holders of at least a majority in principal amount of the outstanding Securities or refrain from exercising any remedy provided for in Section 8 either in the absence of instructions from the Trustee or in accordance with instructions from the Trustee delivered at the direction of

                                    O-2-21
the Holders of at least a majority in principal amount of the outstanding Securities.

          Section 10.  Limitation on Collateral Agent's Duties in Respect of
                       -----------------------------------------------------
Collateral.  Collateral Agent's sole duty with respect to the custody,
----------
safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Collateral Agent deals with similar property for its own account. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise.

          Section 11.  Expenses.  Grantor agrees to pay, without duplication, to
                       --------
Collateral Agent, from time to time upon demand, all reasonable fees, costs and expenses of Collateral Agent (including, without limitation, the reasonable expenses, fees and disbursements of its counsel, experts and agents) incurred by Collateral Agent or arising in connection with (a) the preparation, execution, delivery, administration, modification, amendment or termination of this Security Agreement or the enforcement of any of the provisions hereof, (b) the custody or preservation and protection of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the preservation, protection, defense, exercise or enforcement of any of the rights of Collateral Agent hereunder and in and to the Collateral or (d) the failure by Grantor to perform or observe any of the provisions hereof. When Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          Section 12.  Obligations Absolute.  All obligations of Grantor
                       --------------------
hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Grantor;

          (ii) any lack of validity or enforceability of any Transaction Document or any other agreement or instrument relating thereto;

                                    O-2-22

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Transaction Document or any other agreement or instrument relating thereto;

          (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of any Transaction Document except as specifically set forth in a waiver granted pursuant to the provisions of this Security Agreement; or

          (vi) any other circumstances except payment which might otherwise constitute a defense available to, or a discharge of, Grantor.

          Section 13.  Continuing Security Interest; Transfer of Secured
                       -------------------------------------------------
Obligations.  This Security Agreement shall create a continuing security
-----------
interest in the Collateral and shall (a) remain in full force and effect until all Secured Obligations are paid in full in cash (at which time Collateral Agent will, at Grantor's expense, take all acts necessary or appropriate to return all Collateral to Grantor and extinguish the security interests granted hereunder, including, without limitation, the execution and filing of any necessary Uniform Commercial Code termination statements and any necessary filings with the United States Patent and Trademark Office and the United States Copyright Office), (b) be binding upon Grantor, and its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent, and each of the Holders and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (c), Collateral Agent and any Holder may assign or otherwise transfer any indebtedness held by it secured by this Security Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such party herein or otherwise. Neither this Security Agreement nor any interest herein or in the Collateral, or any part thereof, except as otherwise permitted herein, may be assigned by Grantor; provided, however, that this Security Agreement may be
--------  -------

                                    O-2-23
assumed by any other Person pursuant to and in compliance with Article V of the Indenture if such Person executes and delivers an amendment hereto whereby it expressly assumes all obligations of Grantor hereunder as if it were an original party hereto and if all covenants herein with respect to any change in name or location or otherwise has been complied with in connection therewith. This Security Agreement shall be deemed to be automatically assigned by Collateral Agent to any Person who succeeds to Collateral Agent in its capacity as Trustee under the Indenture in accordance with the Indenture, and its assignee shall have all rights and powers of, and shall act as, Collateral Agent.

          Section 14.  Execution in Counterparts.  This Security Agreement and
                       -------------------------
any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          Section 15.  Powers Coupled with an Interest.  All authorizations and
                       -------------------------------
agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

          Section 16.  Severability.  Any provision of this Security Agreement
                       ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 17.  Paragraph Headings.  The paragraph headings used in this
                       ------------------
Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          Section 18.  No Waiver; Cumulative Remedies.  Collateral Agent shall
                       ------------------------------
not by any act (except pursuant to the execution of a written instrument pursuant to Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder

                                    O-2-24
shall preclude any other or further exercise thereof or the exercise or any other right, power or privilege. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 19.  Waivers and Amendments; Successors and Assigns; Governing
                       ---------------------------------------------------------
Law.  None of the terms or provisions of this Security Agreement may be waived,
---
amended, supplemented or otherwise modified except by a written instrument executed by Grantor and Collateral Agent in accordance with the Indenture. This Security Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of Collateral Agent and its successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                                    O-2-25

          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.


                              CONTINENTAL PLASTIC CONTAINERS,
                                INC., as Grantor


                              By:
                                 --------------------------------------
                                  Name:
                                  Title:


                              UNITED STATES TRUST COMPANY
                               OF NEW YORK, as Collateral Agent


                              By:
                                 ---------------------------------------
                                  Name:
                                  Title:

                                    O-2-26

                     Schedule I - 1996 Leaseback Equipment
                     -------------------------------------

                                    O-2-27

                            Schedule II - Copyrights
                            ------------------------

                                    O-2-28

                             Schedule III - Patents
                             ----------------------

                                   O-2-29

               Schedule IV - Previously Leased/Financed Equipment
               --------------------------------------------------

                                    O-2-30

                            Schedule V - Prior Liens
                            ------------------------

                                    O-2-31

                            Schedule VI - Trademarks
                            ------------------------

                                    O-2-32

                            Schedule VII - Contracts
                            ------------------------

                                    O-2-33

                     Schedule VIII - Location of Equipment
                     -------------------------------------

                                    O-2-34

                      Schedule IX - Consents and Approvals
                      ------------------------------------

                                    O-2-35

                         Schedule X - Access Agreement
                         -----------------------------

                                    O-2-36

                                                                     EXHIBIT O-3
                                                                     -----------

                         PLEDGE AND SECURITY AGREEMENT


     PLEDGE AND SECURITY AGREEMENT ("Security Agreement") dated as of December 17, 1996, made by CONTINENTAL CARIBBEAN CONTAINERS, INC., a Delaware corporation ("Grantor"), in favor of UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation having an office at 114 West 47th Street, New York, New York 10036, as collateral agent (together with any successors in such capacity the "Collateral Agent") and as trustee for the Holders (as defined in the Indenture) under the Indenture (as hereinafter defined).


                               R E C I T A L S :
                               - - - - - - - -

     A. Grantor, Continental Plastic Containers, Inc., a Delaware corporation, Plastic Containers, Inc., a Delaware corporation ("PCI"), and Collateral Agent have entered into a certain indenture (as amended from time to time, the "Indenture"; capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture), dated as of the date hereof, pursuant to which PCI has issued 10% Senior Secured Notes due 2006 (the "Series A Notes") in the aggregate principal amount of $125,000,000 and pursuant to which PCI may issue 10% Series B Senior Secured Notes due 2006 (the "Series B Notes"; together with the Series A Notes, the "Securities"), which Securities have been guaranteed by Grantor (the "Guaranty").

     B. This Security Agreement is given by Grantor to secure all of its obligations (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) and any successor provision thereto) under (i) the Guaranty and (ii) all obligations, indebtedness and liabilities of Grantor pursuant to the terms of this Security Agreement, in each case, whether now existing or hereafter arising and whether in the regular course of business or otherwise (collectively, the "Secured Obligations").


                              A G R E E M E N T :
                              - - - - - - - - -

     NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees with Collateral Agent as follows:

     Section 1.  Defined Terms.  The following terms which are defined in the
                 -------------
Code are used herein as so defined:  Chattel Paper,

                                     O-3-1

Documents, Equipment, Farm Products, General Intangibles, Instruments and Proceeds. The following terms shall have the following meanings:

          "1996 Leaseback Equipment" shall mean the equipment listed on Schedule
           ------------------------                                     --------
     I hereto and any additions and accessions thereto.
     -

          "Code" shall mean the Uniform Commercial Code as from time to time in
           ----
     effect in the State of New York.

          "Collateral" shall have the meaning assigned to it in Section 2 of
           ----------
     this Security Agreement.

          "Contracts" shall mean all contracts between Grantor and any third
           ---------
     party including, without limitation, all customer contracts now existing or hereafter entered into as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of Grantor to perform and to exercise all remedies thereunder.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Copyrights" shall mean copyrights, owned by or assigned to Grantor,
           ----------
     including, without limitation, the copyrights listed on Schedule II hereto,
                                                             -----------
     together with any and all (a) renewals and extensions thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, and (c) rights to sue for past, present and future infringements thereof.

          "GECC" shall mean General Electric Capital Corporation.
           ----

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any

                                     O-3-2
     government, and any corporation or other entity owned or controlled (through ownership of capital interests or otherwise) by any of the foregoing.

          "Intellectual Property" shall mean Patents, Trademarks and Copyrights.
           ---------------------

          "Patents" shall mean (a) all letters patent of the United States or
           -------
     any other country, and all applications for letters patent of the United States or any other country, including, without limitation, any referred to in Schedule III hereto, (b) all reissues, continuations, continuations-in-
        ------------
     part or extensions thereof and any other rights of any kind related to such letters patent or applications and (c) any written agreement granting any right to sell, distribute, manufacture or otherwise use any invention covered by a Patent owned by a Person other than Grantor, including, without limitation, any referred to in Schedule III hereto.
                                            ------------

          "Permitted Liens" shall mean (i) those Liens constituting Permitted
           ---------------
     Liens, as defined in the Indenture under clauses (b), (f) and (h) thereof and (ii) the non-exclusive royalty free license in respect of certain Intellectual Property granted to GECC in connection with the 1996 Sale/Leaseback.

          "Person" means and includes an individual, a partnership, a firm, a
           ------
     joint venture, a corporation, a trust, an unincorporated organization or other association or entity and a Governmental Authority.

          "Previously Leased/Financed Equipment" shall mean the equipment listed
           ------------------------------------
     on Schedule IV hereto.
        -----------

          "Prior Liens" shall mean those Liens listed on Schedule V hereto.
           -----------                                   ----------

          "Requirement of Law" shall mean as to any Person, the certificate of
           ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                                     O-3-3

          "Security Agreement" shall mean this Security Agreement, as amended,
           ------------------
     supplemented or otherwise modified from time to time.

          "Trademarks" shall mean (a) all trademarks, trade names, corporate
           ----------
     names, company names, business names, fictitious business names, trade styles, service marks, logos, other sources of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any referred to in Schedule VI hereto, (b)
                                                       -----------
     all renewals thereof, (c) all goodwill of the business of Grantor symbolized by and associated with such Trademarks and (d) any written agreement granting any right to use any Trademark of a Person other than Grantor, including, without limitation, any referred to in Schedule VI
                                                                -----------
     hereto.

          "Transaction Documents" shall mean, collectively, the Securities, the
           ---------------------
     Indenture, the Guarantees and the Security Documents.

          Section 2.  Grant of Security Interest.  As collateral security for
                      --------------------------
the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Grantor hereby grants to Collateral Agent a first priority security interest in all of the following property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):
                                      ----------

             (i)  all Chattel Paper;
            (ii)  all Contracts;
           (iii)  all Copyrights;
            (iv)  all Documents;
             (v)  all Equipment;
            (vi)  all General Intangibles;
           (vii)  all Instruments;
          (viii)  all Patents;
            (ix)  all Trademarks; and

                                     O-3-4

          (x) all Proceeds and products of any and all of the foregoing.

          Notwithstanding the foregoing, the Collateral shall not include (i) any Inventory or Accounts (each as defined in the Code), (ii) any Documents of Title (as defined in that certain financing agreement, as in effect on the date hereof, executed in connection with the Revolving Credit Facility), (iii) any 1996 Leaseback Equipment or (iv) any Previously Leased/Financed Equipment.

          Section 3.  Rights of Collateral Agent; Limitations on Collateral
                      -----------------------------------------------------
Agent's Obligations.
-------------------

          (a) Grantor Remains Liable under Contracts.  Anything herein to the
              --------------------------------------
contrary notwithstanding, Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Collateral Agent shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by Collateral Agent of any payment relating to such Contract pursuant hereto, nor shall Collateral Agent be obligated in any manner to perform any of the obligations of Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Notice to Contracting Parties.  Upon the request of Collateral
              -----------------------------
Agent at any time after the occurrence and during the continuance of a Default or Event of Default, Grantor shall notify parties to the Contracts that the Contracts have been assigned to Collateral Agent and that payments in respect thereof shall be made directly to Collateral Agent. During the continuance of a Default or Event of Default, Collateral Agent may in its own name or in the name of others communicate with parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Contracts.

          (c) First Priority.  Grantor and Collateral Agent intend the security
              --------------
interests granted pursuant to Section 2 of this Security Agreement to constitute first priority perfected Liens until the Secured Obligations are paid in full (including payment

                                     O-3-5
of principal of, premium, if any, and accrued but unpaid interest on, the Securities).

          (d) No Release.  Nothing set forth in this Security Agreement shall
              ----------
relieve Grantor from the performance of any term, covenant, condition or agreement on Grantor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on Collateral Agent or any Holder to perform or observe any such term, covenant, condition or agreement on Grantor's part to be so performed or observed or impose any liability on Collateral Agent or any Holder for any act or omission on the part of the Grantor relating thereto or for any breach of any representation or warranty on the part of Grantor contained in any Security Document or in respect of the Collateral or made in connection therewith.

          Section 4.  Representations and Warranties.  Grantor hereby represents
                      ------------------------------
and warrants that:

          (a) Title; No Other Liens.  Except for the Lien granted to Collateral
              ---------------------
     Agent pursuant to this Security Agreement, Grantor is, and as to the Collateral acquired by it from time to time after the date hereof Grantor will be, except as otherwise permitted by the Indenture or this Security Agreement, the sole owner of each item of Collateral subject to no other Liens (other than Prior Liens and Permitted Liens), claims or rights of others. No security agreement, financing statement or other public notice with respect to all or any material part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of Collateral Agent pursuant to this Security Agreement and in connection with Prior Liens. As of the date hereof, no Collateral is evidenced by Instruments required to be delivered to Collateral Agent which have not been delivered to Collateral Agent.

          (b) Perfected First Priority Liens.  Financing statements on form UCC-
              ------------------------------
     1 have been prepared and delivered to the Collateral Agent herewith. When this Security Agreement is duly executed and delivered and (i) such financing statements have been filed in the jurisdictions indicated thereon, and (ii) the Notice of Security Interest is filed and accepted in the United States Patent and Trademark Office, then all filings shall have been made to create, preserve, protect and perfect the security interest granted by Grantor to Collateral Agent hereby in respect of such of the

                                     O-3-6

     Collateral in which a security interest can be perfected by the filing of a financing statement or the filing of a security agreement with the United States Patent and Trademark Office. When such filings are duly made the security interests granted to Collateral Agent pursuant to this Security Agreement in and to such Collateral will constitute perfected Liens and security interests therein and subject to no liens other than Prior Liens. This Security Agreement is enforceable as such against all creditors of and purchasers from Grantor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.

          (c) Contracts.  Except as set forth in Schedule VII hereto, no consent
              ---------                          ------------
     of any party (other than Grantor) to any material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the material Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither Grantor nor (to the best of Grantor's knowledge) any other party to any material Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. Grantor has fully performed its obligations in all material respects under each material Contract. The right, title and interest of Grantor in, to and under each material Contract are not subject to any defense, offset, counterclaim or claim, nor have any of the foregoing been asserted or alleged against Grantor as to any material Contract. No amount payable to Grantor under or in connection with any Contract is evidenced by any promissory note, other Instrument or Chattel Paper which has not been delivered to Collateral Agent, other than in connection with the sale of Inventory in the ordinary course of business.

          (d) Equipment.  The Equipment is kept at the locations listed on
              ---------
     Schedule VIII hereto.
     -------------

                                     O-3-7

          (e) Chief Executive Office.  Grantor's chief executive office and
              ----------------------
     chief place of business is located at 301 Merritt 7 Corporate Park, Norwalk, Connecticut 06856.

          (f) Farm Products.  None of the Collateral constitutes, or is the
              -------------
     Proceeds of, Farm Products.

          (g) Patents, Trademarks and Copyrights.  Schedule III hereto includes
              ----------------------------------   ------------
     all Patents owned by Grantor in its own name as of the date hereof.
     Schedule VI hereto includes all Trademarks owned by Grantor in its own name
     -----------
     as of the date hereof. Schedule II hereto includes all Copyrights owned by
                            -----------
     Grantor in its own name as of the date hereof. Each Patent and Trademark is valid, subsisting, unexpired and has not been abandoned. Except as set forth in such Schedules, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent, Trademark, or Copyright. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Trademark or Copyright, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent, Trademark or Copyright.

          (h) Valid and Binding Obligation.  Grantor has full corporate power,
              ----------------------------
     authority and legal right to pledge and grant a security interest in the Collateral pursuant to this Security Agreement, and this Security Agreement constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

          (i) Consents and Approvals.  Except as set forth in Schedule IX hereto
              ----------------------                          -----------
     and other consents which have been obtained as of the date hereof, no consent of any other Person (including, without limitation, stockholders or creditors of Grantor) and no consent, approval, authorization of, or registration or declaration or filing with, any Governmental Authority or regulatory body is required to be obtained, effected or given in connection with either (i) the pledge of, and grant of a security interest in, the Collateral by Grantor pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement or any of

                                     O-3-8
     the other Security Documents by Grantor or (ii) for the exercise by Collateral Agent of the rights provided for in this Security Agreement or any of the other Security Documents or the remedies in respect of the Collateral pursuant to this Security Agreement or any of the other Security Documents.

          Section 5.  Covenants.  Grantor covenants and agrees with Collateral
                      ---------
Agent that until the Secured Obligations are paid in full (including payment of the principal of, premium, if any, and accrued but unpaid interest on, the Securities):

          (a) Further Documentation; Pledge of Instruments.  At any time and
              --------------------------------------------
     from time to time, upon the written request of Collateral Agent, and at the sole expense Grantor, Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and filings in the United States Patent and Trademark Office and the United States Copyright Office. Grantor hereby authorizes Collateral Agent to file any such financing or continuation statements and to make such filings in the United States Patent and Trademark Office and the United States Copyright Office without the signature of Grantor to the extent permitted by applicable law. Notwithstanding the foregoing, the Collateral Agent's right to obtain further instruments and documents from the Grantor shall not release the Grantor from its obligations under Section 4(b) to make filings of financing and continuation statements under the Uniform Commercial Code in appropriate jurisdictions. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to Collateral Agent, duly endorsed in a manner satisfactory to Collateral Agent, to be held as Collateral pursuant to this Agreement.

          (b) Indemnification.  Grantor agrees to indemnify, pay and hold
              ---------------
     harmless Collateral Agent and each of the Holders and the officers, directors, employees, agents and affiliates of Collateral Agent and each of the Holders (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments,

                                     O-3-9
     suits, claims, costs (including, without limitation, the settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of any of the Transaction Documents (including, without limitation, any misrepresentation by Grantor in any of the Transaction Documents) (the "Indemnified Liabilities"); provided, that Grantor shall
                                                 --------
     have no obligation to an Indemnitee hereunder with respect to an Indemnified Liability if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liability arose from the negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Grantor shall contribute the maximum portion which it is permitted to pay and satisfy under the applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The obligations of Grantor contained in this Section 5 shall survive the termination of this Security Agreement and the discharge of Grantor's other obligations under the Transaction Documents. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral.

          (c) Maintenance of Records.  Grantor will keep and maintain at its own
              ----------------------
     cost and expense satisfactory and complete records in respect of the Collateral. Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For Collateral Agent's further security, Collateral Agent is hereby granted a security interest in all of Grantor's books and records pertaining to the Collateral, and Grantor shall permit access to any such books and records to Collateral Agent or to its representatives during normal business hours at the reasonable request of Collateral Agent and shall upon Collateral Agent's request after the occurrence and during the continuation of any Default or Event of Default turn over any such books and records to Collateral Agent.

                                     O-3-10

          (d) Right of Inspection.  Collateral Agent shall at all times have
              -------------------
     full and free access during normal business hours to all the books, correspondence and records of Grantor, and Collateral Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Collateral Agent, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Collateral Agent and its representatives shall at all times also have the right to enter into and upon any premises where any of the Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (e) Compliance with Laws, etc.  Grantor will comply in all material
              -------------------------
     respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Grantor's business; provided, however,
                                                             --------  -------
     that Grantor may contest any Requirement of Law in any reasonable manner which shall not adversely affect Collateral Agent's rights or the priority of its Liens on the Collateral.

          (f) Compliance with Terms of Contracts, etc.   Grantor will perform
              ---------------------------------------
     and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

          (g) Payment of Obligations.  Grantor will pay promptly when due all
              ----------------------
     taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on Grantor's books in accordance with GAAP.

          (h) Limitation on Liens on Collateral.  Grantor will not create, incur
              ---------------------------------
     or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby, Prior Liens, Permitted Liens and other Liens permitted under Section 4.13 of the Indenture, and will defend the right, title and interest of Collateral Agent

                                     O-3-11
     in and to any of the Collateral against the claims and demands of all Persons whomsoever. Grantor will take no action which would or, in the reasonable judgment of Collateral Agent would, adversely affect the existence, enforceability, priority or perfection of the Liens on and security interests in any of the Collateral granted hereunder. To the extent any security interest granted hereunder in any property constituting a part of the Collateral either (i) does not constitute a perfected first priority Lien on the date hereof (but is intended to constitute a perfected first priority Lien pursuant to the terms hereof) or (ii) ceases without consent of Collateral Agent to constitute a perfected first priority Lien after the date hereof, Grantor shall make all filings (including financing statements or continuation statements and filings in the United States Patent and Trademark Office and the United States Copyright Office) and record such instruments as may be reasonably requested by Collateral Agent to restore the priority and perfection of such Lien. The right of the Collateral Agent to require any such filing shall not be deemed to impose upon the Collateral Agent any duty or obligation to ascertain whether any circumstances exist which require such filings or recordations.

          (i) Limitations on Dispositions of Collateral.  Grantor will not sell,
              -----------------------------------------
     transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except in accordance with the terms of the Indenture.

          (j) Limitations on Modifications, Waivers, Extensions of Contracts.
              --------------------------------------------------------------
     Grantor will not (i) amend, modify, terminate or waive any provision of any material Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral or impair Grantor's ability to conduct its business, (ii) fail to exercise promptly and diligently each and every material right which it may have under each material Contract (other than any right of termination) or (iii) fail to deliver to Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any material Contract.

          (k) Maintenance of Equipment.  Except as otherwise provided in the
              ------------------------
     Indenture, Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                                     O-3-12

          (l) Maintenance of Insurance.  Grantor will maintain, with financially
              ------------------------
     sound and reputable companies, insurance policies (i) insuring the Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring Grantor and Collateral Agent against liability for personal injury and property damage relating to such Equipment, such policies to be in such form and amounts and having such coverage as is customary for companies engaged in the same or similar businesses, with losses payable to Grantor and Collateral Agent as their respective interests may appear. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days after receipt by Collateral Agent of written notice thereof, (ii) name Collateral Agent as an additional insured or loss payee, as applicable and (iii) be reasonably satisfactory in all other respects to Collateral Agent. The Company shall deliver to Collateral Agent a report of a reputable insurance broker with respect to such insurance at least once in each calendar year and such supplemental reports with respect thereto as Collateral Agent may from time to time reasonably request.

          (m) Further Identification of Collateral.  Grantor will furnish to
              ------------------------------------
     Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

          (n) Notices.  Grantor will advise Collateral Agent promptly, in
              -------
     reasonable detail, at its address set forth above, (i) of any Lien (other than Liens created or permitted hereby) on, or material claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

          (o) Changes in Locations, Name, etc.  Without collateral Agent's prior
              -------------------------------
     written consent, Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(e) or remove its books and records from such location, (ii) permit any of the Equipment to be kept at a location other than those listed on Schedule
                                                                       --------
     VIII hereto or (iii) change its name, identity or corporate
     ----

                                     O-3-13
     structure to such an extent that any financing statement filed by or on behalf of Collateral Agent in connection with this Security Agreement would become reasonably misleading. Collateral Agent's consent to any of the foregoing will not be unreasonably withheld so long as Grantor shall (x) provide Collateral Agent with 45 days prior written notice of its intention to take any of the actions specified in clauses (i) - (iii) above, (y) take all actions necessary to maintain the perfection of the security interest in the Collateral intended to be created hereby and (z) in the event that Grantor proposes to move any Equipment to a location at which any entity has obtained a mortgage lien on the real property in connection with the 1996 Leaseback Transaction, obtain and deliver to the Collateral Agent an access agreement substantially in the form of Schedule X hereto, duly
                                                   ----------
     executed by the holder of such mortgage lien and Grantor.

          (p) Patents, Trademarks and Copyrights.
              ----------------------------------

                  (i) Grantor (either itself or through licensees) will, except with respect to any Trademark that Grantor shall reasonably determine is of immaterial economic value to it or which Grantor abandons in accordance with Section (p)(ii) below, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such trademark, (iii) employ such Trademark with the appropriate notice of registration,
          (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Collateral Agent shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                  (ii) Grantor will not, except with respect to any Patent or Copyright that Grantor shall reasonably determine is of immaterial economic value to it, do any act, or omit to do any act, whereby any Patent or copyright may become abandoned or dedicated. Notwithstanding the foregoing, Grantor, in its good faith business judgment, may abandon any Patent, Trademark or

                                     O-3-14

          Copyright, or application for registration thereof, which is not necessary for the operation of Grantor's business, upon thirty (30) days' prior written notice to Collateral Agent.

                  (iii) Grantor will notify Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Trademark or Copyright may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding Grantor's ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.

                  (iv) Whenever Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or for the registration of any Copyright in the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, Grantor shall report such filing to Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of Collateral Agent, Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as Collateral Agent may request to evidence Collateral Agent's security interest in any Patent, Trademark or Copyright and the goodwill and general intangibles of Grantor relating thereto or represented thereby, and Grantor hereby constitutes and appoints Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full.

                  (v) Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to

                                     O-3-15
          obtain the relevant registration) and to maintain each registration of the Patents, Trademarks and Copyrights (other than any Patent, Trademark or Copyright which is abandoned by Grantor in accordance with Section (p)(ii) above), including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (vi) In the event that any Patent, Trademark or Copyright included in the Collateral is infringed, misappropriated or diluted by a third party, Grantor shall promptly notify Collateral Agent after it learns thereof and shall, unless Grantor shall reasonably determine that such Patent, Trademark or Copyright is not of material economic value to Grantor, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.

          (q) If at any time the Indebtedness of the Grantor in respect of any Previously Leased/Financed Equipment is repaid in full and the Grantor is not then required to grant to GECC a security interest in such Previously Leased/Financed Equipment, Grantor shall grant to the Collateral Agent a security interest in such Previously Leased/Financed Equipment and shall take all actions necessary to perfect such security interest, including, without limitation, the filing of financing statements in the appropriate jurisdictions.

          Section 6.  Collateral Agent's Appointment as Attorney-in-Fact.
                      --------------------------------------------------

          (a) Powers.  Grantor hereby irrevocably constitutes and appoints
              ------
Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Collateral Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Grantor hereby gives Collateral Agent

                                     O-3-16
the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

             (i) upon the occurrence and during the continuance of any Event of Default, in the name of Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Instrument, General Intangible or Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any Instrument, General Intangible or Contract whenever payable;

             (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

             (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Collateral Agent or as Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any Proceeds thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Collateral Agent may deem appropriate; (G) to assign any Patent, Trademark (along with the goodwill of the business to which any such Trademark pertains) or Copyright, throughout the world for such term or terms, on such conditions, and in such manner, as Collateral Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement

                                     O-3-17
     with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantor's expense, at any time, or from time to time, all acts and things which Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

          Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) Other Powers.  Grantor also authorizes Collateral Agent, at any
              ------------
time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) No Duty on Collateral Agent's Part.  The powers conferred on
              ----------------------------------
Collateral Agent hereunder are solely to protect Collateral Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for its own negligence or willful misconduct.

          Section 7.  Performance by Collateral Agent of Grantor's Obligations.
                      --------------------------------------------------------
If Grantor fails to perform or comply with any of its agreements contained herein and Collateral Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the rate payable under the Indenture, shall be payable by Grantor to Collateral Agent on demand and shall constitute Secured Obligations.

          Section 8.  Remedies, Rights Upon Default.  (a)  Upon the occurrence
                      -----------------------------
and during the continuance of an Event of Default:

          (i) all payments received by Grantor under or in connection with any of the Collateral shall be held by Grantor

                                     O-3-18
     in trust for Collateral Agent for the benefit of the Holders, shall be segregated from other funds of Grantor and shall forthwith upon receipt by Grantor be paid over to Collateral Agent as Collateral, in the same form as received by Grantor (duly endorsed by Grantor to Collateral Agent, if required);

             (ii) any and all such payments so received by Collateral Agent (whether from Grantor or otherwise) shall be held by Collateral Agent as Trust Moneys and applied by it in such manner and only at such times as provided in the Indenture;

             (iii) Collateral Agent shall have the right to seize and take possession of any Collateral and the books and records pertaining to the Collateral (including, without limitation, customer lists, correspondence with present or future or prospective suppliers or customers, advertising or marketing materials, credit files, computer tapes, programs, printouts, and all other computer materials, records and electronic data processing software pertaining to the Collateral) and may enter the premises where they, or any of them, are located for the purpose of effecting such removal; Grantor shall have a reasonable time to make copies of such books and records before their removal by Collateral Agent; Collateral Agent shall not be liable to Grantor for any damage suffered by Grantor by reason of such entry or seizure unless it results from Collateral Agent's negligence, bad faith or willful misconduct, and Grantor hereby agrees to indemnify and hold harmless Collateral Agent from and against any and all claims, expenses or liabilities that it may incur to any Person (other than to Grantor in connection with any liability of Collateral Agent to Grantor resulting from Collateral Agent's negligence, bad faith or willful misconduct) by reason of such entry or seizure;

             (iv) Collateral Agent may hire and maintain at Grantor's premises a custodian or independent contractor selected by Collateral Agent who shall have full authority to do all lawful acts necessary to protect Collateral Agent's interest and to report to Collateral Agent thereon. Grantor hereby agrees to cooperate with any such Person and to do whatever Collateral Agent may reasonably request to preserve the Collateral.

             (b) Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, and in accordance with Section 9 hereof, Collateral Agent may exercise, in addition to all other rights and remedies granted in this Security

                                     O-3-19

Agreement, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party on default under the Code (or such other comparable statute) in the applicable jurisdiction. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Collateral Agent may, without demand or performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person, all and each of which demands, advertisements and/or notices are (to the extent permitted by applicable law) hereby expressly waived, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Collateral Agent and any Holder shall have the right on any such public sale or sales and, to the extent permitted by law, on any such private sale or sales to purchase the whole or any part of said Collateral so sold and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price of all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations owed to Collateral Agent or such Holder, as the case may be, as a credit on account of the purchase price of any Collateral payable by Collateral Agent or such Holder, as the case may be, at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, except for any right or redemption as may be available by applicable law. Grantor further agrees, at Collateral Agent's request, to assemble Collateral and make it available to Collateral Agent at places that Collateral Agent reasonably selects, whether at Grantor's premises or elsewhere. The proceeds of any such collection, recovery, receipt, appropriation, realization or sale shall constitute Trust Moneys and shall be applied by Collateral Agent in accordance with the Indenture in the manner provided in the Indenture.

          (c) To the extent permitted by applicable law, Grantor waives all claims, damages and demands against Collateral Agent or any Holder arising out of the repossession, retention or sale of the Collateral unless resulting from Collateral Agent's or such


                                     O-3-20
holder's negligence, bad faith or willful misconduct. Grantor agrees that Collateral Agent need not give more than 10 days' notice (which notice shall be deemed given when mailed) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. No notification need be given to Grantor if it has signed, after default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral applied to the Secured Obligations pursuant to the Indenture are insufficient to indefeasibly pay in full in cash all Secured Obligations and amounts to which Collateral Agent and the Holders are entitled, Grantor also being liable for the reasonable fees of any attorneys employed by Collateral Agent or any Holder to collect such deficiency.

          (d) To the extent that it may lawfully do so, Grantor agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Collateral or any part thereof shall be sold, now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance or enforcement of this Security Agreement or the Secured Obligations and hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power granting or delegated to Collateral Agent or any Holder in this Security Agreement or any other Security Document, but will suffer and permit the execution of every such power as though no such laws were in force.

          Section 9.  Decisions Relating to Exercise of Remedies.
                      ------------------------------------------
Notwithstanding anything in this Agreement to the contrary, Collateral Agent shall exercise any remedy provided for in Section 8 in accordance with the terms of, and at the times, if any, specified in the Indenture and in accordance with instructions from the Trustee delivered at the direction of the Holders of at least a majority in principal amount of the outstanding Securities or refrain from exercising any remedy provided for in Section 8 either in the absence of instructions from the Trustee or in accordance with instructions from the Trustee delivered at the direction of

                                    O-3-21
the Holders of at least a majority in principal amount of the outstanding Securities.

          Section 10.  Limitation on Collateral Agent's Duties in Respect of
                       -----------------------------------------------------
Collateral.  Collateral Agent's sole duty with respect to the custody,
----------
safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Collateral Agent deals with similar property for its own account. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise.

          Section 11.  Expenses.  Grantor agrees to pay, without duplication, to
                       --------
Collateral Agent, from time to time upon demand, all reasonable fees, costs and expenses of Collateral Agent (including, without limitation, the reasonable expenses, fees and disbursements of its counsel, experts and agents) incurred by Collateral Agent or arising in connection with (a) the preparation, execution, delivery, administration, modification, amendment or termination of this Security Agreement or the enforcement of any of the provisions hereof, (b) the custody or preservation and protection of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the preservation, protection, defense, exercise or enforcement of any of the rights of Collateral Agent hereunder and in and to the Collateral or (d) the failure by Grantor to perform or observe any of the provisions hereof. When Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          Section 12.  Obligations Absolute.  All obligations of Grantor
                       --------------------
hereunder shall be absolute and unconditional irrespective of:

             (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Grantor;

             (ii) any lack of validity or enforceability of any Transaction Document or any other agreement or instrument relating thereto;

                                    O-3-22

             (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Transaction Document or any other agreement or instrument relating thereto;

             (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

             (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of any Transaction Document except as specifically set forth in a waiver granted pursuant to the provisions of this Security Agreement; or

             (vi) any other circumstances except payment which might otherwise constitute a defense available to, or a discharge of, Grantor.

             Section 13.  Continuing Security Interest; Transfer of Secured
                          -------------------------------------------------
Obligations.  This Security Agreement shall create a continuing security
-----------
interest in the Collateral and shall (a) remain in full force and effect until all Secured Obligations are paid in full in cash (at which time Collateral Agent will, at Grantor's expense, take all acts necessary or appropriate to return all Collateral to Grantor and extinguish the security interests granted hereunder, including, without limitation, the execution and filing of any necessary Uniform Commercial Code termination statements and any necessary filings with the United States Patent and Trademark Office and the United States Copyright Office), (b) be binding upon Grantor, and its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent, and each of the Holders and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (c), Collateral Agent and any Holder may assign or otherwise transfer any indebtedness held by it secured by this Security Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such party herein or otherwise. Neither this Security Agreement nor any interest herein or in the Collateral, or any part thereof, except as otherwise permitted herein, may be assigned by Grantor; provided, however, that this Security Agreement may be
--------  -------

                                    O-3-23
assumed by any other Person pursuant to and in compliance with Article V of the Indenture if such Person executes and delivers an amendment hereto whereby it expressly assumes all obligations of Grantor hereunder as if it were an original party hereto and if all covenants herein with respect to any change in name or location or otherwise has been complied with in connection therewith. This Security Agreement shall be deemed to be automatically assigned by Collateral Agent to any Person who succeeds to Collateral Agent in its capacity as Trustee under the Indenture in accordance with the Indenture, and its assignee shall have all rights and powers of, and shall act as, Collateral Agent.

          Section 14.  Execution in Counterparts.  This Security Agreement and
                       -------------------------
any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          Section 15.  Powers Coupled with an Interest.  All authorizations and
                       -------------------------------
agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

          Section 16.  Severability.  Any provision of this Security Agreement
                       ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 17.  Paragraph Headings.  The paragraph headings used in this
                       ------------------
Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          Section 18.  No Waiver; Cumulative Remedies.  Collateral Agent shall
                       ------------------------------
not by any act (except pursuant to the execution of a written instrument pursuant to Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder

                                    O-3-24
shall preclude any other or further exercise thereof or the exercise or any other right, power or privilege. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 19.  Waivers and Amendments; Successors and Assigns; Governing
                       ---------------------------------------------------------
Law.  None of the terms or provisions of this Security Agreement may be waived,
---
amended, supplemented or otherwise modified except by a written instrument executed by Grantor and Collateral Agent in accordance with the Indenture. This Security Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of Collateral Agent and its successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                                    O-3-25

          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.


                              CONTINENTAL CARIBBEAN CONTAINERS,
                                INC., as Grantor


                              By:
                                  ------------------------------
                                  Name:
                                  Title:


                              UNITED STATES TRUST COMPANY
                                OF NEW YORK, as Collateral Agent


                              By:
                                  ------------------------------
                                  Name:
                                  Title:

                                    O-3-26

                     Schedule I - 1996 Leaseback Equipment
                     -------------------------------------


                                    O-3-27

                            Schedule II - Copyrights
                            ------------------------


                                    O-3-28

                             Schedule III - Patents
                             ----------------------


                                    O-3-29

               Schedule IV - Previously Leased/Financed Equipment
               --------------------------------------------------


                                    O-3-30

                            Schedule V - Prior Liens
                            ------------------------


                                    O-3-31

                            Schedule VI - Trademarks
                            ------------------------


                                    O-3-32

                            Schedule VII - Contracts
                            ------------------------


                                    O-3-33

                     Schedule VIII - Location of Equipment
                     -------------------------------------


                                    O-3-34

                      Schedule IX - Consents and Approvals
                      ------------------------------------


                                    O-3-35

                         Schedule X - Access Agreement
                         -----------------------------


                                    O-3-36

                                                                       EXHIBIT P
                                                                       ---------

                             STOCK PLEDGE AGREEMENT


     STOCK PLEDGE AGREEMENT ("Pledge Agreement"), dated as of December 17, 1996, made by Plastic Containers, Inc., a Delaware corporation ("Pledgor"), in favor of UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation having an office at 114 West 47th Street, New York, New York 10036, as collateral agent (together with any successors in such capacity, the "Collateral Agent") and as trustee for the Holders (as defined in the Indenture) under the Indenture (as hereinafter defined).


                             W I T N E S S E T H :
                             - - - - - - - - - -

     A. Pledgor, Continental Caribbean Containers, Inc., a Delaware corporation ("CCC"), Continental Plastic Containers, Inc., a Delaware corporation ("CPC") and Collateral Agent have entered into a certain indenture (as amended from time to time, the "Indenture"; capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture) dated as of the date hereof, pursuant to which Pledgor has issued 10% Senior Secured Notes due 2006 (the "Series A Notes") in the aggregate principal amount of $125,000,000 and pursuant to which Pledgor may issue 10% Series B Senior Secured Notes due 2006 (the "Series B Notes"; together with the Series A Notes, the "Securities").

     B. This Pledge Agreement is given by Pledgor to secure the prompt payment and performance in full when due whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362 (a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a) and any successor provision thereto) of (i) all obligations, indebtedness and liabilities of Pledgor pursuant to the terms of the Indenture, the Securities and the Security Documents, including, without limitation, the obligations of Pledgor to pay principal of, premium, if any, and interest on the Securities when due and payable, and all other amounts due and to become due under or in connection with the Indenture, the Securities and the Security Documents, and (ii) without duplication of the amounts described in clause (i), all obligations, indebtedness and liabilities of Pledgor pursuant to the terms of this Pledge Agreement, in each case, whether now existing or hereafter arising and whether in the regular course of business or otherwise (collectively, the "Secured Obligations").

                                 A G R E E M E N T :
                                 ------------------

          NOW, THEREFORE, in consideration of the foregoing premises, Pledgor hereby agrees with Collateral Agent as follows:

          Section 1.  Defined Terms.  The following terms shall have
                      -------------
the following meanings:

          "Code" means the Uniform commercial Code from time to time in effect
           ----
in the State of New York.

          "Collateral" means the Pledged Stock, the Continental Can Note and all
           ----------
Proceeds.

          "Continental Can" means Continental Can Company, Inc., a Delaware
           ---------------
corporation.

          "Continental Can Note"  means the Note dated December 17, 1996,
           --------------------
evidencing Indebtedness of Continental Can to Pledgor in the aggregate principal amount of $30,000,000.00.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "GECC" means General Electric Capital Corporation.
           ----

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through ownership of capital interests or otherwise) by any of the foregoing.

          "Issuers" means CPC and CCC.
           -------

          "Person" means and includes an individual, a partnership, a firm, a
           ------
joint venture, a corporation, a trust, an unincorporated organization or other association or entity and a Governmental Authority.

          "Pledge Agreement" means this Pledge Agreement, as amended,
           ----------------
supplemented or otherwise modified from time to time.

          "Pledged Stock" means the shares of capital stock of the Issuers
           -------------
listed on Schedule I hereto, together with all stock
          ----------
certificates, options or rights of any nature whatsoever which may be issued or granted by the Issuers to Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

          "Proceeds" means all "proceeds" as such term is defined in Section 9-
           --------
306(l) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock or the Continental Can Note, collections thereon or distributions with respect thereto.

          "Requirement of Law" means as to any Person, the certificate of
           ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Transaction Documents" shall mean, collectively, the Securities, the
           ---------------------
Indenture, the Guarantees and the Security Documents.

          Section 2.  Pledge; Grant of Security Interest.  The Pledgor hereby
                      ----------------------------------
delivers to Collateral Agent the Pledged Stock and the Continental Can Note duly endorsed in blank (receipt of which is hereby acknowledged by Collateral Agent) and hereby grants to Collateral Agent for its benefit and the benefit of the Holders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations owing to the Holders.

          Section 3.  Stock Powers.  Concurrently with the delivery to
                      ------------
Collateral Agent of each certificate representing one or more shares of the Pledged Stock, Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank.

          Section 4.  Representations and Warranties. Pledgor represents and
                      ------------------------------
warrants that:

          (a) Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;

          (b) this Pledge Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

          (c) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of Pledgor pursuant to any Requirement of Law or Contractual Obligation of Pledgor, except as contemplated hereby;

          (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of Pledgor or the Issuers), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement;

          (e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Pledgor, threatened by or against Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby;

          (f) the shares of Pledged Stock listed on Schedule I constitute all
                                                    ----------
     the issued and outstanding shares of all classes of the capital stock of the Issuers;

          (g) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

          (h) Pledgor is the beneficial and record owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I and the
                                                      ----------
     Continental Can Note, free of any and all Liens or options in favor of, or claims of, any other Person, except (i) the Liens created by this Pledge Agreement and (ii) with respect to the Continental Can Note, the Lien in favor of GECC (which Lien shall be subject and subordinate to the Lien created by this Pledge Agreement in favor of Collateral Agent, for its benefit and the benefit of the Holders) (the "GECC Lien") and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire or instruments convertible into or exchangeable for any shares of capital stock or other equity interest of or in either Issuer or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options; and

          (i) upon delivery to Collateral Agent of the Continental Can Note duly endorsed in blank and the stock certificates evidencing the Pledged Stock, the Liens granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral in favor of the Collateral Agent for its benefit and the benefit of the Holders, and each such Lien is enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Collateral from Pledgor.

          Section 5.  Covenants.  The Pledgor covenants and agrees with
                      ---------
Collateral Agent that, from and after the date of this Pledge Agreement until the Secured Obligations are paid in full:

          (a) If Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, Pledgor shall accept the same as Collateral Agent's agent, hold the same in trust for and deliver the same forthwith to Collateral Agent in the exact form received, duly endorsed by Pledgor to Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank, to be held by Collateral Agent hereunder as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of any Pledged Stock upon the liquidation or dissolution of the Issuer thereof shall be paid over to Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of any Pledged Stock or any property shall be distributed upon or with respect to any Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Collateral Agent to be held by it, subject to the terms hereof, as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any Pledged Stock shall be received by Pledgor, Pledgor shall promptly deliver such money or property to Collateral Agent and until such money or property is paid or delivered to Collateral Agent, hold such money or property in trust for Collateral Agent, segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

          (b) If Pledgor shall, as a result of its ownership of the Continental Can Note, become entitled to receive or shall receive any additional promissory note payable to Pledgor, whether in addition to or in substitution of the Continental Can Note, Pledgor shall accept the same as Collateral Agent's agent, hold the same in trust for and deliver the same forthwith to Collateral Agent in the exact form received, duly endorsed to Collateral Agent, if required, to be held by Collateral Agent hereunder as additional security for the Secured Obligations. Any sums paid upon or in respect of the Continental Can Note at any time that an Event of Default is continuing shall be paid over to Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations.
     If any sums of money so paid in respect of the Continental Can Note shall be received by Pledgor at any time that an Event of Default is continuing, Pledgor shall promptly deliver such money to Collateral Agent and until such money is paid to the Collateral Agent, hold such money in trust for Collateral Agent, segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

          (c) Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer of any Pledged Stock to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of such Issuer, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for (i) the Liens provided for by this Pledge Agreement and
     (ii) with respect to the Continental Can Note, the GECC Lien. The Pledgor will defend the right, title and interest of Collateral Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

          (d) At any time and from time to time, upon the written request of Collateral Agent, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Collateral Agent, duly endorsed in a manner satisfactory to Collateral Agent, to be held as Collateral pursuant to this Pledge Agreement.

          (e) Pledgor agrees to pay, and to save Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

          Section 6.  Cash Dividends; Voting Rights.  Unless an Event of Default
                      -----------------------------
shall have occurred and be continuing and Collateral Agent shall have given notice to Pledgor of Collateral Agent's intent to exercise its corresponding rights pursuant to Section 7 below, Pledgor shall be permitted to receive all cash dividends, distributions and income paid on any Pledged Stock and the Continental Can Note but only to the extent permitted in the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Stock, provided, however, that no vote shall be cast or corporate right exercised or
--------  -------
other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Transaction Documents.

          Section 7.  Rights of Collateral Agent.  (a)  Subject to the
                      --------------------------
provisions of applicable laws, if an Event of Default shall occur and be continuing and Collateral Agent shall give notice of its intent to exercise such rights to Pledgor: (i) Collateral

Agent shall have the right to receive any and all cash dividends, distributions and income paid in respect of the Collateral and such dividends, distributions and income shall be held by Collateral Agent as Trust Moneys and applied in accordance with Section 6.6 of the Indenture, (ii) all shares of the Pledged Stock may be registered in the name of Collateral Agent or its nominee, and Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuers thereof or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer thereof, or upon the exercise by Pledgor or Collateral Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine) and (iii) Collateral Agent shall have the right to accelerate the Continental Can Note in accordance with its terms and take any other action to collect upon the Continental Can Note, including, without limitation, to make demand for payment thereon, in each case without liability except to account for property actually received by it, but Collateral Agent shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) The rights of Collateral Agent hereunder shall not be conditioned or contingent upon the pursuit by Collateral Agent of any right or remedy against Pledgor, the Issuers, Continental Can or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Collateral Agent shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or to take any other action whatsoever with regard to the Collateral or any part thereof.

          Section 8.  Remedies.  If an Event of Default shall occur and be
                      --------
continuing, Collateral Agent may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Pledgor, the Issuers or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the full extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. Any Proceeds from time to time held by Collateral Agent and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Collateral Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, shall constitute Trust Moneys and shall be applied by Collateral Agent in accordance with the Indenture in the manner provided in the Indenture. Collateral Agent agrees that any proceeds received by it in respect of the Continental Can Note and remaining after application of the Trust Moneys in accordance with and in the manner provided in the Indenture shall be delivered to GECC. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Collateral Agent arising out of the exercise by Collateral Agent of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given in the manner provided in the Indenture at least 10 days before such sale or other disposition. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Collateral Agent to collect such deficiency.

          Section 9.  Registration Rights; Private Sales.  (a)  If Collateral
                      ----------------------------------
Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the opinion of Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended, and the rules and regulations issued thereunder (the
"Securities Act"), Pledgor will cause the Issuer thereof to (i) execute and
 --------------
deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts, as may be, in the opinion of Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Pledgor also agrees to cause the Issuer of such Pledged Stock to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Pledgor recognizes that Collateral Agent may be unable to effect a public sale of any or all of the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Collateral Agent than if such sale were a public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner. Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer of any Pledged Stock to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Collateral Agent and the Holders, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

          (d) Notwithstanding anything in this Pledge Agreement to the contrary, Collateral Agent shall exercise any remedy provided for in Sections 8 or 9 in accordance with the terms of, and at the times, if any, specified in the Indenture and in accordance with instructions from the Trustee delivered at the direction of the Holders of at least a majority in principal amount of the outstanding Securities or refrain from exercising any remedy provided for in Sections 8 or 9 either in the absence of instructions from the Trustee or in accordance with instructions from the Trustee delivered at the direction of the Holders of at least a majority in principal amount of the outstanding Securities.

          Section 10.  Limitation on Duties Regarding Collateral.  Collateral
                       -----------------------------------------
Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Collateral Agent deals with similar securities and property for its own account. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

          Section 11.  Powers Coupled with an Interest.  All authorizations and
                       -------------------------------
agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

          Section 12.  Indemnification.  Pledgor agrees to indemnify, pay and
                       ---------------
hold harmless Collateral Agent and each of the Holders and the officers, directors, employees, agents and affiliates of Collateral Agent and each of the Holders (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of any Transaction Document (including, without limitation, any misrepresentation by Pledgor in any Transaction Document (collectively the "Indemnified Liabilities"); provided,
                                                                   --------
that Pledgor shall have no obligation to an Indemnitee hereunder with respect to an Indemnified Liability if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liability arose from the negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under the applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The obligations of Pledgor contained in this Section 12 shall survive the termination of this Pledge Agreement and the discharge of Pledgor's other obligations under the Transaction Documents. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral.

          Section 13.  Expenses.  Pledgor agrees to pay, without duplication, to
                       --------
Collateral Agent, from time to time, upon demand, all reasonable fees, costs and expenses of Collateral Agent (including, without limitation, the reasonable expenses, fees and disbursements of its counsel, experts and agents) incurred by Collateral Agent or arising in connection with (a) the preparation, execution, delivery, administration, modification, amendment or termination of this Pledge Agreement or the enforcement of any of the provisions hereof, (b) the custody or preservation and protection of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the preservation, protection, defense, exercise or enforcement of any of the rights of Collateral Agent hereunder and in and to the Collateral or (d) the failure by Pledgor to perform or observe any of the provisions hereof. When Collateral Agent incurs expenses or renders services after an Event of Default specified in Sections 6.1(a)(viii) or (ix) of the Indenture occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          Section 14.  Obligations Absolute.  All obligations of Pledgor
                       --------------------
hereunder shall be absolute and unconditional irrespective of:

             (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor;

             (ii) any lack of validity or enforceability of any of the Transaction Documents, or any other agreement or instrument relating thereto;

             (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents, or any other agreement or instrument relating thereto;

             (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

             (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of any of the Transaction Documents or any other agreement or instrument relating thereto, except as specifically set forth in a waiver granted pursuant to the provisions of this Pledge Agreement; or

             (vi) any other circumstances except payment which might otherwise constitute a defense available to, or a discharge of, Pledgor.

          Section 15.  Continuing Security Interest; Transfer of Secured
                       -------------------------------------------------
Obligations.  This Pledge Agreement shall create a continuing security interest
-----------
in the Collateral and shall (a) remain in full force and effect until all Secured Obligations are paid in full in cash (at which time Pledgor shall be entitled to the return of the Pledged Stock held by Collateral Agent and the Continental Can Note unless the GECC Lien remains in effect, in which case Collateral Agent shall deliver the Continental Can Note to GECC), (b) be binding upon Pledgor, and its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent, and each of the Holders and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (c), Collateral Agent or any Holder may assign or otherwise transfer any indebtedness held by it secured by this Pledge Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such party herein or otherwise. Neither this Pledge Agreement nor any interest herein or in the Collateral, or any part thereof, except as otherwise permitted herein, may be assigned by Pledgor; provided,
                                                                  --------
however, that this Pledge Agreement may be assumed by any other Person pursuant
-------
to and in compliance with Article V of the Indenture if such Person executes and delivers an amendment hereto whereby it expressly assumes all obligations of Pledgor hereunder as if it were an original party hereto and if all covenants herein with respect to any change in name or location or otherwise has been complied with in connection therewith. This Pledge Agreement shall be deemed to be automatically assigned by Collateral Agent to any Person who succeeds to Collateral Agent in accordance with the Indenture, and its assignee shall have all rights and powers of, and shall act as, Collateral Agent.

          Section 16.  Severability.  Any provision of this Pledge Agreement
                       ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 17.  Paragraph Headings.  The paragraph headings used in this
                       ------------------
Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          Section 18.  No Waiver; Cumulative Remedies.  Collateral Agent shall
                       ------------------------------
not by any act (except by a written instrument pursuant to Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 19.  Waivers and Amendments; Successors and Assigns, Governing
                       ---------------------------------------------------------
Law.  None of the terms or provisions of this Pledge Agreement may be waived,
---
amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and Collateral Agent in accordance with the Indenture. This Pledge Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Collateral Agent and its successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          Section 20.  Notices.  Notices by Collateral Agent to Pledgor or the
                       -------
Issuer of any Pledged Stock may be given in the manner provided in the Indenture to Pledgor or any such Issuer at the address of Pledgor set forth in the Indenture and notices may be delivered to Collateral Agent at 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department.
Pledgor and the Issuer of any Pledged Stock may change their respective address and transmission numbers by written notice to Collateral Agent.

          Section 21.  Irrevocable Authorization and Instruction to Issuers.
                       ----------------------------------------------------
Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from Collateral Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that such Issuer shall be fully protected in so complying.

          Section 22.  No Release.  Nothing set forth in this Pledge Agreement
                       ----------
shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on Collateral Agent or any Holder to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or impose any liability on Collateral Agent or any Holder for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in any Security Document or in any Transaction Document or in respect of the Collateral or made in connection therewith.

          Section 23.  Execution in Counterparts.  This Pledge Agreement and any
                       -------------------------
amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                              PLASTIC CONTAINERS, INC.



                              By:
                                  ----------------------------
                                  Name:
                                  Title:


Accepted and Agreed:


UNITED STATES TRUST COMPANY
  OF NEW YORK, as Collateral Agent


By:
----------------------------
    Name:
    Title:

                           ACKNOWLEDGMENT AND CONSENT


          The Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement. The Issuer further agrees that the terms of Section 9(a) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be
                   ------- --------
required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.


                         CONTINENTAL PLASTIC CONTAINERS, INC.


                         By:
                             ---------------------------------------

                              Address for Notices:
                              Continental Plastic Containers, Inc.
                              301 Merritt 7 Corporate Park
                              Norwalk, CT 06856

                           ACKNOWLEDGMENT AND CONSENT


          The Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement. The Issuer further agrees that the terms of Section 9(a) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be
                   ------- --------
required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.


                         CONTINENTAL CARIBBEAN CONTAINERS, INC.


                         By:
                             --------------------------------------

                              Address for Notices:

                              Continental Caribbean Containers,
                                Inc.
                              301 Merritt 7 Corporate Park
                              Norwalk, CT 06856

                                                                      SCHEDULE I
                                                                       To Pledge
                                                                       Agreement



                          DESCRIPTION OF PLEDGED STOCK


                    Class     Certificate  No. of
Issuer              of Stock  No.          Shares
------              --------  -----------  ------

Continental         Common         6       10,000
Plastic
Containers, Inc.


Continental         Common         5          100
Caribbean
Containers, Inc.

                    UNITED STATES TRUST COMPANY OF NEW YORK
                              114 West 47th Street
                            New York, New York 10036



                                                               December   , 1996


Plastic Containers, Inc.
One Aerial Way
Syosset, NY 11791

Dear Sirs:

          The undersigned on behalf of United States Trust Company of New York hereby acknowledges receipt of (i) that certain stock certificate No. 6 representing 10,000 shares of Common Stock, par value $1.00 of Continental Plastic Containers, Inc., (ii) that certain stock certificate No. 5 representing 100 shares of Common Stock, par value $1.00 of Continental Caribbean Containers, Inc. and (iii) [that certain Note, dated December 17, 1996 evidencing Indebtedness of Continental Can Company, Inc. to Plastic Containers, Inc. in the aggregate principal amount of $30,000,000.00.]


                              Very truly yours,


                              UNITED STATES TRUST COMPANY
                                OF NEW YORK


                              By:
                                  -------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT Q
                                                                       ---------

                          NOTICE OF SECURITY INTEREST
                          ---------------------------


     WHEREAS, Continental Plastic Containers, Inc. ("CPC"), a Delaware corporation, having its principal office at 301 Merritt 7 Corporate Park, Norwalk, Connecticut 06856, is the owner of the United States patents and patent applications set forth in Schedule A attached hereto and the United States
                          ----------
trademarks and associated United States trademark registrations set forth in Schedule B attached hereto;
----------

     WHEREAS, United States Trust Company of New York ("U.S. Trust"), a New York corporation, having its address at 114 West 47th Street, New York, New York 10036, as Trustee under a certain indenture (the "Indenture") dated the date hereof among Plastic Containers, Inc. ("PCI"), CPC, Continental Caribbean Containers, Inc. and U.S. Trust, as Trustee, desires to acquire for the benefit of the Holders (as defined in the Indenture) a security interest in, and lien on, said patents, trademarks and trademark registrations and said applications for patents and trademark registrations and the goodwill of the business symbolized by said trademarks (collectively, the "Collateral");

     WHEREAS, pursuant to a Pledge and Security Agreement dated the date hereof by CPC in favor of U.S. Trust, as Trustee and as collateral agent for the Holders (as amended, supplemented or modified from time to time, the "Security Agreement"), the security interest in the Collateral described above was granted by CPC to secure the payment of certain 10% Senior Secured Notes due 2006 of PCI upon the terms and subject to the conditions set forth therein and in the Indenture;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, CPC has granted to U.S. Trust, as Trustee and as collateral agent for the Holders, a security interest in the Collateral.

     Executed at New York, New York, the 17th day of December, 1996.


                         CONTINENTAL PLASTIC CONTAINERS, INC.


                         By:
                            -----------------------------------
                            Name:
                            Title:

                                                                       EXHIBIT R
                                                                       ---------

                       MORTGAGE NOTE PLEDGE AGREEMENT

     AGREEMENT entered into this 17th day of December, 1996, among CONTINENTAL CARIBBEAN CONTAINERS, INC., a corporation organized and existing under the laws of the State of Delaware, duly qualified and authorized to transact business in the Commonwealth of Puerto Rico (the "PLEDGOR"), and UNITED STATES TRUST COMPANY OF NEW YORK, a corporation organized and existing under the laws of the State of New York (the "PLEDGEE").

     1. Reference is made to: (i) that certain Pledge and Security Agreement executed by PLEDGOR in favor of the PLEDGEE dated December 17, 1996 (the "Security Agreement", that certain Indenture (the "Indenture") dated December 17, 1996 among Plastic Containers, Inc. (the "Parent"), each of the PLEDGOR and Continental Plastic Containers, Inc. ("CPC"), as guarantors, and United States Trust Company of New York, as trustee, pursuant to which the Parent is issuing $125,000,000 aggregate principal amount 10% Series A Senior Secured Notes due 2006 and may issue Series B Senior Secured Notes (such Series A and Series B Notes, collectively, the "Notes") and (iii) to that certain Guarantee (the "Guarantee") executed by the PLEDGOR to the PLEDGEE guaranteeing the obligations of the Parent under the Indenture and the Notes (all of the obligations of the PLEDGOR under the Security Agreement, the Indenture, the Notes and the Guarantee hereinafter referred to as the "Obligations"). The Security Agreement, the Indenture, the Notes and the Guarantee, and all other documents or instruments issued thereunder, herein collectively referred to as the "Transaction Document").

     2. PLEDGOR, in order to secure and guarantee the due payment and performance of the Obligations including interest thereon, as well as for the payment of any obligation or liability, direct or contingent, with PLEDGEE under the Transaction Documents, due or to become due, whether now existing or hereafter arising, in this act, does present, deposit, transfer, assign, and pledge to PLEDGEE the property specifically detailed in Paragraph 8 hereof (hereinafter referred to as the "Pledged Security"). It is agreed by the parties hereto that PLEDGEE shall serve as bailee of the Pledged Security pledged hereunder, subject to the terms and conditions herein set forth.

     3. PLEDGOR hereby grants to PLEDGEE a lien for the amount of all of the Obligations upon the Pledged Security and any other collateral property, now or at any time hereafter given unto or left by the PLEDGOR in the possession of PLEDGEE, and also to secure payment of the outstanding balance of any other indebtedness of the PLEDGOR with PLEDGEE which may hereinafter arise or become due under the Transaction Documents.

     4. Upon failure by the PLEDGOR to perform and comply with the terms of the Guarantee, or any other of the undertakings, obligations or liabilities of the PLEDGOR with PLEDGEE thereunder, or upon the occurrence of an Event of Default under the Transaction Documents, or in case of insolvency, bankruptcy, or failure in business of PLEDGOR then, or in any such event, all obligations and liabilities, direct or contingent, of the PLEDGOR with PLEDGEE, shall forthwith become due and payable, without demand or notice, and upon such event PLEDGEE shall have full power and authority to alienate the Pledged Security then in its possession at such place as PLEDGEE may deem best, before a Notary Public, at public auction, upon the giving of the notices required by and as provided under Article 1771 of the Civil Code of Puerto Rico (31 L.P.R.A. Sec.
5030). PLEDGEE may also, at its option, bring legal action or proceedings for the collection of such unpaid Obligations, and, at its option, simultaneously foreclose on any of the Pledged Security, without first alienating the Pledged Security. Out of the proceeds of the sale, and/or the foreclosure, of the Pledged Security, PLEDGEE shall apply the net proceeds, after deducting all costs and expenses of the sale and/or foreclosure, to the payment of any or all of the Obligations, and to pay PLEDGOR any surplus remaining therefrom.

     5. In aid of the rights granted to the PLEDGEE in Paragraph 4 hereof, it is further stipulated and agreed by the parties herein that PLEDGEE, as holder for value and in due course of the Pledged Security, is hereby vested with the right to exercise the actions which pertain to an owner and title holder thereof, as PLEDGEE, with full power to pass good title to any persons, by delivery or endorsement; and PLEDGEE or any other holder of said Pledged Security may collect the same in its own name by judicial proceedings or otherwise.

     6. No delay on the part of PLEDGEE herein in exercising any rights hereunder, or under the Transaction Documents, or under any other document or instrument executed and delivered by PLEDGOR or the Parent pursuant to the Transaction Documents, or under any other document or instrument executed and delivered by PLEDGOR or the Parent pursuant to the Transaction Documents, shall operate as a waiver of such rights. Any exercise of remedies by PLEDGEE hereunder shall be done in the manner and at the times, if any, specified in the Indenture.

     7. PLEDGEE, shall have a first priority, general and continuing lien on the Pledged Security pledged hereunder until all Obligations, are duly and totally paid to PLEDGEE, regardless of the date when all such Obligations are incurred or were constituted, or the date when they mature and become due and payable by default, demand, acceleration, or otherwise, it being the intention of the parties hereunder, that the Pledged Security pledged with PLEDGEE in accordance with the terms hereof shall serve as collateral security for all of the Obligations, and while any of such Obligations remain unpaid and outstanding.

     8. The PLEDGOR hereby delivers to the PLEDGEE, in pledge for the benefit of the PLEDGEE, the following property hereby deemed the "Pledged Security":

                    (i) Mortgage Note in the principal amount of $1,631,000, secured by mortgage constituted by PLEDGOR, as mortgagor, under Deed of Mortgage Number ________ executed on December 17, 1996, before Notary Public Javier E. Ferrer Canals.

     9.   PLEDGOR hereby represents and warrants to PLEDGEE that:

          (a) PLEDGOR has good and valid title to, and sole record and beneficial ownership of, the Pledged Security, which its to be pledged to PLEDGEE by PLEDGOR pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, security interests, liens, charges, encumbrances, options and adverse or equitable claims or rights whatsoever, except for the lien created hereby.

          (b) PLEDGOR is not a party to, subject to or bound by any judgment, order, writ, prohibition, injunction or decree of any court, governmental body or instrumentality and no action or proceeding is pending against PLEDGOR which would prevent or adversely affect the execution, delivery or performance of this Pledge Agreement or the pledge of the Pledged Security.

          10. Upon payment in full of the Obligations, this Pledge Agreement shall cease and terminate and the Pledged Security shall be delivered by the PLEDGEE (without recourse to or warranty by PLEDGEE) to PLEDGOR duly endorsed if necessary.

          11. All notices required to be given hereunder shall be made in writing via registered or certified mail, postage prepaid, return receipt requested or delivered by hand, to the following address, and shall be deemed given upon receipt by the parties at the addresses set forth below:

               TO PLEDGOR:

               Continental Caribbean Containers, Inc.
               Parque Central Avenue
               Bairoa Industrial Park
               Bairoa
               Caguas, Puerto Rico 00652
               Attention: Plant Manager
               Telecopy Number: (787) 746-2448


               with a copy to:

               Plastics Containers, Inc.
               One Aerial Way
               Syosset, New York 11791
               Attention:     General Counsel
               Telecopier: (516) 931-6344

               TO PLEDGEE:

               United States Trust Company of New York
               Corporate Trust Division
               114 West 47th Street
               New York, New York  10036-16
               Re:  Plastic Containers, Inc.
               Attention:  Corporate Trust Department
               Telecopier: (212) 852-1625/6

          12. This Pledge Agreement may not be changed, terminated or modified orally or in any manner other than by an agreement in writing signed by the respective parties hereto in accordance with the Indenture. The covenants, agreements, rights and options contained in this Pledge Agreement shall bind upon and inure to the benefit of the parties hereto and their respective successors and Permitted assigns.

          13. The terms, clauses and provisions of this Pledge Agreement are in addition and not in limitation or substitution of the terms, clauses and provisions set forth in the Transaction Documents. In the event of any inconsistency between the provisions of this Pledge Agreement and those of the Transaction Documents, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid, enforceable first priority lien and security interest under applicable law upon the Pledged Security, but otherwise, the provisions of the Transaction Documents shall be controlling.

          14. Any provision(s) of this Pledge Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or illegality of such prohibition without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          15. The substantive laws of the Commonwealth shall govern the construction and interpretation of this Pledge Agreement and the rights and remedies of the parties hereto.


          IN WITNESS WHEREOF, the parties hereto execute this Pledge Agreement as of the day and year first above written.

PLEDGOR
-------

CONTINENTAL CARIBBEAN CONTAINERS, INC.



By: /s/Abdo Yazgi
   ----------------------------------
Name:  Abdo Yazgi
Title: Vice President


PLEDGEE:
-------

UNITED STATES TRUST COMPANY OF NEW YORK



By: /s/Patricia Stermer
    ----------------------------------
Name:  Patricia Stermer
Title: Assistant Vice President

State of            )
                    )
County of           )


          Sworn and subscribed to before me by ____________________ and _____________________, as representatives of the appearing parties whom I personally know and who are of legal age, _______________, the first and ________________ the second, and residents of __________________________, and
__________________________________, respectively.

               In _____________________, ______________________, this _____ day of December, 1996


                                         _______________________________
                                                    NOTARY PUBLIC

                                                                       EXHIBIT S
                                                                       ---------

                    ---DEED NUMBER TWELVE (12) ------------------------
                    ---------DEED OF CONSTITUTION OF MORTGAGE----------
                    ---In the City of Caguas, Commonwealth of Puerto Rico, this seventeenth (17th) day of December, nineteen hundred ninety-six (1996).----------------
                    --------------------BEFORE ME----------------------

                    ---JAVIER E. FERRER CANALS, Attorney-at-Law and Notary Public in and for the Commonwealth of Puerto Rico with residence in Guaynabo, Puerto Rico and offices at the Sixteenth Floor of Popular Center Building, Hato Rey, San Juan, Puerto Rico.---------

                    ----------------------APPEAR-----------------------

                    ---AS PARTY OF THE SOLE PART: CONTINENTAL CARIBBEAN CONTAINERS, INC (Employer Identification Number 66 0342024), a corporation organized and existing under the laws of the State of Delaware, registered to do business in the Commonwealth of Puerto Rico (hereinafter called the "Mortgagor"), represented herein by Jose Antonio Zubillaga Carmona, (Social Security Number ###-##-####) of legal age, married, a business executive and resident of San Juan, Puerto Rico, who has been duly authorized to appear in this public instrument on behalf and in representation of the Mortgagor, and which authority he will show wherever and whenever required to do so.---------------
                    ---------

                    ---I, the Notary, hereby certify that I personally know the representative of the Mortgagor appearing herein and from his statements I further attest as to his age, civil status, occupation and residence. The person appearing herein has assured me that he has and in my judgment he does have the legal capacity necessary for this act, and for that purpose he freely and voluntarily------------------

                    --------------------------STATE--------------------

                    ---FIRST: The Property:  The Mortgagor is the owner of
                              ------------
                    record with valid, good, insurable and marketable fee simple title ("pleno dominio") of the real property described in Paragraph TWENTY FIRST of this Deed, hereinafter referred to as the "Property".----------------------------------------

                    ---SECOND:  The Mortgage Note:  Simultaneously herewith
                                -----------------
                    Mortgagor has subscribed before the undersigned Notary a Mortgage Note to the order of Mortgagee (hereinafter called the "Mortgage Note"), which is literally transcribed in Paragraph FOURTEENTH hereof.--------------------------------

                    ---THIRD:  Creation of the Mortgage:  In order to guarantee
                               ------------------------
                    and secure:------------------------------
                    -----(i) The full and complete payment of the principal of the Mortgage Note and the interest accruing thereon, as herein established;-----------
                    -----(ii) The performance and observance of the terms and conditions contained herein and in the Mortgage Note;-------
                    ------------------------------

                    -----(iii) An additional credit in the amount set forth in Paragraph FIFTEENTH hereof to cover interest in addition to that secured by law (hereinafter called the "Interested Credit";-------

                    -----(iv) An additional credit in the amount set forth in Paragraph FIFTEENTH hereof to cover any amounts that may be paid by or advanced by the Mortgagee hereunder together with interest thereon (hereinafter called the "Credit for Additional Advances"); and----------------------------------
                    --

                    -----(v) An additional credit in the amount set forth in Paragraph FIFTEENTH hereof (hereinafter called "Credit for Collection Costs and Fees") to cover costs and expenses (including attorney's fees) of the Mortgagee in the event that such Mortgagee shall have to take recourse to the courts, including bankruptcy proceedings, or to any other governmental agency in order to collect all or any part of the principal thereof or any interest thereon (by foreclosure or other proceedings or action), (the Interest Credit, the Credit for Additional Advances and the Credit for Collection Costs and Fees shall be hereinafter collectively referred to the "Additional Credits"),-----------------------------------------

                    ---Mortgagor hereby constitutes and creates a voluntary first priority mortgage (the "Mortgage") in favor of the UNITED STATES TRUST COMPANY OF NEW YORK, a corporation organized and existing under the laws of the State of New York (herein referred to as the "Mortgagee"), as collateral agent and trustee under that certain Indenture dated as of December seventeen (17), 1996, or any future holder or transferee of the Mortgage Note, on the following property (hereinafter collectively referred to as the "Mortgaged Property"):----------

                    -----(a) the Property described in Paragraph TWENTY FIRST of this Deed;--------------------------------

                    -----(b) all of Mortgagor's buildings, structures, additions, fixtures, improvements, appurtenances and facilities now or hereafter located thereon or hereafter erected or placed on said Property and all materials intended for the construction, reconstruction, alteration and repair of such buildings or improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Mortgaged Property immediately upon the delivery thereof to the Property;------
                    ------------------------------------

                    -----(c) all of the rights, title and interest of the Mortgagor, in and to, all and singular, tenements, hereditaments, rights of way, easements, appendages and appurtenances, licenses, passages, waters, water rights, riparian rights, and other rights, liberties and privileges thereof or in any way or hereafter appertaining, including any other claim at law or in equity, as well as any after acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof and any other property belonging or appertaining to the Property, and all of the right, title and interest' of the Mortgagor in and to any and all sidewalks, streets, ways, alleys, strips or gores of the Property adjacent thereto or used in connection therewith;----------------------

                    -----(d) all of the Mortgagor's rights, title and interest (but none of its obligations) as landlord whether named as such therein or by assignment or otherwise to receive payments of money under all leases or similar agreements of all or part of the Property or of space therein, or at any time hereafter made and any and all amendments, modifications, supplements, renewals and extensions thereof, including without limitation all rents, additional rents, revenues, earnings, profits and income, payments incident to any assignment, sublease or surrender of any lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due with respect to any lease.----------
                    -----------------------------------

                    -----(e) any and all awards, damages, payments and other compensation and any and all claims therefor and rights thereto which may result from taking or injury by virtue of the exercise of the power of eminent domain of or to, or any damage, injury or destruction in any manner caused to, the Property and any buildings, structures and improvements thereon, or any part thereof or from any change of grade or vacation of any street abutting thereon, all of which awards, damages, payments, compensation, claims, and rights hereby assigned, transferred and set over to Mortgagee to the fullest extent that Mortgagor may under the law so do. For such purposes, Mortgagee is hereby irrevocably appointed attorney-in-fact for Mortgagor to settle for, collect and receive any such awards, damages, payments and compensation from the authorities making the same, to appear in and prosecute any proceeding therefor, and to give receipts and acquaintances therefor, subject to the terms of paragraph SEVENTH hereof;-----------------

                    -----(f) all indemnities to which Mortgagor and the Mortgagee may be entitled under any policy of insurance covering the Mortgaged Property or any part thereof;--------
                    ------------------------------

                    -----(g) all of the Mortgagor's rights, title and interest to all furniture, furnishings, fixtures machinery, apparatus and equipment, now or hereinafter located on the Property, or located in, or used, or procured for use, in connection with the operation, maintenance or protection of any of the buildings, structures, improvements or facilities located or to be located in the Property, including without limitation, lighting, plumbing, sanitary, air conditioning equipment and fire protection systems, now owned or hereafter acquired by the Mortgagor, which under the Civil Code of Puerto Rico may properly be characterized or classified as real or immovable property either by nature or by its objective; and----------

                    -----(h) all renewals and replacements of, substitutions for and additions to the Property, and all other property, real, personal or mixed now owned or hereafter acquired by Mortgagor or in any way appertaining to such Property as well as all lands which may be consolidated or grouped with the Property;------------------------------------------

                    ---FOURTH:  Obligations of Mortgagor:  For the consideration
                                ------------------------
                    heretofore set forth the Mortgagor is obliged and undertakes as follows:-----------------
                    -----One: To satisfy the debt as set forth in the Mortgage Note.-------------------------------------

                    -----Two: To pay prior to delinquency and without requiring any notice from Mortgagee, all Impositions (as herein defined) and satisfy any claim, lien or encumbrance against the Mortgaged Property which may be or become superior to this Mortgage, and to permit no default or delinquency on any other lien, encumbrance or charge against the Mortgaged Property, unless and to the extent only that any such item is being contested in good faith by appropriate proceedings and appropriate reserves have been set aside with respect thereto in conformity with generally accepted accounting principles in effect from time to time in the United States of America.--------------------------

                    -----Three: The Mortgagor shall pay all reasonable costs, expenses and disbursements including a reasonable amount for attorney's fees, as well as all reasonable expenses incurred or satisfied by the Mortgagee at any time for perfection of title of the Mortgaged Property, and all such costs, expenses and disbursements of Mortgagee, if satisfied by Mortgagee, shall be considered secured in their entirety by the Mortgage herein constituted.----------------------------
                    -----------

                    -----Four: Furnish to Mortgagee, within ten (10) business days after request in person, or within twenty (20) business days after request by mail, a written statement duly acknowledging the amount on or secured by, whether for principal or interest, this Mortgage or the Mortgage Note, and whether any offsets or defenses exist against he such debt.----

                    -----Five: (a) Mortgagor shall, at its sole cost and expense, promptly comply with all present and future laws, ordinances, orders, rules, regulations and of all federal, state and municipal governments, courts, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to the Mortgaged Property or any part thereof or to the use or manner of use of the Mortgaged Property.-------------------------

                    -----(b) Mortgagor shall promptly perform and observe, or cause to be performed or observed, all of the terms, covenants and conditions of all instruments of record affecting the Mortgaged Property, noncompliance with which may affect the lien and security of this Mortgage, or which may impose any duty or obligation upon Mortgagor or any lessee or other occupant of the Mortgaged Property or any part thereof. ------------------------------

                    -----Six: Mortgagor will not abandon or cause or permit any waste on the Mortgaged Property and will at all times maintain the same in good repair and condition, and will comply with all laws, statutes and ordinances relating to the maintenance or use of the Mortgaged Property and with all requirements, orders and notices of violation thereof issued by any governmental authority.------

                    -----Seven: Mortgagor will permit Mortgagee and Mortgagee's representatives to enter the Mortgaged Property at reasonable times and upon reasonable prior notice to inspect the same.------------------

                    -----Eight: Throughout the term of this Mortgage, Mortgagor, with reasonable promptness, will deliver to Mortgagee such information with respect to the Mortgaged Property as Mortgagee may request from time to time.--------
                    ------------------------------

                    -----Nine: Mortgagor shall undertake and do and perform all other things and acts required of it with respect to the Mortgaged Property as agreed to with the Mortgagee.---------
                    -----------------------

                    ---FIFTH:  Condemnation:  (a) Mortgagor shall give Mortgagee
                               ------------
                    immediate notice of any actual or threatened commencement of condemnation event that the Mortgaged Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (hereinafter called collectively, "condemnation proceedings"), and Mortgagee may, on behalf of Mortgagor, (i) participate in any such condemnation proceedings and Mortgagor shall from time to time execute and deliver to Mortgagee all instruments requested by Mortgagee or as may be required to permit such participation, and (ii) adjust, contest, accept, reject or compromise any proposed award and collect and receive the proceeds thereof and endorse drafts, and Mortgagee is hereby irrevocably appointed attorney-in-fact of Mortgagor for such purposes. The decision of Mortgagee with regard to the adjustment, contest, acceptance, rejection or compromise of any proposed award issued in connection with any condemnation proceedings shall be binding upon Mortgagor;---
                    ----------------------

                    -----(b) all proceeds of condemnation awards or proceeds of sale in lieu of condemnation, and all judgments, decrees and awards for injury or damage to the Mortgaged Property, are hereby assigned and shall be paid to Mortgagee. Mortgagor agrees to execute and deliver such further assignments thereof as Mortgagee may request and authorizes Mortgagee to collect and receive the same, to give receipts therefor, and to appeal from any such judgment, decree or award. Mortgagee shall in no event be liable or responsible for failure to collect, or exercise diligence in the collection of, any of the same.-------------------------------

                    ---SIXTH:  Insurance:  (a) the Mortgagor at its expense will
                               ---------
                    (i) keep the Mortgaged Property insured under an "All Risk" policy or its equivalent against loss or damage by fire, standard extended coverage perils and such other hazards which are normally carried by entities engaged in the same or similar business in the Commonwealth of Puerto Rico, (ii) obtain and maintain such other forms of insurance coverage and with such limits, including commercial general liability, contractual liability and umbrella policies, with respect to the Mortgaged Property or the activities of the Mortgagor which are normally carried by entities engaged in the same or similar business in the Commonwealth of Puerto Rico.-----------------------

                    -----(b) All policies of insurance shall be issued by an insurer acceptable to the Mortgagee lawfully doing business in the Commonwealth of Puerto Rico and (except for public liability insurance) shall contain the standard mortgage non-contribution clause endorsement or an equivalent endorsement satisfactory to the Mortgagee naming the Mortgagee as loss payee. The public liability policies will name the Mortgagee as additional insured. Without the Mortgagee's consent, Mortgagor shall not name any other party as an additional insured or loss payee under the insurance policies nor carry separate or additional insurance coverage concurrent in form or contributing in the event of loss with that required by this Mortgage.
                    Mortgagor shall pay the premiums for the policies as the same become due and payable. Not later than the expiration date of each of the policies, Mortgagor will deliver to Mortgagee a renewal policy or policies "premium paid" or accompanied by other evidence of payment of premium satisfactory to the Mortgagee.------------------------------
                    ----

                    -----(c) In addition to the foregoing requirements, each policy of insurance required to be carried hereunder shall contain a provision whereby insurer (i) agrees that such policy shall not be canceled, modified or denied renewal without at least thirty (30) days prior written notice to the Mortgagee, (ii) waives any right to claim any premiums or commissions against the Mortgagee, and
                    (iii) provides that the Mortgagee is permitted to make payments to effect the confirmation of such policy upon notice of cancellation due to nonpayment of premiums. In any event, any such policy shall not be invalidated by any action or inaction of the Mortgagor or any other person and shall insure the Mortgagee regardless of any breach or violation of any warranty, declarations or conditions contained in such policy by the Mortgagor or any other person. Mortgagor will not violate or permit to be violated any of the conditions, provisions, or requirements of any insurance policy required hereunder.------------------------
                    -----------------

                    -----(d) Notwithstanding anything to the contrary contained herein, if at any time the Mortgagee is not in receipt of written evidence that all insurance required hereunder is in force and effect, the Mortgagee shall have the right, with prior written notice to Mortgagor, to take such action as the Mortgagee deems necessary to protect its interest in the Mortgaged Property, including, without limitation, the obtaining of such insurance coverage. Any expenses incurred by the Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Mortgagor upon demand and be secured by this Mortgage and the Mortgage Note to the extent permitted herein and therein.----------------------

                    -----(e) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire, or other casualty the Mortgagor shall give prompt notice thereof to the Mortgagee, and the Mortgagee may make proof of loss if not promptly made by the Mortgagor.-----------------------------
                    ------------

                    ---SEVENTH:  Additional Advances:  If Mortgagor should fail
                                 -------------------
                    to make punctual payment of any Impositions, or should fail to maintain insurance coverage on the Mortgaged Property as required from time to time by the Mortgagee, or should fail to discharge any mortgage lien, encumbrance or charge upon the Mortgaged Property, or any part thereof, which is prohibited herein or by the terms of any pledge agreement or other instrument under which the Mortgage Note is assigned or pledged, or should fail to maintain the Mortgaged Property in good condition, or should fail to perform any other term or covenant of such pledge agreement or other instrument, then Mortgagee, after giving prior notice to Mortgagor, but without consent of or demand upon Mortgagor and without waiving or releasing any obligation or default, may (but shall be under no obligation to) advance such funds as may in Mortgagee's judgment be needed for the purpose of performing such terms or covenants and Mortgagee may, in such event, take such other and further action as it deems necessary for such purposes. All sums so advanced or paid by Mortgagee and all reasonable costs and expenses (including reasonable attorney's fees and expenses) so incurred, together with interest thereon at the interest rate then in effect under the Indenture, such interest to accrue from the date of payment, or disbursement thereof, shall constitute additional Indebtedness secured by this Mortgage and shall be paid by Mortgagor to Mortgagee on demand.--------------------------------------------

                    ---EIGHTH: Further Assurances; Additional Security:
                               ------------------------------ --------
                    Mortgagor, at its expense, will execute, acknowledge, deliver and record all such instruments and take all such action as Mortgagee from time to time may reasonably request for better assuring to Mortgagee the property and rights hereby mortgaged and assigned or intended so to be. Without notice to or consent of Mortgagor, and without impairment of the lien of, and rights under this Mortgage, Mortgagee may take (but Mortgagor shall not be obligated to furnish) from Mortgagor, or from any other person or persons, additional security for the Mortgage Note or for the obligations of the Mortgagor secured by the assignment or pledge of the Mortgage Note; and neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent Mortgagee from resorting first to such additional security, or to the security created by this Mortgage, in either case without affecting Mortgagee's lien and rights under this Mortgage.---

                    ---NINTH:  Foreclosure Valuation:  In compliance with
                               ---------------------
                    Article One Hundred Seventy Nine (179) of the Law of Puerto Rico (Act Number One Hundred Ninety

                    Eight (198) of August Eight (8), Nineteen Hundred Seventy Nine (1979); P.R. Laws An., tit. 30, sec. 2575), Mortgagor hereby declares and agrees that for purposes of any foreclosure of this Mortgage, the value of the Mortgaged Property shall be ONE MILLION SIX HUNDRED THIRTY ONE THOUSAND DOLLARS ($1,631,000).------------------------------
                    --------

                    ---TENTH:   Foreclosure:   In the event that the Mortgage
                                -----------
                    Note is assigned or pledged or otherwise encumbered as collateral security for the payment of any other note or debt, the Mortgagor agrees:---

                    -----(a) That the Mortgagee may foreclose this Mortgage and may exercise all other rights, remedies powers and privileges provided herein or now or hereafter existing at law, in equity, by statute, or otherwise, without first foreclosing the pledge or other lien so constituted upon the Mortgage Note, to the same extent and with the same force and effect as if the Mortgage Note had been assigned or transferred directly to Mortgagee rather than assigned or pledged as collateral security, provided nothing contained in this Paragraph TENTH shall relieve Mortgagee from the obligation to comply with the terms of the pledge agreement or other instrument under which the Mortgage Note is assigned or pledged.--------------

                    -----(b) That Mortgagor will not exercise any right which it might have to cancel the recording of this Mortgage by reason of lapse of time counted from the date of the constitution of the Mortgage either under the provisions of Article One Hundred Forty Five (145) of the Mortgage Law of Puerto Rico (Act Number One Hundred Ninety Eight (198) of August Eight (8), Nineteen Hundred Seventy Nine (1979); P.R. Laws Ann., tit. 30, sec. 2469) or otherwise and further agrees, whenever requested by the Mortgagee, to execute and file in the appropriate Registry, at Mortgagor's cost and expense, any and all supplemental instruments which may be necessary or convenient for the preservation of the lien of the Mortgage until full payment of debt so secured by a lien upon or pledge of the Mortgage Note. Without limiting the generality of the foregoing, Mortgagor agrees that, unless the Mortgagee shall consent in writing to the cancellation of the Mortgage at an earlier date, this Mortgage shall be conclusively, presumed to subsist for a period of thirty
                    (30) years from the date of its constitution and the

                    Mortgagor does hereby waive any right which it might otherwise have under said Article One Hundred Forty Five
                    (145) of the Mortgage Law of Puerto Rico (P.R. Laws Ann., tit. 30, sec. 2469) to request for an earlier cancellation of the recording of this Mortgage.------------------------

                    -----(c) The Mortgagee may in any action to foreclose this Mortgage or the Mortgage Note, or upon the occurrence of a default under this Mortgage or under any obligation secured by a lien upon the Mortgage Note, petition the court having jurisdiction in the premises to appoint a receiver for the Mortgaged Property, including all rents, issues and profits therefrom, and said receiver shall have the broadest powers and faculties usually granted to a receiver by a court and his appointment shall be made by the court as a matter of absolute right granted to the Mortgagee without taking into consideration the value of the Mortgaged Property or the solvency of the Mortgagor or of any other party to the action, and the Mortgagor hereby consents to the appointment of such a receiver and agrees not to oppose the same.-

                    ---ELEVENTH:  Recording Fees.  Mortgagor shall be
                                  --------------
                    responsible for the payment of all internal revenue stamps and vouchers, and any notarial fees in connection with the execution of the original of this Deed and the preparation, filing and recordation of the certified copy of the same in the corresponding Section of the Registry of the Property. Mortgagor shall, promptly upon reasonable request of Mortgagee, do all acts and things, including, but not limited to, the execution of any further assurances and the recording of any additional documentation deemed necessary by Mortgagee, to establish, confirm, maintain and continue the lien created and intended to be created hereby, and all other rights and benefits conferred or intended to be conferred on Mortgagee hereby, and Mortgagor shall pay all costs incurred by Mortgagee in connection therewith, including all filing and recording costs and reasonable counsel fees.---------------------------

                    ---TWELFTH:  Definitions:  As used in this Mortgage, the
                                 -----------
                    following terms are defined as follows:---------------------
                    ----------------------

                    -----(a) "Impositions" shall mean all real estate and other
                              -----------
                    taxes, all assessments made (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof or while this Mortgage is in force), water, sewer, electricity, utility and other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen of every character (including all penalties or interest thereon which at any time are assessed, levied confirmed or imposed on or in respect of or be a lien upon
                    (i) the Mortgaged Property or any part thereof or any rents, issues, income, profits or earnings therefrom or any estate, right or interest, therein or (ii) any occupancy, use or possession of or sales from the Mortgaged Property or any part thereof, or (iii) this Mortgage, any interest hereon or any other payments due from the Mortgagor under the terms of this Mortgage, excepting, however, the income taxes now or hereafter imposed by the United States under the Internal Revenue Code of Nineteen

                    Hundred Eighty Six (1986), as amended, and by the Commonwealth of Puerto Rico under the Puerto Rico Internal Revenue Code of 1994, as amended, or the License Tax Act of Nineteen Hundred Seventy Four (1974), as amended, or under any other Act of Congress or Act of the Legislature of Puerto Rico of the same nature, modifying, amending, or substituting the statutes above mentioned as long as they do not become a lien on the Mortgaged Property; ---------------
                    --------------------------

                    -----(b) "Indebtedness" shall mean (i) the Impositions; (ii)
                              ------------
                    principal and interest of the Mortgage Note; (iii) the credits referred to in Paragraph FIFTEENTH of this Deed; and
                    (iv) any and payments which Mortgagor is or may be obliged to make under the Indenture and this Deed of Mortgage.

                    ------(c) "Permitted Liens" shall mean (i) the liens constituted by this Mortgage and the liens, charges and encumbrances or rights indicated in the title insurance policy issued in favor of Mortgagee; (ii) liens created by taxes or assessments by governmental bodies, payments of which is not yet due or the payment of which is being contested in good faith appropriate proceedings and for which adequate reserves are being maintained in the sole judgment of the Mortgagee; (iii) easements, rights-of-way, licenses, rights, exceptions or reservations in the Mortgaged Property covered by this Mortgage granted or reserved for the purpose of roads, streets, alleys, parking areas, highways, railroads, pipelines, ditches, canals, tractor paths, electric, telephone and telegraph lines, sewers, zoning laws and ordinances, oil and mineral rights and other similar purposes and minor defects and irregularities in title, provided that: (A) all such easements, rights-of-way, licenses, rights, exceptions, reservations and defects and irregularities in title do not materially impair the utility of the Mortgaged Property in the operation of the business of the Mortgagor and do not materially and adversely affect the marketability for the title to such property; and (B) each such easement, right-of-way, license, right, exception or reservation, to the extent created after the date of this Mortgage, shall be subordinated to the lien hereby constituted unless the same is created by operation of law.-
                    ----------

                    ---THIRTEENTH:  Successors and Assigns:  All the terms of
                                    ----------------------
                    this Mortgage shall apply to and be binding upon the successors and assigns of Mortgagor and all persons claiming under or through Mortgagor or any such successor or assign, and shall inure to the benefit of Mortgagee. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated verbally, except by a public instrument or deed to that effect signed by the Mortgagee, and the Mortgagor, notice of which shall be endorsed on the Mortgage Note.---

                    ---FOURTEENTH:  The Mortgage Note:  The Mortgage Note
                                    -----------------
                    referred to in Paragraph FOURTH of this Deed is literally transcribed herein as follows:-------- ----------------"MORTGAGE NOTE"--------------------
                    VALUE: $1,631,000.---------------------------------

                    DUE DATE:  ON DEMAND-------------------------------

                    ---FOR VALUE RECEIVED, on demand, the undersigned promises to pay to the order of UNITED STATES TRUST COMPANY OF NEW YORK (the "Mortgagee") the principal sum of ONE MILLION SIX HUNDRED THIRTY ONE THOUSAND DOLLARS ($1,631,000). The unpaid balance of this obligation shall bear interest until full payment hereof, at an annual rate equal to ten percent (10%). The principal and interest hereunder shall be payable simultaneously on demand, and payments of interest and principal shall be made at the office or domicile of the Mortgagee within or without the Commonwealth of Puerto Rico, or at such other place as the Mortgagee may from time to time designate in writing.------------------------------

                    ---The undersigned hereby waives presentment, protest, demand and notice of non-payment.---------

                    ---Payments of both principal and interest are to be made in lawful money of the United States of America.---------------
                    ----------------------------

                    ---This Mortgage Note is secured by a mortgage, constituted pursuant to the terms of Deed Number twelve (12) of Constitution of Mortgage (the "Mortgage") executed on the date hereof before the undersigned Notary Public, and the Mortgagee is entitled to the benefits and the security provided for in said Deed of Constitution of First Mortgage.------------------------------------------

                    ---In the event the Mortgagee shall take recourse to foreclosure or other judicial proceedings for the collection of all or any of the principal hereof or any interest hereon, the undersigned hereby agrees to pay all costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with such foreclosure or judicial proceedings.------------------------------

                    ---------------------------------------------------

                    ---In Caguas, Puerto Rico this seventeenth (17th) day of December, 1996.-----------------------------

                    ------CONTINENTAL CARIBBEAN CONTAINERS, INC.------- (Signed) Jose Antonio Zubillaga Carmona. ----------

                    ---Affidavit Number: 933 --------------------------

                    ---Acknowledged and subscribed to before me by Jose Antonio Zubillaga Carmona, of legal age, married, an executive and resident of San Juan, Puerto Rico, as authorized representative of Continental Caribbean Containers, Inc. In Caguas, Puerto Rico, this seventeenth (17th) day of December, 1996.-----

                    ---By: (Signed) Javier E. Ferrer Canals.----------- ------------------Notary Public--------------------
                    ---(Notarial Seal)---------------------------------

                    ---FIFTEENTH:  Various Sums:-----------------------
                                   ------------
                    -----(i) The principal Amount of the Mortgage Note is: ONE MILLION SIXTY THREE THOUSAND ONE HUNDRED DOLLARS ($1,631,000). -----------------------------
                    -----(ii) The "Interest Credit" is: ONE HUNDRED SIXTY THREE THOUSAND ONE HUNDRED DOLLARS ($163,100).--------------------
                    --------------------
                    -----(iii) The "Credit for Additional Advances' is: ONE HUNDRED SIXTY THREE THOUSAND ONE HUNDRED DOLLARS ($163,100).--------------------------------
                    -----(iv) The "Credit for Collection Costs and Fees" is: ONE HUNDRED SIXTY THREE THOUSAND ONE HUNDRED DOLLARS ($163,100).------------------------
                    ---SIXTEENTH:  Representations:  Mortgagor represents and
                                   ---------------
                    warrants that.----------------------

                    -----i) It is the owner with valid, good, marketable, insurable and fee simple title ("pleno dominio") of the Mortgaged Property and of all rights and titles appertaining thereto.------------

                    -----(ii) It has good and lawful authority to mortgage the Mortgaged Property and all rights thereto, in the manner and form hereby mortgaged.--

                    -----(iii) The Mortgaged Property is free and clear all liens and encumbrances whatsoever on a parity or superior to the liens of this Mortgage, except for the "Permitted Liens".-------------------------

                    -----(iv) The Mortgaged Property is free from taxes and assessments.-----------------------------

                    -----(v) It will warrant and defend said Mortgaged Property and the validity and priority of this Mortgage against all and every person or persons claiming the same or any part thereof.-------------

                    -----(vi) It will execute whatever additional documents or instruments that may be necessary to record this document as a first mortgage in the Registry of Property as required by Mortgagee.-----

                    ---SEVENTEENTH:  Notices:  All notices, demands, requests
                                     -------
                    and consents required under this Mortgage shall be given and shall be addressed to the Mortgagor at Parque Central Avenue, Bairoa Ward, Caguas, Puerto Rico, and if to Mortgagee, they shall be addressed to Corporate Trust Division, 114 West, 47th Street, New York, New York 10036.--
                    -----

                    ---EIGHTEENTH:  Rights of way, Easements and the like:  The
                                    -------------------------------- ----
                    Mortgagor will maintain, preserve and renew all rights of way, easements, apparent signs, grants, privileges, licenses and franchises reasonably necessary for the use of the Mortgaged

                    Property from time to time and will not, without the prior consent of the Mortgagee, initiate, join in or consent to any private restrictive covenant, ordinance, or other public or private restriction as to the use of the Mortgaged Property which would have a material adverse effect on the Mortgaged Property.-----------------------------------------

                    ---NINETEENTH:  Indemnification:  Mortgagor will protect,
                                    ---------------
                    indemnify and save harmless Mortgagee and any holder of the Mortgage Note, against any liabilities, obligations, damages, penalties, claims, causes of action, costs, and expenses (including, without limitation, attorney's fees and expenses) which may be imposed upon or incurred by or asserted against Mortgagee (except those caused by Mortgagee, its agents or employees), by reason of (a) any accident, injury or damage to any person or property occurring on or about the Mortgaged Property or any part thereof; b) any use, or condition of the Mortgaged Property or any part thereof; (c) any failure of the Mortgagor to perform or comply with any of the provisions hereof including, without limitation, the provisions of Paragraph TWENTY THIRD hereunder; or (d) any necessity to defend any of the rights, title or interest conveyed or created by this Mortgage.-----

                    ---Upon receipt by Mortgagee of a notice of any claim or of the commencement of any action against Mortgagee, in respect to the above indemnity or to any indemnity or contribution agreement contained herein, Mortgagee will promptly give written notice of the claim or commencement of action to Mortgagor. In case such notice or any such claim or action shall be given, Mortgagor may assume the defense of such claim or action, including the employment of counsel and payment of expenses. Mortgagee shall have the right to employ its own counsel in any such case, and the fees and expenses of such counsel shall be at the expense of Mortgagee unless the employment of such counsel shall have been previously authorized in writing by the Mortgagor or Mortgagor shall not have promptly employed counsel to have charge of the defense of such claim or action, or Mortgagee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Mortgagor (in which case, Mortgagor shall not have the right to direct the defense of such claim or action on behalf of the Mortgagee), in any of which events such fees and expenses shall be borne by the Mortgagor, but the Mortgagor shall not be responsible for the fees and expenses of more than one counsel for Mortgagee. Mortgagor shall not be liable to indemnify Mortgagee for any settlement of such claim or action effected without Mortgagor's consent.----------------------------------------

                    ---Any amounts payable to Mortgagee under this Paragraph NINETEENTH which are not paid within ten (10) days after written demand therefor by Mortgagee shall bear interest at the rate set forth in the Mortgage Note from the date of such demand, and such amounts, together with interest, shall be deemed to be indebtedness secured by this Mortgage.------
                    ------------------------------------

                    ---TWENTIETH:  Limitations on Liens:  Except with the prior
                                   --------------------
                    written consent of Mortgagee, Mortgagor shall not create, assume, incur or suffer to exist any mortgage, pledge, lien, charge or other security interest or encumbrance on the Mortgaged Property or any part thereof other than the following:-----------------------------------------

                    -----(a) The lien of the First Mortgage constituted pursuant to the terms of this Deed;----------------
                    -----(b) those set forth in Paragraph TWENTY-THIRD of this Deed;--------------------------------------

                    -----(c) those permitted under any pledge agreement or other instrument under which the Mortgage Note is pledged or assigned or under any security agreement or loan agreement secured thereby.-------

                    ---TWENTY FIRST:  Description of the Property:-----
                                      ---------------------------
                    ---The Property is described in the Spanish language as follows:-------------------------------

                    -----URBANA: Parcela de terreno zonificada industrial radicada en el Barrio Bairoa del Municipio de Caguas, con una cabida superficial de veinte mil trescientos cuarenta y ocho punto setenta y nueve con cuarenta y tres (20,348.7943) metros cuadrados, equivalentes a cinco punto uno siete siete tres (5.1773) cuerdas. En lindes por el Norte, en una distancia de setenta y ocho punto ocho seis ocho (78.868) metros cuadrados, con la parcela segregada; por el Sur, en una distancia de setenta y nueve punto nueve tres tres (79.933) metros cuadrados con terrenos de Guaracanal Development Corporation; por el Este, en una distancia de doscientos cincuenta y uno punto ocho ocho cinco (251.885) metros cuadrados, con la Avenida Marginal Este; por el Oeste, en una distancia de doscientos sesenta y cinco punto tres ocho ocho (265.388) metros cuadrados, con terrenos de Guaracanal Development Corporation.-------------

                    ---Es el remanente de la finca luego de segregados tres mil seiscientos sesenta y siete punto cero dos siete siete (3,667.0277) metros cuadrados, segun escritura numero treinta y cuatro (34) otorgada en San Juan, Puerto Rico, el treinta y uno (31) de mayo de mil novecientos ochenta y nueve (1989), ante el notario publico Jose Francisco Chavez Caraballo inscrita al folio doscientos sesenta y dos (262) del tomo mil trece (1,013) de Caguas, inscripcion segunda (2da).-------------------------

                    ---The Property appears recorded in the Registry of Property, First Section of Caguas at page two hundred and sixty (260), volume one thousand thirteen (1013) of Caguas, property number thirty four thousand seven hundred seventy five (34,775) (formerly nine thousand one hundred ninety five (9,195)), first (lst) inscription.-----------------

                    ---The Property was acquired by Mortgagor pursuant Deed of Purchase and Sale number seventy nine (79) executed before Notary Public Thomas C. Tilley on the twenty-first (21st) day of April nineteen seventy-five (1975), recorded in the Registry Property, First Section of Caguas at page hundred and sixty (260) of volume one thirteen (1013) of Caguas, property number thirty four thousand seven hundred seventy five (34,775) (formerly nine thousand one hundred ninety five (9,195)) first (lst) inscription.----------------------
                    -----------

                    ---According to a title study prepared by Hato Rey Title Insurance Agency, Inc., the Property is subject to the following liens and encumbrances:---

                    -----(a) By its origin: (i) easement in favor of Puerto Rico Water Resources Authority; (ii) easement in favor of Puerto Rico Communications Authority; (iii) easement in favor of the Municipality of Caguas; (iv) easement in favor of Puerto Rico Aqueduct and Sewer Authority; (v) lease in favor of Lucila Velazquez de Prieto; (vi) easement in favor of Eastern Sugar Association; (vii) easement in favor of Puerto Rico Railway Light and Power Company; (viii) restrictive covenants of use and edification; and (ix) conditions and limitations of commercial zones, for a term of twenty-five (25) years.------------------

                    -----(b) By itself: Mortgage in the amount of One Million Three Hundred Ninety Seven Thousand Dollars ($1,397,000) securing a Mortgage Note of same amount and bearing interest at ten and three fourths percent (10 3/4%), constituted by Deed Number eight (8) executed in San Juan, Puerto Rico on April eight (8), nineteen ninety two (1992) before the appearing notary, clarified by Deed number eighteen (18) executed in San Juan, Puerto Rico on July thirteen (13), nineteen ninety two (1992) before the appearing notary, and recorded at page two hundred sixty three (263) of volume one thousand thirteen (1,013) of Caguas, Registry of Property, First (1st) Section of Caguas.-----------

                    ---TWENTY SECOND: Miscellaneous:-------------------
                                      -------------

                    -----(a) The headings of the clauses of this Mortgage are for convenience and reference only and in no way define, limit or describe the scope or intent of this Mortgage nor in any way affect this Mortgage.----------------------------
                    --------------

                    -----(b) If any one or more of the provisions contained herein or in the Mortgage Note shall be invalid, illegal or unforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, but each shall be as if such illegal, invalid or enforceable provision had never been included.--------------
                    ----------------------------

                    -----(c) No failure or delay on the part of the Mortgagee in exercising any power or right hereunder shall operate as a waiver thereof or a waiver of any provision or condition hereof (no single partial exercise of any such right or power shall preclude any other or further exercise thereof or the exercise of any other right or power hereunder) and that all rights and remedies of the Mortgagee hereunder are cumulative and shall not be deemed exclusive of any rights or remedies provided by law.--------------------------------
                    ------------

                    -----(d) Should the Mortgagor satisfy its obligations hereunder and the obligations for which the Mortgage Note is pledged or assigned as collateral security in the time and manner heretofore set forth, and its obligations under the Indenture, and it has complied with, and diligently executed all agreements and stipulations herein set forth, then the Mortgagee shall execute in its favor the corresponding release and cancellation of this Mortgage.------------------
                    -------------------

                    ---TWENTY THIRD: Environmental Matters.------------
                                     ---------------------

                    -----(a) Mortgagor represents that (i) it has obtained all material permits, licenses and other authorizations which are required with respect to the ownership and operation of its business and the Mortgaged Property under any and all Environmental Laws (as hereinafter defined); (ii) it is in material compliance with all terms and conditions of such permits, licenses and authorizations, and is also in material compliance with Environmental Laws applicable to the Mortgaged Property, including, without limitation, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws; (iii) there is no material civil, criminal or administrative action, suit, demand, claim, hearing, notice or violation, investigation, proceeding, notice of demand letter pending or, to its knowledge, threatened against it or the Mortgaged Property under the Environmental Laws which could result in a material fine, penalty or other cost or expense; (iv) to its best knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans with respect to its operations at the Property which may materially interfere with or prevent material compliance with the Environmental Laws, or which may give rise to any common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 980, as or similar state, local or foreign laws herein collectively the "Environmental Law"), or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, or handling or the emission, discharge, release or threatened release into the environment at or from the Mortgaged Property, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste which, individually or in the aggregate, could reasonably be expected to result in a material fine, penalty or other cost or expense.---

                    -----(b) Mortgagor shall (i) take all actions necessary to keep its operations at the Mortgaged Property in compliance with any and all present and future Environmental Laws; provided however, the Mortgagor at its expense may, after prior notice to the Mortgagee, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such Environmental Law, (ii) remove as required by law any hazardous or toxic wastes, contaminants or materials (collectively, "Hazardous Material") present on the Mortgaged Property and keep the Mortgaged Property free of any lien imposed pursuant to any Environmental Law and (iii) not release or dispose of any Hazardous Materials on the Mortgaged Property in violation of any Environmental Law. Subject to the provision in the preceding sentence, in the event Mortgagor fails to comply with the covenants in the preceding sentence, Mortgagee may, in addition to any other remedies set forth herein, cause any Hazardous Materials to be removed from the Property at Mortgagor's sole cost and expense. Any costs or expenses incurred by Mortgagee for such purpose shall be immediately due and payable by Mortgagor and shall bear interest at the highest rate then payable pursuant to the Indenture. Mortgagor shall provide to Mortgagee and its agents and employees access to the Mortgaged Property and hereby specifically grants to Mortgagee a license to remove any Hazardous Material located thereon. Mortgagor shall indemnify and hold Mortgagee (and each Holder (as this term is defined in the Indenture) harmless from and against all loss, cost, damage (including, without limitation, consequential damages) or expense (including, without limitation, reasonable attorneys, fees) that Mortgagee (or such Holder) may sustain by reason of the assertion against Mortgagee (or such Holder) by any party of any claim relating to such Hazardous Material or the removal thereof from the Property. The foregoing indemnification shall survive repayment of all amounts due under the Mortgage, and any release or assignment of this Mortgage.--------------------------------
                    ---------------ACCEPTANCE------------------

                    ---The appearing parties ratify, confirm and accept this Deed because the same has been drawn in accordance with their instructions.----------------

                    ---I, the Notary, do hereby certify that this document was read by the appearing parties; that I, the Notary, and the said appearing parties can read and understand the English language; that the Notary, advised the appearing parties of the effects of this document in particular the following:
                    (a) that title reports were prepared by an independent third party and not by the undersigned Notary (b) that a certified copy of this deed must be presented for recordation in the appropriate section of the Registry of Property; (c) of the possibility that other documents affecting the rights herein created are presented for recordation prior to the execution and/or presentation of a certified copy of this deed and of the preference or seniority that said intervening liens, encumbrances, and/or rights may gain by such prior execution or earlier presentation to the Registry of Property; (d) of the desirability of verifying the status of liens and encumbrances on the Property as may appear from the Registry of the Property on this date and of the adverse consequences which may result from the failure to do so; and (e) of the possible existence and pendency of additional unrecorded statutory liens and real property taxes (including the statutory legal mortgage in favor of the Commonwealth of Puerto Rico).----------------------

                    ---I, the Notary, do hereby certify that appearing parties, after having read all of contents of this Deed, signed this Deed, and initialed every page hereof in my presence; that this document was executed by the parties before me, the Notary,---------------------------------------------------
                    after waiving their right to request the presence of witnesses, of which right I appraised them.----

                                                                       EXHIBIT T
                                                                       ---------
                                 MORTGAGE NOTE

VALUE: $1,631,000                                           DUE DATE:  ON DEMAND

---FOR VALUE RECEIVED, on demand, the undersigned promises to pay to the order of UNITED STATES TRUST COMPANY OF NEW YORK (the "Mortgagee") the principal sum of ONE MILLION SIX HUNDRED THIRTY ONE THOUSAND DOLLARS ($1,631,000). The unpaid balance of this obligation shall bear interest until full payment hereof, at an annual rate equal to ten percent (10%). The principal and interest hereunder shall be payable simultaneously on demand, and payments of interest and principal shall be made at the office or domicile of the Mortgagee within or without the Commonwealth of Puerto Rico, or at such other place as the Mortgagee may from time to time designate in writing.-------------------------------------

---The undersigned hereby waives presentment, protest, demand and notice of non-payment.--------------------------------------------

---Payments of both principal and interest are to be made in lawful money of the United States of America.---------------------

---This Mortgage Note is secured by a mortgage, constituted pursuant to the terms of Deed Number twelve (12) of Constitution of Mortgage (the "Mortgage") executed on the date hereof before the undersigned Notary Public, and the Mortgagee is entitled to the benefits and the security provided for in said Deed of Constitution of First Mortgage.-----------------------------------

---In the event the Mortgagee shall take recourse to foreclosure or other judicial proceedings for the collection of all or any of the principal hereof or any interest hereon, the undersigned hereby agrees to pay all costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with such foreclosure or judicial proceedings.------------------------------

---In Caguas, Puerto Rico this seventeenth (17th) day of December, 1996.--------
----------------------------------------------------

                                          CONTINENTAL CARIBBEAN CONTAINERS, INC.


                                          By:/s/Jose Antonio Zubillaga Carmona
                                             ---------------------------------
                                              Jose Antonio Zubillaga Carmona.

Affidavit Number: 933

---Acknowledged and subscribed to before me by Jose Antonio Zubillaga Carmona, of legal age, married, an executive and resident of San Juan, Puerto Rico, as authorized representative of Continental Caribbean Containers, Inc. In Caguas, Puerto Rico, this seventeenth (17th) day of December, 1996.--------------------


                                                 ______________________________
                                                            Notary Public

                                                                       EXHIBIT U
                                                                       ---------



                PERSONAL PROPERTY MORTGAGE NOTE PLEDGE AGREEMENT


     AGREEMENT entered into this 17th day of December, 1996, between CONTINENTAL CARIBBEAN CONTAINERS, INC. (the "PLEDGOR"), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the "Commonwealth"), and UNITED STATES TRUST COMPANY OF NEW YORK, a corporation organized and existing under the laws of the State of New York, as trustee and collateral agent under that certain Indenture dated December 17, 1996 (the "PLEDGEE").

  1. Reference is made to that certain Pledge and Security Agreement executed by PLEDGOR in favor of the PLEDGEE dated December 17, 1996 (the "Security Agreement", to that certain Indenture (the "Indenture") dated December 17, 1996 among Plastic Containers, Inc. (the "Parent"), each of the PLEDGOR and Continental Plastic Containers, Inc. ("CPC"), as guarantors, and United States Trust Company of New York, as trustee, pursuant to which the Parent is issuing $125,000,000 aggregate principal amount 10% Series A Senior Secured Notes due 2006 any may issue Series B Senior Secured Notes (such Series A and Series B Notes, collectively, the "Notes"), and to that certain Guarantee (the "Guarantee") executed by the PLEDGOR to the PLEDGEE guaranteeing the obligations of the Parent under the Indenture and the Notes (all of the obligations of the PLEDGOR under the Security Agreement, the Indenture, the Notes and the Guarantee hereinafter referred to as the "Obligations"). The Security Agreement, the Indenture, the Notes and the Guaranties, and all other documents or instruments issued thereunder, herein collectively referred to as the "Transaction Documents").

     2. PLEDGOR, in order to secure and guarantee the due payment and performance of its Obligations with PLEDGEE, including interest thereon, due or to become due, whether now existing or hereafter arising, in this act, does present, deposit, transfer, assign, and pledge to PLEDGEE the property specifically detailed in Paragraph 9 hereof (hereinafter referred to as the "Pledged Security"). It is agreed by the parties hereto that PLEDGEE shall serve as bailee of the Pledged Security pledged hereunder, subject to the terms and conditions herein set forth.

     3. PLEDGOR hereby grants to PLEDGEE a lien for the amount of all of PLEDGOR's Obligations with PLEDGEE upon the Pledged Security and any other collateral property, now or at any time hereafter given unto or left by the PLEDGOR in the possession of PLEDGEE, and also to secure payment of the outstanding balance of any other indebtedness of the PLEDGOR with PLEDGEE which may hereinafter arise or become due.

     4. Upon failure by the PLEDGOR to perform and comply with the terms of the Guarantee, or any other of the undertakings, obligations or liabilities of PLEDGOR with PLEDGEE thereunder, or upon the occurrence of an Event of Default under the other Transaction Documents, or in case of insolvency, bankruptcy, or failure in business of PLEDGOR then, or in any such event, all obligations and liabilities, direct or contingent, of PLEDGOR owing to PLEDGEE, shall forthwith become due and payable, without demand or notice, and upon such event PLEDGEE shall have full power and authority to alienate the Pledged Security then in its possession at such place as PLEDGEE may deem best, before a Notary Public, at public auction, upon the giving of the notices required by and as provided under
Article 1771 of the Civil Code of Puerto Rico (31 L.P.R.A. Sec. 5030).   PLEDGEE
may also, at its option, bring legal action or proceedings for the collection of such unpaid Obligations, and, at its option, simultaneously foreclose on any of the Pledged Security, without first alienating the Pledged Security. Out of the proceeds of the sale, and/or the foreclosure, of the Pledged Security, PLEDGEE shall apply the net proceeds, after deducting all costs and expenses of the sale and/or foreclosure, to the payment of any or all of the liabilities of PLEDGOR to PLEDGEE, and to pay PLEDGOR any surplus remaining therefrom.

     5. In aid of the rights granted to the PLEDGEE in Paragraph 4 hereof, it is further stipulated and agreed by the parties herein that PLEDGEE, as holder for value and in due course of the Pledged Security, is hereby vested with the right to exercise the actions which pertain to an owner and title holder thereof, as PLEDGEE, with full power to pass good title to any persons, by delivery or endorsement; and PLEDGEE or any other holder of said Pledged Security may collect the same in its own name by judicial proceedings or otherwise.

     6. PLEDGOR hereby authorizes and empowers PLEDGEE, at its option, upon the occurrence and during the continuance of an event contemplated in Paragraph 4 above, to appropriate and apply to the pro tanto payment and extinguishment of any of the obligations or liabilities of PLEDGOR with PLEDGEE, whether now existing or hereafter contracted, and whether then due or not due, any and all monies now or hereafter in the possession of PLEDGEE, on deposit or otherwise, to the credit of, or belonging to the PLEDGOR.

     7. No delay on the part of PLEDGEE herein in exercising any rights hereunder, or under the Transaction Documents, shall operate as a waiver of such rights. Any exercise of remedies by the PLEDGEE hereunder shall be done in the manner and at the times, if any, specified in the Indenture.

     8. PLEDGEE, shall have a first priority, general and continuing lien on the Pledged Security pledged hereunder until all Obligations of PLEDGOR owing to PLEDGEE, whether now existing or hereafter arising, are duly and totally paid to PLEDGEE, regardless of the date when all such Obligations are incurred or were constituted, or the date when they mature and become due and payable by default, demand, acceleration, or otherwise, it being the intention of the parties hereunder, that the Pledged Security pledged with PLEDGEE in accordance with the terms hereof shall serve as collateral security for all of the Obligations, and while any of such Obligations remain unpaid and outstanding.

     9. The PLEDGOR hereby delivers to the PLEDGEE, in pledge for the benefit of the PLEDGEE, the following property hereby deemed the "Pledged Security":

          Personal Property Mortgage Note in the principal amount of $1,857,000, secured by a Personal Property Mortgage constituted by PLEDGOR, as mortgagor, under a Personal Property Mortgage and Affidavit dated December 17, 1996 by and between PLEDGOR and PLEDGEE.

     10.  PLEDGOR hereby represents and warrants to PLEDGEE:

          (a) PLEDGOR has good and valid title to, and sole record and beneficial ownership of, the Pledged Security, which is to be pledged to PLEDGEE by PLEDGOR pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, security interests, liens, charges, encumbrances, options and adverse or equitable claims or rights whatsoever, except for the lien created hereby.

          (b) PLEDGOR is not a party to, subject to or bound by any judgment, order, writ, prohibition, injunction or decree of any court, governmental body or instrumentality and no action or proceeding is pending against PLEDGOR which would prevent or adversely affect the execution, delivery or performance of this Pledge Agreement or the pledge of the Pledged Security.

     11. Upon payment in full of all of the Obligations, this Pledge Agreement shall cease and terminate and the Pledged Security shall be delivered by the PLEDGEE (without recourse to or warranty by PLEDGEE) to PLEDGOR duly endorsed if necessary.

          12. All notices required to be given hereunder shall be made in writing via registered or certified mail, postage prepaid, return receipt requested or delivered by hand, to the following address, and shall be deemed given upon receipt by the parties at the addresses set forth below:

          TO PLEDGOR:

          Continental Caribbean Containers, Inc.
          Parque Central Avenue
          Bairoa Industrial Park
          Bairoa
          Caguas, Puerto Rico 00652
          Attention: Plant Manager
          Telecopy Number: (787) 746-2448

          with a copy to:

          Plastics Containers, Inc.
          One Aerial Way
          Syosset, New York 11791
          Attention:  General Counsel
          Telecopier: (516) 931-6344

          TO PLEDGEE:

          United States Trust Company of New York
          Corporate Trust Division
          114 West 47th Street
          New York, New York  10036-16
          Re:  Plastic Containers, Inc.
          Attention:  Corporate Trust Department
          Telecopier: (212) 852-1625/6


          13. This Pledge Agreement may not be changed, terminated or modified orally or in any manner other than by an agreement in writing signed by the respective parties hereto in accordance with the Indenture. The covenants, agreements, rights and options contained in this Pledge Agreement shall bind upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          14. The terms, clauses and provisions of this Pledge Agreement are in addition and not in limitation or substitution of the terms, clauses and provisions set forth in the Transaction Documents. In the event of any inconsistency between the provisions of this Pledge Agreement and those of the Transaction Documents, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid, enforceable first priority lien and security interest under applicable law upon the Pledged Security, but otherwise, the provisions of the Transaction Documents shall be controlling.

          15. Any provision(s) of this Pledge Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or illegality of such prohibition without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          16. The substantive laws of the Commonwealth shall govern the construction and interpretation of this Pledge Agreement and the rights and remedies of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto execute this Pledge Agreement as of the day and year first above written.

          PLEDGOR:                            PLEDGEE:
          -------                             -------

CONTINENTAL CARIBBEAN               UNITED STATES TRUST COMPANY
CONTAINERS, INC.                    OF NEW YORK,
                                    as Collateral Agent



By:/s/Abdo Yazgi                    By:/s/Patricia Stermer
   ---------------------------      ----------------------------
Name: Abdo Yazgi                    Name: Patricia Stermer
Title: Vice President               Title: Assistant Vice President

State of            )
                    )
County of           )

          Sworn and subscribed to before me by ____________________ and _____________________, as representatives of the appearing parties whom I personally know and who are of legal age, _______________, the first and ________________ the second, and residents of __________________________, and
__________________________________, respectively.

          In _____________________, ______________________, this _____ day of
December, 1996


                                    _______________________________
                                            NOTARY PUBLIC

                                                                       EXHIBIT V
                                                                       ---------



                       PERSONAL PROPERTY MORTGAGE AND AFFIDAVIT

     THIS MORTGAGE, made this 17th day of December, 1996, by CONTINENTAL CARIBBEAN CONTAINERS, INC. as mortgagor (the "MORTGAGOR"), a corporation organized and existing under the laws of the State of Delaware duly qualified and authorized to do business in the Commonwealth of Puerto Rico (the "Commonwealth"), with principal offices and place of business at Parque Central Avenue, Bairoa Industrial Park, Bairoa, Caguas, Puerto Rico 00652 in favor of UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation with offices at 114 West 47th Street, New York, New York 10036, as collateral agent and as trustee (the "MORTGAGEE"), under that certain Indenture dated December 17, 1996, among Plastic Containers, Inc. Mortgagor, Continental Plastic Containers, Inc. and Mortgagee (the "Indenture").

                              W I T N E S S E T H
                              -------------------

     FIRST: The MORTGAGOR, pursuant to the provisions of "The Personal Property Mortgage Law", Act 19 of June 3, 1927, Title 30 L.P.R.A. Sections 1871 through 1886, as amended (the "Law"), hereby mortgages in favor of MORTGAGEE all of the personal property described in Exhibit "A" hereof and all of the attachments, parts and accessories now affixed or used in connection therewith, including without limitation, the substitutions and replacements thereof (hereinafter collectively referred to as the "Mortgaged Property"). The Mortgaged Property is and shall be located at the location described above as the principal official place of business of MORTGAGOR. The Mortgagor hereby irrevocably mortgages, transfers, pledges, sets over and confirms unto the Mortgagee, under and subject to the terms and conditions hereinafter set forth, the Mortgaged Property in order to secure:

          (a) The full and complete payment of the principal amount of that certain demand promissory note (the "Note") dated the date hereof, issued by the MORTGAGOR to the order of the MORTGAGEE in the principal amount of ONE MILLION EIGHT HUNDRED AND FIFTY SEVEN THOUSAND DOLLARS ($1,857,000.00) bearing interest at the rate stated therein.

          (b) A credit of ONE HUNDRED EIGHTY FIVE THOUSAND SEVEN HUNDRED DOLLARS ($185,700.00), provided for any interest accrued thereon, which credit does not exceed five annuities of interest;

          (c) An additional credit of ONE HUNDRED EIGHTY FIVE THOUSAND SEVEN HUNDRED DOLLARS ($185,700.00), provided for the attorneys' fees, costs and expenses which the Mortgagee may incur in the event it resorts to the courts or initiates mortgage foreclosure proceedings to collect in whole or in part such principal amount or any interest accrued thereon;

          (d) An additional credit of ONE HUNDRED EIGHTY FIVE THOUSAND SEVEN HUNDRED DOLLARS ($185,700.00), to cover payment of: (i) any disbursements that the Mortgagee may make, in the use of its sole discretion; (ii) any fees related to the recordation of this Mortgage; (iii) any taxes, including any interest, charges and penalties related thereto, assessed on the Mortgaged Property or that may otherwise affect the same; (iv) any insurance premiums related to any insurance policies required by or pursuant to this Mortgage; (v) any and all costs and expenses, including reasonable attorneys' fees, in order to defend itself or its mortgage interest in any action or proceeding that may affect this Mortgage; (vi) any disbursements that the Mortgagee might make for the Mortgagor's account hereunder and those it may incur for the protection or preservation of the Mortgaged Property if the Mortgagor defaults in any of its obligations hereunder; and (vii) any interest earned thereby; and

          (e) In general, each of the terms and conditions of the Note and of this Mortgage.

     SECOND: That this personal property mortgage is given as security for the performance by MORTGAGOR of the above stated obligations (hereinafter referred to as the "Obligations") undertaken by the MORTGAGOR pursuant to the terms and conditions of the Note, and which Note literally reads as follows:

                        PERSONAL PROPERTY MORTGAGE NOTE

VALUE:  $1,857,00.00                                       San Juan, Puerto Rico

DUE: ON DEMAND.

          FOR VALUE RECEIVED, the undersigned promises to pay to the order of UNITED STATES TRUST COMPANY OF NEW YORK, on demand, the principal sum of ONE MILLION EIGHT HUNDRED AND FIFTY-SEVEN THOUSAND DOLLARS ($1,857,000.00). The unpaid balance of this obligation shall bear interest from the date of this Personal Property Mortgage Note until full payment hereof, at the rate equal to 10%. Interest hereunder shall be computed on the basis of a 360-day year.

          In the event the holder of this Personal Property Mortgage Note is required to initiate legal action for collection thereof (including proceedings under the bankruptcy laws), the undersigned agrees to pay the expenses of such proceedings, court costs, disbursements and reasonable attorneys fees, which amount will become due and payable immediately upon the filing of such judicial proceedings.

          The undersigned, and all others who may become liable for all or any part of this obligation whether as maker, principal, surety, guarantor or endorser, agree hereby to be jointly and severally ("in solidum") liable and jointly and severally waive demand, presentment, protest, notice of dishonor and nonpayment and any and all lack of diligence or delays in collection or enforcement hereof, and expressly agree to extend to the holder the right of set-off or compensation prior to, on or after maturity or default, and consent to any application of payment of any monies in possession of the holder belonging to the undersigned or any obligor hereunder related with this Personal Property Mortgage Note and to any extension of time, modification of the terms of payment, release of any party liable for this obligation, release, substitution or exchange of any property, real or personal, tangible or intangible, guaranteeing payment of the Personal Property Mortgage securing this Personal Property Mortgage Note, agreeing also to any other indulgence or forbearance whatsoever. Any such extension, release, modification, substitution, exchange, indulgence or forbearance may be made without notice to said party, and without in any way affecting the personal liability of any party obliged hereunder.

          As security for the payment of the principal of and interest on this Personal Property Mortgage Note; for the payment of an additional amount equivalent to five annuities of interest on this Personal Property Mortgage Note; for the payment of an additional amount equal to Ten Percent (10%) of the principal sum of this Personal Property Mortgage Note to cover any additional sums which may be paid or advanced by the holder in order to protect the interest of the holder in the Personal Property Mortgage Note as defined herein and the interest that may accrue on such payments or advances; and for the payment of an additional amount equivalent to Ten Percent (10%) of the principal sum of this Personal Property Mortgage Note to cover costs and expenses of the holder in the event of recourse to the courts for collection thereof, the undersigned has constituted a chattel mortgage over the personal property located in the Municipality of Caguas, Puerto Rico pursuant to a Personal Property Mortgage and Affidavit dated the date hereof (the "Personal Property Mortgage").

          In the event that this Personal Property Mortgage Note shall be assigned or pledged or otherwise encumbered as collateral security for the payment of any obligation of the undersigned or of any other person, the holder of this Personal Property Mortgage Note shall be entitled to the benefits and security afforded by the Personal Property Mortgage constituted as security for this Personal Property Mortgage Note and by any agreement executed by the undersigned assigning, pledging, or encumbering this Personal Property Mortgage Note as security therefor, and may enforce the agreements of the undersigned contained in each of said instruments, and may exercise the remedies provided thereby or otherwise in respect thereof without being required first to foreclose the pledge or other lien or encumbrance so constituted upon this Personal Property Mortgage Note, all in accordance with the terms of said instruments. No reference herein to said instruments, and no provision of this Personal Property Mortgage Note or of said instruments, shall alter or impair the obligation of the undersigned hereon, which is continuing, absolute and unconditional, nor shall such reference affect the negotiability hereof under the Negotiable Instruments Law of Puerto Rico.

          IN WITNESS WHEREOF, the undersigned has caused this Personal Property Mortgage Note to be executed this 17th day of December, 1996.


                                         CONTINENTAL CARIBBEAN
                                         CONTAINERS, INC.


                                         By:  (signed)
                                              -----------------------------


Affidavit No.  ____

          Subscribed and acknowledged before me in San Juan, Puerto Rico, this _____ day of December, 1996, by ____________________, who is to me personally known, as __________ of Continental Caribbean Containers, Inc., of legal age, married, business executive and resident of __________, Puerto Rico.

                                         By:  (signed)
                                             -----------------------------
                                             NOTARY PUBLIC

          The security interest in the Mortgaged Property shall stand as one, general, continuing collateral security for the prompt payment and performance of the Obligations under the Note until such Obligations have been satisfied in full. The mortgage lien created hereunder shall at all times constitute a [first] rank lien on the Mortgaged Property, superior to any other. In the event the MORTGAGEE's lien in the Mortgaged Property should loose its [first] lien ranking or become inferior or subordinate to any other lien, the MORTGAGEE shall be entitled, but not obligated, to discharge such senior lien or encumbrance or otherwise act to restore the priority of the lien created hereby in accordance with Paragraph THIRTEENTH hereof, or to declare a default under this Mortgage and to exercise its remedies hereunder.

          The Mortgage constituted hereby shall extend to the Mortgaged Property and, in addition, to the full extent allowed by law, to any indemnities and/or compensation granted or owed to the MORTGAGOR by any insurers, or by reason of condemnation of any of the Mortgaged Property, and by any third parties on account of any damages caused thereto.

          THIRD: So long as any of the Obligations shall remain outstanding, the MORTGAGOR will not sell or offer to sell, lease, pledge, assign or otherwise exchange, alienate or transfer all or any part of the Mortgaged Property or any interest therein, or dispose of the Mortgaged Property without the prior written consent of the MORTGAGEE.

          FOURTH: The MORTGAGOR represents and warrants to the MORTGAGEE that it is the sole owner, with valid, good and marketable, fee simple title of the Mortgaged Property, and that it has the legal power and authority to pledge, sell, assign and transfer the Mortgaged Property free and clear of any adverse lien, security interest, encumbrance or other claims in favor of others, and hereby covenants to warrant and, at the MORTGAGEE's request, defend the same from all claims and demands of all persons.

          FIFTH: The MORTGAGOR shall (i) maintain the Mortgaged Property in good working condition (except for normal wear and tear) and free from any and all liens or other encumbrances (other than the lien created hereby and others consented to by the MORTGAGEE) (ii) not misuse, abuse or illegally use the Mortgaged Property, (iii) not permit, allow or cause the Mortgaged Property to come into the possession of any person, party or entity, nor sell, remove or allow its removal from its current location without the prior written consent of the MORTGAGEE, (iv) provide and maintain adequate insurance coverage over the Mortgaged Property to cover public liability and all risks of fire, flooding, hurricane, extended coverage and against such other risk as may either be customary, in amount, from coverage and insurer, as may be satisfactory to the MORTGAGEE, or as may reasonably be requested by the MORTGAGEE in writing, at the MORTGAGOR's sole expense, endorsed to include the MORTGAGEE as an additional insured and loss payee; such policies (a copy of which shall be made available to the MORTGAGEE) shall contain a provision requiring thirty (30) days prior written notice to the MORTGAGEE of any change or coverage or pending termination of coverage; MORTGAGEE shall also have the right to purchase such policies, upon MORTGAGOR's refusal to so insure, at MORTGAGOR's expense; and (v) comply with all laws, ordinances and regulations affecting the Mortgaged Property or its use and with all plans, specifications, instructions and/or manuals regarding the same and/or its use.

          SIXTH: The occurrence of any of the following events or conditions shall constitute an event of default ("Event of Default") hereunder:

          (a) Default in the payment or performance of the Obligations; or

          (b) Any warranty, representation, or statement made or furnished to the MORTGAGEE by or on behalf of the MORTGAGOR under or in connection with this Mortgage or the Note or any document, instrument or certificate delivered in connection herewith or therewith shall prove to be have been incorrect or false in any material respect when made or furnished; or

          (c) The making of any levy, seizure, lien, attachment or encumbrance with respect to any of the Mortgaged Property either resulting from any proceeding against the MORTGAGOR or any of its stockholders or affiliates or otherwise; or

          (d) The dissolution, termination of existence, bankruptcy, insolvency, business failure, appointment of a receiver of all or a part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, the MORTGAGOR; or

          (e) The occurrence of any event which constitutes a default, or an event of default, by the MORTGAGOR under the Note or under any legal document, instrument or agreement referred to hereunder or thereunder.

          SEVENTH: That upon the occurrence of any Event of Default hereunder or under the Note, and at any time thereafter, so long as all or part of the Obligations shall remain outstanding, the MORTGAGEE shall have all rights and remedies available to a mortgagee under a personal property mortgage pursuant to the laws of the Commonwealth, including without limitation, the right to foreclose upon or execute against the Mortgaged Property. The MORTGAGEE shall furnish the MORTGAGOR with reasonable notice of the time and place of any public sale of the Mortgaged Property or of the time after which any private sale or any other intended dis position thereof is to be made in accordance with Article 14 of the

Law. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the MORTGAGOR at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like, with respect to the Mortgaged Property, including attorneys' fees and legal expenses, shall be for the account of the MORTGAGOR.

          EIGHTH: No waiver by the MORTGAGEE of any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion. All rights of the MORTGAGEE hereunder shall inure to the benefit of its successors and assigns; and all of the Obligations of the MORTGAGOR hereunder shall bind its successors and permitted assigns.

          NINTH: The conditions of this Mortgage are that if the MORTGAGOR shall well and duly perform the Obligations above stated in full, according to the terms thereof, then this Mortgage may be canceled.

          TENTH: The MORTGAGOR hereby acknowledges, covenants and agrees that, notwithstanding the valuation given to the Obligations hereunder, this MORTGAGE shall remain of record, and the lien created hereby shall remain valid and in full force and effect, until such time as all of the Obligations have been satisfied in full.

          ELEVENTH: Upon the exercise of the rights of the MORTGAGEE hereunder or under the Note, all or part of the Mortgaged Property or such other rights or security given to secure the Obligations may be offered for sale for one total aggregate price, and the proceeds of any such sale accounted for in one account without distinction between such items of security, or without assignment to them of any proportion of such proceeds, the MORTGAGOR hereby waiving the application of any doctrine of marshaling.

          TWELFTH: The cost and expenses of the execution of this Mortgage and of any other instrument utilized to extend this Mortgage to cover any additional personal property, as well as the recordation in the proper public registry(ies) and the cancellation of said instruments upon the full payment and performance of the Obligations, shall be payable by the MORTGAGOR.

          THIRTEENTH: At any time, and from time to time, MORTGAGOR will execute, acknowledge where appropriate and deliver, and cause to be executed, acknowledged where appropriate and delivered, any and all further instruments, mortgages, conveyances, deeds, extension agreements, certificates and other instruments or documents as may, in the reasonable opinion of the MORTGAGEE, be necessary or desirable in order to effectuate, complete, confirm, enlarge or perfect or to continue and preserve this Mortgage, and the MORTGAGOR hereby agrees to acknowledge, execute and deliver, or cause the acknowledgment, execution and delivery of such documents or instruments without delay, at no expense to the MORTGAGEE. Upon any failure by MORTGAGOR to do so, the MORTGAGEE may make, execute, deliver and record or cause to be made, executed, delivered and recorded any and all such instruments, certificates, extension agreements and documents for and in the name of the MORTGAGOR and the MORTGAGOR hereby irrevocably appoints the MORTGAGEE the agent and attorney-in-fact of the MORTGAGOR to do so. The MORTGAGOR agrees to pay all filing, registration and recording fees and all federal, state, county, Commonwealth and municipal stamp taxes or other duties, imports, assessments and charges on account of the making, execution, delivery and recording of all such instruments, certificates and documents.

          FOURTEENTH: If the MORTGAGEE becomes a party (by intervention or otherwise) to any action or proceeding affecting the Mortgaged Property, the title thereto or the MORTGAGEE's interest under this Mortgage, or employs an attorney to collect any of the indebtedness or to enforce performance of the Obligations, covenants and agreements secured hereby or to advise MORTGAGEE with respect to its rights and remedies hereunder and in case of an Event of Default or threatened default, MORTGAGOR shall reimburse MORTGAGEE, forthwith upon written notice and without further demand, for all reasonable costs, expenses, charges and counsel fees incurred by MORTGAGEE, in any such case.

          FIFTEENTH: This Mortgage shall be binding upon and inure to the benefit of MORTGAGOR and the MORTGAGEE and their respective successors and assigns, except that MORTGAGOR shall not have the right to assign its obligations hereunder without the prior written consent of the MORTGAGEE.

          SIXTEENTH: Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          SEVENTEENTH: This Mortgage shall be governed by and construed in accordance with the laws of the Commonwealth.

          EIGHTEENTH:  The Mortgagor does hereby agree that in the event the
Note is validly pledged or otherwise validly assigned as collateral security for any obligations, the pledgee, pledge holder or assignee of the same shall have all those rights, remedies, powers and privileges provided herein or by law to a holder of a mortgage note or to the Mortgagee, to the same extent and with the same force and effect as if the pledgee were the owner thereof, to the fullest extent allowed by law. In such event, the pledgee, pledge holder or assignee of the Note shall be entitled to demand payment on the Note, foreclose on the Note or otherwise foreclose on any other collateral securing the Note under this Mortgage. In such event, the Mortgagee shall be entitled to simultaneously foreclose both the pledge and the mortgage granted hereby.

          Executed in New York, New York as of the 17th day of December, 1996.

MORTGAGEE                               MORTGAGOR
---------                               ---------

UNITED STATES TRUST COMPANY             CONTINENTAL CARIBBEAN
OF NEW YORK                             CONTAINERS, INC.



By:/s/Patricia Stermer                  By:/s/Abdo Yazgi
   -----------------------                 ----------------------------
   Patricia Stermer                        Abdo Yazgi
   Assistant Vice President                Vice President

WITNESSES:



/s/                                     /s/
---------------------------             ---------------------------

                       CERTIFICATE OF RECEIPT

     I, the MORTGAGOR, do hereby certify that I have received a true and exact copy of the foregoing Personal Property Mortgage and Affidavit.

                              CONTINENTAL CARIBBEAN
                              CONTAINERS, INC.



                              By: /s/Abdo Yazgi
                                 -------------------------------
                                 Abdo Yazgi
                                 Vice President



                                   AFFIDAVIT
                                   ---------

     Abdo Yazgi, of legal age, married, business executive and resident of Glen Cove, New York, being duly sworn, deposes and says that:

     He is the Secretary and Vice President of Continental Caribbean Containers, Inc., a corporation organized and existing under the laws of the State of Delaware duly qualified and authorized to transact business in the Commonwealth of Puerto Rico, and having its principal office in the municipality of Caguas, Puerto Rico; that Continental Caribbean Containers, Inc. is the lawful owner of the property described in the foregoing Mortgage, of which this affidavit forms a part thereof; that the said property is free of liens and encumbrances, except the Mortgage of which this affidavit forms a part thereof; that there are no judgments or executions pending against Continental Caribbean Containers, Inc. that affect the title of said property described in Exhibit A of the Mortgage; that the Mortgage is made for the purpose of securing the obligations specified therein and for no other purpose, and that the same is a just and valid obligation.

                              CONTINENTAL CARIBBEAN
                              CONTAINERS, INC.



                              By: /s/Abdo Yazgi
                                 -------------------------------
                                 Abdo Yazgi
                                 Vice President



Affidavit No. ___

     Sworn and subscribed to before me by _______________________, of legal age, married, a business executive and resident of ________, Puerto Rico, as _________ of Continental Caribbean Containers, Inc., personally known to me, this _____ day of December, 1996, in San Juan, Puerto Rico.


                              ___________________________________
                                         Notary Public

                                   EXHIBIT A

                               MORTGAGED PROPERTY

                                                                       EXHIBIT X
                                                                       ---------

                    PREVIOUSLY LEASED / FINANCED EQUIPMENT

loc #                asset #    Lease Month      Equipment Description       PEA #       PO #          Serial #     Total Cost
Oil City, PA:
    65                 1506          Sep-95   RANDOLPH TESTER                065-0140  065-00070                       $50,682.00
    65                 2101          Jan-96   BOLDT MILLING MACHINE          065-0143   065-1070                       $29,371.64
    65                 2302          Apr-96   AIS CONVEYOR                   065-0153  065-00359                       $75,971.00
    65                 2613          Jul-96   APT COMPRESSOR SYSTEM          134-1926  134-50304                       $18,778.38
                                                                                                                      $174,803.02
Santa Ana, CA:
   110                  104          Sep-94   TCM FORKLIFT                   110-0827               A23C44868          $25,855.00
   110                  104          Sep-94   TCM FORKLIFT                   110-0827               A23C44835          $25,855.00
   110                  907          Apr-95   DAVIS EXTRUDER                 110-0851  110-00036    R04054            $189,552.00
   110                  908          Apr-95   DAVIS CO-EXTRUDER              110-0851  110-00036    4057               $56,695.00
   110                 1001          May-95   ELKHART RAISING FRAME          110-0851  110-00031                       $43,675.00
   110                 1002          May-95   RANDOLPH INSPECTOR             110-0852  134-10640                       $50,682.00
   110                 1003          May-95   INTEC HEAT CONTROL CABINET     110-0851  110-00032                       $15,913.00
   110                 1011          May-95   INTEC HEAT CONTROL CABINET     110-0851                                  $15,913.00
   110                 1105          May-95   RAPID GRANULATOR               110-0845  134-10641                       $35,054.00
   110                 1201          Jul-95   OULETTE PALLETIZER             110-0851  134-10644                      $241,746.00
   110                 1218          Jul-95   SIGNODE STRAPPER               110-0851  142-02932?   100927             $34,704.00
   110                 1220          Jul-95   PAC ENGINEERING BLENDER        110-0851                                  $51,580.00
   110                 1701          Sep-95   DAVIS CO-EXTRUDER              110-0855  110-00521                       $89,851.00
   110                 1704          Sep-95   ELKHART RAISING FRAME          110-0855                                  $49,143.00
   110                 1705          Sep-95   DAVIS EXTRUDER                 110-0855  110-00614                      $227,293.00
   110                 1803          Oct-95   RAPID GRANULATOR               110-0855  110-00729                       $37,771.21
   110                 1804          Oct-95   PACIFIC ENGINEERING BLENDER    110-0855   M110-781                      $109,235.87
   110                 1907          Dec-95   INTEC HEAT CONTROL CABINET     110-0855   110-0657                       $19,801.22
   110                 1911          Dec-95   RANDOLPH INSPECTOR             110-0855  110-00727                       $55,579.61
   110                 1912          Dec-95   BWI INEX LABEL INSPECTOR       110-0855  110-00731                       $51,612.25
   110                 2002          Dec-95   AIS AIR ELEVATORS              110-0855  110-00769                      $142,475.58
   110                 2003          Dec-95   OULLETTE CONVEYOR              110-0855  110-00776                       $77,442.32
   110                 2102          Jan-96   FLEETWOOD SCRAP CONVEYOR       110-0855  110-00770                        $8,975.00
   110                 2310          Apr-96   THERMAL CARE CHILLER           110-0862  110-01089                      $158,484.09
   110                 2402          May-96   APT COMPRESSOR SYSTEM          134-1926  134-50144                       $22,385.06
                                                                                                                    $1,837,273.21
Suisun City, CA:
   121                  105          Sep-94   CLARK FORKLIFT                 121-0197               GXE230501579372    $18,548.00
   121                  105          Sep-94   CLARK FORKLIFT                 121-0197               GXE230501589372    $18,548.00
   121                  202          Sep-94   INEX GEMINI VISION SYSTEM      121-0205               G5016-079          $34,000.00
   121                  905          Apr-95   SOUTHERN PKG SEALER            121-0220  121-00110    5808               $37,665.00
   121                 1301          Jul-95   APEX FORKLIFT                  121-0217                                  $21,287.00
   121                 1402          Jul-95   AIS CONTAINER                  121-0235  121-00544                        $6,138.00
   121                 1403          Jul-95   AIS CONTAINER                  121-0235  121-00544                        $9,207.00
   121                 1501          Sep-95   SOUTHERN PKG CASE ERECTOR      121-0220  146-02687    5851               $43,020.00
   121                 2004          Dec-95   PRO-PAK CONVEYOR               121-0209  121-00937                       $21,260.00
   121                 2005          Dec-95   SIGNODE STRAPPER               121-0209  121-00834                       $10,503.76
   121                 2006          Dec-95   SOUTHERN PKG CASE SEALER       121-0233  121-00957                       $44,020.00
   121                 2103          Jan-96   FLEETWOOD CABLE BELT CONVEYOR  121-0240   121-991                         $6,855.00
   121                 2301          Apr-96   AIS CONVEYOR                   121-0245  121-01222                       $16,457.51
   121                 2508          Jul-96   CONAIR VACUUM LOADER           121-0280  121-00233                        $4,812.94
   121                 2509          Jul-96   PRO-PAK CONVEYOR                                                         $12,032.38
   121                 2601          Jul-96   BWI INEX VISON SYSTEM          121-0291  134-50339                       $43,865.25
                                                                                                                      $348,219.84

loc #                asset #    Lease Month      Equipment Description       PEA #       PO #          Serial #     Total Cost
Cincinnati, OH:
   122                 1209          Jul-95   INEX GEMINI VISION SYSTEM      122-0840                                 $45,000.00
   122                 1805          Oct-95   AIS AIR ELEVATOR BYPASS        122-0813  122-01010                      $22,440.00
   122                 1902          Dec-95   AIS TABLE TOP CONVEYER         122-0862  122-01239                      $33,508.00
   122                 2403          May-96   APT COMPRESSOR SYSTEM          134-1926  134-50144                      $21,638.95
   122                 2501          Jul-96   NAUTICA DEHUMIDIFIER           134-1913  134-50603                      $58,000.00
   122                 2610          Jul-96   MAT HANDLING ENCLOSURE         134-1913  134-50611                         $990.40
   122                 2611          Jul-96   MAT HANDLING ENCLOSURE         134-1913  134-50611                      $55,331.82
   122                 2612          Jul-96   AIS CONVEYOR                   122-0888  122-00771                      $48,101.00
                                                                                                                     $285,010.17
West Chicago, IL:
   123                  207          Sep-94   LYLE TRIMMER                   123-0284  123-00086    C033934           $67,805.00
   123                  401          Oct-94   DAVIS EXTRUDER                 123-0285  123-00089    P-2588            $97,280.00
   123                  502          Dec-94   DAVIS EXTRUDER                 123-0290  123-01716    R0075             $88,800.00
   123                  703          Feb-95   INEX GEMINI VISION SYSTEM      123-0285               G091-124          $45,000.00
   123                 1215          Jul-95   NAUTICA DEHUMIDIFIER           134-1834  134-50039    0003              $14,500.00
   123                 1303          Jul-95   NAUTICA DEHUMIDIFIER           134-1834  134-50039    0005              $14,500.00
   123                 2410          May-96   NAUTICA DEHUMIDIFIER           134-1913  134-50603                      $29,000.00
   123                 2507          Jul-96   ELKHART RAISING FRAME          123-0336                                 $24,549.00
   123                 2510          Jul-96   DAVIS STANDARD EXTRUDER        123-0336  123-07724                     $745,700.00
   123                 2603          Jul-96   MAT HANDLING ENCLOSURE         134-1913  134-50611                      $13,712.50
                                                                                                                   $1,140,846.50
Baltimore, MD:
   124                  705          Feb-95   DOBOY CASE ERECTOR             124-1326   124-0543    94-16781          $58,425.00
   124                 1905          Dec-95   CONTROL ELECTRIC CONTROL PANEL 124-1339   124-691                       $17,431.10
   124                 1906          Dec-95   SIGNODE STRAPPER               124-1346   124-697                       $19,691.91
   124                 2506          Jul-96   APT COMPRESSOR SYSTEM          134-1926  134-50144                      $20,375.00
   124                 2608          Jul-96   BWI INEX VISON SYSTEM          134-1981  134-50339                      $40,900.00
                                                                                                                     $156,823.01
Elk Grove, IL (tech center):
   134                  601          Feb-95   AT & T PHONE SYSTEM            134-1812                                $156,549.00
   134                 1401          Jul-95   LYLE TRIMMER                   148-0669  134-10639                      $39,991.00
   134                 2007          Dec-95   BWI INEX GEMINI QR STROBE      134-1904  134-50563                      $15,108.50
   134                 2008          Dec-95   LYLE TRIMMER                   134-1885  134-50464                      $42,096.00
   134                 2104          Jan-96   KAMAN TRIMMER TRANSFORMER      134-1885   065-1137                      $26,687.97
   134                 2304          Apr-96   ALPHEUS BLAST CLEANER          134-1928  134-50004                      $58,549.00
   134                 2511          Jul-96   PANAMETRICS THICKNESS GAUGE    134-1959  135-05022                       $6,361.75
                                                                                                                     $345,343.22

loc #                asset #    Lease Month      Equipment Description       PEA #       PO #          Serial #     Total Cost
Houston, TX:
   142                  101          Sep-94   NISSAN FORKLIFT                142-0953               900902             $24,294.00
   142                  101          Sep-94   NISSAN FORKLIFT                142-0953               900090             $24,294.00
   142                  204          Sep-94   WAYNE CASEMAKER                142-0949  142-01338    24797-3130         $62,925.00
   142                  301          Nov-94   OULETTE PALLETIZER             142-0973  142-02045    270               $267,845.00
   142                  902          Apr-95   SOUTHERN PKG SEALER            142-0985  142-02849    5805               $37,665.00
   142                 1013          May-95   KAMAN SERVO                    142-0987   065-456                             $0.00
   142                 1013          May-95   LYLE TRIMMER                   142-0987               C035278            $65,313.00
   142                 1014          May-95   INEX GEMINI VISION SYTEM       142-0987                                  $45,000.00
   142                 1015          May-95   IDEAL RAISING FRAME            142-0987                                  $49,500.00
   142                 1112          May-95   DAVIS EXTRUDER                 142-0987  142-02865                      $379,100.00
   142                 1113          May-95   INTEC HEAT CONTROL CABINET     142-0987  142-02933                       $17,504.00
   142                 1114          May-95   RANDOLPH INSPECTOR             142-0987  134-10640                       $50,682.00
   142                 1115          May-95   RAPID GRANULATOR               142-0987  134-10641                       $35,054.00
   142                 1203          Jul-95   NAUTICA DEHUMIDIFIER           134-1834  134-50039    0002               $14,500.00
   142                 1206          Jul-95   NOVATECH BLENDER               142-0987                                  $40,405.00
   142                 1217          Jul-95   UNISOURCE WRAPPER              142-0987  142-02947                       $50,620.00
   142                 1502          Sep-95   SIGNODE STRAPPER               142-0987  110-00023    200090             $36,034.97
   142                 1503          Sep-95   OULETTE PALLETIZER             142-0987  134-50162                      $263,950.00
   142                 1904          Dec-95   AIS LEAK DETECTOR              142-1006  142-01815                        $9,845.00
   142                 2009          Dec-95   ACTION HANDLING FORKLIFTS      142-1009   142-2005                       $26,968.00
   142                 2010          Dec-95   ACTION HANDLING FORKLIFTS      142-1009   142-2005                       $20,368.00
   142                 2011          Dec-95   ACTION HANDLING FORKLIFT       142-1011   142-2006                       $27,346.00
   142                 2303          Apr-96   AIS CONVEYOR                   142-1022  142-03009                       $16,645.00
   142                 2306          Apr-96   BWI INEX INSPECTOR             142-1013  142-02152                       $50,900.00
   142                 2309          Apr-96   SOUTHERN PKG CASE SEALER       142-1026  142-03025                       $40,684.22
   142                 2404          May-96   APT COMPRESSOR SYSTEM          134-1926  134-50144                       $21,736.00
   142                 2405          May-96   NAUTICA DEHUMIDIFIER           134-1913  134-50603                       $58,000.00
   142                 2503          Jul-96   MAT HANDLING ENCLOSURE         134-1913  134-50611                       $71,000.00
   142                 2614          Jul-96   MAT HANDLING ENCLOSURE         134-1913  134-50611                        $8,587.39
                                                                                                                    $1,816,765.58
Lima, OH:
   143                  103          Sep-94   NISSAN FORKLIFT                143-316                901684             $17,800.00
   143                  103          Sep-94   NISSAN FORKLIFT                143-316                901686             $17,800.00
   143                 2201          Feb-96   RANDOLPH CONTAINER TESTER      143-0341  143-01216                       $55,426.00
   143                 2305          Apr-96   BWI INEX INSPECTOR             143-0351  143-01951                       $25,820.86
   143                 2502          Jul-96   RANDOLPH TESTER                143-0353  143-00023                       $55,426.00
   143                 2505          Jul-96   APT COMPRESSOR SYSTEM          134-1926  134-50144                       $22,116.16
   143                 2609          Jul-96   NAUTICA DEHUMIDIFIER           143-0365  143-00438                       $14,500.00
   143                 2609          Jul-96   NAUTICA DEHUMIDIFIER           143-0365  143-00438                       $14,500.00
   143                 2609          Jul-96   NAUTICA DEHUMIDIFIER           143-0365  143-00438                       $14,500.00
                                                                                                                      $237,889.02

loc #                asset #    Lease Month      Equipment Description       PEA #       PO #          Serial #     Total Cost
Elk Grove, IL (plant):
   145                  901          Apr-95   KAMAN SERVO                    145-1148   065-454     N/A                     $0.00
   145                  901          Apr-95   LYLE TRIMMER                   145-1148  145-03087    C035277            $65,313.00
   145                  906          Apr-95   INTEC HEAT CONTROL CABINET     145-1148                                  $15,913.00
   145                 1005          May-95   INEX GEMINI VISION SYTEM       145-1148  145-03089                       $45,000.00
   145                 1006          May-95   RANDOLPH INSPECTOR             145-1148  145-03088                       $50,682.00
   145                 1007          May-95   RAPID GRANULATOR               145-1148  145-03090                       $35,054.00
   145                 1106          May-95   NOVATECH BLENDER               145-1148  145-03024                       $40,405.00
   145                 1107          May-95   SIGNODE STRAPPER               145-1148  145-30017                       $34,704.00
   145                 1202          Jul-95   NAUTICA DEHUMIDIFIER           134-1834  134-50039    0004               $14,500.00
   145                 1207          Jul-95   OULETTE PALLETIZER             145-1148  134-10644                      $239,718.00
   145                 1208          Jul-95   INEX GEMINI VISION SYSTEM      145-1148                                  $45,000.00
   145                 1216          Jul-95   UNISOURCE WRAPPER              145-1148  145-03032                       $44,065.00
   145                 1302          Jul-95   NAUTICA DEHUMIDIFIER           134-1834  134-50039    0006               $14,500.00
   145                 1801          Oct-95   AUTOMATIC FEEDER               145-1154  145-03113                      $106,712.00
   145                 1910          Dec-95   FLEETWOOD SCRAP CONVEYORS      145-1153  145-03209                        $9,199.00
   145                 2411          May-96   NAUTICA DEHUMIDIFIER           134-1913  134-50603                       $29,000.00
                                                                                                                      $789,765.00
New Market, NJ:
   146                  205          Sep-94   LYLE TRIMMER                   480-0004  134-50058    C034200            $67,805.00
   146                 1219          Jul-95   DAVIS CO-EXTRUDER              146-0697  134-10153                      $745,700.00
   146                 1221          Jul-95   ELKHART RAISING FRAME          146-0697  134-10204                       $25,482.00
   146                 1222          Jul-95   DATACOLOR SPEC-PHOTOMETER      146-0695                                  $14,900.00
   146                 1504          Sep-95   AIS LEAK TESTER                146-0697  146-05051    20079?             $15,345.00
   146                 1505          Sep-95   RAPID GRANULATOR               146-0697                                  $35,054.49
   146                 1703          Sep-95   SIGNODE STRAPPER               146-0697  146-02685                       $36,981.00
   146                 1706          Sep-95   BERINGER JET CLEANER           146-0697                                  $25,700.00
   146                 1708          Sep-95   FOREMOST VACUUM CHAMBER        146-0697  146-02649                       $61,500.00
   146                 1807          Oct-95   AIS CABLE CONVEYOR             146-0697  146-03107                       $36,052.00
   146                 1809          Oct-95   OUELLETTE PALLETIZER           146-0697  146-02641                      $313,020.80
   146                 2203          Feb-96   APT CONTROLLER                 146-0705  146-03386                       $74,955.00
                                                                                                                    $1,452,495.29

loc #                asset #    Lease Month      Equipment Description       PEA #       PO #          Serial #     Total Cost
Lenexa, KS:
   148                  203          Sep-94   INEX GEM  INI VISION SYSTEM    148-0661               00140?            $34,000.00
   148                  206          Sep-94   LYLE TRI  MMER                 123-0285  123-00091    C033868           $67,805.00
   148                  701          Feb-95   LYLE TRIMMER                   148-0665  123-00136    C34729            $42,096.00
   148                  704          Feb-95   INEX GEMINI VISION SYSTEM      148-0654  148-00562    G089-114          $45,000.00
   148                  903          Apr-95   SOUTHERN PKG SEALER            148-0671  148-00483    5806              $37,665.00
   148                  904          Apr-95   SOUTHERN PKG SEALER            148-0670  148-00483    5805              $37,665.00
   148                 1004          May-95   RELIANCE EXTRUDER DRIVE CAB    121-0211  121-00124?                     $13,922.00
   148                 1008          May-95   ELKHART RAISING FRAME          148-0668  148-00466                      $43,675.00
   148                 1009          May-95   ELKHART RAISING FRAME          148-0669  148-00467                      $43,675.00
   148                 1010          May-95   INTEC HEAT CONTROL CABINET     148-0668  148-00132                      $15,913.00
   148                 1012          May-95   KAMAN SERVO                    148-0665   065-455                       $25,322.00
   148                 1108          May-95   DAVIS EXTRUDER                 148-0669  148-00743                     $189,552.00
   148                 1109          May-95   DAVIS EXTRUDER                 148-0668  148-00739                      189,552.00
   148                 1110          May-95   KOMATSU FORKLIFT               148-0677                                 $18,251.00
   148                 1110          May-95   KOMATSU FORKLIFT               148-0677                                 $18,251.00
   148                 1211          Jul-95   INEX GEMINI VISION SYSTEM      148-0669  148-00744                      $45,000.00
   148                 1212          Jul-95   KAMAN SERVO                    148-0668                                      $0.00
   148                 1212          Jul-95   LYLE TRIMMER                   148-0668               C035371           $65,313.00
   148                 1213          Jul-95   RAPID GRANULATOR               148-0669  148-00745                      $35,054.00
   148                 1304          Jul-95   AIR POWER COMPRESSOR           148-0676                                 $70,337.00
   148                 1305          Jul-95   FOREMOST BLENDER               148-0668  148-00394                      $45,793.00
   148                 1306          Jul-95   FOREMOST BLENDER               148-0669  148-00393                      $45,793.00
   148                 1404          Jul-95   AIS CONTAINER                  148-0669  148-00384                       $6,138.00
   148                 1405          Jul-95   AIS CONTAINER                  148-0669  148-00384                       $9,207.00
   148                 1507          Sep-95   RANDOLPH TESTER                148-0668                                 $41,754.00
   148                 1601          Sep-95   ESP CASE PACKER                148-0665                                $105,495.00
   148                 1602          Sep-95   ESP CASE PACKER                148-0670  148-00319    3034C            $105,495.00
   148                 1603          Sep-95   ESP CASE PACKER                148-0671  148-00318    3033C            $105,495.00
   148                 1806          Oct-95   AIS AIR ELEVATORS & CHUTES     148-0695  148-00786                      $13,810.00
   148                 1808          Oct-95   COMPRESSED AIR DRYER           148-0676  148-00693                      $30,500.00
   148                 2307          Apr-96   FLEETWOOD CONVEYORS            148-0702  148-00293                      $35,618.00
   148                 2308          Apr-96   SOUTHERN PKG CASE SEALER       148-0702  148-00288                      $42,522.00
   148                 2401          May-96   AIS CONVEYOR                   148-0702  148-00287                      $52,198.00
   148                 2408          May-96   NAUTICA DEHUMIDIFIER           134-1913  134-50603                     $116,000.00
   148                 2604          Jul-96   MAT HANDLING ENCLOSURE         134-1913  134-50611                      $70,371.53
   148                 2605          Jul-96   MAT HANDLING ENCLOSURE         134-1913  134-50611                       $1,687.27
   148                 2606          Jul-96   NAUTICA DEHUMIDIFIER           134-1913  134-50234                      $14,500.00
   148                 2607          Jul-96   TOP WAVE BOTTLE GAUGE          104-0465  134-50189                      $61,900.00
                                                                                                                   $1,942,324.80
Lakeland, FL:
   150                  102          Sep-94   TOYOTA FORKLIFT                150-0060   150-0720    80423             $18,400.00
   150                  102          Sep-94   TOYOTA FORKLIFT                150-0060   150-0720    80421             $18,400.00
   150                  201          Sep-94   INEX GEMINI VISION SYSTEM      150-0087               G5017-079         $34,000.00
   150                  501          Dec-94   TOYOTA FORKLIFT                150-0104               82318             $18,900.00
   150                 1204          Jul-95   TOYOTA FORKLIFT                150-0110                                 $19,600.00
   150                 1204          Jul-95   TOYOTA FORKLIFT                150-0110                                 $19,600.00
   150                 1204          Jul-95   TOYOTA FORKLIFT                150-0110                                 $19,600.00
   150                 1702          Sep-95   JOHNSON BLOW MOLDER            150-0130  134-50157                     $459,710.00
   150                 2407          May-96   NAUTICA DEHUMIDIFIER           134-1913  134-50603                      $43,500.00
   150                 2504          Jul-96   MAT HANDLING ENCLOSURE         134-1913  134-50611                      $53,250.00
                                                                                                                     $704,960.00

loc #                asset #    Lease Month      Equipment Description       PEA #       PO #          Serial #     Total Cost
Atlanta, GA:
   430                 2202          Feb-96   NORTHSIDE FORKLIFTS            430-0001  134-50752                      $38,294.40
   430                 2602          Jul-96   TOP WAVE BOTTLE GAUGE          148-0708  148-00263                      $65,000.00
                                                                                                                     $103,294.40
Congo, WV:
   475                  702          Feb-95   LYLE TRIMMER                   475-0002  134-50215    C34810            $42,096.00
   475                 2409          May-96   NAUTICA DEHUMIDIFIER           134-1913  134-50603                      $29,000.00
   475                 2615          Jul-96   MAT HANDLING ENCLOSURE         134-1913  134-50611                      $17,383.25
   475                 2616          Jul-96   NAUTICA DEHUMIDIFIER           475-0016  134-50312                      $14,500.00
   475                 2617          Jul-96   CONTROL ELECTRIC               475-0015  475-00057                      $41,951.05
                                                                                                                     $144,930.30
West Memphis, AR:
   480                  503          Dec-94    US TAPE LABELLER              480-0009               6-0589305         $58,850.00
   480                  504          Dec-94    LSI WRAPPER                   480-0012               LS160             $25,000.00
   480                  801          Mar-95    OULETTE PALLETIZER            480-0013  134-50239    280              $246,480.00
   480                 1101          May-95    DAVIS EXTRUDER                480-0016  480-00345                     $379,100.00
   480                 1102          May-95    IDEAL RAISING FRAME           480-0016  480-00347                      $49,500.00
   480                 1103          May-95    INTEC HEAT CONTROL CABINET    480-0016  480-00364                      $17,504.00
   480                 1104          May-95    SIGNODE STRAPPER              480-0015  480-00363                      $34,704.00
   480                 1111          May-95    KAMAN SERVO                   480-0016                                      $0.00
   480                 1111          May-95    LYLE TRIMMER                  480-0016  480-0037    C035279            $65,313.00
   480                 1205          Jul-95    NOVATECH BLENDER              480-0016                                 $40,405.00
   480                 1210          Jul-95    INEX GEMINI VISION SYSTEM     480-0016                                 $45,000.00
   480                 1214          Jul-95    RANDOLPH-ALCOA LEAK TESTER    480-0016   480-0038                      $50,682.00
   480                 1406          Jul-95    FOREMOST RAILCAR UNLOADER     480-0010  480-00390                      $40,750.00
   480                 1707          Sep-95    BERG CHILLER                  480-0020  480-00703    CT-644-20X10      $13,100.00
   480                 1802          Oct-95    COCHRANE COMPRESSOR           480-0022  480-00783                      $48,716.70
   480                 1901          Dec-95    AIS CABLE CONVEYER            480-0016  480-00389                     $122,656.75
   480                 1903          Dec-95    AIS AIR ELEVATORS             480-0023  480-00968                      $18,165.00
   480                 1908          Dec-95    MATERIAL HANDLING FORKLIFTS   480-0027   480-980                       $16,825.00
   480                 1909          Dec-95    MATERIAL HANDLING FORKLIFTS   480-0027   480-980                       $18,444.00
   480                 2001          Dec-95    BWI INEX GEMINI INSPECTOR     146-0697  146-02686                      $45,900.00
   480                 2406          May-96    NAUTICA DEHUMIDIFIER          134-1913  134-50603                      $43,500.00
                                                                                                                   $1,380,595.45

                                                                                                                 ===============
                                                       Grand Total                                                $12,861,338.81

Location: Atlanta, GA

 PEA  Item #              Vendor                  Equipment Description              Total Cost
0001  9430009   Assurance Tech., Inc.          Optical Comparator                       $6,478.86
0001  9430010   Atlas Copco                    Compressors                             $67,674.88
0001  9430014   Compressed Air Co.             Air Dryer                               $27,344.28
0001  9430015   Conair Franklin                Vacuum Loader                            $3,138.50
0001  9430021   Englewood                      Bus Plug                                 $6,127.00
0001  9430022   Fischer Scientific             D18K and XL-610                          $3,806.63
0001  9430039   Fryer Company                  Power Adapter                               $63.94
0001  9430040   Fryer Company                  Diascopic Condenser, etc.                $3,803.22
0001  9430041   Fryer Company                  Profile Projector, etc.                 $12,333.69
0001  9430042   Hunkar                         Smart Box                                $9,101.50
0001  9430049   Inter-Tel                      Phone System                            $12,214.52
0001  9430059   Pacific Engineering            Plum Bob                                 $3,008.80
0001  9430060   Pacific Engineering            Railcar Unloader                        $28,124.00
0001  9430063   Panametrics                    Thcknss Gge & Probe Cbl                 $19,079.99
0001  9430064   Pneu-Con                       Take-Off Boxes                           $3,717.80
0001  9430073   Southern Copy Mach.            Canon Copier                             $6,349.40
0001  9430074   Testing Machines, Inc.         Bottle Crush & Insp. Gge.               $11,175.00
0001  9430075   Thermal Care                   Chillers & Accessories                 $149,407.50
0001  9430077   Webb-Stiles Company            Bottle Drop Tester                       $5,970.00
0001  9430085   Northside Forklifts            Forklift                                $21,841.50
0001  9430093   Atlanta Wood Trends            Cabinets for QC Lab                      $7,906.86
0001  9430098   Dorn & Hart Microedge          Microtome & Blade Holder                 $2,115.00
0001  9430100   Fisher Scientific              QC Scale                                 $1,136.87
0001  9430106   Fryer Company                  Prof. Projector Lens & Access.           $2,840.26
0001  9430109   Koehler Scale                  KWI Pallet Weight Truck                  $4,875.57
0001  9430110   Maintenance Equip. Co.         Floor Scrubber                           $5,294.74
0001  9430111   Nautica Dehumidifiers          Dehumidifiers                           $28,927.50
0001  9430112   Northside Forklift             Carriage Forks                             $616.00
0001  9430113   Northside Forklift             Carriage                                 $3,270.00
0001  9430114   Olsun Electrics Corp.          15 KVA Transformer                         $795.00
0001  9430117   Peabody Techtank               Welded Carbon Steel Tanks               $40,885.00
0001  9430118   Romac Supply                   Switchgear                              $34,625.00
0001  9430124   B & S Sheet Metal Fabricators  Regrind Box                                $144.00
0001  9430130   B & S Sheet Metal Fabricators  Hopper Gate                                $525.00
0001  9430133   B & S Sheet Metal Fabricators  Grinder Receiving Bin                    $1,992.00
0001  9430134   Cameron & Barkley Company      Pipe Threading Machine                   $3,668.10
0001  9430136   Fox Valley Metal               Conveyor & Platform Assy.                $4,100.00
0001  9430140   Prestige Sales Co., Inc.       Workbenches                              $1,433.58
0001  9430143   Cameron & Barkley              Machine Stand                              $586.12
0001  9430144   Grainger Equipment             Cabinets                                   $325.13
0001  9430145   LAI Maintenance                Lube Cart                                $1,460.00
0001  9430146   Prime Equipment                Scissor Lift                            $15,370.00
0002  9430001   AEC, Inc.                      Dryers & Accessories                       $960.00
0002  9430003   AEC, Inc.                      Dryers & Accessories                     $3,395.00
0002  9430005   AEC, Inc.                      Dryers & Accessories                     $5,215.00
0002  9430007   AEC, Inc.                      Dryers & Accessories                    $11,320.00
0002  9430011   Beringer                       Jet Cleaner                             $25,700.00
0002  9430013   Blades Mach.                   Grinder                                 $42,374.40
0002  9430016   David Standard                 Flatpak Extruder                       $745,700.00
0002  9430018   Davis Standard                 Extruder Installation                  $135,000.00

Location: Atlanta, GA

0002  9430020   Elkhart                        Raising Frame                           $24,549.00
0002  9430025   Fleetwood Systems              Conveyors                              $124,985.00
0002  9430026   Foremost                       Vacuum Assemblies                        $3,540.00
0002  9430028   Fox Valley Metal               Support Stands                             $210.00
0002  9430030   Fox Valley Metal               Operator's Platform                      $2,750.00
0002  9430032   Fox Valley Metal               Hoppers and Accessories                  $3,550.00
0002  9430034   Fox Valley Metal               Transformer Stand                        $5,400.00
0002  9430036   Fox Valley Metal               Hoppers and Accessories                  $9,246.00
0002  9430043   Hunkar                         Smart Box                                $9,101.50
0002  9430045   Ideal Tool                     Die Head Accessories                    $14,868.76
0002  9430047   Ideal Tool                     Die Head                               $141,193.64
0002  9430050   Olsun Electrics                Transformers                            $14,618.00
0002  9430051   Oulette Machinery              Palletizer                             $261,804.30
0002  9430053   Pacific Engineering            Vacuum Chmbr. & Accss.                      $43.25
0002  9430055   Pacific Engineering            Vacuum Chmbr. & Accss.                     $315.50
0002  9430057   Pacific Engineering            Vacuum Chmbr. & Accss.                   $1,900.15
0002  9430061   Pacific Engineering            Blenders                                $54,682.00
0002  9430066   Randolph                       Container Tester                        $50,406.00
0002  9430067   Signode                        Strappers                               $38,461.50
0002  9430069   Simplex Systems                Sampling Cabinet                           $965.00
0002  9430071   Simplex Systems                Conveyor Controls                        $5,182.00
0002  9430086   Simplex Systems                Extruder Controls                        $3,573.50
0002  9430088   Southeast Polymer Mach.        Take-off boxes                           $1,134.75
0002  9430091   All Phase Electric             112.5 KVA Transformer                    $2,187.84
0002  9430096   B&S Sheet Metal                Conveyor Chute                           $1,215.00
0002  9430103   Fox Valley Metal               Hopper Stands                            $1,947.50
0002  9430105   Fox Valley Metal               Hopper Extensions                        $1,960.00
0002  9430108   Kaman Industrial Tech          BBM Package                              $8,588.57
0002  9430115   Oullette Machinery             Palletizer Installation                 $11,215.00
0002  9430119   Scott Industrial Systems       Power Unit                               $4,300.00
0002  9430125   B & S Sheet Metal Fabricators  Drip Pans                                  $146.50
0002  9430128   B & S Sheet Metal Fabricators  Unloading Chute                            $270.00
0002  9430129   B & S Sheet Metal Fabricators  Conveyor Extension & Deflector             $418.00
0002  9430131   B & S Sheet Metal Fabricators  Conveyor Brackets                          $689.00
0002  9430132   B & S Sheet Metal Fabricators  Discharge Chutes                           $924.00
0002  9430135   Fox Valley Metal               Missed Bottle Detector                     $510.00
0002  9430137   Fox Valley Metal               Conveyor & Platform Assy.                $4,100.00
0002  9430139   McMaster Carr Supply           Crossover Bridge Assembly                $1,026.36
0002  9430141   Blades Machinery               Sound Enclosures & Silencers             $1,898.50
0003  9430002   AEC, Inc.                      Dryers & Accessories                       $960.00
0003  9430004   AEC, Inc.                      Dryers & Accessories                     $3,395.00
0003  9430006   AEC, Inc.                      Dryers & Accessories                     $5,215.00
0003  9430008   AEC, Inc.                      Dryers & Accessories                    $11,320.00
0003  9430012   Blades Mach.                   Grinder                                 $32,819.60
0003  9430017   Davis Standard                 Extruder Installation                   $71,810.00
0003  9430019   Davis Standard                 Flatpak Extruder                     $1,081,313.00
0003  9430023   Fleetwood Systems              Vacuum System                           $28,343.25
0003  9430024   Fleetwood Systems              Conveyors                               $70,955.00
0003  9430027   Foremost                       Vacuum Assemblies                        $3,540.00
0003  9430029   Fox Valley Metal               Support Stands                             $210.00
0003  9430031   Fox Valley Metal               Operator's Platform                      $2,750.00

Location: Atlanta, GA

0003  9430033   Fox Valley Metal               Hoppers and Accessories                  $3,550.00
0003  9430035   Fox Valley Metal               Transformer Stand                        $5,400.00
0003  9430037   Fox Valley Metal               Hoppers and Accessories                  $9,246.00
0003  9430038   Fox Valley Metal               Extruder Platform                       $10,300.00
0003  9430044   Hunkar                         Smart Box                                $9,101.50
0003  9430046   Ideal Tool                     Die Head Accessories                    $64,561.28
0003  9430048   Ideal Tool                     BBM                                    $532,139.47
0003  9430052   Oulette Machinery              Palletizer                             $293,771.50
0003  9430054   Pacific Engineering            Vacuum Chmbr. & Accss.                      $43.25
0003  9430056   Pacific Engineering            Vacuum Chmbr. & Accss.                     $315.50
0003  9430058   Pacific Engineering            Vacuum Chmbr. & Accss.                   $1,900.15
0003  9430062   Pacific Engineering            Blenders                                $54,682.00
0003  9430065   Randolph                       Container Tester                        $45,946.00
0003  9430068   Signode                        Strappers                               $38,461.50
0003  9430070   Simplex Systems                Sampling Cabinet                           $965.00
0003  9430072   Simplex Systems                Conveyor Controls                        $5,182.00
0003  9430076   Turnkey Eng                    Conveyor                                $13,450.00
0003  9430080   Fleetwood Systems              Air Bladders and Access.                 $2,208.00
0003  9430081   Fox Valley Metal               Flanges                                    $210.00
0003  9430082   Fox Valley Metal               Hoppers and Accessories                  $6,180.00
0003  9430087   Simplex Systems                Extruder Controls                        $3,573.50
0003  9430089   Southeast Polymer Mach.        Take-off boxes                           $1,134.75
0003  9430090   All Phase Electric             75 KVA Transformer                       $1,361.25
0003  9430092   Armin Tool & Mfg.              Hydra II Die Head                      $234,310.00
0003  9430094   B&S Sheet Metal                Air Conveyor Access Doors                  $288.00
0003  9430095   B&S Sheet Metal                Hopper Extensions                          $627.00
0003  9430097   Deublin                        Rotary Union                            $17,000.00
0003  9430099   Fast Heat                      Plate Heaters for Hydra II               $6,795.71
0003  9430101   Fleetwood Systems              Bottle Detector/Ejector                  $1,125.00
0003  9430102   Fox Valley Metal               Hopper Extensions                          $300.00
0003  9430104   Fox Valley Metal               Hopper Stands                            $1,947.50
0003  9430107   Hydra-Tech                     Filter System                            $2,825.80
0003  9430116   Oullette Machinery             Palletizer Installation                 $11,215.95
0003  9430120   Simplex System Controls        Extruder Table Elec. Control             $3,355.00
0003  9430121   South Bend Lathe, Inc.         Blast Cabinet                            $1,205.00
0003  9430122   Armin Tool & Mfg. Company      Hydra II Die Head Assemblies             $9,600.00
0003  9430123   B & S Sheet Metal Fabricators  Crossover Steps                            $130.00
0003  9430126   B & S Sheet Metal Fabricators  Drip Pans                                  $146.50
0003  9430127   B & S Sheet Metal Fabricators  Conveyor Floor Guards                      $233.00
0003  9430138   Fox Valley Metal               Conveyor & Platform Assy.                $4,100.00
0003  9430142   Blades Machinery               Sound Enclosures & Silencers             $1,898.50

                                                                               ==================
                                                                                    $5,060,609.72

                                                                      SCHEDULE A
                                                                      ----------

                       LIST OF MORTGAGED REAL PROPERTIES
                       ---------------------------------

1.  Santa Ana, California

2.  Fairfield, California

3.  Oil City, Pennsylvania

4.  Caguas, Puerto Rico